As filed with the Securities and Exchange Commission on September 3, 2004

Registration No. 333-116582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bombardier Recreational Products Inc.

(Exact name of Registrant as specified in its charter)

Canada	3790	98-0413395
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Canada	4186524 Canada Inc.	Not Applicable
Nova Scotia	BRP Nova Scotia ULC	98-0413396
Delaware	BRP US Inc.	37-1341308
Delaware	BRP Holdings (USA) Inc.	20-0460802
Delaware	BRP Holding LP	47-0935320
Delaware	BRP LLC	47-0935322
Barbados	BRP (Barbados) Inc.	Not Applicable
Luxembourg	BRP (Luxembourg) 1 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 2 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 3 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 4 S.ar.l.	Not Applicable
Luxembourg	BRP (Luxembourg) 5 S.ar.l.	Not Applicable
Mexico	BRP Mexico S.A. de C.V.	Not Applicable
Australia	BRP Australia Pty Ltd.	Not Applicable
Japan	BRP Japan Ltd.	Not Applicable

1061 Parent Street

Saint-Bruno, Québec

Canada J3V 6P1

(450) 461-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jennifer Millson

Bombardier Recreational Products Inc.

1061 Parent Street

Saint-Bruno, Québec

Canada J3V 6P1

(450) 461-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Joel F. Freedman, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(4)
8 3/8% Senior Subordinated Notes due 2013(3)	U.S.$200,000,000	100%	U.S.$200,000,000	U.S.$25,340

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated pursuant to Rule 457.
(3)	4186524 Canada Inc., BRP Nova Scotia ULC, BRP US Inc. BRP Holdings (USA) Inc., BRP Holding LP, BRP (Luxembourg) 1 S.ar.l., BRP (Luxembourg) 2 S.ar.l., BRP (Luxembourg) 3 S.ar.l., BRP (Luxembourg) 4 S.ar.l., BRP (Luxembourg) 5 S.ar.l., BRP Mexico S.A. de C.V., BRP Australia Pty Ltd., and BRP Japan Ltd., the subsidiary co-registrants, will guarantee, on an unconditional basis, the obligations of Bombardier Recreational Products Inc. under the 8 3/8% Senior Subordinated Notes.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statements filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                     , 2004

PRELIMINARY PROSPECTUS

[BRP LOGO]

Bombardier Recreational Products Inc.

Offer to Exchange

U.S.$200,000,000 principal amount of its 8 3/8% Senior Subordinated Notes Due 2013, which have been registered under the Securities Act, for any and all of its outstanding 8 3/8% Senior Subordinated Notes Due 2013.

We are offering to exchange all of our outstanding 8 3/8% senior subordinated notes due 2013, which we refer to as the old notes, for our registered 8 3/8% senior subordinated notes due 2013, which we refer to as the exchange notes, and together with the old notes, the notes. The terms of the exchange notes are identical to the terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933, as amended, and are therefore freely transferable. We will pay interest on the notes on June 15 and December 15 of each year, beginning December 15, 2004. The notes will mature on December 15, 2013.

We may redeem some or all of the notes at any time on or after December 15, 2008 at the redemption prices set forth in this prospectus. In addition, at any time before December 15, 2006, we may redeem up to 35% of the notes with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the notes remains outstanding. We may also redeem all of the notes at 100% of their principal amount plus accrued interest if at any time we become obligated to pay withholding taxes as a result of a change in law. Upon the occurrence of certain change of control events, we will be required to offer to purchase the notes.

We are also hereby offering to exchange the subsidiary guarantees of the old notes for subsidiary guarantees of the exchange notes, which are described herein.

The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended.

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

Investing in the notes involves risks that are described in the “ Risk Factors” section beginning on page 12.

Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2004

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealers as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days following the effective date of the registration statement, of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of any offer to buy securities in any jurisdiction to any person whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

SUMMARY

The following summary contains basic information about us and this offering. It likely does not contain all the information that is important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision.

As used in this prospectus, references to “we,” “us” and “our” refer to Bombardier Recreational Products Inc. and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires. Prior to the consummation of the Transactions on December 18, 2003, which are described below, we operated as the recreational products business of Bombardier Inc. within its operational and administrative infrastructure. Since that time we have operated as an independent company. In connection with the Transactions, we entered into certain arrangements with Bombardier, including a trademark license agreement and floorplan and other financing arrangements, each of which is more specifically described in “Certain Related Party Transactions—Arrangements with Bombardier” and “Description of Other Financing Arrangements.” All financial information reflecting our results of operations prior to December 18, 2003, including financial information provided as to our various business segments, constitutes results of operations of the recreational products business of Bombardier. See “Risk Factors—We may not effectively build the infrastructure previously provided to our business by Bombardier.”

We present our financial information in Canadian dollars. In this prospectus, all references to “U.S.$” refer to U.S. dollars and all references to “$” refer to Canadian dollars. References to “fiscal” refer to the results of operations for the 12-month period ending January 31 of the applicable year. In some cases, for ease of comparison purposes, data for the period of December 19, 2003 to January 31, 2004 has been added to data for the period from February 1, 2003 to December 18, 2003 to arrive at a 12-month combined period ended January 31, 2004. This period may be referred to herein as the combined year ended January 31, 2004. Unless otherwise noted, “EBITDA” and other financial terms have the meanings set forth under “—Summary Historical and Pro Forma Consolidated Financial Data.”

Our Company

We are a leading designer, manufacturer and distributor of motorized recreational products worldwide. Our business consists of a diversified portfolio of products with industry leading and improving market shares. We have a number one market share position in the primary markets of each of our core products: snowmobiles (the Ski-Doo and Lynx brands), personal watercraft (the Sea-Doo brand), and sport boats (the Sea-Doo brand). In 2001, we also entered the market for outboard engines, by acquiring the Johnson and Evinrude brands from Outboard Marine Corporation (which brands have the highest installed base of outboard engines in North America) and for all terrain vehicles, or ATVs, by launching our own product line. Due to our market leading positions, our products have a large base of customers who currently use our products, which installed base generates repeat business from our customers and supports a recurring stream of revenue from related parts, accessories and clothing sales. Our products are distributed worldwide through approximately 1,500 power sports dealers, 2,000 marine dealers and 105 other distributors.

On July 23, 2004, our board of directors approved the sale of our utility vehicles segment. The transaction was completed on August 30, 2004 and the utility vehicles segment was sold for net proceeds of approximately $40 million, subject to a purchase price adjustment based on working capital amounts at the closing date. The sale of the utility vehicles segment is in line with our strategic focus, which is designed to maximize the synergies between our various products and manufacturing facilities. The sale of the utility vehicles segment will not have a significant impact on our results of operations and financial position. For the combined year ended January 31, 2004, revenues from the utility vehicles segment represented 3.3% of our combined revenues and segment operating profit represented 4.6% of our combined segment operating profit.

Our Businesses

Power Sports Segment

Our power sports segment includes our snowmobile, personal watercraft, ATV, sport boat and small engine businesses, including any related parts, accessories and clothing operations. During the combined year ended January 31, 2004, our power sports division generated revenues of approximately $1,866.8 million.

Snowmobiles. Our founder introduced the first modern day snowmobile in 1959. We currently produce a full line of products marketed under the Ski-Doo brand name in North America and Europe and the Lynx brand name in Europe. Our products have been recognized with industry awards for many years, including “2004 Snowmobile of the Year” from Snow Goer Magazine and “Real World Sled of the Year” by SnowTrax Television in 2004. Our distribution network consists of approximately 800 dealers in North America, approximately 70% of which we believe exclusively sell our products. Due to our more than 40-year presence in the industry and our market leadership, we have a large installed base of snowmobiles. Through the sale of related parts, accessories and clothing, this installed base generates a recurring stream of revenues.

Personal Watercraft. We introduced the first personal watercraft in 1968. We currently produce a full line of personal watercraft marketed under the Sea-Doo brand name. Our products have been recognized with industry awards for many years, including “2004 Editor’s Choice in the Musclecraft Class” from Watercraft World Magazine for our Sea-Doo RXP. Our distribution network consists of approximately 850 dealers in North America, of which 750 are in the U.S. and approximately 55% of which we believe exclusively sell our products. As a result of our history of market leadership, we have a large installed base of personal watercraft that generates a recurring stream of revenues from the sale of related parts, accessories and clothing.

All-terrain Vehicles. The first 3-wheel ATV product was introduced in North America in 1971, and the modern 4-wheel ATV was introduced during the late 1980s. We began producing a limited line of ATVs in 1998 to leverage our manufacturing facilities, technology and dealer network. Since that time, we have been expanding our ATV product lines to cover most key market segments, including the utility and recreational segments of the market. Our products have been recognized with industry awards, including “2004 Innovation of the Year” from ATV Guide for the Outlander MAX. Our distribution network consists of approximately 1,150 dealers in North America, approximately 50% of which we believe exclusively sell our products.

Sport Boats. We entered the recreational boating industry in 1994 as an extension of our already successful personal watercraft business. Our model year 2004 line-up is composed of nine platforms and twelve different models of sport boats marketed under the Sea-Doo brand name, which address sport performance and all-purpose recreational needs of consumers in the sport boat segment of the recreational boating industry. Sport boats represent a specific niche in the market, representing motorized boats that utilize jet-power rather than conventional propeller propulsion.

Small Engines. We manufacture small engines for a broad array of vehicles and equipment under the Rotax brand name. These engines are used in our Ski-Doo and Lynx snowmobiles, our Sea-Doo personal watercraft, our ATVs, as well as in other manufacturers’ motorcycles, scooters, karts and small and ultra-light aircraft.

Marine Engines Segment

In March 2001, we acquired most of the engine manufacturing assets of Outboard Marine Corporation, or Outboard Marine. The assets we acquired included the Johnson and Evinrude outboard engine brands and a direct-injection technology, which allows 2-stroke engines to meet stricter emission standards. Our marine engine segment currently sells all three principal engine types, 2-stroke carbureted engines, 2-stroke direct injection engines and 4-stroke engines. Evinrude direct injection engines received “Highest in Customer Satisfaction for two-stroke engines” from J.D. Power & Associates in 2003 for engines produced in 2002 and early 2003, including our first full year of ownership. In addition, our new Evinrude E-TEC technology won the 2003 “Innovation Award” from the National Marine Manufacturer Association, as well as the 2003 “Editor’s Choice” award from Motorboating magazine. Due to the long history of the Johnson and Evinrude brands, we have a large installed base, estimated to be 40% of all installed outboard engines in the U.S. in 2003. During the combined year ended January 31, 2004, our marine engines segment generated revenues of approximately $542.3 million.

Related Parts and Accessories

We provide parts, accessories and clothing related to our products. The parts we sell include consumables (e.g., oil), wearable components (e.g., spark plugs and transmission belts) and replacement parts (e.g., pistons and windshields), while the accessories we sell include products that enhance or modify vehicle functionality (e.g., second passenger seats, colored covers and racks). Of the parts and accessories we sell, many are components, gauges and other parts which are not provided by another vendor. We also sell clothing, mainly in connection with our snowmobile and personal watercraft products, which reflects our brands and is designed with colors and logos to match our products.

Our Competitive Strengths

Diversified Portfolio of Leading Market Positions. We have become a global leader in recreational motorized products and we believe we have developed some of the most recognized and respected brands in our industries. We have been providing our customers motorized recreational products for over 40 years, resulting in the development of a strong portfolio of quality brands that have achieved market leadership positions.

Market Share Momentum in all Businesses. Despite our leading market position in several of our businesses, we have continued to gain market share from competitors in each of our main businesses. In the snowmobile business, our share of the North American market has grown from 29% in model year 2000 to 37% in model year 2004, while in Europe, we believe our market share has increased from 40% to 47% during the same period. In personal watercraft, our North American market share increased from 42% in model year 2000 to 47% in model year 2003. We have increased our market share in our newer ATV and outboard engines businesses as well. We believe the gains in market share reflect our focus on product innovation and the success of new technologies such as the REV platform in snowmobiles, the GTX 4-TEC model in personal watercraft and the E-TEC direct injection outboard engines.

Expertise in Innovative Product Development. We believe we have a history of innovation, beginning with the invention of the snow utility vehicle in 1945, followed by the invention of the modern-day snowmobile in 1959 and the creation of the personal watercraft in 1968. We believe we have demonstrated expertise in developing new products with the introduction of the first all-terrain vehicle specifically designed for two riders, a new generation of 2-stroke direct injection technology for outboard engines, and a platform for snowmobiles designed to provide a smoother ride and improved maneuverability.

Strong and Extensive Dealer Network and Relationships. We believe that our market position is strengthened by our extensive distribution network consisting of approximately 1,500 power sports dealers, 2,000 marine dealers and 105 other distributors. We also have a strategic alliance with Deere & Company to manufacture John Deere branded ATVs which are sold through Deere & Company’s dealer network in North America. Also, through this strategic alliance, Deere & Company is manufacturing a Bombardier private label side-by-side vehicle that we sell through our dealer network in North America.

High Quality and Diverse Product Offering. Our commitment to product development has been recognized by both consumers and the industries in which we compete. Ski-Doo was recently selected as “Snowmobile of the Year” by Snow Goer Magazine in 2004 and “Real World Sled of the Year” by SnowTrax Television in 2004. Sea-Doo personal watercraft has received similar distinction, being named 2004 “Editor’s Choice in the

Musclecraft Class” by Watercraft World Magazine. Our Outlander MAX ATV has been awarded “Innovation of the Year” by ATV Guide in 2004 while our Evinrude E-TEC direct injection engine received the “Innovation Award” from the National Marine Manufacturer Association in 2003. We believe the wide range of products we offer allows us to target many different markets effectively. In addition, this diverse base of products allows us to take advantage of the seasonal trends in our businesses.

Experienced Management Team with Strong Track Record. We have an experienced management team that has demonstrated its ability to grow revenue and increase market share while maintaining a corporate culture that is committed to offering our customers an exciting recreational experience. Our chairman, Laurent Beaudoin, has over 40 years experience with Bombardier Inc. Our other senior managers have an average of ten years of service with us. Their ability to identify new opportunities and identify new innovative product offerings enables us to remain a leader in the markets in which we compete.

Our History

The recreational products division of Bombardier Inc. was the founding business on which that company expanded into a world leader in transportation products. In 1937, Joseph Armand Bombardier developed a vehicle with steerable skis in front of a set of tracks that could travel across snow. Bombardier Inc. was founded in 1942 to manufacture this tracked vehicle and later produced what became the modern snowmobile. The first Ski-Doo snowmobile was launched in 1959. Thereafter, the recreational products division was expanded to other recreational motorized products, including the Sea-Doo personal watercraft in 1968, Sea-Doo sport boat in 1994, and ATV in 1998. Bombardier also made key acquisitions which complemented its recreational product business, including the acquisition of an Austrian company which manufactured Rotax engines in 1970, the acquisition of the Lynx brand snowmobile in 1988 and the acquisition of the Johnson and Evinrude brands and related assets in 2001.

The Transactions

On December 2, 2003, we entered into a purchase agreement with Bombardier Inc., whom we sometimes refer to in this prospectus as the seller or Bombardier, pursuant to which we purchased Bombardier’s recreational products business for a purchase price of approximately $960.0 million (comprised of $910.0 million in cash and $50.0 million face amount of redeemable preferred shares of our parent), subject to adjustment in accordance with the terms of the purchase agreement. The acquisition was primarily financed by (i) a cash common equity investment by an investor group led by affiliates of Bain Capital, Beaudier Group and Caisse de dépôt et placement du Québec, whom we collectively refer to as our Sponsors, and management of $310.0 million; (ii) the borrowing by us of an aggregate U.S.$280.0 million (approximately $372.2 million on the closing date) under our senior secured credit facility; and (iii) the issuance of an aggregate U.S.$200.0 million (approximately $265.8 million on the closing date) in the old notes. The acquisition and related financing transactions closed on December 18, 2003, immediately following the issuance of the old notes and the closing of our senior secured credit facility. The acquisition and the related financing transactions, including the issuance of the old notes and the payment of all related fees and expenses, are collectively referred to in this prospectus as the Transactions.

Corporate Information

We are a corporation organized under the laws of Canada. Our principal executive offices are located at 1061 Parent Street, Saint-Bruno, Québec, Canada J3V 6P1 and our telephone number is (450) 461-7700.

The Exchange Offer

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Exchange Notes.”

Issuer	Bombardier Recreational Products Inc., a corporation organized under the laws of Canada.

Notes offered	U.S.$200,000,000 aggregate principal amount of 8 3/8% senior subordinated notes due 2013.

Maturity	December 15, 2013.

Interest payment dates	June 15 and December 15, beginning December 15, 2004. Interest on the exchange notes will accrue from June 15, 2004, the last interest payment date for the old notes.

Guarantees

The notes will be guaranteed on a full and unconditional, unsecured senior subordinated basis by all of our existing and future subsidiaries that guarantee our obligations and the obligations of our restricted subsidiaries under our senior secured credit facility. See “Description of the Exchange Notes—Brief Description of the Exchange Notes and the Subsidiary Guarantees—The Subsidiary Guarantees.”

Ranking	The notes will be our unsecured senior subordinated obligations and will:

•	rank junior to all of our existing and future senior debt, which will include debt under our senior secured credit facility;

•	rank equally with our existing and future senior subordinated debt;

•	rank senior to all of our existing and future subordinated debt; and

•	be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including debt under our senior secured credit facility.

Similarly, the guarantees by our subsidiaries will:

•	rank junior to all of the existing and future senior debt of such subsidiaries, which will include the subsidiary guarantees under our senior secured credit facility;

•	rank equally with the existing and future senior subordinated obligations of such subsidiaries;

•	rank senior to all of the existing and future subordinated debt of such subsidiaries; and

•	be effectively subordinated to all of the existing and future secured obligations of such subsidiaries to the extent of the value of the assets securing such obligations, including the subsidiary guarantees under our senior secured credit facility.

As of January 31, 2004, we and our subsidiaries had approximately $371.4 million of senior debt outstanding to which the exchange notes would have been subordinated. In addition, the exchange notes and subsidiary guarantees will be effectively subordinated to all intercompany debt of non-guarantor subsidiaries pledged to our lenders pursuant to our senior secured credit facility. See “Description of the Exchange Notes—Subordination.”

Optional redemption

We may redeem some or all of the exchange notes, at any time on or after December 15, 2008 at the redemption prices described in this prospectus. See “Description of the Exchange Notes—Optional Redemption.”

We may also redeem the exchange notes as a whole but not in part at any time at 100% of the principal amount of the exchange notes plus accrued interest to the date of redemption in the event of changes affecting withholding taxes that would require us to pay “additional amounts” to holders of the exchange notes. See “Description of the Exchange Notes—Tax Redemption” and “—Additional Amounts.”

At any time prior to December 15, 2008, we may redeem the exchange notes upon a change of control at a price equal to 100% of the principal amount of the exchange notes plus the applicable premium. See “Description of the Exchange Notes—Optional Redemption.”

Equity offering optional redemption

At any time before December 15, 2006, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the exchange notes remains outstanding after such redemption.

Change of control

Upon the occurrence of certain change of control events unless we give a notice to redeem the exchange notes as described above, we will be required to make an offer to purchase all the notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued interest.

Asset sales

If we sell assets under certain circumstances, we will be required to make an offer to purchase the exchange notes with excess proceeds from the sale of assets. See “Description of the Exchange Notes—Asset Sales.”

Covenants	The indenture governing the exchange notes contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

•	incur additional debt and issue or sell preferred stock,

•	pay dividends on, redeem or repurchase our capital stock,

•	make investments,

•	create certain liens,

•	sell assets,

•	in the case of our restricted subsidiaries, incur obligations that restrict their ability to make dividend or other payments to us,

•	in the case of our subsidiaries, guarantee or secure debt,

•	engage in transactions with affiliates,

•	create unrestricted subsidiaries, and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications. See “Risk Factors—Risks Related to the Exchange Notes” and “Description of the Exchange Notes.”

Additional amounts

Any payments made by us with respect to the exchange notes will be made without withholding or deduction for taxes unless required by law. If we are required by law to withhold or deduct for taxes with respect to a payment to the holders of exchange notes, we will pay the additional amount necessary so that the net amount received by the holders of exchange notes (other than certain excluded holders) after the withholding is not less than the amount that they would have received in the absence of the withholding. See “Description of the Exchange Notes—Additional Amounts.”

Transfer restrictions

The exchange notes have not been registered under the Securities Act or any state securities laws and have not been qualified for sale under the securities laws of Canada or any province or territory of Canada. Accordingly, unless the exchange notes are registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, and the securities laws of Canada or any province or territory of Canada.

No established market for the notes

The exchange notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the exchange notes, to be listed on any securities exchange or to arrange for any quotation system to quote them. The exchange notes will be eligible for trading in The PORTAL® Market. The initial purchasers of the notes have advised us that they intend to make a market for the exchange notes, but they are not obligated to do so. The initial purchasers may discontinue any market-making in the exchange notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the notes or the exchange notes.

Tax consequences

For a discussion of certain U.S. and Canadian federal income tax consequences of an investment in the notes, see “Certain Tax Considerations.” You should consult your own tax advisor to determine the U.S., Canadian, federal, state, provincial, territorial, local and other tax consequences of an investment in the exchange notes with respect to your individual circumstances.

See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Summary Historical and Pro Forma Consolidated Financial Data

Our predecessor for the period from February 1, 1999 to December 18, 2003 is the recreational products business of Bombardier. We completed the Transactions as of December 18, 2003, and as a result of adjustments to the carrying value of assets and liabilities pursuant to the acquisition of the recreational products business that was part of the Transactions, the financial position and results of operations for periods subsequent to the Transactions may not be comparable to those of our predecessor company.

The summary historical financial data as at and for the year ended January 31, 2000 is derived from the unaudited financial statements of our predecessor company not included in this prospectus, and as at January 31, 2001 and 2002 and for the year ended January 31, 2001, is derived from the audited financial statements of our predecessor company not included in this prospectus. The summary historical financial data as at January 31, 2003 and December 18, 2003, and for each of the years in the two-year period ended January 31, 2003, and the period from February 1, 2003 to December 18, 2003 is derived from the audited financial statements of our predecessor company, which are included elsewhere in this prospectus together with the auditors’ report thereon. The summary historical consolidated financial data as at January 31, 2004 and for the period from December 19, 2003 to January 31, 2004 is derived from our audited consolidated financial statements, which are included elsewhere in this prospectus with the auditor’s report thereon. Data for the period from February 1, 2003 to December 18, 2003 has been added to data for the period from December 19, 2003 to January 31, 2004 to arrive at a combined twelve-month period ended January 31, 2004. Summary historical financial data as at and for the three-month period ended April 30, 2004 and for our predecessor’s three-month period ended April 30, 2003, have been derived from our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

The following summary pro forma consolidated financial data for the twelve-month period ended January 31, 2004 gives effect, in the manner described under “Unaudited Pro Forma Consolidated Financial Data” and the notes thereto, to the Transactions, as if they occurred as of February 1, 2003. The unaudited pro forma consolidated financial data also gives effect to the disposal of the utility vehicles segment as if the disposal had occurred on February 1, 2003 and therefore the results of operations of the utility vehicles segment for the pro forma twelve months ended January 31, 2004 have been removed. The unaudited pro forma consolidated statement of income data does not purport to represent what our results of operations would have been if the Transactions had occurred as of the date indicated or what such results will be for future periods. Given that the balance sheet as at January 31, 2004 includes the effect of the Transactions, no pro forma consolidated balance sheet data is presented.

The summary pro forma interim consolidated data for the three-month period ended April 30, 2004 gives effect, in the manner described under “Unaudited Pro Forma Consolidated Financial Data” and the notes thereto, of the disposal of the utility vehicles segment as if the disposal had occurred on February 1, 2004. The unaudited pro forma interim consolidated balance sheet and statement of operations do not purport to represent what our results of operations would have been if the disposal had occurred as of the date indicated or what such results will be for future periods.

You should read the information contained in this table in conjunction with “Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited financial statements and the accompanying notes thereto of our predecessor company included elsewhere in this prospectus, and our audited consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. The audited financial statements were prepared in accordance with Canadian GAAP, which differs in certain significant respects from U.S. GAAP. These differences are described in Note 22 and Note 26 to the audited financial statements of our predecessor company and our audited consolidated financial statements, respectively, included elsewhere in this prospectus.

	Predecessor										Successor				Predecessor	Successor
	Fiscal Year Ended January 31,								For the Period February 1, 2003 to December 18, 2003		For the Period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004		Pro Forma Twelve Months Ended January 31, 2004	Three Months Ended April 30, 2003	Three Months Ended April 30, 2004	Pro Forma Three Months Ended April 30, 2004
	2000		2001		2002		2003
	($ in millions, except ratios)
Canadian GAAP
Statement of Income Data:
Revenues
Power sports	$1,345.7		$1,558.8		$1,638.8		$1,819.9		$1,593.1		$273.7	$1,866.8		$1,866.8	$378.8	$479.5	$479.5
Marine Engines(a)	—		—		289.4		563.5		482.5		59.8	542.3		542.3	129.1	143.6	143.6
Utility Vehicles	112.0		112.4		91.8		92.9		71.5		11.5	83.0		—	7.9	7.8	—

Total revenues(b)	1,457.7		1,671.2		2,020.0		2,476.3		2,147.1		345.0	2,492.1		2,409.1	515.8	630.9	623.1
Cost of sales	1,187.7		1,284.5		1,560.5		1,913.3		1,738.3		318.5	2,056.8		1,972.7	433.2	540.8	534.2

Gross profit	270.0		386.7		459.5		563.0		408.8		26.5	435.3		436.4	82.6	90.1	88.9
Operating expenses
Selling and marketing	90.5		97.8		136.4		166.3		147.2		18.6	165.8		161.4	45.4	40.5	39.3
Research and development	71.1		74.1		100.4		106.3		97.2		13.3	110.5		106.9	29.4	30.4	29.6
General and administrative	72.0		106.1		128.3		120.6		115.7		7.9	123.6		123.8	32.1	31.3	30.3

Total operating expenses	233.6		278.0		365.1		393.2		360.1		39.8	399.9		392.1	106.9	102.2	99.2

Operating profit (loss)	36.4		108.7		94.4		169.8		48.7		(13.3)	35.4		44.3	(24.3)	(12.1)	(10.3)
Interest expense (income) and other	2.8		(0.4)		4.1		4.9		3.2		6.4	9.6		49.4	1.0	12.2	12.2
Accretion in carrying value of redeemable preferred shares	—		—		—		—		—		0.5	0.5		4.0	—	1.0	1.0
Net loss on derivative financial instruments	—		—		—		—		—		4.5	4.5		4.5	—	—	—
Unrealized foreign exchange loss on long-term debt	—		—		—		—		—		(1.3)	(1.3)		(1.3)	—	21.2	21.2

Income (loss) before income taxes	33.6		109.1		90.3		164.9		45.5		(23.4)	22.1		(12.3)	(25.3)	(46.5)	(44.7)
Income tax expense (recovery)	10.3		34.6		23.7		50.1		15.3		(5.9)	9.4		(0.8)	(8.8)	(10.8)	(10.1)

Net income (loss)	$23.3		$74.5		$66.6		$114.8		$30.2		$(17.5)	$12.7		$(11.5)	$(16.5)	$(35.7)	$(34.6)

Other Operating Data:
EBITDA(c)	$99.5		$171.2		$164.2		$267.2		$140.3		$(2.4)	$137.9		$153.6	$2.2	$(3.0)	$(1.3)
Depreciation and amortization	63.1		62.5		69.8		97.4		91.6		14.1	105.7		112.5	26.5	30.3	30.2
Additions to property, plant and equipment	45.9		62.9		194.7		97.7		73.8		21.0	94.8			17.0	8.7	8.6
Ratio of earnings to fixed charges(d)	4.5	x	18.6	x	8.5	x	12.8	x	4.8	x	—	2.1	x	—		—	—

Balance Sheet Data (at end of period):
Cash	$21.4		$11.1		$17.0		$28.7		$140.2		$196.2					152.5	152.5
Working capital(e)	(39.3)		(56.5)		(289.0)		(287.3)		166.9		225.3					231.0	211.9
Total assets(f)	615.1		693.4		1,127.7		1,134.9		1,328.5		1,795.6					1,736.1	1,716.1
Total long-term debt	22.4		9.0		5.9		3.5		3.9		640.0					661.4	661.4
Redeemable preferred shares	—		—		—		—		—		43.2					44.2	44.2
Share capital	—		—		—		—		—		304.5					311.0	311.0
Total net equity	173.6		142.3		178.1		170.2		577.8		289.0					260.3	261.4

U.S. GAAP
Statement of Income Data:
Net income (loss)					$53.4		$132.8		$37.8		$(23.7)	$14.1		$(6.6)	$0.5	$(33.9)	$(32.8)

Other Operating Data:
EBITDA(c) (g)					$142.6		$290.8		$148.7		$(11.7)	$137.0		$152.7	$26.7	$(3.0)	$(1.3)
Ratio of earnings to fixed charges(d)					6.9	x	14.7	x	5.8	x	—	2.3	x	—

Balance Sheet Data (at end of period):
Total assets					$1,129.0		$1,152.0		$1,357.0		$1,788.9					$1,719.3	$1,705
Total long-term debt					13.7		12.5		12.5		640.0					661.4	661.4
Total net equity(h)					136.4		130.5		531.2		282.3					230.0	231.1

(a)	Revenues for the Marine Engines segment for the years ended January 31, 2000 and 2001 are not included as such results occurred prior to our predecessor’s acquisition of assets of the outboard engine business of Outboard Marine Corporation.
(b)	Effective February 1, 2002, our predecessor prospectively adopted, for sales promotions and incentive programs, the requirements of EITF Issue 01-09. Under the new method, we generally provide for estimated sales promotion and incentive expenses at the later of revenue recognition or the announcement of sales promotion and incentive programs. Prior to the year ended January 31, 2003, these sales promotions and incentive programs were provided for at the time that management determined that the sales promotions and incentives were necessary, which was generally before the announcement to customers.
(c)	EBITDA represents net income (loss) plus income tax expense (recovery), interest expense (income) including amortization of deferred financing costs, accretion in carrying value of redeemable preferred shares (which is considered interest expense under Canadian GAAP), and depreciation and amortization. We present EBITDA because we believe it provides useful information about our ability to service and incur debt. EBITDA is not an alternative to net income nor does it represent cash flow from operations as defined by either Canadian GAAP or U.S. GAAP, collectively, GAAP, and we do not suggest that you consider it is an indicator of operating performance or an alternative to operating cash flow or net income (as measured by GAAP) or as a measure of liquidity. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Furthermore, since EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies. The following table represents a reconciliation from net income (a GAAP measure) to EBITDA:

	Predecessor					Successor			Predecessor	Successor
	Fiscal Year Ended January 31,				For the period February 1, 2003 to December 18, 2003	For the period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004	Pro Forma Twelve Months Ended January 31, 2004	Three Months Ended April 30, 2003	Three Months Ended April 30, 2004	Pro Forma Three Months Ended April 30, 2004
	2000	2001	2002	2003
	($ in millions)
EBITDA
Net income (loss)	$23.3	$74.5	$66.6	$114.8	$30.2	$(17.5)	$12.7	$(11.5)	$(16.5)	$(35.7)	$(34.6)
Interest expense (income) and other	2.8	(0.4)	4.1	4.9	3.2	6.4	9.6	49.4	1.0	12.2	12.2
Accretion in carrying value of preferred shares	—	—	—	—	—	0.5	0.5	4.0	—	1.0	1.0
Income tax expense (recovery)	10.3	34.6	23.7	50.1	15.3	(5.9)	9.4	(0.8)	(8.8)	(10.8)	(10.1)
Depreciation and amortization	63.1	62.5	69.8	97.4	91.6	14.1	105.7	112.5	26.5	30.3	30.2

EBITDA	$99.5	$171.2	$164.2	$267.2	$140.3	$(2.4)	$137.9	$153.6	$2.2	$(3.0)	$(1.3)

(d)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income tax expense plus fixed charges. Fixed charges consist of total interest expense, amortization of deferred financing costs, accretion in carrying value of preferred shares and a one-third portion of operating lease expenses that management believes is representative of the interest component of rent pursuant to our operating leases. For U.S. GAAP purposes, the accretion in carrying value of redeemable preferred shares in the amount of $0.5 million, for the period from December 19, 2003 to January 31, 2004 and $1.0 million for the three-month period ended April 30, 2004 and pro forma three- month period ended April 30, 2004, are not included in fixed charges. The ratio (under Canadian GAAP) was not presented for the period of December 19, 2003 to January 31, 2004 and pro forma twelve months ended January 31, 2004 as earnings were insufficient to cover fixed charges by $23.4 million and $12.3 million, respectively. The ratio (under Canadian GAAP) was not presented for the three-month period ended April 30, 2004 and pro forma three-month period ended April 30, 2004 as earnings were insufficient to cover fixed charges by $46.5 million and $44.7 million, respectively. The ratio (under U.S. GAAP) was not presented for the period of December 19, 2003 to January 31, 2004 and pro forma twelve months ended January 31, 2004, as earnings were insufficient to cover fixed charges by $31.9 million and $9.9 million, respectively. The ratio (under US GAAP) was not presented for the three month period ended April 30, 2004 and pro forma three-month period ended April 30, 2004 as earnings were insufficient to cover fixed charges by $44.4 million and $42.6 million, respectively. The ratio for the pro forma twelve months ended January 31, 2004 is a supplemental pro forma ratio to give effect to the Transactions as reflected in the Unaudited Pro Forma Consolidated Statement of Income included elsewhere in this prospectus.
(e)	Represents total current assets less total current liabilities.
(f)	Total assets as of January 31, 2000 and 2001 do not include the acquisition of assets of the outboard engine business of Outboard Marine Corporation which was consummated in 2002.

(g)	The following is a reconciliation of EBITDA from Canadian GAAP to U.S. GAAP:

	Predecessor			Successor			Predecessor	Successor
	Fiscal Year Ended January 31,		For the Period February 1, 2003 to December 18, 2003	For the Period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004	Pro Forma Twelve Months Ended January 31, 2004	Three Months Ended April 30, 2003	Three Months Ended April 30, 2004	Pro Forma Three Months Ended April 30, 2004
	2002	2003
	($ in millions)
EBITDA (Canadian GAAP)	$164.2	$267.2	$140.3	$(2.4)	$137.9	$153.6	$2.2	$(3.0)	$(1.3)
Adjustments (i):
Development costs capitalized	(9.5)	(8.6)	(4.7)	(9.3)	(14.0)	(14.0)	(1.6)	—	—
Pension expense	(0.5)	(0.9)	(0.4)	—	(0.4)	(0.4)	(0.1)	—	—
Software costs capitalized	1.5	1.4	1.2	—	1.2	1.2	0.3	—	—
Unrealized gains/losses on foreign exchange contracts	(13.1)	31.7	12.3	—	12.3	12.3	25.9	—	—

EBITDA (U.S. GAAP) (ii)	$142.6	$290.8	$148.7	$(11.7)	$137.0	$152.7	$26.7	$(3.0)	$(1.3)

(i)	See Note 22, Note 26 and Note 14 to the audited financial statements of our predecessor company, our audited consolidated financial statements and our interim consolidated financial statements, respectively, included elsewhere in this prospectus.
(ii)	EBITDA includes $9.1 million, $13.8 million, $11.3 million, $0.4 million, $11.7 million and $11.7 million of research and development tax credits for the fiscal years ended January 31, 2002 and 2003, the period from February 1, 2003 to December 18, 2003, the period from December 19, 2003 to January 31, 2004, the combined year ended January 31, 2004 and the pro forma twelve months ended January 31, 2004, respectively, which we include as a reduction in our research and development expenses, as opposed to a reduction in our income tax expense. For the three month period ended April 30, 2004 and 2003 and pro forma three month period ended April 30, 2004 EBITDA includes $1.5 million, $2.7 million and $1.5 million of research and development tax credits which we include as a reduction in our research and development expense, as opposed to a reduction in our income tax expense.
(h)	Total net equity under U.S. GAAP includes other accumulated comprehensive income (loss) of $(12.3) million, $(10.3) million, $(15.2) million, $2.0 million, $(22.6) million and $(22.6) million as of January 31, 2002 and 2003, December 18, 2003, January 31, 2004, April 30, 2004 and pro forma April 30, 2004.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Any of the following risks could materially and adversely affect our financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Businesses

We have a significant amount of debt, which we might not be able to service and which contain covenants that limit our activities.

As a result of our issuance of the old notes and borrowings under our senior secured credit facility, we have substantial debt. As of January 31, 2004, we and our subsidiaries had approximately $371.4 million (U.S.$280.0 million) of senior debt outstanding and approximately $265.3 million (U.S.$200.0 million) of senior subordinated debt outstanding. In addition, subject to restrictions in the indenture governing the notes and our senior secured credit facility, we may incur additional debt. This level of debt could have significant consequences to you, including:

•	we must use a substantial portion of our cash flow from operations to pay interest and principal on the notes, loans under our senior secured credit facility and other indebtedness, which will reduce the funds available to us for other purposes such as potential acquisitions and capital expenditures;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we are exposed to fluctuations in interest rates, because our senior secured credit facility will have a variable rate of interest;

•	we have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

•	we are more vulnerable to general economic downturns and adverse developments in our business.

Our ability to repay or refinance our debt will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control.

We expect to obtain money to pay our expenses and to pay the principal and interest on the exchange notes, our senior secured credit facility and other debt from cash flow from our operations. Our ability to meet our expenses depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements, including our credit facilities and the indenture, may restrict us from pursuing any of these alternatives. The failure to generate sufficient cash flow or to achieve such alternative could significantly adversely affect the value of the notes.

The indenture for the notes and our senior secured credit facility impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture relating to the notes and our senior secured credit facility contain, and future debt instruments to which we may become subject may contain, debt covenants that limit our ability to engage in activities that could otherwise benefit our company, including restrictions on our ability to:

•	incur, assume or permit to exist additional indebtedness or contingent obligations;

•	incur liens and engage in sale and leaseback transactions;

•	make capital expenditures;

•	make loans and investments;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness including the exchange notes;

•	amend or otherwise alter the terms of our indebtedness including the exchange notes;

•	sell assets;

•	transact with affiliates; and

•	alter the business that we conduct.

Our senior secured credit facility also includes financial covenants, including requirements that we maintain a maximum total leverage ratio, a minimum fixed charge coverage ratio and a minimum interest coverage ratio. Our ability to comply with these covenants is dependent on our future performance which will be subject to many factors, some of which are beyond our control, including prevailing economic and weather conditions. A failure to comply with these covenants could result in a default under our senior secured credit facility, which could permit the lenders to accelerate such debt. If any of our debt is accelerated, we may not have sufficient funds available to repay such debt, in which case, our lenders could proceed against any collateral securing that debt. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs to pursue available business opportunities.

We operate in highly competitive industries, which may adversely affect our results of operations or our ability to expand our businesses.

All of the industries in which we operate are highly competitive and we have a number of significant competitors in each of our markets. Some of our competitors are more diversified and have financial and marketing resources which are substantially greater than ours. To continue to remain competitive, we will need to develop new, and improve our existing, products. The mature nature of our markets means that actions by our competitors to reduce their costs, lower their prices or introduce innovative products could hurt our sales or profits. We may not be able to maintain our competitive position within our markets.

If we are unable to develop new products or improve upon our existing products on a timely basis, our future profitability could be negatively affected.

We believe that our future success depends, in part, on our ability to develop on a timely basis new technologically advanced products or improve upon our existing products in innovative ways that meet or exceed appropriate industry standards. Maintaining our market position will require us to continue to invest in research and development and sales and marketing. Industry standards, customer expectations or other products may emerge that could render one or more of our products less desirable. We may not have sufficient resources to make necessary investments or we may be unable to make the technological advances necessary to develop new products or improve our existing products to maintain our market position.

If we are unable to protect our intellectual property rights or further develop our existing technologies, brands and marks or develop new technologies, brands and marks, our competitive position may be harmed.

We rely on a combination of patent, trade secret and trademark laws to protect certain aspects of our business. We have registered trademarks, copyrights and patents and other trademark and patent registrations pending in the United States and abroad. However, we have selectively pursued patent and trademark protection in Europe, Canada, and the United States, and in some instances we have not perfected important patent and trademark rights in these and other countries. The failure to obtain worldwide patent protection may result in other companies copying and marketing products based upon our protected technologies outside our protected markets. This could impede our growth in existing markets and into new markets, and result in a greater supply of similar products that could erode our pricing power.

Our well-established brands and branded products include Ski-Doo snowmobiles, Sea-Doo personal watercraft and sport boats and Johnson and Evinrude outboard engines. We believe that these trademarks are of great value and that the loss of any one or all of our trademark rights could lower sales and increase our costs. In addition, in connection with the Transactions, we entered into a trademark license agreement whereby we have the right to continue to use certain marks of Bombardier which were not otherwise assigned to us in connection with the Transactions, subject to certain conditions. The license allows us to use “Bombardier” in our corporate name as long as the Beaudier Group maintains at least a 10% ownership interest in our parent. If we have not been able to create a comparable independent brand for our products prior to the termination of the license, we may see a decline in sales and revenues when the license terminates.

We may be required to enforce our intellectual property or to defend our intellectual property from infringement claims and we may incur substantial costs as a result of litigation or other proceedings relating to patent or trademark rights.

Our success depends in part on our ability to protect our trademarks, trade secrets and patents from unauthorized use by others. If substantial unauthorized use of our intellectual property rights occurs, we may incur significant financial costs in prosecuting actions for infringement of our rights, as well as the loss of efforts by engineers and managers who must devote attention to these matters. We also cannot be sure that the patents we have obtained, or other protections such as confidentiality and trade secrets, will be adequate to prevent imitation of our products and technology by others. If we are unable to protect our technology through the enforcement of intellectual property rights, our ability to compete based on technological advantages may be harmed. If we fail to prevent substantial unauthorized use of our trade secrets, we risk the loss of intellectual property rights and our competitive advantage.

Additionally, we are currently a defendant in patent lawsuits relating to our snowmobiles and personal watercraft and others may bring similar suits. If we are unsuccessful in our defense of any of these actions, there could be material adverse consequences including payment of monetary damages, licensing of patents on unfavorable terms, and removal of desirable features from our products. Others may also claim we are infringing upon their patents. If so, we might also face significant liabilities, incur costs and which could limit our ability to use certain technology. Even if we are able to defeat such a claim, the allegation that we are infringing another’s intellectual property rights could harm our reputation and cause us to incur significant costs. Also, from time to time, third parties have challenged, and may in the future try to challenge, our trademark rights and branding practices. We may be required to institute or defend litigation to enforce our trademark rights, which, regardless of the outcome, could result in substantial costs and diversion of resources and could negatively affect our competitive position, sales, profitability and reputation. If we lose the use of a product name, our efforts spent building that brand will be lost and we will have to rebuild a brand for that product, which we may or may not be able to do.

Patented and unpatented technologies developed by our competitors and others may impair our competitive position.

Some of our direct competitors and indirect competitors (such as automotive manufacturers) may have significantly more resources to direct toward developing and patenting new technologies. It is possible that our competitors will develop and patent equivalent or superior engine technologies and other products that compete with ours. They may assert these patents against us and we may be required to license these patents on unfavorable terms or cease using the technology covered by these patents, either of which would harm our competitive position and may materially adversely affect our business. We also may not be able to obtain broad enough patent protection over our engine and other technologies to adequately protect our competitive advantages.

Actions of our dealers and distributors could harm our sales. Our failure to maintain good relations with our dealers and distributors or the loss or consolidation of our customer base could adversely affect our sales.

We are dependent on a dealer and distribution network to sell and service our products. We sell a majority of our products through non-exclusive distribution and dealer agreements. Many of the dealers through which we sell our products also carry competing product offerings and most dealers who sell our products exclusively are not contractually obligated to continue to do so and may choose to sell competing products at any time, which may lower our sales. In addition, we rely on our dealers to service and repair our products. There can be no assurance that our dealers will provide high quality repair services to our customers. If our dealers fail to provide quality repair work to our customers, our brand identity and reputation may be damaged and sales of our products may be adversely affected.

If our dealer base were to consolidate, competition for the business of fewer dealers would intensify. If we do not provide product offerings and pricing that meet the needs of our dealers, or if we lose a substantial amount of our dealer base, our profitability could decrease.

Also, particularly with respect to marine engines, we depend on relationships with customers for whom we manufacture original equipment manufacturer, or OEM, products. If our customer base were to begin using our competitors for their OEM needs or if any of these customers were acquired by our competitors, our OEM marine engine sales would be adversely affected.

Our floorplan financing and other financing arrangements subject us to risks associated with dealer defaults and insufficient liquidity.

We are party to written agreements with financing companies that provide financing for purchases of many of our products by dealers that meet the credit and other requirements of such financing companies. When a dealer purchases a product using dealer financing, we receive payment soon after shipment to the dealer. If we are not able to maintain this sort of dealer financing, also known as “floorplan” financing, on acceptable terms, our dealers will have to pay cash or obtain independent financing to purchase our products and consequently, may buy fewer products from us. The terms of our floorplan financing agreements require us to repurchase any new and unused product from dealers that default on their obligations to the finance company, generally subject to a cap. As a result, if one or more of our dealers default and we are required to repurchase their inventory, any funds we use for this purpose will not be available to operate our business. Repurchases would likely be required at times when the market for our products is depressed or not in season, which would limit our ability to resell the units and could have a material adverse effect on our financial position. See “Description of Other Financing Arrangements—Floorplan Financing.”

Additionally, certain of our supplemental floorplan financing agreements and other financing arrangements under which we sell receivables to third parties are terminable by the other party on short notice. In the event a financier terminates its arrangements with us, we may not have an adequate amount of time to find replacement financing on comparable terms or at all. In the absence of these arrangements, we would have to self-finance the sales of our products, the result of which would be an increase in our working capital needs. We may not be in a financial position to provide self-financing, and, if we did, it could have a negative impact on our short-term liquidity.

We rely on third parties to supply materials, components and, in some instances, our products, and their failure to do so could adversely affect our sales and increase our costs.

Some important components of our products are available from only one or two sources and in some instances we have entered into relationships whereby a third-party manufacturer supplies us with the finished product we sell. If these suppliers ceased doing business with us or decreased their supply to us, we may be unable to timely replace them, if at all. This could interrupt our production, hurt our sales or increase our costs.

We are subject to the risk of possible delays in deliveries or delivery failures on our supplier contracts. Suppliers’ failure to supply us on commercially reasonable terms would materially harm our operations. Adequate sources of alternative reliable outside suppliers may not be identified and engaged at advantageous terms or on any terms at all, which could adversely affect our sales.

We may not be able to execute our growth strategy.

Part of our strategy is to continue to gain market share by leveraging the strength of our brands in existing markets, expanding our development expertise into new markets, and growing internationally. Many factors, such as innovation, economic conditions, consumer demand and our competitors’ ability to achieve similar goals, will impact whether or not we are able to execute our growth strategy. Additionally, many of the markets in which we currently operate are either remaining flat or declining over time. If we are not able to gain additional market share, expand into new markets and/or increase our presence internationally, our operating results may be materially harmed.

Our annual and quarterly financial results are subject to significant fluctuations depending on various factors, many of which are beyond our control.

Our sales and operating results can vary significantly from quarter to quarter and year to year depending on various factors, many of which are beyond our control. These factors include:

•	variations in the timing and volume of our sales;

•	seasonality of our products;

•	discretionary spending habits;

•	the timing of expenditures in anticipation of future sales;

•	sales promotions by us and our competitors;

•	changes in competitive and economic conditions generally;

•	changes in interest rates;

•	changes in the cost or availability of our raw materials or labor; and

•	foreign currency exposure.

As a result, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future.

Unfavorable weather conditions could hurt our sales and increase our inventory levels.

As a manufacturer of outdoor motorized equipment, our sales are affected by weather conditions. For example, lack of snowfall in any year in any particular region of the United States, Canada or Europe may adversely affect retail sales of snowmobiles in that region. In addition, sales of personal watercraft may be affected by increased rain during the summer. Further, sales of parts and accessories for our products are also influenced by weather conditions. We seek to minimize these effects by stressing pre-season sales and by shifting dealer inventories from one location to another with more advantageous weather conditions during the selling season. However, weather conditions could have a material adverse effect on our sales, inventory levels and resulting profitability.

Product liability, warranty and recall claims may materially affect our financial condition and damage our reputation.

We are engaged in a business which exposes us to claims for product liability and warranty claims in the event our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in property damage, personal injury or death. We have approximately 146 pending litigations, 70% of which are in the United States and about half of which consist of product liability cases. With respect to product liability claims which arose prior to the consummation of the Transactions, Bombardier agreed to indemnify us for certain amounts. Claims may arise in the future in excess of our indemnities and insurance coverage. In the future, we may not be able to adequately insure our product liability and warranty risk or the cost of doing so may be prohibitive. Adverse determination of material product liability and warranty claims made against us could have a material adverse effect on our financial condition and harm our reputation.

In addition, if any of our products are, or are alleged to be, defective, we may be required to participate in a recall of that product if the defect or alleged defect relates to safety. We have been the subject of numerous lawsuits for product liability claims related to fuel tanks for certain of our personal watercraft which were the subject of a recall and to the steering design of personal watercraft and anticipate future suits of this nature. These and other claims we face could be costly to us and require substantial management attention.

We have less control over the quality of products manufactured for us by others.

We have entered into and intend to enter into manufacturing agreements with third parties to produce some of our products which we market under our brand names. We have entered into agreements with a Taiwanese manufacturer to produce entry-level ATVs and related components under our brand. We have also entered into an agreement with a Japanese manufacturer to supply a substantial portion of our Johnson 4-stroke engines. We will have less control over the quality of production of these products. As these products will carry our name, any manufacturing defects would be associated with us and may harm our reputation and sales.

We may not effectively build the infrastructure previously provided to our business by Bombardier.

Prior to the consummation of the Transactions, we operated as the recreational products business of Bombardier within its operational and administrative infrastructure. As an independent company, we must provide our own services, including insurance, treasury and banking. In addition, we have become subject to the extensive reporting requirements under the indenture governing the notes, requiring the development of an independent financial management system. We may not be able to efficiently provide these services ourselves or find third-party providers of these services on a timely and cost-effective basis or at all. We do not have experience in providing the types of services we will be required to provide going forward and may incur substantial costs in doing so. We will not be able to operate successfully without establishing an independent operational and administrative infrastructure.

A downturn in general economic or business conditions, either nationally or internationally, could adversely affect our business.

Many of our products, including snowmobiles, ATVs, sport boats and personal watercraft, are considered to be discretionary purchases by our customers and, as a result, sales of these products tend to decline during periods of economic uncertainty. Accordingly, any significant decline in general economic conditions, including uncertainty regarding future economic prospects, could have a material adverse effect on our business, financial condition and results of operations. Recently, the global economy has been experiencing a severe economic downturn which has affected many of the markets in which we operate, negatively impacting our financial performance. Our business is also subject to changes in consumer preferences. There can be no assurance that interest in our products will continue to grow, or that we will be able to sustain current levels of production and sales, or to increase such levels. Any significant decline in the size of the market of any of our products as a result of a downturn in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Compliance with existing and changing environmental and safety laws and regulations could increase our costs or restrict our business.

We are subject to extensive environmental and safety laws and regulations concerning, among other things, emissions and discharges to waters, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. Environmental risks and liabilities are inherent in many of our manufacturing operations and products. Future environmental liabilities may occur or environmental damages may result in future liabilities due to prior or present practices. From time to time, we have incurred and continue to incur material costs and obligations related to environmental compliance matters. Failure to comply with such laws and regulations could result in costs for corrective action, penalties or the imposition of additional liabilities or restrictions. Potential liabilities resulting from past or present practices cannot be estimated at this time and may be significant. Further, we have from time to time acquired other business or entities and we may be subject to claims based on successor liability with respect to the prior activities of entities or businesses we acquired. We are aware that there is or may be soil or groundwater contamination at certain of our facilities resulting from current or former operations. These matters are in various stages of investigation and may result in material costs.

Additionally, changes in environmental or other laws could require extensive changes in our operations or to our products. We cannot anticipate what the costs of compliance with these changes might be. New engine emission regulations are being phased in between 2000 and 2008 by the U.S. federal government, the State of California and the European Union and certain of our customers are subject to the noise reduction directive applicable to outdoor equipment sold in the European Union that became effective January 1, 2002. In addition, during the last legislative session, the Canadian Parliament considered a bill that, if enacted, would have allowed local cottagers’ associations to ban or impose restrictions on personal watercraft. This bill, or similar legislation, may be reintroduced in the future.

We cannot be certain, however, that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory agencies, enactment or more stringent laws and regulations or other unanticipated events will not arise in the future and give rise to additional material environmental liabilities which could have a material adverse effect on our business, financial condition or results of operations.

We may not always be able to terminate our relationships with particular dealers, which could limit our ability to improve our dealer network and could increase our costs.

We are subject to regulations and other restrictions on our ability to terminate our dealer relationships which prescribe the means by which we can terminate dealer relationships and impose penalties for failure to comply. There is currently litigation pending against us pursuant to the regulations with respect to certain dealers with whom we have terminated our relationship. Even if we prevail on these matters, we may spend a considerable amount of time and money to do so. These restrictions may also prevent or deter us from terminating dealer relationships that are unprofitable or otherwise undesirable to maintain.

Our international operations subject us to additional risks, which risks and costs may differ in each country in which we do business, and may cause our profitability to decline.

We conduct our business in many countries. Our financial condition and results of operations may be adversely affected if the markets in which we compete are affected by changes in political, economic or other factors. These factors, over which we have no control, may include:

•	recessionary or expansive trends in international markets;

•	changing labor conditions and difficulties in staffing and managing our foreign operations;

•	increases in the taxes we pay and other changes in applicable tax laws;

•	legal and regulatory changes and the burdens and costs of our compliance with a variety of laws, including trade restrictions and tariffs;

•	difficulties in obtaining and enforcing intellectual property rights;

•	changes in inflation rates;

•	changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds; and

•	political and economic instability.

Fluctuations in the value of the Canadian dollar in relation to other currencies may lead to lower revenues and earnings.

Exchange rate fluctuations could have an adverse effect on our results of operations. The majority of our revenue and the majority of our debt is in U.S. dollars while the majority of our cost of sales and operating expenses are in Canadian dollars and Euros. In addition, a portion of our sales and operating expenses are in currencies of other countries, including Norway, Brazil, Australia and Japan. Sales made outside Canada are denominated in the currency of the country in which the sale is made, and this currency could become less valuable prior to conversion to Canadian dollars as a result of exchange rate fluctuations. Unfavorable currency fluctuations could lead to increased prices to customers outside Canada, or could result in lower revenues for us, on a Canadian dollar basis, from such customers. The U.S. dollar exchange rate in relation to the Canadian dollar, for the twelve-month period from February 1, 2003 to January 31, 2004, decreased by 13.3% from 1.5290 to 1.3264.

For the purposes of financial reporting, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of any U.S. cash and cash equivalents or U.S. dollar denominated debt into Canadian currency under GAAP. Consequently, our reported earnings under GAAP could fluctuate materially as a result of foreign exchange translation gains or losses.

Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

Our success will continue to depend to a significant extent on our leadership team and other key management personnel as well as our ability to attract and retain qualified personnel to operate our manufacturing, marketing and distribution centers and international operations. The loss of these employees or our inability to recruit and retain qualified personnel could have a material adverse effect on our operating results.

Since we do not sell our products under long-term purchase commitments and may not correctly estimate demand, production delays or poor marketing judgment could diminish sales.

Our ability to predict future demand for our products and to timely develop new products to meet that demand will influence our performance. We plan annual production levels and long-term product development and introduction based on anticipated demand. For the majority of sales, we do not have long-term purchase commitments or non revocable orders. We rely on our own market assessment and regular communication with our dealers and other customers to anticipate the future volumes of purchase orders. Changes in product demand or delays in product delivery by us could impair our ability to achieve sales goals or maintain profitability.

Employment related matters such as unionization and pension plan obligations may affect our profitability.

Our facilities in Austria, Finland, Sweden and Norway are unionized. While we have positive labor relations in these locations, we have little control over the union activities in these areas and could face difficulties in the future. We and certain of our employees in Canada, including some of those at our Valcourt facility, are parties to a stability agreement concerning the terms of their employment. The stability agreement provides that employees classified as “permanent employees” may not be laid off except under specified circumstances. Additionally, these employees are entitled to receive a portion of their salary even if they are not working due to supply shortages or problems related to our business development. As a result of the stability agreement, our profit margins could be reduced in the event that we produce and sell less product but are required to continue to pay our employees at current levels.

We support several defined benefit pension plans in the United States, Canada and Europe. In Canada, pension assets are invested in accordance with legislative and/or regulatory requirements. In Europe, pension plans follow local legislative requirements and are typically unfunded. In the United States, the qualified defined benefit pension plans our employees participate in are retained by Bombardier, though we are responsible for accrued benefits under the non-qualified plan that arose prior to the consummation of the Transactions. In the event we were to experience shortfalls in our pension plans, due to economic conditions or otherwise, we would be obligated in Canada and may be obligated in other jurisdictions to fund these shortfalls. These obligations would divert sums which could be used to increase revenues or be contributed to marketing, research and development or other areas of our business.

Our historical and pro forma financial information may not be representative of our results as a separate company.

Our historical and pro forma financial information included in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented, or what our results of operations, financial position and cash flows will be in the future. Accordingly, our historical results of operations may not be indicative of our future operating or financial performance. See “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Risks Related to the Exchange Offer

Your right to receive payments on the notes and the subsidiary guarantees will be junior to our existing senior debt and the existing senior debt of our subsidiary guarantors and all of our and their future senior debt.

The notes and the subsidiary guarantees are subordinated in right of payment to the prior payment in full of our and our subsidiary guarantors’ current and future senior debt, including our and their obligations under our senior secured credit facility. As a result of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor will be available to pay obligations under the notes and our other senior subordinated obligations only after all payments have been made on our senior debt or the senior debt of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the notes and our other senior subordinated obligations, including payments of interest when due. As of January 31, 2004, we and our subsidiaries had approximately $371.4 million of senior debt outstanding to which the notes and the subsidiary guarantees would have been subordinated. In addition, the notes and subsidiary guarantees are effectively subordinated to all intercompany debt of non-guarantor subsidiaries pledged to our lenders pursuant to our senior secured credit facility. Also, all payments on the notes and the subsidiary guarantees are prohibited in the event of a payment default on our designated senior debt and, for limited periods, upon the occurrence of other defaults under our designated senior debt.

The notes and the subsidiary guarantees are effectively subordinated to all of our and our subsidiary guarantors’ secured debt and all debt of our non-guarantor subsidiaries.

The notes are not secured. The borrowings under our senior secured credit facility are secured by liens on substantially all of our and our subsidiary guarantors’ assets, including receivables, inventory, equipment, real estate, leases, licenses, patents, brand names, trademarks, contracts, securities and stock of those subsidiaries, as well as intercompany notes issued by certain of our non-guarantor subsidiaries and the capital stock of our non-guarantor subsidiaries, subject to certain exceptions agreed upon with our lenders and local law requirements. If we or any of the subsidiary guarantors declare bankruptcy, liquidate or dissolve, or if payment under our senior secured credit facility or any of our or their other secured debt is accelerated, the secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our and our subsidiaries’ secured debt to the extent of the value of the assets securing that debt, and the holders of the notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries’ secured debt in the event of our or their bankruptcy, liquidation or dissolution. As of January 31, 2004, we and the subsidiary guarantors had approximately $371.4 million of secured debt outstanding and $250.0 million of additional secured debt was available for borrowing under the revolving loan portion of our senior secured credit facility (excluding approximately $54.5 million of outstanding letters of credit).

In addition, the notes are structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their debt, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Under some circumstances, the terms of the notes will permit our non-guarantor subsidiaries to incur additional specified debt up to U.S.$50.0 million. As of January 31, 2004, the non-guarantor subsidiaries had approximately $1.3 million of debt outstanding to which the notes would have been structurally subordinated. In addition, the notes and subsidiary guarantees will be effectively subordinated to all intercompany debt of non-guarantor subsidiaries pledged to our lenders pursuant to our senior secured credit facility.

For the combined year ended January 31, 2004, our non-guarantor subsidiaries had sales of $798.5 million.

Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the notes.

Our creditors or the creditors of one or more subsidiary guarantors could challenge the subsidiary guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law, applicable Canadian federal or provincial law or applicable laws of other relevant jurisdictions and countries. The entering into of the subsidiary guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that:

•	a subsidiary guarantor delivered its subsidiary guarantee with the intent to hinder, delay or defraud its existing or future creditors;

•	the subsidiary guarantor did not receive fair consideration for the delivery of the subsidiary guarantee; or

•	the subsidiary guarantor was insolvent at the time it delivered the subsidiary guarantee.

To the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor that delivered that subsidiary guarantee. If a court were to take this action, the subsidiary guarantor’s assets would be applied first to satisfy the subsidiary guarantor’s liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the subsidiary guarantee could be made. We cannot assure you that a subsidiary guarantor’s remaining assets would be sufficient to satisfy the claims of the holders of notes relating to any voided portions of the subsidiary guarantees.

We may not have the funds to purchase the notes upon a change of control as required by the indenture for the notes.

If we were to experience a change of control as described under “Description of the Exchange Notes,” we would be required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for any purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new equityholders. We cannot assure you that any of these sources will be available or sufficient to make the required purchase of the notes, and restrictions in our new credit facility may not allow such purchases. Upon the occurrence of a change of control event, we may seek to refinance the debt outstanding under our senior secured credit facility and the notes. However, it is possible that we will not be able to complete such refinancing on commercially reasonable terms or at all. In such event, we would not have the funds necessary to finance the required change of control offer. See “Description of the Exchange Notes—Change of Control.”

In addition, under our senior secured credit facility, a change of control would be an event of default. Any future credit agreement or other agreements relating to our senior debt to which we become a party may contain similar provisions. Our failure to purchase the notes upon a change of control under the indenture would constitute an event of default under the indenture. This default would, in turn, constitute an event of default under our senior secured credit facility and may constitute an event of default under future senior debt, any of which may cause the related debt to be accelerated after any applicable notice or grace periods. If debt were to be accelerated, we might not have sufficient funds to purchase the notes and repay the debt.

We are controlled by our Sponsors, whose interests in our business may be different from yours.

As a result of the Transactions, affiliates of Bain Capital, Beaudier Group and Caisse de depot et placement du Quebec own, directly or indirectly, substantially all of our outstanding common stock and together have the ability to control our affairs and policies. Additionally, our Sponsors and certain affiliates have entered into shareholder arrangements with respect to, among other things, the voting of our parent’s capital stock, election of directors and other actions to be taken by our parent and our board of directors, including amendments to our certificate of incorporation and by-laws and approval of significant corporate transactions. The interests of our Sponsors and their affiliates will likely differ from yours in material respects. For example, these shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes. See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Related Party Transactions.”

Because several of our directors and officers reside in Canada, you may not be able to effect service of process upon them or us, or enforce civil liabilities against them or us, under the U.S. federal securities laws.

We are a corporation organized under the laws of Canada. Some of our directors and officers and some of the experts named in this prospectus are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of our assets and their assets are located outside of the United States. As a result, it may be difficult for holders of notes to effect service of process upon us or such persons within the United States or to enforce against us or them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, we have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada of liabilities predicated solely upon U.S. federal securities law against us, our directors, controlling persons and officers and the experts named in this prospectus who are not residents of the United States, in original actions or in actions for enforcements of judgments of U.S. courts. For more information, see “Enforceability of Civil Liabilities Against Foreign Persons.”

You may have difficulty enforcing U.S. bankruptcy laws and your rights as a creditor may be limited under the bankruptcy laws of Canada or other jurisdictions.

Under bankruptcy laws in the United States, courts have jurisdiction over a debtor’s property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, you may have difficulty administering a U.S. bankruptcy case involving us, because we have property located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against us with respect to our property located outside the United States. Similar difficulties may arise in administering bankruptcy cases in foreign jurisdictions.

Under the indenture governing the notes, the rights of the trustee to enforce remedies may be significantly impaired if we seek the benefit of the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an “insolvent person” to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plain of compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. The restructuring plan or proposal, if accepted by the requisite majorities of creditors and if approved by the court, may permit the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

The powers of the courts under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the notes would be made following commencement of or during such a proceeding, whether or when the trustee could exercise its rights under the indenture governing the notes, whether your claims could be compromised or extinguished under such a proceeding or whether and to what extent holders of the notes would be compensated for delays in payment, if any, of principal and interest.

There is no public market for the notes, and we cannot be sure that a market for the notes will develop.

The exchange notes will constitute a new issue of securities for which there is currently no active trading market. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects, and prospects for companies in our industry in general. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for high-yield securities.

The initial purchasers have advised us that they presently intend to make a market in the exchange notes as permitted by applicable law. The initial purchasers are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time without notice. As a result, we cannot assure you as to the development or liquidity of any market for the exchange notes. In addition, such market-making activity will be subject to the limitations imposed by the U.S. Securities Exchange Act of 1934, and may be limited during the exchange offer to exchange the notes described below.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act. These restrictions on transfer of your old notes exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, absent registration under or exemption from the Securities Act, your transfer of old notes will continue to be restricted by the resale limitations of Rule 144 and applicable state securities laws. We do not intend to register the old notes under the Securities Act.

Unless you are an affiliate of us within the meaning of Rule 405 under the Securities Act, you may offer for resale, resell or otherwise transfer exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you acquired the exchange notes in the ordinary course of business and have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. If you tender your old notes for the purpose of participating in a distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

To the extent that any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in Notes 22 and 26 to the audited financial statements of our predecessor company and our audited consolidated financial statements, respectively, included herein.

We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all references to “U.S.$” refer to U.S. dollars and all references to “$” refer to Canadian dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. See “Exchange Rate Data” below for information about the rates of exchange between Canadian dollars and U.S. dollars for the fiscal years ended January 31, 2000, 2001, 2002 and 2003, the period from February 1, 2003 to December 18, 2003, the period from December 19, 2003 to January 31, 2004 and the most recent six months.

EXCHANGE RATE DATA

The following table sets forth certain exchange rates based upon the noon spot rate as determined by trades in the Toronto interbank market. Such rates are set forth as U.S. dollars per Canadian dollar and are the inverse of the rate quoted by the Bank of Canada for Canadian dollars per U.S.$1.00. On September 2, 2004, the noon spot rate was $1.00 per U.S.$0.76927.

	Year ended January 31,				For the Period February 1, 2003 to December 18,	For the Period December 19, 2003 to January 31,	Three Months Ended April 30,
	2000	2001	2002	2003	2003	2004	2003	2004
Low	0.65424	0.64131	0.61989	0.62073	0.65312	0.74644	0.65312	0.72955
High	0.69730	0.69382	0.66952	0.66181	0.77143	0.78790	0.69759	0.76458
Period end	0.68908	0.66667	0.62802	0.65402	0.75233	0.75392	0.69759	0.73865
Average rate	0.67679	0.67097	0.64160	0.63912	0.72472	0.76383	0.67506	0.72955

	2004
	April	May	June	July	August	September
Low	0.72955	0.71592	0.73046	0.74918	0.75041	0.76523
High	0.76377	0.73654	0.74360	0.76458	0.77143	0.76947

The average rate is derived by taking the average of the noon buying rate on the last day of each month during the relevant period.

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities, except as described under “Certain Tax Considerations—Canadian Federal Income Tax Considerations.”

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation organized under the laws of Canada. Some of our directors, controlling persons and officers and certain of the experts named in this prospectus are not residents of the United States, and all or a substantial portion of their assets and all or a substantial portion of our assets are located outside the United States. We have agreed, in accordance with the terms of the indenture under which the notes were issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States or to realize in the United States upon judgments of United States courts based upon the civil liability under the federal securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us or against our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements contained in this document other than historical information are forward-looking statements. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” or similar expressions. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	Our high degree of leverage and significant debt service obligations;

•	Restrictions under the indenture governing the notes and under our senior secured credit facility;

•	Changes in interest rates;

•	Changes in foreign currency valuations and economic conditions in the countries where we do business;

•	Our ability to introduce new, or improve existing, products;

•	Our failure to protect our trademarks, patents and other intellectual property rights;

•	Changes in the price of raw materials;

•	Interruptions in deliveries of raw materials or finished goods;

•	Our ability to effectively compete and changes in competition or other trends in the industries in which we compete;

•	Our ability to operate as a stand-alone business;

•	Current and future litigation; and

•	Acceptance by our customers of new products we develop or acquire.

Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We do not intend, and do not undertake, any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

You should review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the notes.

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder. Some of the more important trademarks that we own or have rights to use include Ski-Doo®, Lynx™, Sea-Doo®, Johnson®, Evinrude® and Rotax™. In addition, we have entered into a trademark license agreement whereby we will have the right to continue to use certain Bombardier marks.

MARKET AND INDUSTRY DATA

Market data used throughout this prospectus was obtained from internal company surveys and various trade associations which monitor the industries in which we compete. Neither we nor any of the initial purchasers have independently verified this market data. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources. While we are not aware of any misstatements regarding any industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus. Throughout the prospectus, references to “North America” or the “North American market” refer to the combined U.S. and Canadian market, references to “Europe” or the “European market” exclude Russia and references to “sport boats” refer to what are commonly known in the industry as jet boats. Also, references to market data for “model year,” when referring to snowmobiles, refer to the 12-months ended March 31 for North America, and to the 12-months ended June 30 for Europe, when referring to personal watercraft and jet boats, refer to the 12-months ended September 30, and when referring to outboard engines, refer to the 12-months ended June 30, in each case, for the year indicated. The market data for model years for our other businesses are measured by the calendar year. In addition, all market information refers to retail sales markets of the applicable business or segment and, unless otherwise indicated, all market share data is calculated as a percentage of units sold in the retail market.

THE TRANSACTIONS

On December 2, 2003, we entered into a purchase agreement with Bombardier pursuant to which we acquired Bombardier’s recreational products business for a purchase price of approximately $960.0 million (comprised of $910.0 million in cash and $50.0 million face amount of redeemable preferred shares of our parent), subject to adjustment in accordance with the terms of the purchase agreement. In connection with the acquisition, Bombardier agreed to reorganize and consolidate these assets and liabilities into several direct and indirect subsidiaries. We consummated the Transactions on December 18, 2003. Upon the consummation of the Transactions, we, directly or indirectly, purchased these subsidiaries of Bombardier and related assets.

In connection with the acquisition, our Sponsors and certain members of our management contributed $310.0 million in exchange for common equity of our parent and our parent issued to Bombardier an aggregate $50.0 million face amount of 6.0% redeemable preferred shares. Our parent contributed the proceeds of this equity investment to us in return for common and redeemable preferred shares in our company. In addition, the acquisition was primarily financed on the closing date by (i) approximately $372.2 million (U.S.$280.0 million) under our senior secured credit facility, consisting of a term loan borrowing by us of approximately $260.5 million (U.S.$196.0 million) and a term loan borrowing by a wholly-owned U.S. subsidiary of ours of approximately $111.7 million (U.S.$84.0 million); and (ii) the issuance of approximately $265.8 million (U.S.$200.0 million) of the old notes to the initial purchasers. As a result of the consummation of the Transactions, our Sponsors and management own 100% of the outstanding common stock of our parent.

The chart below summarizes our ownership and corporate structure as a result of the consummation of the Transactions:

THE EXCHANGE OFFER

Purpose and Effect

Concurrently with the sale of the old notes on December 18, 2003, we entered into a registration rights agreement with the initial purchasers of the old notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must cause the registration statement to be declared effective within 270 days of the issue date of the old notes and must consummate the exchange offer within 300 days after the issue date.

Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the old notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain liquidated damages on the old notes provided in the registration rights agreement. Following the completion of the exchange offer, holders of old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the old notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the old notes could be adversely affected upon consummation of the exchange offer. See “Risk Factors—If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.”

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

•	the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of Bombardier Recreational Products Inc. or any subsidiary guarantor; and

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the old notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of Bombardier Recreational Products Inc. or any subsidiary guarantor;

•	is a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Affiliates and broker-dealers who acquired old notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the old notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                  , 2004, or such date and time to which we extend the offer. We will promptly issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

The exchange notes will evidence the same debt as the old notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the old notes.

As of the date of this prospectus, U.S.$200.0 million in aggregate principal amount of old notes were outstanding, and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes when and if we have given oral or written notice thereof to U.S. Bank, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes promptly after the expiration date unless the exchange offer is extended.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., New York City time, on                  , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time. We reserve the right, in our sole discretion:

•	to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. In such event, we will generally be required to extend the exchange offer so that at least five business days remain in the exchange offer after the effective date of such change.

Procedures for Tendering

Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under “—Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

•	certificates for the old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

•	a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the old notes, if that procedure is available, into the exchange agent’s account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and the required documents must be received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date.

Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless old notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date, unless the exchange offer is extended.

In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under “—Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

In all cases, issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged old notes will be credited to an account maintained with that book-entry transfer facility, in each case, promptly after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old notes being tendered by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The Depository Trust Company’s Automated Tender Offer Program is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through the Automated Tender Offer Program, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through the Automated Tender Offer Program, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

If a registered holder of the old notes desires to tender old notes and the old notes are not immediately available, or time will not permit that holder’s old notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible guarantor institution;

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of the old notes tendered and stating that the tender is being made by guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of old notes to be effective, a written or, for The Depository Trust Company participants, electronic Automated Tender Offer Program transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn, whom we refer to as the depositor;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

•	specify the name in which any such old notes are to be registered, if different from that of the depositor.

All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those old notes without cost to that holder promptly after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures under “—Procedures for Tendering” at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of those old notes for exchange or the exchange of the exchange notes for those old notes, if the exchange offer violates applicable law, any applicable interpretation of securities regulations by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. U.S. Bank, National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail; Hand Delivery or Overnight Courier:

U.S. Bank, National Association

West Side Flats Operations Center

60 Livingston Avenue

St. Paul, Minnesota 55107

Reference: Bombardier Recreational Products Inc.

By Facsimile (Eligible Institutions Only):

(651) 495-8158

Reference: Bombardier Recreational Products Inc.

For Information or Confirmation by Telephone:

(800) 934-6802

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated December 18, 2003, by and among Bombardier Recreational Products Inc., the subsidiary guarantors party thereto, and the initial purchasers of the old notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. Instead, we will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

On December 18, 2003, we issued and sold the old notes. We used the proceeds from the offering of the old notes, borrowings under the senior secured credit facility, and a cash equity investment by our Sponsors to finance the Transactions and pay related fees and expenses.

CAPITALIZATION

The following table sets forth our cash and total capitalization as of April 30, 2004. The information in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

April 30, 2004 (1)
Cash	$152.5

Long-term debt (including current portion of $5.2 million):
Senior secured credit facility	383.8
Senior subordinated notes	274.1
Other	3.5

Total long-term debt	661.4
Redeemable preferred shares	44.2

Shareholder’s equity	260.3

Total capitalization	$965.9

(1)	Our cash and total capitalization is presented as of April 30, 2004, the most recent balance sheet date presented in this prospectus. Subsequent to April 30, 2004, we have not incurred any additional long-term debt and no other significant transactions occurred that impact our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Our predecessor for the period from February 1, 1999 to December 18, 2003 is the recreational products business of Bombardier. We completed the Transactions as of December 18, 2003, and as a result of adjustments to the carrying value of assets and liabilities pursuant to the acquisition of the recreational products business that was part of the Transactions, the financial position and results of operations for periods subsequent to the Transactions may not be comparable to those of our predecessor company.

The selected historical financial data as at and for the year ended January 31, 2000 is derived from the unaudited financial statements of our predecessor company not included in this prospectus, and as at January 31, 2001 and 2002 and for the year ended January 31, 2001, is derived from the audited financial statements of our predecessor company not included in this prospectus. The selected historical financial data as at January 31, 2003 and December 18, 2003, and for each of the years in the two-year period ended January 31, 2003, and the period from February 1, 2003 to December 18, 2003 is derived from the audited financial statements of our predecessor company, which are included elsewhere in this prospectus together with the auditors’ report thereon. The selected historical consolidated financial data as at January 31, 2004 and for the period from December 19, 2003 to January 31, 2004 is derived from our audited consolidated financial statements, which are included elsewhere in this prospectus with the auditor’s report thereon. Data for the period from February 1, 2003 to December 18, 2003 has been added to data for the period from December 19, 2003 to January 31, 2004 to arrive at a combined year ended January 31, 2004. Summary historical financial data as at and for the three-month period ended April 30, 2004 and for our predecessors three-month period ended April 30, 2003 have been derived from our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

You should read the information contained in this table in conjunction with “Unaudited Pro Forma Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited financial statements and the accompanying notes thereto of our predecessor company included elsewhere in this prospectus, and our audited consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. The financial statements were prepared in accordance with Canadian GAAP, which differs in certain significant respects from U.S. GAAP. These differences are described in Note 22, Note 26 and Note 20 to the audited financial statements of our predecessor company, our audited consolidated financial statements and our unaudited interim consolidated financial statements, respectively, included elsewhere in this prospectus.

	Predecessor										Successor			Predecessor	Successor
	Fiscal Year Ended January 31,								For the Period February 1, 2003 to December 18, 2003		For the Period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004		Three Months Ended April 30, 2003	Three Months Ended April 30, 2004
	2000		2001		2002		2003
	($ in millions, except ratios)
Canadian GAAP
Statement of Income Data:
Total Revenues(a)	$1,457.7		$1,671.2		$2,020.0		$2,476.3		$2,147.1		$345.0	$2,492.1		$515.8	$630.9
Cost of sales	1,187.7		1,284.5		1,560.5		1,913.3		1,738.3		318.5	2,056.8		433.2	540.8

Gross profit	270.0		386.7		459.5		563.0		408.8		26.5	435.3		82.6	90.1

Operating expenses
Selling and marketing	90.5		97.8		136.4		166.3		147.2		18.6	165.8		45.4	40.5
Research and development	71.1		74.1		100.4		106.3		97.2		13.3	110.5		29.4	30.4
General and administrative	72.0		106.1		128.3		120.6		115.7		7.9	123.6		32.1	31.3

Total operating expenses	233.6		278.0		365.1		393.2		360.1		39.8	399.9		106.9	102.2

Operating profit (loss)	36.4		108.7		94.4		169.8		48.7		(13.3)	35.4		(24.3)	(12.1)
Interest expense (income) and other	2.8		(0.4)		4.1		4.9		3.2		6.4	9.6		1.0	12.2
Accretion in carrying value of redeemable preferred shares	—		—		—		—		—		0.5	0.5		—	1.0
Net loss on derivative financial instruments	—		—		—		—		—		4.5	4.5		—	—
Unrealized foreign exchange loss on long-term debt	—		—		—		—		—		(1.3)	(1.3)		—	21.2

Income (loss) before income taxes	33.6		109.1		90.3		164.9		45.5		(23.4)	22.1		(25.3)	(46.5)
Income tax expense (recovery)	10.3		34.6		23.7		50.1		15.3		(5.9)	9.4		(8.8)	(10.8)

Net income (loss)	$23.3		$74.5		$66.6		$114.8		$30.2		$(17.5)	$12.7		$(16.5)	$(35.7)

Other Operating Data:
EBITDA(b)	$99.5		$171.2		$164.2		$267.2		$140.3		$(2.4)	$137.9		$2.2	$(3.0)
Depreciation and amortization	63.1		62.5		69.8		97.4		91.6		14.1	105.7		26.5	30.3
Additions to property, plant and equipment	45.9		62.9		194.7		97.7		73.8		21.0	94.8		17.0	8.7
Cash flows provided by (used in):
Operating activities			173.0		177.9		215.4		(81.1)		79.6			(150.0)	(29.2)
Investing activities			(72.2)		(359.4)		(96.4)		(75.4)		(778.2)			(14.0)	(15.1)
Financing activities			(108.4)		192.7		(118.2)		247.6		895.9			150.0	3.8
Ratio of earnings to fixed charges(c)	4.5	x	18.6	x	8.5	x	12.8	x	4.8	x	—	2.1	x		—

Balance Sheet Data (at end of period):
Cash	$21.4		$11.1		$17.0		$28.7		$140.2		$196.2				152.5
Working capital(d)	(39.3)		(56.5)		(289.0)		(287.3)		166.9		225.3				231.0
Total assets(e)	615.1		693.4		1,127.7		1,134.9		1,328.5		1,795.6				1,736.1
Total long-term debt	22.4		9.0		5.9		3.5		3.9		640.0				661.4
Redeemable preferred shares	—		—		—		—		—		43.2				44.2
Share capital	—		—		—		—		—		304.5				311.0
Total net equity	173.6		142.3		178.1		170.2		577.8		289.0				260.3

U.S. GAAP
Statement of Income Data:
Net income (loss)					$53.4		$132.8		$37.8		$(23.7)	$14.1		$0.5	$(33.9)
Other Operating Data:
EBITDA(b)(f)					$142.6		$290.8		$148.7		$(11.7)	$137.0		$26.7	$(3.0)
Ratio of earnings to fixed charges(c)					6.9	x	14.7	x	5.8	x	—	2.3	x		—
Balance Sheet Data (at end of period):
Total assets					$1,129.0		$1,152.0		$1,357.0		$1,788.9				$1,719.3
Total long-term debt					13.7		12.5		12.5		640.0				661.4
Total net equity(g)					136.4		130.5		531.2		282.3				230.0

(a)	Effective February 1, 2002, our predecessor prospectively adopted, for sales promotions and incentive programs, the requirements of EITF Issue 01-09. Under the new method, we generally provide for estimated sales promotion and incentive expenses at the later of revenue recognition or the announcement of sales promotion and incentive programs. Prior to the year ended January 31, 2003, these sales promotions and incentive programs were provided for at the time that management determined that the sales promotions and incentives were necessary, which was generally before the announcement to customers.
(b)	EBITDA represents net income (loss) plus income tax expense (recovery), interest expense (income), including amortization of deferred financing costs, accretion in carrying value of redeemable preferred shares (which is considered interest expense under Canadian GAAP) and depreciation and amortization. We present EBITDA because we believe it provides useful information about our ability to service and incur debt. EBITDA is not an alternative to net income nor does it represent cash flow from operations as defined by either Canadian GAAP or U.S. GAAP, collectively, GAAP, and we do not suggest that you consider it is an indicator of operating performance or an alternative to operating cash flow or net income (as measured by GAAP) or as a measure of liquidity. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Furthermore, since EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies. The following table represents a reconciliation from net income (a GAAP measure) to EBITDA:

	Predecessor					Successor		Predecessor	Successor
	Fiscal Year Ended January 31,				For the Period February 1, 2003 to December 18, 2003	For the Period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004	Three Months Ended April 30, 2003	Three Months Ended April 30, 2004
	2000	2001	2002	2003
	($ in millions)
EBITDA
Net income (loss)	$23.3	$74.5	$66.6	$114.8	$30.2	$(17.5)	$12.7	$(16.5)	$(35.7)
Interest expense (income)	2.8	(0.4)	4.1	4.9	3.2	6.4	9.6	1.0	12.2
Accretion in carrying value of redeemable preferred shares	—	—	—	—	—	0.5	0.5	—	1.0
Income tax expense (recovery)	10.3	34.6	23.7	50.1	15.3	(5.9)	9.4	(8.8)	(10.8)
Depreciation and amortization	63.1	62.5	69.8	97.4	91.6	14.1	105.7	26.5	30.3

EBITDA	$99.5	$171.2	$164.2	$267.2	$140.3	$(2.4)	$137.9	$2.2	$(3.0)

(c)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income tax expense plus fixed charges. Fixed charges consist of total interest expense, amortization of deferred financing costs, accretion in carrying value of preferred shares and a one-third portion of operating lease expenses that management believes is representative of the interest component of rent pursuant to our operating leases. For U.S. GAAP purposes, the accretion in carrying value of redeemable preferred shares in the amount of $0.5 million, for the period from December 19, 2003 to January 31, 2004 and $1.0 million for the three-month period ended April 30, 2004, are not included in fixed charges. The ratio (under Canadian GAAP) was not presented for the period of December 19, 2003 to January 31, 2004 and the three-month period ended April 30, 2004 as earnings were insufficient to cover fixed charges by $23.4 million and $46.5 million, respectively. The ratio under U.S. GAAP was not presented for the period of December 19, 2003 to January 31, 2004 and the three-month period ended April 30, 2004 as earnings were insufficient to cover fixed charges by $31.9 million and $44.4 million, respectively.
(d)	Represents total current assets less total current liabilities.
(e)	Total assets as of January 31, 2000 and 2001 do not include the acquisition of assets of the outboard marine business of Outboard Marine Corporation, which was consummated in 2002.
(f)	The following is a reconciliation of EBITDA from Canadian GAAP to U.S. GAAP:

	Predecessor			Successor		Predecessor	Successor
	Fiscal Year Ended January 31, 2002	Fiscal Year Ended January 31, 2003	For the Period February 1, 2003 to December 18, 2003	For the Period December 19, 2003 to January 31, 2004	Combined Twelve Months Ended January 31, 2004	Three Months Ended April 30, 2003	Three Months Ended April 30, 2004
	($ in millions)
EBITDA (Canadian GAAP)	$164.2	$267.2	$140.3	$(2.4)	$137.9	$2.2	$(3.0)
Adjustments: (i)
Development costs capitalized	(9.5)	(8.6)	(4.7)	(9.3)	(14.0)	(1.6)	—
Pension expense	(0.5)	(0.9)	(0.4)	—	(0.4)	(0.1)	—
Software costs capitalized	1.5	1.4	1.2	—	1.2	0.3	—
Unrealized gains/losses on foreign exchange contracts	(13.1)	31.7	12.3	—	12.3	25.9	—

EBITDA (U.S. GAAP)(ii)	$142.6	$290.8	$148.7	$(11.7)	$137.0	$26.7	$(3.0)

(i)	See Note 22, Note 26 and Note 20 to the audited financial statements of our predecessor company, our audited consolidated financial statements and our unaudited interim consolidated financial statements, respectively, included elsewhere in this prospectus.
(ii)	EBITDA includes $9.1 million, $13.8 million, $11.3 million, $0.4 million. $11.7 million, $1.5 million and $2.7 million of research and development tax credits for the fiscal years ended January 31, 2002 and 2003, the period from February 1, 2003 to December 18, 2003, the period from December 19, 2003 to January 31, 2004 and the combined year ended January 31, 2004, and the three months periods ended April 30, 2004 and 2003, respectively, which we include as a reduction in our research and development expenses, as opposed to a reduction in our income tax expense.
(g)	Total net equity under U.S. GAAP includes other accumulated comprehensive income (loss) of $(12.3) million, $(10.3) million, $(15.2) million, $2.0 million and $(22.6) million as of January 31, 2002 and 2003, December 18, 2003, January 31, 2004 and April 30, 2004.

UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA

Unaudited Pro forma Consolidated Statement of Income for the Twelve-Month Period Ended January 31, 2004

On December 2, 2003, as part of the Transactions, we entered into a purchase agreement with Bombardier pursuant to which we purchased Bombardier’s recreational products business for total consideration of $806.3 million (comprised of $910.0 million in cash less cash acquired of $196.7 million, $42.7 million fair value of redeemable preferred shares of our parent and acquisition related transaction costs of $50.3 million), subject to adjustment in accordance with the terms of the purchase agreement. For further details on all the Transactions, please refer to the section “The Transactions” and Note 2 to our January 31, 2004 consolidated financial statements included elsewhere in this prospectus.

On July 23, 2004, our board of directors approved the sale of our utility vehicles segment. The transaction was completed on August 30, 2004 and the utility vehicles segment was sold for net proceeds of approximately $40 million, subject to a purchase price adjustment based on working capital amounts at closing date.

The unaudited pro forma consolidated financial data for the twelve-month period ended January 31, 2004 has been derived by the application of pro forma adjustments to our predecessor company’s historical financial statements for the period from February 1, 2003 to December 18, 2003 and our historical consolidated financial statements for the period from December 19, 2003 to January 31, 2004, on a combined basis, both included elsewhere in this prospectus. The unaudited pro forma consolidated statement of income for the twelve-month period ended January 31, 2004 gives effect to the Transactions and the Disposal as if they had occurred as of February 1, 2003. The unaudited pro forma consolidated financial data as at April 30, 2004 and for the three-months ended April 30, 2004 has been derived by the application of pro forma adjustments to our unaudited historical interim consolidated financial statements as at and for the three-months ended April 30, 2004, which are included elsewhere in this prospectus. The unaudited pro forma consolidated statement of income for the three-months ended April 30, 2004 gives effect to the Disposal as if it had occurred as of February 1, 2004. The unaudited pro forma Balance Sheet gives effect to the Disposal as if it had occurred as at April 30, 2004. The unaudited pro forma consolidated data does not purport to represent what our results of operations would have been if the Transactions and Disposal had occurred as of the date indicated.

The total cost of the acquisition that was part of the Transactions was allocated to the assets acquired and liabilities assumed on the basis of their estimated fair values, using the purchase method of accounting in accordance with the Canadian Institute of Chartered Accountants, or CICA, Handbook Section 1581, “Business Combinations” (“CICA 1581”). The estimated fair values of certain assets acquired (land, buildings and intangible assets) were determined by independent valuations, for which the independent valuation related to the intangible assets is preliminary. The initial valuation and amortization period of the intangible assets could change by material amounts as a result of finalizing the valuations.

The unaudited pro forma consolidated financial data has been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. Notes 22 and 26 to the audited financial statements of our predecessor company and our audited consolidated financial statements, respectively, included elsewhere in this prospectus, describe the principal differences between Canadian GAAP and U.S. GAAP. The unaudited pro forma consolidated financial data presents a summary of the U.S. GAAP reconciliation under U.S. GAAP to our pro forma consolidated financial data under U.S. GAAP.

You should read our unaudited pro forma consolidated financial data and their accompanying notes in conjunction with our audited historical consolidated financial statements and the accompanying notes thereto, the audited historical financial statements of our predecessor company and the accompanying notes thereto, and our unaudited interim consolidated financial statements and other information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE-MONTH PERIOD ENDED JANUARY 31, 2004

($ in millions)

	Predecessor	Successor	Pro Forma Adjustments(8)		Pro Forma Adjustments- Disposition (8)	Pro Forma Twelve Months Ended January 31, 2004 (9)
	For the Period February 1, 2003 to December 18, 2003	For the Period December 19, 2003 to January 31, 2004
Canadian GAAP
Revenues
Power sports	$1,593.1	$273.7	$—		$—	$1,866.8
Marine Engines	482.5	59.8	—		—	542.3
Utility Vehicles	71.5	11.5	—		(83.0)	—

Total revenues	2,147.1	345.0	—		(83.0)	2,409.1
Cost of sales	1,738.3	318.5	(16.5	)(1)	(67.6)	1,972.7

Gross profit	408.8	26.5	16.5		(15.4)	436.4

Operating expenses:
Selling and marketing	147.2	18.6	(0.2	)(2)	(4.2)	161.4
Research and development	97.2	13.3	(0.4	)(3)	(3.2)	106.9
General and administrative	115.7	7.9	5.0	(4)	(4.8)	123.8

Total operating expenses	360.1	39.8	4.4		(12.2)	392.1

Operating profit (loss)	48.7	(13.3)	12.1		(3.2)	44.3
Interest expense (income) and other	3.2	6.4	39.8	(6)	—	49.4
Accretion in carrying value of redeemable preferred shares	—	0.5	3.5	(5)	—	4.0
Net loss on derivative financial instruments	—	4.5	—		—	4.5
Unrealized gain on foreign exchange	—	(1.3)	—		—	(1.3)

Income (loss) before income taxes and discontinued operations	45.5	(23.4)	(31.2)		(3.2)	(12.3)
Income tax expense (recovery)	15.3	(5.9)	(9.0	)(7)	(1.2)	(0.8)

Net income (loss) from continuing operations	$30.2	$(17.5)	$(22.2)		$(2.0)	$(11.5)

(1)	Represents the following adjustments to cost of sales for the twelve-month period ended January 31, 2004 ($ in millions):

Inventory (a)	$(22.8)
Depreciation and amortization of property, plant and equipment (b)	(0.4)
Amortization of other intangibles (c)	11.0
Pension expense (d)	(1.6)
Amortization of patent rights (e)	(2.7)

$(16.5)

(a)	Reflects an adjustment to eliminate the impact of inventory sold in the 44-day period ended January 31, 2004 which had been increased in value as part of the Transactions, to the distributor selling price, by an amount of $14.6 million and an adjustment of $8.2 million for accumulated unfavorable manufacturing costs variance for the period from February 1, 2003 to December 18, 2003 which were to be absorbed by January 31, 2004 but were not included in the net assets acquired on December 18, 2003. The pro forma adjustment does not reflect the remaining difference of $9.3 million of adjustments related to the distributor selling price from the application of purchase accounting, which remains as at January 31, 2004, and which will be included in cost of sales when purchased inventory is sold in fiscal 2005.

(b)	Reflects adjustments of depreciation expense for property, plant and equipment, resulting from the fair valuation adjustments of $60.7 million related to the acquisition, that is amortized using the straight-line method over an estimated life of 20 years, as well as a reduction in depreciation expense pertaining to a longer depreciation period used for property, plant and equipment acquired than that used by our predecessor.
(c)	Reflects adjustments to the amortization expense to reflect differences resulting from the fair valuation adjustments recorded at December 19, 2003. An adjustment of $9.4 million relates to intangible patent assets acquired as part of the Transactions having a fair value of $32.1 million that is amortized using the straight-line method over an estimated useful life of 3 years. Also, an adjustment of $1.6 million relates to intangible dealer network assets acquired as part of the Transactions having a fair value of $46.3 million, which is amortized using the straight-line method over an estimated useful life of 25 years.
(d)	Reflects adjustments in pension expense for our Canadian operations due to our obligation to provide pension benefits, subsequent to the Transactions, only to active employees and not the retirees existing on December 18, 2003, as well as due to the changes in actuarial assumptions used as of December 19, 2003 as compared to those used by our predecessor.
(e)	Reflects an adjustment to eliminate amortization expense for the period from February 1, 2003 to December 18, 2003 with respect to patent rights that were allocated no value as part of the Transactions.
(2)	Represents an adjustment to selling and marketing expenses to reflect a reduction in pension expense (see 1(d) above).
(3)	Represents an adjustment to research and development expenses to reflect a reduction in pension expense (see 1(d) above).
(4)	Represents the following adjustments to general and administrative expenses for the pro forma twelve-month period ended January 31, 2004 ($ in millions):

Administrative costs (a)	$5.0
Pension expense (b)	(0.3)
Insurance costs (c)	6.1
Federal large corporations tax (d)	4.0
Bombardier corporate cost allocation (e)	(12.6)
New management fee (f)	2.8

$5.0

(a)	Reflects estimated additional corporate costs which will be incurred by us for functions such as treasury, finance and accounting, taxation and legal services which, historically, were provided by Bombardier and charged back to us via a general allocation of Bombardier corporate costs (see 4(e), below).
(b)	Reflects a reduction in pension expense (see 1(d) above).
(c)	Reflects expected additional insurance expense for our operations as a standalone entity.
(d)	Reflects our obligation to pay a large corporations tax since we are no longer a division of Bombardier.
(e)	Represents the reduction of general and administrative costs from corporate charges allocated to the recreational products business by Bombardier for the period from February 1, 2003 to December 18, 2003. As a standalone entity, we estimate that we will incur corporate costs which are reflected in the pro forma adjustments above (see 4(a) above and 4(f) below).
(f)	Represents the additional management fee that we would have paid to our Sponsors for the period from February 1, 2003 to December 18, 2003.
(5)	Represents an adjustment to reflect the accretion in the carrying value of redeemable preferred shares for the period from February 1, 2003 to December 18, 2003.

(6)	Represents the additional interest expense as a part of the new financing arrangements, resulting from the Transactions, which is calculated as follows for the pro forma twelve-month period ended January 31, 2004 ($ in millions):

Additional interest on new borrowings (a)	$36.5
Amortization of deferred financing costs (b)	6.0
Interest expense on advances from Bombardier	(2.7)

Net adjustment to interest expense	$39.8

(a)	Represents pro forma interest expense calculated using assumed interest rates on (i) an assumed $15.0 million average amount (monthly average amounts outstanding ranging from $0 to $70 million) expected to be drawn on our new $250 million revolving loan facility, (ii) an assumed average $49 million of letters of credit issued under the letter of credit sub-facility under our new revolving loan facility, (iii) our new variable rate term loan, (iv) the senior subordinated notes offered hereby and (v) an assumed commitment fee on the expected unused portion of the revolving loan facility. Assuming an average outstanding balance of $40 million on our revolving loan facility, each quarter point change in interest rates would result in a $0.1 million change in the interest expense. With respect to the term loans, each quarter point change in interest rates would result in a $0.9 million change in interest expense. We have also assumed a LIBOR rate of 1.18% (as of April 30, 2004) plus an applicable margin of 3.0%, as defined in our senior credit agreement, to calculate pro forma interest expense on outstanding borrowings under the term loans and the revolving loan facility.
(b)	Represents an adjustment to reflect the amortization of deferred financing fees for the period from February 1, 2003 to December 18, 2003, using a weighted average maturity of 9.3 years for the related indebtedness.
(7)	Reflects the income tax impact on the pro forma adjustments using an estimated combined statutory income tax rate of 28.8%. This tax rate is not necessarily indicative of our expected future effective tax rate.
(8)	Reflects adjustments to our predecessor company’s historical financial statements for the period from February 1, 2003 to December 18, 2003 and our historical consolidated financial statements for the period from December 19, 2003 to January 31, 2004, on a combined basis, giving effect to the disposition of the utility vehicles segment as if the disposition had occurred on February 1, 2003 and any impact the Transactions had on the utility vehicles segment. Consequently, the results of operations of the utility vehicles segment have been removed from our unaudited pro forma consolidated statement of operations.
(9)	The pro forma results do not reflect the impact of stock-based compensation expense that we will record for grants of stock options pursuant to our parent’s stock option plan. On March 31, 2004, the board of directors of our parent approved a stock option plan as well as a grant of 19,785,540 options. The estimated fair value of these options, assuming that all related conditional vesting terms will likely be achieved, is approximately $10.4 million. Compensation expense will be recorded, over the expected vesting period of the options, for the ones that are expected to vest.

Differences Between Canadian and United States Generally Accepted Accounting Principles

The unaudited pro forma consolidated financial data has been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. Notes 22 and 26 to the audited financial statements of our predecessor company and our audited consolidated financial statements, respectively, included elsewhere in this prospectus, describe the principal differences between Canadian GAAP and U.S. GAAP. The following table presents a reconciliation of our net income under U.S. GAAP to our pro forma net income under U.S. GAAP for the pro forma twelve-month period ended January 31, 2004 ($ in millions):

U.S. GAAP
Net income in accordance with U.S. GAAP	$14.1
Pro forma adjustments for Transactions under Canadian GAAP	(22.2)
Pro forma adjustments for disposition under Canadian GAAP and U.S. GAAP	(2.0)
Adjustment to Canadian GAAP pro forma adjustments for the Transactions
Accretion in the carrying value of redeemable preferred shares (a)	3.5

Pro forma net income (loss) in accordance with U.S. GAAP	$(6.6)

(a)	Under Canadian GAAP, the accretion in the carrying value and unpaid dividends of redeemable preferred shares are included in net loss. Under U.S. GAAP, the accretion in the carrying value and unpaid dividends of redeemable preferred shares are recorded as capital transactions.

UNAUDITED PRO FORMA BALANCE SHEET

AS OF APRIL 30, 2004

($ in millions)

	As at April 30, 2004	Pro Forma Adjustments(1)	Pro Forma April 30, 2004
ASSETS
Current assets
Cash	$152.5	$38.2	$190.7
Receivables, net of allowance for doubtful accounts of $8.4 [January 31, 2004 – $4.3]	140.0	(3.0)	137.0
Inventories	378.4	(24.1)	354.3
Prepaid expenses	14.1	(0.3)	13.8
Deferred income taxes	76.5	(1.5)	75.0
Other current assets	75.8	—	75.8

Total current assets	837.3	9.3	846.6

Property, plant and equipment	485.0	(7.6)	477.4
Goodwill	90.8	(13.6)	77.2
Trademarks	151.1	—	151.1
Other intangible assets	87.5	—	87.5
Deferred income taxes	22.7	(2.4)	20.3
Other long-term assets, including restricted investments of $12.6 [January 31, 2004 – $12.6]	61.7	—	61.7

	$1,736.1	$(14.3)	$1,721.8

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$587.9	$(9.3)	$578.6
Income taxes payable	10.6	—	10.6
Current portion of long-term debt	5.2	—	5.2
Other current liabilities	2.6	(0.5)	2.1
Deferred income taxes	—	—	—

Total current liabilities	606.3	(9.8)	596.5

Long-term debt	656.2	—	656.2
Deferred income taxes	16.0	0.1	16.1
Employee future benefits liability	124.7	(3.5)	121.2
Other long-term liabilities	28.4	—	28.4
Redeemable preferred shares	44.2	—	44.2

Total liabilities	1,475.8	(13.2)	1,462.6
Shareholder’s equity
Share capital	311.0	—	311.0
Contributed surplus	0.7	—	0.7
Deficit	(53.2)	(1.1)	(54.3)
Currency translation adjustment	1.8	—	1.8

	$1,736.1	$(14.3)	$1,721.8

(1)	Reflects adjustments to our historical unaudited interim consolidated balance sheet as of April 30, 2004 giving effect to the disposition of the utility vehicles segment as if the disposition had occurred on April 30, 2004. Therefore the financial position of the utility vehicles segment has been removed from our unaudited interim pro forma consolidated balance sheet as of April 30, 2004.

We estimate the gain or loss resulting from the disposal of the segment to be minimal as the timing between the date we acquired the recreational products division from Bombardier and the disposal date is relatively short and no events have occurred, since the acquisition date, which would indicate that the assets of this segment have been impaired. The estimated net proceeds of disposal for the utility segment of $40 million, including costs of disposals of $1.3 million, and after considering working capital adjustments, approximate the fair value allocated to the utility segment when we had originally purchased it.

UNAUDITED PRO FORMA STATEMENT OF INCOME

FOR THE THREE-MONTH PERIOD ENDED APRIL 30, 2004

	Three Months Ended April 30, 2004	Pro Forma Adjustments(2)	Pro Forma Three Months Ended April 30, 2004
Canadian GAAP
Revenues
Power sports	$479.5	$—	$479.5
Marine Engines	143.6	—	143.6
Utility Vehicles	7.8	(7.8)	—

Total revenues	630.9	(7.8)	623.1
Cost of sales	540.8	(6.6)	534.2

Gross profit	90.1	(1.2)	88.9
Operating expenses:
Selling and marketing	40.5	(1.2)	39.3
Research and development	30.4	(0.8)	29.6
General and administrative	31.3	(1.0)	30.3

Total operating expenses	102.2	(3.0)	99.2

Operating profit (loss)	(12.1)	1.8	(10.3)
Interest expense (income) and other	12.2	—	12.2
Accretion in carrying value of redeemable preferred shares	1.0	—	1.0
Net loss on derivative financial instruments	—	—	—
Unrealized foreign exchange loss on long-term debt	21.2	—	21.2

Income (loss) before income taxes	(46.5)	1.8	(44.7)
Income tax expense (recovery)	(10.8)	0.7	(10.1)

Net income from continuing operations (loss)	$(35.7)	$1.1	$(34.6)

(2)	Reflects adjustments to our historical unaudited interim consolidated statement of operations as of April 30, 2004 giving effect to the disposition of the utility vehicles segment as if the disposition had occurred on February 1, 2004. Therefore the results of operations of the utility vehicles segment have been removed from our unaudited interim pro forma consolidated statement of operations for the three-month period ended April 30, 2004.

We estimate the gain or loss resulting from the disposal of the segment to be minimal as the timing between the date we acquired the recreational products division from Bombardier and the disposal date is relatively short and no events have occurred, since the acquisition date, which would indicate that the assets of this segment have been impaired. The estimated net proceeds of disposal for the utility segment of $40 million, including costs of disposals of $1.3 million, and after considering working capital adjustments, approximate the fair value allocated to the utility segment when we had originally purchased it.

Differences Between Canadian and United States Generally Accepted Accounting Principles

The unaudited pro forma interim consolidated balance sheet and statement of operations have been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. Note 20 to our unaudited interim consolidated financial statements, included elsewhere in this prospectus, describe the principal differences between Canadian GAAP and U.S. GAAP. The following table presents a reconciliation of our net income under U.S. GAAP to our pro forma net income under U.S. GAAP and our balance sheet data under U.S. GAAP to our pro forma balance sheet data under U.S. GAAP for the pro forma three-month period ended April 30, 2004 ($ in millions):

U.S. GAAP
Statement of Income Data:
Net loss in accordance with U.S. GAAP	$(33.9)
Pro forma adjustments under Canadian GAAP and U.S. GAAP	1.1

Pro forma net loss in accordance with U.S. GAAP	$(32.8)

	U.S. GAAP as at April 30, 2004	Pro Forma Under Canadian and U.S. GAAP	Pro Forma U.S. GAAP
Pro forma Balance Sheet Data (at end of period):
Total assets	$1,719.3	$(14.3)	$1,705.0
Total long-term debt	661.4	—	661.4
Total net equity	230.0	1.1	231.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and the accompanying notes for the 44-day period ended January 31, 2004 (“Successor”) and in conjunction with the historical financial statements and accompanying notes of Bombardier’s recreational products division as at December 18, 2003 and January 31, 2003 and for the 321-day period ended December 18, 2003 and the years ended January 31, 2003 and 2002 (“Predecessor”). For the ease of comparison purposes, financial data for the period of December 19, 2003 through January 31, 2004 has been added to financial data for the period from February 1, 2003 through December 18, 2003, to arrive at a 12-month combined period ended January 31, 2004. This period may be referred to herein as the “combined year ended January 31, 2004” or “combined year 2004”. The Consolidated Financial Statements, and the notes thereto, have been prepared in accordance with Canadian GAAP, which differ in certain material respects from U.S. GAAP. These differences are described in Note 26 to the Audited Consolidated Financial Statements included elsewhere in this prospectus. Comparative financial information for periods prior to December 18, 2003 is presented pursuant to regulatory requirements. The predecessor financial statements and notes thereto have been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. These differences are described in Note 22 to the predecessor financial statements included elsewhere in this prospectus. The financial condition and results of operations discussed for the Successor’s three month- period ended April 30, 2004 and the Predecessor’s three-month period ended April 30, 2003 should be read in conjunction with the Unaudited Interim Consolidated Financial Statements and the Notes included elsewhere in this prospectus. The Unaudited Interim Consolidated Financial Statements, and the notes thereto, have been prepared in accordance with Canadian GAAP, which differ in certain material respects from U.S. GAAP. These differences are described in Note 20 to the Interim Consolidated Financial Statements included elsewhere in this prospectus.

In reviewing this comparative financial information, readers should remember that Predecessor period results of operations do not reflect the effects of the Transactions and the application of purchase accounting. All amounts are in Canadian Dollars except otherwise indicated.

Description of Business

We are a leading designer, manufacturer and distributor of motorized recreational products worldwide. Our business consists of a diversified portfolio of products with industry leading and improving market shares. We have a number one market share position in the primary markets of each of our core products: snowmobiles (the Ski-Doo and Lynx brands), personal watercraft (the Sea-Doo brand), sport boats (the Sea-Doo brand) and snow grooming vehicles. We also entered the market for outboard engines, by acquiring the Johnson and Evinrude brands from Outboard Marine (which brands have the highest installed base of outboard engines in North America) and for ATVs by launching our own product line. Due to our market leading positions, our products have a large installed base that generates repeat business from our customers and supports a recurring stream of revenue from related parts, accessories and clothing sales.

Our business is comprised of three reportable segments, the Power Sports segment, Marine Engines segment and Utility Vehicles segment. Power Sports segment includes snowmobiles, watercrafts, all-terrain vehicles, sport boats, and small engines, our Marine Engines segment includes outboard engines, and our Utility Vehicles segment includes snow grooming equipment and multi-purpose tracked vehicles. Power Sports is the largest segment, representing 75% of the our sales in the combined year 2004.

On August 30, 2004, we consummated the sale of our utility vehicles segment. The sale of the utility vehicles segment is in line with our strategic focus, which is designed to maximize the synergies between our various products and manufacturing facilities. The sale of the utility vehicles segment will not have a significant impact on our results of operations and financial position. For the combined year ended January 31, 2004 revenues from the utility vehicles segment represented 3.3% of combined revenues and segment operating profit represented 4.6% of total combined operating profit. Net proceeds from the disposal are approximately $40.0 million subject to a purchase price adjustment based on working capital amounts at closing date. We do not anticipate recording a significant gain or loss from the disposal of this segment as the timing between the date we acquired the recreational products division from Bombardier and the disposal date is relatively short and no events have occurred, since the acquisition date, which would indicate that the assets of this segment are impaired. We will not retain any financial interest in the disposed segment.

Results of operations of the utility vehicles segment are presented as part of our results of operation and not as discontinued operations since all actions required to finalize the disposal occurred subsequent to April 30, 2004.

Acquisition of the recreational products business

On December 18, 2003 we purchased Bombardier’s recreational products business for a total consideration of $806.3 million (comprised of $910.0 million less cash acquired of $196.7 million, plus $42.7 million fair value of redeemable preferred shares of our parent and acquisition related transaction costs of $50.3 million). The net assets acquired are subject to a purchase price adjustment based on initial working capital amounts at closing and indemnification amounts related to income taxes due to Bombardier, which are included in other liabilities. The total cost of the purchase was allocated to the assets acquired and liabilities assumed on the basis of their estimated fair values as determined by preliminary independent valuations, using the purchase method of accounting. The main adjustments to the carrying value of the net assets acquired include a step up in the inventory value of $24.0 million to reflect distributor prices; recognition of the fair market value of foreign exchange contracts of $50.8 million; increase in the fair market value of property, plant and equipment of $85.2 million based on the combination of market value, going concern value, and value in use methodologies; the value of trademarks of $151.1 million, patents of $32.1 million, dealer network of $46.3 million, and license agreement of $13.8 million was based on discounted cash flows; and the recognition of an unrecognized employee future benefits liability of $48.9 million. As a result, residual goodwill was recorded at $91.4 million representing the excess of the purchase price over the fair value of the identifiable net assets acquired.

Results of Operations

Three-month period ended April 30, 2004 with three month period ended April 30, 2003 (Unaudited)

Overview

Revenues reached $630.9 million for the first quarter of fiscal 2005, an increase of 22.3% compared to the first quarter of fiscal 2004 with revenues of $515.8 million. Revenues for most of our product lines were up, when compared to the fiscal 2004 first quarter, due to the following reasons: (i) a management decision to postpone our watercraft production and delivery from the latter part of our fiscal year ended January 31, 2004 to the first quarter of 2005; (ii) the increased sales of the Outlander and MAX series ATVs; and (iii) the successful introduction of new products such as the E-TEC outboard engines. Net loss increased by $19.2 million compared to the first quarter of fiscal 2004. The variation in net loss was caused primarily by increased interest expense and accretion in carrying value of redeemable preferred shares of $13.2 million, an unrealized foreign exchange loss on long-term debt of $21.2 million and items related to purchase accounting of $12.5 million resulting from the settlement of foreign exchange contracts acquired as part of the acquisition and of the inventory sold which had been increased in value to distributor selling prices at the date of the acquisition.

Our cash balance at $152.5 million will provide the majority of the liquidity needed as we increase inventory levels for the upcoming snowmobile season and we anticipate using only a portion of the available credit under our revolving credit facility.

Revenues. Consolidated revenues for the first quarter of fiscal 2005 in the amount of $630.9 million were up 22.3% when compared to the first quarter of fiscal 2004. Power Sports segment revenues increased by $100.5 million due in majority to a management decision to postpone our watercraft production and delivery from the latter part of our fiscal year ended January 31, 2004 to this first quarter, increased demand for our watercrafts and by the increased demand of our ATV products due to the popularity of the Outlander and MAX series ATVs. Revenue increases, in the Power Sports segment, were offset by a strengthening Canadian dollar in relation to the U.S. dollar. Marine Engines revenues have increased by 11.4% when compared to the first quarter of fiscal 2004. Increased volumes, and better product mix were largely offset by a negative impact resulting from the conversion of U.S. dollar revenues into Canadian dollars when compared to the prior period. For the quarters ended April 30, 2004 and 2003, U.S. dollar revenues were converted into Canadian dollars at the average exchange rates of 1.3326 and 1.4825, respectively.

Gross Profit. Gross profit percentage of revenues decreased to 14.3% from 16.0% when compared to the same quarter in fiscal 2004. Gross profit decrease was caused primarily by the unfavorable impact of a stronger Canadian dollar in relation to the U.S. dollar. It was also caused by the unfavorable impacts resulting from the acquisition and mainly related to; (i) inventory sold during the period which had been increased in value to distributor selling prices; (ii) the unfavourable impact resulting from the settlement of foreign exchange contracts; and (iii) the amortization of intangible assets acquired. These two elements more than offset the positive impact of additional volume and a better mix of watercraft and ATV products in our Power Sports segment.

Selling and Marketing. Selling and Marketing expenses decreased as a percentage of revenues to 6.4% from 8.8% for the same period in fiscal 2004. The percentage decreased was primarily caused by higher revenues and a general reduction of selling and marketing expenses in the power sports segment of $6.5 million due to more favorable weather conditions.

Research and Development Expense. Research and Development expenses (“R&D”) increased to $30.4 million in the first quarter of fiscal 2005 from $29.4 million in the first quarter of 2004. R&D as a percentage of sales was 4.8% and 5.7% for the first quarter ended April 30, 2004 and 2003, respectively. Continued investments in R&D demonstrates our commitment to product innovation. We believe product innovation is essential in the recreational business.

General and Administrative Expenses. General and administrative expenses (“G&A”) decreased for the first quarter by 2.5% to $31.3 million from $32.1 million in the same period in fiscal 2004. G&A as a percentage of sales was 5.0% and 6.2% for the first quarter ended April 30, 2004 and 2003, respectively. Items that have caused G&A to vary are incremental costs which we now incur as a stand alone entity such as corporate function costs, large corporations taxes and higher insurance costs and additional expenses related to the expensing of our parent company stock options that were granted to certain members of management of BRP, offset by a reduction of expenses for corporate costs of Bombardier which were allocated to the recreational products business for the period ended April 30, 2003 and which we no longer incur.

Interest Expense and Other. Interest expense and other for the second quarter totaled $12.2 million compared to $1.0 million for the first quarter ended April 30, 2004 and 2003, respectively. The increase was caused by our new long-term debt that was issued in December 2003 in connection with the acquisition of the recreational products business. Also included in interest expense and other is the amortization expense in the amount of $1.6 million for costs associated with the issuance of long-term debt, which are being amortized over a period of approximately 9 years.

Interest expense on the notes will be U.S. $16.8 million for fiscal 2005. Interest expense on the floating U.S. $ 280.0 million U.S. and Canadian term loans was $4.0 million for the 3-month period ended April 30, 2004 and the effective interest rate as of April 30, 2004 was 4.13%. Amortization expense related to deferred financing costs for the 2005 fiscal year should approximate $6.8 million.

Accretion in Carrying Value of Redeemable Preferred Shares. Accretion in the carrying value of the redeemable preferred shares, was $1.0 million for the period ended April 30, 2004. The carrying value of the redeemable preferred shares is increased to its redemption value through charges to operations over the period up to their estimated redemption date. Accretion in the carrying value of the redeemable preferred shares for the 2005 fiscal year will be approximately $4.1 million.

Unrealized Foreign Exchange Loss on Long-term Debt. Unrealized foreign exchange loss on long-term debt, in the amount of $21.2 million, represents the loss resulting from the conversion of our U.S. dollar denominated debt, for financial reporting purposes, into Canadian dollars. Our long-term debt, denominated in U.S. dollars, was converted at an exchange rate of 1.3706 as of April 30, 2004 compared to a rate of 1.3264 as of January 31, 2004.

Provision for Income Taxes. The effective tax rate for the first quarter of fiscal 2005 was 23.3% and 34.8% for the first quarter of fiscal 2004. This reduction in effective tax recovery rate is due mainly to the fact that we have not recognized any tax benefit resulting from the unrealized foreign exchange loss of $21.2 million mentioned above.

Net Loss. Net loss for the three-month period ended April 30, 2004 was $35.7 million compared to a net loss of $16.5 million for the same period in fiscal 2004. The increase in net loss resulted mainly from increased interest expense and accretion in carrying value of redeemable preferred shares, an unrealized foreign exchange loss on long-term debt and non-recurring items related to purchase accounting.

Business Segments

Segment operating profit (loss) excludes costs of corporate office charges for administrative functions as well as interest expense and income taxes.

The following table summarizes revenues by segment :

	Three months ended April 30,
	2004	2003	$ Change	% Change
	(unaudited)	(unaudited)
	(in millions of Canadian dollars)
Power Sports	$483.4	$382.9	$100.5	26.2%
Marine Engines	151.1	135.6	15.5	11.4
Utility Vehicles	7.8	7.9	(0.1)	(1.3)
Intersegment revenues	(11.4)	(10.6)	(0.8)	(7.5)

Total consolidated revenues	$630.9	$515.8	$115.1

The following table summarizes segment operating profit (loss):

	Three months ended April 30,
	2004		2003
		As a % of segment revenue		As a % of segment revenue	$ Change	% Change
	(unaudited)		(unaudited)
	(in millions of Canadian dollars)
Power Sports	$9.4	1.9%	$(8.3)	(2.2)%	$17.7	213.3%
Marine Engines	(13.2)	(8.7)	(9.0)	(6.6)	(4.2)	(46.7)
Utility Vehicles	(1.8)	(23.1)	(2.8)	(35.4)	1.0	35.7

Total	$(5.6)		$(20.1)

Power Sports Segment. Power Sports segment revenues reached $483.4 million for the first quarter of fiscal 2005 compared to $382.9 million for the same quarter of fiscal 2004, an increase of 26.2%. The revenue increase is due in part to management’s decision to delay the production and delivery of watercrafts into the first quarter of fiscal 2005 and an increase in the number of units sold of ATV’s both totaling approximately $125 million and a better product mix for approximately $20 million. The higher delivery of ATV units is due in part to increased demand of our ATV products due to the popularity of the Outlander and MAX series ATVs. A stronger Canadian dollar in relation to the U.S. dollar in the first quarter of 2005 compared to the same quarter of fiscal 2004 resulted in an unfavorable impact on revenues of approximately $50 million including the settlement of foreign exchange contracts acquired as part of the acquisition which resulted in an unfavourable impact on revenues for the current period for an amount of $6.1 million.

Power Sports segment operating profit amounted to $9.4 million for the first quarter of fiscal 2005 as compared to an operating loss of $8.3 million for the first quarter of fiscal 2004. As a percentage of revenue, segment operating profit (loss) was 1.9% as compared to (2.2)% for the same period last year. Despite the negative impacts resulting from unfavourable exchange rates of approximately $38.0 million, the settlement of foreign exchange contracts acquired as part of the acquisition of $6.1 million and of the inventory sold during the period which had been increased in value to distributor selling prices at the date of the acquisition of $6.4 million the Power Sports segment reported an operating profit due in part by a better product mix of watercrafts and ATV’s of around $10 million and the remaining improvement in margin was caused by increased unit sales.

Marine Engines Segment. Marine Engines segment revenues increased by $15.5 million to $151.1 million for the quarter ended April 30, 2004 as compared to $135.6 million for the quarter ended April 30, 2003. The increase in revenues is primarily due a better product mix of approximately $11 million following the introduction of the E-TEC engines which combined both the qualities and benefits of 2-stroke and 4-stroke engines and increased units sold of approximately $18 million and offset, in part, by the weakening of U.S. dollars in relation to the Canadian dollar when compared to the same period in fiscal 2004.

Marine Engines segment operating loss amounted to $13.2 million for the quarter ended April 30, 2004 as compared to a segment operating loss of $9.0 million in the same quarter in fiscal 2004. This increase is mainly due to higher selling and marketing expenses related to the introduction and expansion of the E-TEC product line as well as higher R&D expenses both totaling approximately $4 million. Operating loss for the period ended April 30, 2003 includes a gain on disposal of assets of $2.6 million.

Utility Vehicles Segment. Utility Vehicles segment revenues reached $7.8 million for the quarter ended April 30, 2004 compared to $7.9 million for the first quarter of fiscal 2004. The Utility Vehicles segment revenue is seasonal as a significant portion of our revenues from this segment are generated in the third and fourth quarters, which is just before the North American ski season. This segment is currently in preparation for production of units that are scheduled to be delivered for the next ski season.

Segment operating loss amounted to $1.8 million or 23.1% of segment revenues for the period ended April 30, 2004 as compared to $2.8 million or 35.7% for the same period in fiscal 2004.

Combined year 2004 compared with year ended January 31, 2003

Overview

Consolidated revenues reached $2.5 billion for the combined year 2004, approximately the same level as last year. Revenue increases in the Power Sports segment were offset by revenue declines in the Marine Engines and Utility Vehicles segments. The revenue increase in the Power Sports segment was a result of higher revenue per unit offset by lower unit shipments. The revenue decline in the Marine Engines segment was caused primarily by lower exchange rates used to translate results into Canadian dollars and, in the Utility Vehicles segment, mainly by lower unit shipments.

Consolidated gross profit reached $435.3 million or 17.5% of consolidated revenues for the combined year ended January 31, 2004 as compared to $563.0 million or 22.7% for the year ended January 31, 2003. The decrease in consolidated gross profit is primarily due to a favorable impact in the prior year caused by changes in estimates and in accounting policies. The changes in estimates established in connection with the acquisition of assets of the outboard engine business of Outboard Marine Corporation in fiscal 2002, resulted in the reversal of acquisition related accruals. The change in accounting policy represents the impact of adopting a new sales promotion and incentive accounting policy as of February 1, 2002, based on the Emerging Issues Task Force, or EITF, of the United States Financial Accounting Standards Board, or FASB, EITF Issue No. 01-09 “Accounting for Consideration Given to a Vendor by a Customer”. The remainder of the decrease in consolidated gross profit is primarily due to an unfavorable impact in the current year resulting from the fair valuation of assets and liabilities acquired, and, to a lesser extent, the planned postponement of watercraft production to better align shipments with retail sales, and higher warranty costs mainly related to a recall of watercraft fuel tanks.

Operating expenses were $399.9 million or 16.0% of consolidated revenues for the combined year ended January 31, 2004 as compared to $393.2 million or 15.9% for the year ended January 31, 2003. Selling and marketing expense remained at 6.7% of consolidated revenues in both periods. Research and development expense increased slightly from 4.3% of consolidated revenues for the year ended January 31, 2003 to 4.4% for the combined year ended January 31, 2004 based mainly on investment in new product research. General and administrative expense increased slightly from 4.9% to 5.0% based primarily on additional functions required as a standalone company in the successor period.

Increased interest expense as well as the accretion in the carrying value of the redeemable preferred shares resulted from the new debt raised and redeemable preferred shares issued as part of the Transactions.

The net losses on derivative financial instruments relate to losses on foreign exchange contracts on the Canadian Dollar equivalent of the U.S. Dollar debt issued at the time of the Transactions offset by gains on the fair value of the acquired foreign exchange contracts.

Income before income taxes amounted to $22.1 million or 0.9% of consolidated revenues for the combined year ended January 31, 2004 as compared to $164.9 million or 6.7% for the year ended January 31, 2003.

Income tax expense amounted to $9.4 million or 42.5% of income before income taxes for the combined year ended January 31, 2004 as compared to $50.1 million or 30.4% for the year ended January 31, 2003. The tax rate is impacted by tax-exempt items applied against a lower Income before income taxes offset by the favorable impact attributable to a different mix of accounting profits and losses between tax jurisdictions.

Net income amounted to $12.7 million for the combined year ended January 31, 2004 as compared to $114.8 million in the year ended January 31, 2003.

Business Segments

Segment operating profit (loss) excludes costs of corporate office charges for administrative functions as well as interest expense and income taxes.

The following table summarizes revenues by segment :

	Combined period ended January 31, 2004	Year ended January 31, 2003	$ Change	% Change
	(in millions of Canadian dollars)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Power Sports	$1,888.5	$1,834.0	$54.5	3.0%
Marine Engines	559.8	579.9	(20.1)	(3.5)
Utility Vehicles	83.2	92.9	(9.7)	(10.4)
Intersegment revenues	(39.4)	(30.5)	(8.9)	(29.2)

Total consolidated revenues	$2,492.1	$2,476.3	$15.8

The following table summarizes segment operating profit (loss):

	Combined period ended January 31, 2004		Year ended January 31, 2003
		As a % of segment revenue		As a % of segment revenue	$ Change	% Change
	(in millions of Canadian dollars)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Power Sports	$82.8	4.4%	$183.0	10.0%	$(100.2)	(54.8)%
Marine Engines	(17.1)	(3.1)	14.1	2.4	(31.2)	(221.3)
Utility Vehicles	3.2	3.8	1.7	1.8	1.5	88.2

Total	$68.9		$198.8		$(129.9)

Power Sports Segment. Power Sports segment revenues reached $1.9 billion for the combined year 2004 as compared to $1.8 billion for the year ended January 31, 2003. The increase was caused by higher revenue per unit offset by lower unit shipments. The higher revenue per unit resulted primarily from higher prices and favorable unit mix towards higher priced units in snowmobiles and ATVs. The lower unit shipments resulted primarily from lower watercraft units as a result of the planned one-time shift of production from the second half of the combined year 2004 to the first half of the fiscal year 2005 to better align shipments with retail sales offset primarily by higher ATV units as a result of the launch of a more complete product line up and strategic distribution arrangement with John Deere.

Power Sports segment operating profit amounted to $82.8 million for the combined year 2004 as compared to $183.0 million for the year ended January 31, 2003. The decrease results primarily from the favorable impact in the prior period of adopting EITF Issue No. 01-09 and the unfavorable impact in the current period of increasing inventory value to distributor prices in purchase accounting, higher warranty costs related mainly to a recall of watercraft fuel tanks and the postponement of watercraft deliveries. Having adopted EITF No. 01-09, we recognize sales promotion and incentives at the later of revenue recognition or the announcement of the sales and incentive program. The increase in value of inventory to distributor prices at the time of the Transactions and the subsequent sale of a portion of that inventory at a lower margin resulted in an unfavorable impact in the current period.

Marine Engines Segment. Marine Engines segment revenues declined to $542.3 million for the combined year ended January 31, 2004 from $563.5 million in the year ended January 31, 2003 primarily due to lower revenue per unit mainly as a result of lower exchange rates used to translate results into Canadian dollars offset primarily by higher unit shipments due to introducing the E-TEC product line.

Marine Engines segment operating loss amounted to $17.1 million for the combined year ended January 31, 2004 as compared to a segment operating profit of $14.1 million in the year ended January 31, 2003. This decrease results mainly from the favorable impact of changes in estimates established in connection with the acquisition of assets of the outboard engine business of Outboard Marine Corporation that resulted in the reversal of acquisition related accruals. We determined that reserves established at the time of the acquisition of assets against accounts receivable, inventory, and warranty, were no longer necessary given our collection of receivables, turnover of inventories, and warranty experience.

Utility Vehicles Segment. Utility Vehicles segment revenues reached $83.0 million for the combined year ended January 31, 2004 as compared to $92.9 million in fiscal year 2003. This decrease was mainly due to lower unit shipments of snow grooming units resulting from poor snow conditions in winter 2003 which we believe reduced replacement demand in winter 2004 offset somewhat by higher prices.

Segment operating profit amounted to $3.2 million or 3.9% of segment revenues in the combined year ended January 31, 2004 as compared to $1.7 million or 1.8% in the year ended January 31, 2003. The increase results mainly from higher margins due to higher prices of snow grooming units and used equipment.

Year ended January 31, 2003 compared with year ended January 31, 2002

Revenues increased by $456.3 million, or 22.6%, from $2,020.0 million for the year ended January 31, 2002 to $2,476.3 million for the year ended January 31, 2003. Of this increase, approximately $274.1 million was due to increased sales of Marine Engines in fiscal 2003 resulting from including a full year of results from that business which was acquired in March 2001. This increase is also due to improved sales of $181.1 million in Power Sports products, largely as a result of increased sales of ATVs and personal watercraft.

Gross profit increased by $103.5 million, or 22.5%, from $459.5 million for the year ended January 31, 2002 to $563.0 million for the year ended January 31, 2003. This increase is due to the favorable impact on fiscal 2003 of changes in estimates related to the Outboard Marine acquisition and other changes in estimates, our change in accounting policy for sales promotions which benefited fiscal 2003 by $20.0 million, and higher sales volume in all segments.

Total operating expenses increased by $28.1 million, or 7.7%, from $365.1 million for the year ended January 31, 2002 to $393.2 million for the year ended January 31, 2003. This increase is the result of the inclusion of a full year of results from our Marine Engines segment, increased research and development expense to develop our new E-TEC technology, and increased marketing expenses to promote the expansion of our ATV product offerings. In fiscal 2002, our operating expenses included certain non-recurring items, which offset the $28.1 million increase mentioned above . These non recurring items in fiscal 2002 include the write-down of assets associated with our exit from the catalog direct order business, legal expenses incurred to defend against a patent infringement claim, net of a benefit related to a change in estimate related to our acquisition of the assets of Outboard Marine.

Interest expense increased by $0.8 million, or 19.5%, from $4.1 million for the year ended January 31, 2002 to $4.9 million for the year ended January 31, 2003. The increase is primarily attributed to increased borrowings from Bombardier.

Income tax expense for the year ended January 31, 2002 was $23.7 million with an effective tax rate of 26.2%, as compared to an income tax recovery for the year ended January 31, 2003 of $50.1 million with an effective tax rate of 30.4%. The higher effective tax rate in 2003 is attributable to a different mix of accounting profits and losses between tax jurisdictions.

Net income increased by $48.2 million, or 72.4%, from $66.6 million for the year ended January 31, 2002 to $114.8 million for the year ended January 31, 2003, for the reasons described above.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, related amounts of revenues and expenses and disclosure of contingent assets and liabilities. We based our estimation on historical experience and various other assumptions that are believed to be reasonable and consistent with industry practice. Actual results may differ from these estimates under different assumptions or conditions. We believe the following are our critical accounting policies and estimates used in the preparation of our Consolidated Financial Statements.

Inventory valuation

Raw materials and work in process, finished products and parts and accessories are valued at the lower of cost (average cost or first-in, first-out) and replacement cost (raw materials) or net realizable value. We make ongoing estimates relating to the net realizable value of inventories, based upon our assumptions about future demand and market conditions. If we estimate that the net realizable value of our inventory is less than the cost of the inventory recorded in our books, we record a reserve equal to the difference between the cost of the inventory and the estimated net realizable value. This reserve is recorded as a charge to cost of sales. If changes in market conditions result in reductions in the estimated realizable value of our inventory below our previous estimate, we would increase our reserve in the period in which we made such a determination and record an expense to cost of sales.

Our estimate of net realizable value is reevaluated on a quarterly basis. Experience has shown that the net realizable value can be volatile, therefore, our process relies upon our estimation of future sales promotions and incentives programs, future warranty expenses and reactions from the dealers at the annual tradeshows. As actual information becomes available, it is used to modify our estimated future selling prices and related costs to manufacture and sell our inventories, in order to evaluate their net realizable value.

Goodwill and other intangible assets

Intangible assets with an indefinite life such as goodwill, trademarks and license agreement are tested for impairment annually on the basis of their fair value, or more frequently if events or circumstances indicate that the assets might be impaired. If the carrying value exceeds its fair value, impairment is measured as the excess of the carrying amount over the implied fair value of the intangible asset. Fair value is determined using discounted expected future net cash flows. The valuation of goodwill and other indefinite-life intangibles may be affected by, among other things, our business plan for the future, and estimated results of future operations.

Revenue Recognition

We recognize revenues when title passes upon delivery of products to customers and collection is reasonably assured. As part of our revenue recognition policy, we recorded estimated product returns within the normal course of business or resulting from repossession under customer financing programs as reductions to revenues at the time revenues are recorded. We base our estimates on historical rates of product returns and repossessed products, and specific identification of outstanding returns or repossessed products not yet received from customers or financing companies. Actual returns and repossessed products in any future period are inherently uncertain and thus may differ from our estimates. If actual or expected returns or repossessed products were significantly greater or lower than the reserves we had established, we would record a reduction or increase to revenues in the period in which we made such determination.

Our estimates of returns and repossession of products is reevaluated on a quarterly basis based on actual data as compared with the reserves that we had established. No material losses have been incurred under these agreements, however adverse change in retail sales could cause this situation to change.

Sales of account receivables

We sell receivables to third parties. Transfers of accounts receivables are recognized as sales when we are deemed to have surrendered control over these assets, which generally occurs at the time of delivery, and consideration other than beneficial interest in the transferred assets was received by us. When the transfer is considered a sale, we remove the assets sold from the balance sheet, recognize at fair value the assets received and the liabilities incurred and record a gain or loss on the sale. Such gain or loss depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on our estimates of their relative fair values at the date of transfer. The retained interest represents the difference between the carrying value of the receivables transferred to the applicable financing company and the proceeds received. In certain circumstances upon a dealer default, we are required to repurchase receivables sold. Retained interests are carried at fair value and periodically reviewed for impairment. Market value quotes are generally not available for retained interests, therefore we estimate fair value based on the present value of future expected cash flows using management’s best estimates of the key assumptions for credit losses, prepayment speed and discount rates.

Sales promotions and incentive programs

Sales promotion and incentive programs include dealer and distributor rebates, volume discounts and retail financing programs. We generally provide for estimated sales promotion and incentive expenses at the later of revenue recognition or the announcement of sales promotion and incentive programs. Sales promotion and incentive expenses are estimated based on current programs, historical rates for each product line, inventory levels at the dealer network and future forecasted sales of the dealer network. Actual results may differ from these estimates if market conditions dictate the need to enhance or reduce sales promotion and incentive programs or if the customer usage rate varies from historical trends. Adjustments to sales promotions and incentives accruals are made from time to time as actual usage becomes known in order to properly estimate the amounts necessary to generate consumer demand based on market conditions as of the balance sheet date. Historically, sales promotion and incentive expenses have been within our expectations and differences have not been material.

Product warranties

The estimated warranty is accrued for each product at the time of sale. Estimates are principally based on assumptions regarding lifetime warranty costs of each product line and each model year of that product line, where little or no claims experience may exist. In addition, the number and magnitude of additional service actions expected to be approved, and policies related to additional service actions, are taken into consideration. Additional service action costs may occur due to certain factors such as weather and its impact on product usage and product recalls. Due to the uncertainty and potential volatility of these estimated factors, changes in our assumptions could materially affect net income.

Our estimate of warranty is reevaluated on a quarterly basis. Experience has shown that initial data for any given model year can be volatile; therefore, our process relies upon long-term historical averages until sufficient data are available. As actual experience becomes available, it is used to modify the historical averages to ensure that the forecast is within the range of likely outcomes. Resulting balances are then compared with present spending rates to ensure that the accruals are adequate to meet expected future obligations. While we believe that the warranty provision is adequate, such amounts estimated to be payable could differ materially from what will actually occur in the future.

Litigation

We incur expenses on claims as a result of legal actions against us. We record a liability for our non-insured obligations. We estimate our liability obligations based on historical trends and a review of product performance. Any liability recorded is established for reported and unreported claims of injuries or damages that occurred prior to the date of our financial statements. While we believe that the product liability reserve is adequate, adverse outcomes of products liability claims could have a material adverse effect on our financial position.

Redeemable Preferred Shares

Upon occurrence of certain future events, which we have determined to be likely to occur, redemption of our Class A Preferred Shares for cash would be mandatory. As a result, the estimated fair value of the obligation to redeem the Class A Preferred Shares (“Redeemable Preferred Shares”) was recorded as a liability on the date of issue. The carrying value of the redeemable preferred shares is accreted to its redemption value through charges to operations over the period up to their estimated redemption date based on the effective yield method.

The estimated redemption date is based on expectations as to when events triggering mandatory redemption are most likely to occur. Timing of the events could differ from estimates or may never occur. If the triggering events do not occur within a specified future period, the shares would never become mandatorily redeemable, and would accordingly be reclassified to equity on a prospective basis.

Liquidity, Capital Resources and Financial Position

Cash paid for the acquisition of the recreational products business on December 18, 2003 was $757.2 million. This amount includes $713.3 million, net of cash acquired of $196.7 million, paid on the date of acquisition plus the settlement of acquisition related accruals of $43.9 million during the 44-day period ended January 31, 2004. Acquisition related accruals outstanding as of April 30, 2004 totalled $24.8 million including the restructuring related accruals of $19.8 million. Our preliminary restructuring plan established as part of the acquisition is being executed and the final plan should be presented to our board of directors during the fourth quarter. Restructuring costs of $5.0 million were paid during the three-month period ended April 30, 2004. We also issued redeemable preferred shares with a fair value of $42.7 million as a non-cash consideration for the acquisition. The acquisition was partly financed through the issuance of capital stock for an amount of $304.5 million and the issuance of long-term debt of $591.9 million net of issuance costs of $46.1 million. The balance sheet as of January 31, 2004 reflects the impact of the acquisition on the carrying value of assets and liabilities.

Our primary sources of funds are provided by cash balances, cash from operating activities, and borrowings under our $250.0 million revolving credit facility while our primary uses of funds are capital investments and working capital. The restrictive covenants in our senior secured credit facility limit our ability to incur additional indebtedness, pay dividends, make investments, grant liens, sell our assets, and engage in certain other activities. However, based on our current level of operations, we believe that remaining cash on hand, cash flows from operations and available borrowings under the revolving credit portion of our senior secured credit facility will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months.

The seasonality of production and shipments causes working capital requirements to fluctuate during the year. Typically, working capital needs grow through the spring and summer and decline through the autumn and winter with a peak in mid-summer. We believe that cash and availability under our credit facility provide sufficient liquidity for our operations.

We are significantly leveraged. As of April 30, 2004, our debt structure consisted of U.S.$200.0 million (approximately $274.1 million) aggregate principal amount of senior subordinated notes offered hereby, and a senior credit facility, consisting of a (i) U.S.$280.0 million ($383.8 million) term loan facility with a maturity of seven years, and (ii) $250.0 million revolving loan facility with a maturity of five years. At April 30, 2004, the term loan facility was drawn in full and the revolving loan facility was undrawn (excluding approximately $32.2 million of outstanding letters of credit).

Our borrowings under our senior secured credit facility are, at our option (1) in the case of U.S. dollar denominated loans, equal to either the U.S. prime rate, U.S. base rate or an adjusted LIBOR rate, (2) in the case of Canadian dollar denominated loans, equal to the Canadian prime rate, and (3) in the case of Euro denominated loans, equal to an adjusted EUROLIBOR rate, in each case plus an applicable margin. On the last day of each calendar quarter we will be required to pay each lender a customary commitment fee in respect of any unused commitments under the revolving loan facility. Our senior secured credit facility requires scheduled amortization payments on the term loans in annual amounts equal to 1% of the original term loans, in semi-annual installments for a period of six years, with the balance paid in four equal quarterly installments thereafter. Subject to exception, our senior secured credit facility requires mandatory prepayments of the loans in the event of certain asset sales or other asset dispositions, issuances of equity securities or debt securities or if we have annual consolidated excess cash flow. Our senior secured credit facility is guaranteed by our parent and all of our existing and future subsidiaries that can provide a full and unconditional guarantee, and is secured by a first priority security interest in substantially all of our and their existing and future assets, and a first priority pledge of our capital stock and the capital stock of those subsidiaries, as well as intercompany notes issued by our non-guarantor subsidiaries and the capital stock of our non-guarantor subsidiaries, subject to certain exceptions agreed upon with our lenders and local law requirements. Our senior secured credit facility matures December 2010. For a more complete summary of the provisions of our senior secured credit facility, see “Description of Our Senior Secured Credit Facility.”

Our U.S.$200.0 million ($274.1 million) senior subordinated notes bear a fixed rate of 8 3/8%, with interest payable semi-annually in June and December. Our senior subordinated notes are due December 2013. For a more complete summary of the provisions of our senior subordinated notes, see “Description of the Exchange Notes.”

For the three-month period ended April 30, 2004 (Unaudited)

Cash as of April 30, 2004 totalled $152.5 million. At that date, the revolving credit facility had no borrowings and availability stood at $250.0 million less issued letters of credit of $32.2 million.

Net cash provided by operating activities before net change in working capital items totalled $4.0 million for the three-month period ended April 30, 2004 ($8.9 million as of April 30, 2003), of which $50.0 million was used to reduce accounts payable and accrued liabilities. As a result, cash flows used for operating activities totalled $29.2 million as compared to $150.0 million for the prior period. Cash of $6.4 million was used to settle acquisition-related accruals pertaining to the business acquisition. Cash of $8.7 million was utilized to make capital expenditures. We expect to spend approximately $105.0 million in capital expenditures in fiscal year 2005, primarily in connection with the continuation of new product launches, and providing for maintenance of capacity, infrastructure and equipment at our manufacturing facilities.

As of April 30, 2004, we had share capital of $311.0 million, redeemable preferred shares outstanding of $44.2 million, and long-term debt outstanding of $661.4 million. The preferred shares with mandatory redemption features have been classified as long-term liabilities. We will have to redeem the preferred shares on the occurrence of future events, which we consider likely to occur. The carrying value of the preferred shares is accreted to its redemption value through charges to operations over the period up to their redemption date, based on the effective yield method. During the first quarter of fiscal 2005 our parent company contributed an additional $6.5 million resulting from the net proceeds received as part of the management share subscription agreement. The contribution was accounted for as an increase in shareholder’s equity.

Our U.S.$200.0 million ($274.1million) senior subordinated notes bear a fixed rate of 8.375%, with interest payable semi-annually in June and December. Our senior subordinated notes are due December 2013.

The strengthening of the Canadian dollar in relation to the U.S. dollar resulted in an increase in our long-term debt in an amount of $21.2 million due to the conversion of our long-term debt from U.S. dollars to Canadian dollars at the exchange rate in effect at the end of the period.

For the 44-day period ended January 31, 2004

Cash as of January 31, 2004 totalled $196.2 million. At that date, the revolving credit had no borrowings and availability stood at $250.0 million less issued letters of credit issued of $54.5 million.

Net cash provided by operating activities totalled $79.6 million for the 44-day period ended January 31, 2004 of which $21.0 million was utilized to make capital expenditures and $0.5 million to repay long-term debt.

As of January 31, 2004, we had share capital of $304.5 million, redeemable preferred shares outstanding of $43.2 million, and long-term debt outstanding of $640.0 million. The preferred shares with mandatory redemption features have been classified as long-term liabilities. We will have to redeem the preferred shares on the occurrence of future events, which we consider likely to occur. The carrying value of the preferred shares is accreted to its redemption value through charges to operations over the period up to their redemption date, based on the effective yield method.

At January 31, 2004 the revolving loan facility was undrawn (excluding approximately $54.5 million of outstanding letters of credit).

Off-Balance Sheet Obligations

We have agreements with various finance companies to provide financing to our dealers to facilitate their purchase of our products. These agreements improve our liquidity by financing dealer purchases of products without requiring substantial use of our working capital. A significant percentage of our sales of snowmobiles, watercraft, ATVs, sport boats, and outboard engines to dealers in North America are financed under such arrangements. In the event of a dealer default, we may be required to repurchase new and unused products at the total unpaid principal balance. No material losses have been incurred under these agreements. However, an adverse change in market conditions or other factors could cause this situation to change and thereby require us to repurchase repossessed units.

For the three-month period ended April 30, 2004 (Unaudited)

The total amount of floorplan financing provided to dealers during first quarter ended April 30, 2004, was $314.3 million compared to $236.9 million in the same period ended April 30, 2003. The amount outstanding as of April 30, 2004, was $820.3 million.

As a sales incentive, we generally provide a limited free floorplanning period to our dealers during which we pay interest to the financing company. Thereafter, the dealer pays interest to the financing company. Our portion of the related financing charges for the three-month period ended April 30, 2004 and 2003 was $7.2 million and $8.4 million, respectively.

As part of our working capital management, we sell receivables to related and third parties. The total amount of factoring was $211.2 million and $247.0 million for the three-month period ended April 30, 2004 and 2003, respectively, of which the amounts outstanding as of April 30, 2004, were $181.4 million. Related financing charges for the first quarter ended April 30, 2004 and 2003 amount to $1.6 million and $1.9 million, respectively. In certain circumstances, we are required to repurchase receivables sold to the financing company for an amount equal to the total amount owed by the applicable customer.

For a more complete description of these arrangements, see “Description of Other Financing Arrangements.”

For the 44-day period ended January 31, 2004

The total amount of floorplan financing provided to dealers during the 44-day period ended January 31, 2004, was $178.5 million. The amount outstanding as of January 31, 2004, was $760.4 million.

Our portion of the related financing charges, related to free floorplanning period provided to our dealers, for the 44-day period ended January 31, 2004 was $3.6 million.

The total amount of factoring was $265.6 million for the 44-day period ended January 31, 2004, of which the amounts outstanding as of January 31, 2004, were $218.7 million. Related financing charges for the 44-day period ended January 31, 2004 amount to $0.8 million. The outstanding balance for receivables sold to Bombardier Capital was $130.1 million at January 31, 2004.

Hedging Activities

As of February 1, 2004, we have designated as hedges of anticipated future sales in U.S, dollars and Australian dollars and of anticipated future purchases in Euros, foreign exchange contacts acquired as part of the acquisition and entered into since December 18, 2003. Gains and losses associated with foreign exchange contracts designated as hedges are recognized in the statement of operations on settlement.

Contractual Obligations

We have not entered into significant and material contractual obligation during the period ended April 30, 2004. The following is a summary of our contractual cash obligations as of January 31, 2004:

	Payments Due By Period
Contractual Obligations	Less than 1 year	1-2 years	3-5 years	After 5 years	Total
	($ in millions)
Term loans under our senior credit facility (including mandatory interest payments)(1)	$25.9	$25.7	$75.8	$385.3	$512.7
Senior subordinated notes (including mandatory interest payments)	22.0	22.2	66.7	376.4	487.3
Other existing debt	1.3	—	2.0	—	3.3
Purchase Commitments(2)	7.6	7.6	—	—	15.2
Operating leases	14.1	7.2	6.5	2.9	30.7

Total contractual cash obligations	$70.9	$62.7	$151.0	$764.6	$1,049.2

(1)	Assumes the applicable interest rate of 6.0% as of January 31, 2004
(2)	Under a contractual obligation with a Japanese marine engine manufacturer, we are committed to purchase a minimum quantity of marine engines for two remaining model years

In addition to the obligations set forth above, pursuant to the new management agreement with affiliates of our Sponsors, such affiliates will be paid an aggregate annual management fee of U.S.$2.25 million. See “Certain Related Party Transactions—Management Agreement.”

Quantitative and Qualitative Disclosure of Market Risks

Inflation

We do not believe that inflation has had a material impact on our results of operations. While our cost of sales are subject to inflationary pressures and price fluctuations of the raw materials we use, we have generally been able over time to recover the effects of inflation and price fluctuations through sales price increases.

Foreign Exchange Rates

Our results of operations are subject to foreign exchange fluctuation related to the translation of financial statements of foreign operations into Canadian Dollars. In addition, transactions denominated in currency other than Canadian dollars for our Canadian operations are also subject to foreign exchange fluctuation. In order to mitigate foreign exchange impact on our Canadian operations, we enter into foreign exchange contracts.

We believe that exchange rate movements, particularly of the U.S. Dollar to the Canadian Dollar and European Union Euro to the Canadian Dollar do have a material impact. Our primary exposures are to U.S. Dollars based on sales and European Union Euros based on purchases. We are also exposed to foreign exchange movements on our U.S. Dollar denominated debt. Our current practice is to utilize derivative financial instruments to manage foreign currency exchange rate risks, though we may increase or decrease our hedging activities in the future.

We purchase financial derivatives, primarily forward contracts, to reduce foreign exchange volatility. Currently, our objective is to be 80% protected over the next 12 months and 50% protected over the following 12 months (months 13 to 24). We typically review our foreign exchange exposure monthly. We are exposed to credit loss in the event of non-performance by the other party to the derivative financial instruments. We limit this exposure by entering into agreements directly with a number of major financial institutions that meet our credit standards and that are expected to satisfy fully their obligations under the contracts. We view derivative financial instruments as a risk management tool and do not use them for speculative trading purposes.

Derivative contracts outstanding as of January 31, 2004 have maturity dates between 1 and 24 months. Notional amounts of foreign exchange contracts outstanding as of January 31, 2004 to manage foreign exchange exposure on U.S. Dollar sales, Japanese YEN sales and EURO sales were $845.4 million, $2.4 million and $42.2 million, respectively, and to manage foreign exchange exposure on EURO denominated purchases were $349.6 million. Because these contracts are for foreign currency denominated transactions, any change in the fair value of the contracts should be offset by changes in the value of the underlying transaction.

Interest Rates

Our $250.0 million revolving credit facility and U.S. $280.0 senior secured credit facility bear floating rate of interest based on LIBOR or “prime” rates plus applicable margin. At January 31, 2004, the effective interest rate on credit facility borrowings was 6.0%. We have entered into interest rate swap agreements in order to manage exposures to interest rate fluctuations. At February 19, 2004, we had fixed U.S. $70 million or 25% of the outstanding senior secured credit facility at an effective rate of 5.525% until February 2007.

Our U.S. $200.0 million senior subordinated notes bear a fixed rate of 8 3/8%, with interest payable semi-annually in June and December.

Seasonality

We have historically realized higher sales of snowmobiles in the fall and summer, higher sales of personal watercraft in the fall and spring and higher sales of utility vehicles in the fall. Seasonal trends in our other businesses are not material.

Pension and Employee Benefits

We maintain non-contributory defined benefit plans that provide for pensions, other post-retirement and post-employment benefit plans for most of our employees in Canada, the U.S, Austria and Belgium. We also provide a defined contribution plan for our employees in the U.S.

Following the Transactions, new plans have been setup and registered with government authorities and ownership of certain plans has been transferred to us. Transition from Bombardier is now completed. As part of the Transaction, an agreement was reached with Bombardier with respect to Canadian pension plans, the purpose of which was to transfer a proportionate share of assets to fully fund liabilities assumed by us under our new plans as of December 18, 2003 on a funding basis. Government approval is still pending.

We use a measurement date of December 31 for accounting purposes.

Significant Assumptions

Weighted average actuarial assumptions used in the calculation of the projected benefit obligations and pension and other benefits cost were as follows; discount rate: 5.66%, expected return on assets: 6.76%, rate of compensation increase: 3.89% and health care cost trend: 13% declining to 5.5% over 10 years.

The determination of these assumptions was made by management after a periodic review of factors, such as long-term investment return expectations prepared by consultants or economists, historical investment returns, long-term inflation expectations and bond yields and recommendations from actuaries. We use the market value of assets for purposes of measuring the pension cost. We also reflect the cost of future life expectancy improvements.

Based on the current economic environment and tendency toward increasing long bond yields, management does not expect these assumptions to change in such a way so that it would result in higher re-measured projected benefit obligations.

Financial Impact of the Plans

As at January 31, 2004, the deficit for all plans combined amounted to $125.8 million. Note that a significant portion of that deficit ($90.0 million) comes from unfunded pension plans in Austria where regulations do not require pre-funding and from other unfunded benefit plans. The expected pension and other benefits cost for fiscal year ending January 31, 2005 is expected to be $20.9 million.

It is estimated that a decrease of 50 basis points in the discount rate assumption would increase the projected benefit obligation for pension plans by approximately $20.3 million and for other benefits by approximately $1.5 million. The decrease would also increase the pension and other benefit costs by $1.8 million.

It is further estimated that a decrease of 50 basis points in the current long term expected return on assets would increase the pension cost by approximately $0.5 million.

Unrecognized Amounts

As at January 31, 2004, the combined plans deficit is fully recognized in our books.

Our policy is to amortize any future net actuarial gains and losses, based on the market value of plan assets, over 10% of the greater of the pension obligation and the market value of plan assets, as well as the cost of any future plan improvements over the estimated average remaining service life of the plan members.

Funding

Expected cash contributions to defined benefit pension plans for fiscal year 2005 are estimated to be $11.9 million.

Recent Accounting Pronouncements

Canadian GAAP

In June 2003, the CICA issued Accounting Guideline No. 15, “Consolidation of Variable Interest Entities” (“AcG No. 15”). AcG No. 15 establishes the consolidation criteria for variable interest entities based on a risks-and-rewards model rather than on a control-based model. The Accounting Standards Board is expected to issue proposed revisions to AcG No. 15. These proposed recommendations are expected to be effective as of the fourth quarter of fiscal year 2005 and are not expected to have a material impact on our financial statements.

In March 2003, the CICA issued Handbook Section 3110, “Asset Retirement Obligations”, which establishes standards for the recognition, measurement and disclosure of asset retirement costs. The new Section harmonizes Canadian requirements with U.S. GAAP. The standard requires that a liability for an asset retirement obligation is to be recognized at its fair value in the period in which it is incurred. This new Section is effective for fiscal years beginning on or after January 1, 2004, although earlier application is encouraged. We adopted this new standard effective December 19, 2003, and it did not have a material effect on our financial statements.

BUSINESS

General

We are a leading designer, manufacturer and distributor of motorized recreational products worldwide. Our business consists of a diversified portfolio of products with industry leading and improving market shares. We have a number one market share position in the primary markets of each of our core products: snowmobiles (the Ski-Doo and Lynx brands), personal watercraft (the Sea-Doo brand), sport boats (the Sea-Doo brand) and snow grooming vehicles. We also recently entered the market for outboard engines, by acquiring the Johnson and Evinrude brands from Outboard Marine Corporation (which brands have the highest installed base of outboard engines in North America) and for all terrain vehicles, or ATVs, by launching our own product line. Due to our market leading positions, our products have a large installed base that generates repeat business from our customers and supports a recurring stream of revenue from related parts, accessories and clothing sales.

Our products are distributed worldwide through approximately 1,500 power sports dealers, 2,000 marine dealers, and 105 other distributors.

Our Businesses

Power Sports Segment

Our power sports segment includes our snowmobile, personal watercraft, ATV, sport boat and small engine businesses, including any related parts, accessories and clothing operations. During the combined year ended January 31, 2004, our power sports division generated revenues of approximately $1,866.8 million.

Snowmobiles. Our founder introduced the first modern day snowmobile in 1959. We currently produce a full line of products marketed under the Ski-Doo brand name in North America and Europe and the Lynx brand name in Europe. The International Snowmobile Manufacturer’s Association estimates that the size of the snowmobile market in North America was approximately U.S.$1.1 billion in model year 2004. We lead this market with an approximate 37% share of retail units sold in model year 2004. We also lead the European market with an approximate 47% share of retail units sold in the same model year. We attribute our success in these markets to our product performance and innovation and our broad distribution network. Our products have been recognized with industry awards for many years, including “2004 Snowmobile of the Year” from Snow Goer Magazine and “Real World Sled of the Year” by SnowTrax Television in 2004. In model year 2003, we released the REV platform, which changes the rider’s position on the sled, improving maneuverability and comfort. Widespread market acceptance of the design helped us increase our North American market share from 30% in model year 2002 to 37% in model year 2004. Our distribution network consists of approximately 800 dealers in North America, approximately 70% of which we believe exclusively sell our products.

We believe the timing of snowmobile sales is affected by trends in snowfall. From 1994 up to 1998, snowfall was above 20-year average levels in the U.S. and industry unit sales increased by approximately 9% per year during that period. We believe that the above average snowfall contributed to an acceleration of sales in these years that would have otherwise been made after 1998. Because of this trend and several subsequent years of below average snowfall, industry unit sales experienced a compounded annual decrease of approximately 5% from model year 1999 to model year 2004. We believe that industry unit sales are positioned to increase as demand returns to historical levels. Despite these negative trends, we were able to increase our sales of retail units by approximately 4% from model year 2002 to model year 2004. Due to our more than 40-year presence in the industry and our market leadership, we have a large installed base of snowmobiles. Through the sale of related parts, accessories and clothing, this installed base generates a recurring and high-margin stream of revenues.

Personal Watercraft. We introduced the first personal watercraft in 1968. We currently produce a full line of personal watercraft marketed under the Sea-Doo brand name. The National Marine Manufacturer Association estimates the U.S. retail market was approximately U.S.$716.5 million for calendar year 2003. We have led this market for several years and have steadily increased our share of retail units sold in North America from 30% in model year 1992 to over 47% in model year 2003. Our gains in market share have been, in part, due to our product performance and innovation as well as our broad dealer network. Our products have been recognized with industry awards for many years, including “2004 Editor’s Choice in the Musclecraft Class” from Watercraft World Magazine for our Sea-Doo RXP. In model year 2004, we introduced an “inter-cooled supercharged” version of our 4-TEC engine into the Sea-Doo RXP, which at 215hp is the industry’s most powerful personal watercraft. We believe our customers are attracted to personal watercraft with 4-TEC engines due to their performance, lower emissions and sound levels. Our distribution network consists of approximately 850 dealers in North America approximately 55% of which we believe exclusively sell our products.

During the mid-1990s, personal watercraft use gained popularity. The large number of new users created problems with safety and pollution. This resulted in more regulatory scrutiny, with several bans and restrictions proposed against the use of personal watercraft. Due in part to this increased regulatory activity, new unit sales across the industry declined approximately 14% annually from model year 1995 to model year 2001 in the United States. Personal watercraft have significantly improved noise control and emissions standards, and the market has since started to stabilize, declining about 2% annually from model year 2001 to model year 2003. The active regulatory environment has also eased with several favorable rulings at important water destinations in the United States. We expect the market to be relatively stable going forward. Despite the declining industry volumes in the past five years, we have continued to gain market share. As a result of our history of market leadership, we have a large installed base of personal watercraft that generates a recurring and high-margin stream of revenues from the sale of related parts, accessories and clothing.

All-terrain Vehicles. The first 3-wheel ATV product was introduced in North America in 1971, and the modern 4-wheel ATV was introduced during the late 1980s. Since that time, the North American market has expanded each year. The Motorcycle Industry Council estimates the U.S. retail market was approximately U.S.$4.2 billion in 2003. We believe that, similar to other consumer product categories that have experienced rapid growth, the ATV market will contract and then stabilize over the next few years. We began producing a limited line of ATVs in 1998 to leverage our manufacturing facilities, technology and dealer network. Since that time, we have been expanding our ATV product lines to cover most key market segments, including the utility and recreational segments of the market. Through the introduction of new product lines, we have been able to increase our share of North American retail units sold to approximately 4%. Our products have been recognized with industry awards, including “2004 Innovation of the Year” from ATV Guide. Our distribution network consists of approximately 1,150 dealers in North America, approximately 50% of which we believe exclusively sell our products. In addition, we have entered into a strategic supply agreement with Deere & Company to manufacture John Deere-branded ATVs which are sold through Deere & Company’s dealer network in North America. We believe this alliance will increase our volume in the utility segment of the ATV market, which is less volatile than the recreational segment of the market. Also, Deere & Company has started manufacturing the Bombardier Sarasota 1000, a compact side-by-side vehicle that we sell under our brand through our dealer network in North America.

Sport Boats. We entered the recreational boating industry in 1994 as an extension of our already successful personal watercraft business. Our model year 2004 line-up is composed of nine platforms and twelve different models of sport boats marketed under the Sea-Doo brand name, which address sport performance and all-purpose recreational needs of consumers in the sport boat segment of the recreational boating industry. Sport boats represent a specific niche in the market, representing motorized boats that utilize jet-power rather than conventional propeller propulsion. Relative to conventional boats, sport boats provide superior acceleration, handling, increased safety for swimmers and marine wildlife and better accessibility to shallow waters. The U.S. sport boat retail market was estimated by the National Marine Manufacturer Association, or NMMA, to be approximately U.S.$115.3 million in 2003. According to Statistical Surveys, Incorporated, we lead the sport boat market in North America with a market share of approximately 66% in 2003.

Small Engines. We manufacture small engines for a broad array of vehicles and equipment under the Rotax brand name. These engines are used in our Ski-Doo and Lynx snowmobiles, our Sea-Doo personal watercraft and sport boats, our ATVs, as well as in other manufacturers’ motorcycles, scooters, karts and small and ultra-light aircraft. We believe we are the world’s leading supplier of engines for light and ultra-light aircraft. In some cases, we have established long-term relationships with these other manufacturers to purchase our small engines, including BMW and Aprilia for motorcycle engines.

Marine Engines Segment

In March 2001, we acquired most of the engine manufacturing assets of Outboard Marine Corporation, or Outboard Marine. Outboard Marine was a leading manufacturer of engines built to service the boating industry, but had been in bankruptcy proceedings since December 2000. Outboard Marine had an approximate 27% U.S. wholesale market share before bankruptcy, which fell to 4% primarily as a result of the bankruptcy. The assets we acquired included the Johnson and Evinrude outboard engine brands and a direct-injection technology, which allows 2-stroke engines to meet stricter emission standards. Our marine engine segment currently sells all three principal engine types, 2-stroke carbureted engines, 2-stroke direct injection engines and 4-stroke engines.

The NMMA estimated the U.S. outboard engine market to be approximately U.S.$2.55 billion in 2003. The industry is currently experiencing a technology shift prompted by newly mandated emissions standards. As a result of these regulations, the industry is moving away from traditional 2-stroke carbureted engines to 2-stroke direct injection and 4-stroke engines. We believe we have a leading market share of 2-stroke direct injection engines, a lower emission alternative to the 2-stroke carbureted engine. We expect to benefit as owners of 2-stroke carbureted engines switch to lower-emission engines. Evinrude direct injection engines received “Highest in Customer Satisfaction for two stroke engines” from J.D. Power & Associates in 2003 for engines produced in 2002 and early 2003, including our first full year of ownership. In addition, our new Evinrude E-TEC technology won the 2003 “Innovation Award” from the National Marine Manufacturer Association, as well as the 2003 “Editor’s Choice” award from Motorboating magazine. As a result of the Outboard Marine Corporation asset acquisition and the subsequent improvements we have instituted, our share of the North American wholesale market has grown from approximately 4% in 2001 to approximately 14% in calendar year 2003. Due to the long history of the Johnson and Evinrude brands, we have a large installed base, estimated to be approximately 40% of all installed outboard engines in the U.S. in 2003. This installed base generates a recurring and high-margin stream of revenues from the sale of related parts and accessories. During the combined year ended January 31, 2004, our marine engines segment generated revenues of approximately $542.3 million.

Related Parts and Accessories

We provide parts, accessories and clothing related to our power sports and marine engine products. The parts we sell include consumables (e.g., oil), wearable components (e.g., spark plugs and transmission belts) and replacement parts (e.g., pistons and windshields), while the accessories we sell include products that enhance or modify vehicle functionality (e.g., second passenger seats, colored covers and racks). Parts and accessories sales are driven mainly by the installed based of vehicles sold in current and past seasons and are recurring in nature. The parts business offers very good profitability. Of the parts and accessories we sell, many are components, gauges and other parts which are not provided by another vendor. This captive parts business is the most profitable portion of this business. We also sell clothing, mainly in connection with our snowmobile and personal watercraft products, which reflects our brands and is designed with colors and logos to match our products.

Our Competitive Strengths

Diversified Portfolio of Leading Market Positions. We have become a global leader in recreational motorized products and we believe we have developed some of the most recognized and respected brands in our industries. We have been providing our customers motorized recreational products for over 40 years, resulting in the development of a strong portfolio of quality brands that have achieved market leadership positions, including:

•	Ski-Doo represents approximately 37% of the snowmobile market in North America as of Season 2004 and we believe Ski-Doo and Lynx together represent approximately 47% of the snowmobile market in Europe.

•	Sea-Doo currently has over 47% of the personal watercraft market in North America and approximately 46% of the worldwide market outside North America.

•	The Sea-Doo brand has also been successfully transferred to sport boats and has captured an approximate 66% share of the North America sport boat market.

•	The Johnson and Evinrude brands have a large installed base, estimated to be 40% of all installed outboard engines in the United States.

•	We believe Rotax is the world’s leading supplier of engines for light and ultra-light aircraft.

Market Share Momentum in all Businesses. Despite our leading market position in several of our businesses, we have continued to gain market share from competitors in each of our main businesses. In the snowmobile business, our share of the North American market has grown from 29% in model year 2000 to 37% in model year 2004, while in Europe, we believe our market share has increased from 40% to 47% during the same period. In personal watercraft, our North American market share increased from 42% in model year 2000 to 47% in model year 2003. We have increased our market share in our newer ATV and outboard engines businesses, with ATVs increasing from less than 1% of the North American market in January 2000, to approximately 4% for calendar year 2003. In outboard engines, the Johnson and Evinrude share of the wholesale North American market has increased from approximately 4% at the end of 2001 to approximately 14% for calendar year 2003. We believe the gains in market share reflect our focus on product innovation and the success of new technologies such as Evinrude E-TEC outboard engines, the REV platform in snowmobiles and the GTX 4-TEC model in personal watercraft.

Expertise in Innovative Product Development. We have a history of innovation, beginning with the invention of the snow utility vehicle in 1945, followed by the invention of the modern-day snowmobile in 1959 and the creation of the personal watercraft in 1968. We have demonstrated expertise in developing new products with the introduction of the first all-terrain vehicle specifically designed for two riders, a new generation of 2-stroke direct injection technology for outboard engines, and a platform for snowmobiles designed to provide a smoother ride and improved maneuverability. We have been recognized by the U.S. Coast Guard and the National Transportation Safety Board for our contribution to recreational boating safety. Our innovations in this industry improve safety for inexperienced riders by allowing owners to temporarily limit a vehicle’s speed and improving maneuverability in off-power and off-throttle situations. These innovative new products help us increase market share and improve our results of operations in the markets in which we compete and keep pace with changes in consumer demands.

Strong and Extensive Dealer Network and Relationships. We believe that our market position is strengthened by our extensive distribution network consisting of approximately 1,500 power sports dealers, 2,000 marine dealers and 105 other distributors. We also have a strategic alliance with Deere & Company under which we manufacture John Deere-branded ATVs that are being sold through their dealer network in North America and Deere & Company manufactures a private label side-by-side utility vehicle that we sell through our dealer network. We believe we have established strong relationships with our dealers through superior customer service, timely delivery, quality products and competitive pricing. We seek to establish long-term relationships with quality dealers. We believe our dealer network, created over the course of our operating history, provides a significant competitive advantage within the markets in which we compete.

High Quality and Diverse Product Offering. Our commitment to product development has been recognized by both consumers and the industries in which we compete. Ski-Doo was recently selected as “Snowmobile of the Year” by Snow Goer Magazine in 2004 and “Real World Sled of the Year” by SnowTrax Television in 2004. Sea-Doo personal watercraft has received similar distinction, being named “2004 Editor’s Choice in the Musclecraft Class” by Watercraft World Magazine. Our product expertise has also been recognized in the ATV market, where the Outlander MAX was awarded “Innovation of the Year” by ATV Guide in 2004 and “Ingenuity Award” by ATV magazine television in the same year, and in the outboard engine market, where the Evinrude direct injection engine received “Highest in Customer Satisfaction for two-stroke engines” from J.D. Power & Associates in 2003, as well as the 2003 “Editor’s Choice” award from Motorboating magazine. Our design capabilities and technological innovations have also been recognized by various industry publications. The wide range of products we offer allows us to target many different markets effectively. In addition, this diverse base of products allows us to take advantage of the seasonal trends in our businesses.

Experienced Management Team with Strong Track Record. We have an experienced management team that has demonstrated its ability to grow revenue and increase market share while maintaining a corporate culture that is committed to offering our customers an exciting recreational experience. Our chairman, Laurent Beaudoin, has over 40 years experience with Bombardier. As President, CEO and Chairman of Bombardier, Mr. Beaudoin oversaw the growth of that business from a single product snowmobile company with less than $10.0 million in revenue to a diversified manufacturing company with over $21.3 billion in revenue and leading market position in its industries. Our other senior managers have an average of ten years of service with us. Their ability to identify new opportunities and identify new innovative product offerings enables us to remain a leader in the markets in which we compete.

Our Products

Power Sports

Snowmobiles. We produce a broad line of snowmobiles, consisting of 14 models, marketed under the Ski-Doo brand name in North America and Europe and the Lynx brand name in Europe. This broad product offering allows us to successfully compete in all segments of the snowmobile market. Our snowmobiles offer a wide range of standard and optional features that enhance their operation, riding comfort and performance. We also introduce new models every year and our leadership in innovation, technology, style and performance has been recognized through numerous honors and awards, including:

•	Ski-Doo MX Z REV 600H.O. SDI—Snowmobile of the Year (Snow Goer Magazine—2004);

•	Ski-Doo MX Z REV 600H.O. SDI—Real World Sled of the Year (SnowTrax Television—2004);

•	Ski-Doo MX Z REV—Best Trail Sled (SnowTech Magazine—2003);

•	Ski-Doo Summit 800/700 X Package—Sled of the Year (SnoWest Magazine—2002);

•	Ski-Doo MX Z 800—Snowmobile of the Year (Snow Goer Magazine—2002);

•	Ski-Doo MX Z 800—Reader’s Choice (American Snowmobiler Magazine—2001); and

•	Ski-Doo Summit 700 Highmark—Mountain Muscle Sled of the Year (SnoWest Magazine—2000).

The REV platform is our latest product innovation. This new design positions the snowmobile driver 12 inches forward, creating a smoother ride and improving maneuverability. The REV has enjoyed considerable success on the racing circuit, winning more races this past season than any other sled, including the SnoCross and HillCross events of the 2004 X-Games and 12 of the 15 races of the 2004 World Snowmobile Association SnoCross Circuit season. In addition, the REV was featured in the recent James Bond movie, Die Another Day. With the introduction of this new platform, we have improved our market share over the past year.

Our 2004 Ski-Doo models carry suggested retail prices ranging from U.S.$4,099 - U.S.$9,949 (excluding the Mini Z and Elite models which retail for U.S.$2,049 and U.S.$17,999, respectively). Our Lynx models carry suggested retail prices which are slightly higher. We also generate revenue from the sale of parts, accessories and clothing related to our snowmobile products. The parts we sell are consumables (e.g., oil), wearable components (e.g., spark plugs and transmission belts) and replacement parts (e.g., pistons and windshields), while the accessories we sell are products that enhance or modify vehicle functionality (e.g., second passenger seats, colored covers and racks). Parts and accessories sales are driven mainly by the existing fleet of vehicles sold in current and past seasons and are recurring in nature. We also market clothing that reflects the Ski-Doo brand for enthusiast riders who value having clothing with colors and designs to match their sleds.

Personal Watercraft. We introduced the first sit-down personal watercraft in 1968, and relaunched our personal watercraft in 1988. We introduced the first three-seat personal watercraft in 1990 and the first high-performance product in 1991. We currently produce a full line of personal watercraft, consisting of 11 models, marketed under the Sea-Doo brand name. We also generate revenue from the sale of parts, accessories and clothing related to these products, which sales are driven mainly by the existing fleet of personal watercraft sold in current and past seasons and are recurring in nature. Our personal watercraft products have been recognized with the following honors and awards:

•	Sea-Doo RXP—Editor’s Choice in the Musclecraft Class (Watercraft World—2004);

•	Sea-Doo RXP—Musclecraft Shootout Winner (Personal Watercraft Illustrated—2004);

•	Sea-Doo GTX Supercharged—Editor’s Choice in the Deluxe Cruisers Class (Watercraft World—2004);

•	Sea-Doo GTX Supercharged—Deluxe Three-Passenger Shootout Winner (Boating Magazine—2004);

•	Sea-Doo GTX 4-TEC—Four-Stroke Shootout Winner (Naturally Aspirated) (Personal Watercraft Illustrated—2003);

•	Sea-Doo RX DI—Musclecraft Shootout Winner (Personal Watercraft Illustrated—2003);

•	Sea-Doo GTX 4-TEC Supercharged—Boosted Four Stroke Shootout Winner (Personal Watercraft Illustrated—2003).

For the 2003 season, we introduced the GTX 4-TEC Supercharged. We believe that new buyers are attracted by the high horsepower performance and environmental characteristics of the GTX 4-TEC Supercharged. In model year 2004, we introduced an “inter-cooled supercharged” version of our 4-TEC engine into the Sea-Doo RXP, which at 215hp is the industry’s most powerful personal watercraft.

We are also well-known for our support of safe boating training and educational initiatives as well as for our safety innovations. We have been recognized by the U.S. Coast Guard and the National Transportation Safety Board for our contribution to recreational boating safety. In 2000, we introduced the Sea-Doo Learning Key, which limits the top speed to approximately 35 mph for less experienced riders. The Sea-Doo Off-Power Assisted Steering System was introduced in 2001 to provide added maneuverability by assisting the steering of the watercraft in off-throttle and off-power situations.

Our 2004 Sea-Doo models carry suggested retail prices ranging from U.S.$5,999 - U.S.$11,999. We also generate revenue from the sale of parts, accessories and clothing related to our personal watercraft products.

All-Terrain Vehicles. In 2001, we launched six new models in the sport utility, grand sport and youth segments. We have continued to broaden our product line by launching two new ATV platforms in 2002 in key ATV segments: the midsize recreational utility segment, with the Outlander, and the entry-level segment with the Rally. In 2002, we also launched the first-ever two-passenger ATV, the Traxter MAX, to better respond to a strong trend in the family ATV market. In 2003, we launched two new models: the Outlander MAX and the Quest MAX. We are the only OEM with a full line-up of two passenger ATVs. The response from the specialized press, dealers and customers has been extremely positive. Our ATVs have been recognized with the following honors and awards:

•	Outlander MAX—Innovation of the Year (ATV Guide—2004);

•	Outlander MAX—Ingenuity Award (ATV Magazine Television—2004);

•	Traxter MAX—ATV of the Year (ATV Connection—2003);

•	Outlander 400—ATV of the Year (ATV Magazine—2003);

•	Outlander 400—ATV of the Year (Canadian ATV Guide—2003);

•	Quest 650 4-TEC—ATV of the Year, All Categories (Canadian ATV Guide—2002);

•	DS650 Baja—Sport/Performance ATV of the Year (Canadian ATV Guide—2002); and

•	Traxter—ATV of the Year (ATV Magazine—1999).

With the launch of the Outlander and the Outlander MAX, our ATV line-up now covers the market segments in which 75% of all ATVs are sold in North America. We believe our ATVs have a reputation for quality and innovation, and our products have been well received by consumers and the media.

The 2004 ATV models carry suggested retail prices ranging from U.S.$3,199 - U.S.$8,299 (excluding the youth models which retail between U.S.$1,799 - U.S.$2,299). We have also entered into a strategic supply agreement with Deere & Company to manufacture John Deere-branded ATVs which are sold through Deere & Company dealers in North America. We believe this alliance will increase our volume in the utility segment of the ATV market, which is less volatile than the recreational segment of the market. Also under this alliance, Deere & Company has started manufacturing of the Bombardier Sarasota 1000, a compact side-by-side vehicle, for distribution in our dealer network in North America.

Sport Boats. We have been manufacturing sport boats since 1994. Our model year 2004 line-up is made of nine families of sport boats under the Sea-Doo brand name. Our sport boats are available in both the sport performance segment, with the Sportster and Speedster platforms, and the recreational all-purpose segment, with the Challenger, Utopia and Islandia platforms. Our sport boats have received the following industry honors and awards:

•	Sea-Doo Islandia—Excellence in Industrial Design (IDM—2002);

•	Sea-Doo Islandia—Gold IDEA; Industrial Design Excellence (Industrial Designers Society of America—2001);

•	Sea-Doo Islandia—Innovation Award (Motor Boat & Sailing Magazine—2000); and

•	Sea-Doo Challenger 1800—Preferred Runabout (Popular Mechanics—1999).

For the 2004 season, we launched a new flagship for our sport performance line-up, the Speedster 200. This twin engine 20-foot boat is powered by twin 155hp 4-TEC engines supplied by Rotax. Our sport boats carry suggested retail prices ranging from U.S.$11,599 to U.S.$30,999 for sport performance boats and U.S.$23,129 to U.S.$36,999 for recreational all-purpose boats.

Small Engines. Our small engines, each sold under the Rotax brand name, power a large variety of vehicles and equipment. Rotax engines are used in Ski-Doo and Lynx snowmobiles, Sea-Doo personal watercraft and sport boats, and our ATVs, as well as in other manufacturers’ motorcycles, scooters, karts and small and ultra-light aircraft.

•	Motorcycle and Scooter Engines. We develop and produce engines for a variety of motorcycle and scooter manufacturers. Motorcycle engines represent over 81% of our external engine unit sales in fiscal year 2003/2004. We have long-standing relationships whereby we produce engines for BMW and Aprilia motorcycles and manufacture engines for scooters produced by Aprilia.

•	Aircraft. We are a leading supplier of engines for light-weight and ultra-light aircraft. We are currently developing a new gasoline engine for certified aircraft that we expect to bring to market in 2005. We believe this engine innovation will attract significant interest from manufacturers and pilots alike given its superior performance (power to weight ratio and fuel efficiency), new technology and functionality.

•	Kart. We have been developing and manufacturing engines for kart racing since 1983, and in 1997 entered the recreational karting market segment. We believe that Rotax is a leader in the recreational karting industry. We have created the Rotax Max Challenge, a series of grass root regional kart races around the world that culminates in the annual Rotax Max Championships, which helps promote Rotax’s products to kart enthusiasts. We have recently introduced a new innovative kart vehicle equipped with a new 2-speed direct drive engine and unique safety features that will strengthen Rotax’s leadership in recreational karting.

Marine Engines

Our 2004 product line-up offers a full range of outboard engines available across all three current technologies in the industry: Johnson 2-stroke carbureted and 4-stroke technology, and Evinrude 2-stroke direct injection technology. Johnson branded engines are targeted at consumers desiring conventional 2-stroke and 4-stroke technology and are available in 71 models in North America ranging from 3.5 hp to 225 hp. The Evinrude brand focuses on delivering new and innovative technology to consumers. In the 2004 product line-up, Evinrude 2-stroke direct injection engines are offered in 43 models in North America ranging from 40 hp to 250 hp. Suggested retail prices range from U.S.$900 – U.S.$19,700.

In 2003, we launched our E-TEC technology, which provides a cleaner, quieter and lower maintenance engine that current industry offerings, with both reduced size and weight. E-TEC is the only outboard engine to offer three years of no dealer scheduled maintenance for recreational use. It represents the “new generation” of 2-stroke direct injection technology. Evinrude E-TEC engines are certified to meet California’s stringent “3-Star Ultra-Low Emission” standards.

Our outboard engines have received the following industry honors and awards:

•	Evinrude E-TEC—Editors Choice Award (Motorboating—2003)

•	Evinrude 2-Stroke Direct Injection Engines—Highest in Customer Satisfaction for 2-stroke engines (J.D. Power & Associates—2003); and

•	Evinrude E-TEC—Innovation Award (National Marine Manufacturer Association Boating Writers International—2003).

Manufacturing and Supply

Our manufacturing operations are conducted through 11 manufacturing facilities worldwide. Through manufacturing initiatives such as Six Sigma, which has been rolled out to all manufacturing divisions, we seek to continuously improve processes, quality and costs of operations. Also, our Gunskirchen, Austria and Valcourt, Québec facilities have embarked on a best practices program to make their manufacturing operations leaner and more efficient. Gunskirchen is in its fourth year of roll-out and Valcourt is in its second year. The other sites have just started the program. On the procurement side, we have increased the intensity of our low cost sourcing initiative mainly targeted to Asia. Our specific manufacturing facilities and their specific businesses and supplier relationships are described below. The manufacturing of most of our parts, accessories and clothing business is outsourced.

Power Sports. Our manufacturing facility in Valcourt, Québec produces Ski-Doo snowmobiles, Sea-Doo personal watercraft, ATVs and related components. While ATV production is year-round, Valcourt maximizes its utilization by producing snowmobiles and personal watercraft in opposite seasons to take advantage of peak consumer demand periods. At Valcourt, we have identified specific core manufacturing competencies (including final assembly, aluminum forming and welding, steel forming and welding and painting) and have chosen outside vendors to provide other vehicle components. Valcourt’s most significant supplier is our Rotax unit. Most of Valcourt’s other suppliers, which principally provide tracks, hulls, plastics, seats, and transmission components are located near the facility. In addition, in 2001 and 2002 we entered into agreements with a Taiwanese manufacturer, whereby such manufacturer will produce entry-level and youth model ATVs and related parts for us. We expect the outsourcing of these products will continue to provide considerable costs savings for us.

Our Rovaniemi, Finland facility produces Lynx and certain models of Ski-Doo snowmobiles, and related components. This facility is focused on snowmobile final assembly, steel forming, and painting. Its most significant supplier is Rotax. To benefit from economies of scale and reduce tooling costs they purchase several common components with Valcourt suppliers. Most of Rovaniemi’s other suppliers, which principally provide tracks, plastics, seats, and suspension components are located near the facility or in continental Europe.

Our manufacturing facility in Benton, Illinois produces sport boats. The Benton facility focuses on the manufacture of fiberglass hulls and decks, as well as boat assembly. Benton’s most important suppliers are Rotax and Mercury Marine which provides marine engines for our sport performance boat models and all of our recreational all-purpose boat models. Most of Benton’s other suppliers, which principally provide trailers, plastics, raw materials for fiberglass hulls and boat accessories, are located in the continental U.S.

Our facility in Gunskirchen, Austria produces Rotax engines for our snowmobiles, personal watercraft, some sport boats and ATVs as well as engines for other OEMs of motorcycles, karts and light aircraft. Manufacturing operations are focused on engine assembly and machining of critical engine components. Most of Rotax’s suppliers, which principally provide castings, electrical and mechanical components, are located in Europe.

Marine Engines. Prior to our acquisition of assets of Outboard Marine Corporations’s outboard engines business, Johnson and Evinrude outboard engines were manufactured in 10 manufacturing facilities. We have since consolidated machining and final assembly of these engines at facilities in Sturtevant, Wisconsin, Juarez, Mexico and Guang Dong, China. Facilities in Spruce Pine, North Carolina, Andrews, North Carolina and Delavan, Wisconsin produce engine components such as lost foam castings, gears and direct injection fuel systems. Production of outboard engines runs year-round.

Most of the outboard engine suppliers are located in the United States, with a few suppliers located in Asia. We have entered into a written agreement with a Japanese manufacturer whereby they have agreed to supply 4-stroke engines, which are sold under the Johnson brand name. With respect to the manufacture of outboard engines, management believes that further cost synergies may be achieved by continued optimization of the manufacturing footprint and supplier network.

Distribution, Sales and Marketing

Distribution and Sales—Power Sports

We distribute snowmobiles, personal watercraft and ATVs worldwide through a network of approximately 1,500 power sports dealers, 2,000 marine dealers and 105 other distributors. We also distribute sport boats through both power sport dealers and marine dealers throughout North America. Our dealers enter into contractual arrangements pursuant to which the dealer is authorized to market specific product lines and is required to stock service parts and perform warranty and other services. Most of these contracts do not require a dealer to market our products exclusively. We prepare specific objectives for each dealer based on the market potential of the dealer’s territory and its target market share. Based on volume and other certification criteria, dealers become entitled to discounts, co-op advertising, inventory financing and non-current unit discounts.

For snowmobiles and personal watercraft, dealers place an annual order at dealer meetings held in March for Ski-Doo and in September for Sea-Doo. They are offered other special edition vehicles at other times during the year. For ATVs, we take biannual formal orders from dealers and on-going orders in between formal order periods. The dealership base for Ski-Doo and Sea-Doo is stable and mostly composed of dealers with whom we have enjoyed a long-standing relationship. For ATVs, which require much broader geographical coverage, we continue to expand our coverage while also enhancing our current dealer base. To promote new dealerships and to service our existing dealer network, we employ district sales managers and regional sales managers throughout North America.

Distribution and Sales—Marine Engines

Outboard engines are distributed through two channels: boat builders and independent marine dealers. The majority of new outboard-powered boats today are sold by boat builders to dealers as a package (boat plus outboard engine). We have entered into non-exclusive supply agreements with many independent boat builders. We agree with boat builders on a non-binding target order volume for a model year, which allows us to plan production and the boat builder to plan for a certain level of discount. We also maintain established relationships with more than 1,300 independent outboard dealers to distribute our full line of Johnson and Evinrude products, including parts and accessories. These dealers order products directly from the factory. We also have relationships with over 680 package dealers who order boats with our outboard engines but do not order outboard engines directly from us.

Marketing

Our marketing efforts are focused on two target customers: dealers/distributors and consumers. To attract dealers and distributors and provide incentives for retailing our products, we hold several dealer meetings, arrange for inventory financing, make available point-of-purchase material (including brochures, posters and stands), and offer targeted discounts and rebate programs and other incentives. In addition, we make dollars available for local mass media promotion, where we match a dealer’s advertising dollars up to a certain level.

We reach consumers directly by promoting our products using print advertising in industry press, user groups, websites and newspapers, and, less extensively, advertising on radio and television. We also participate in a number of sponsorship activities. We sponsor the Ski-Doo X-Team, a professional snowmobile racing team, as well as other independent racers. We also sponsor Team Evinrude, a team comprised of 20 professional fishermen who compete on professional circuits, as well as Fox TV Sport Network’s “Simply Fishing” series and other teams and pursuits relevant to our product lines.

Competition

Our businesses, including the snowmobile, ATV, personal watercraft, outboard engine, sport boat and utility vehicle businesses, are highly competitive. We compete domestically and internationally with individual producers as well as with vertically integrated manufacturers, some of which have resources greater than we do. Competition in such markets is based upon a number of factors, including brand loyalty, price, quality, reliability, styling, product innovations and features, and warranties. At the dealer level, competition is based on a number of factors including sales and marketing support programs (such as financing and cooperative advertising). In addition, our products compete with many other recreational products for the discretionary spending of consumers, and, to a lesser extent, with other vehicles designed for utility applications.

Power Sports. Our power sports businesses are typically mature markets with a few large international competitors with access to significant financial resources. Our principal competitors in snowmobiles are Arctic Cat, Polaris and Yamaha; in personal watercraft are Kawasaki, Polaris Yamaha, and, most recently, Honda; in ATVs are Arctic Cat, Honda, John Deere, Kawasaki, Polaris, Suzuki and Yamaha; and in sport boats are Polaris, Sugar Sands and Yamaha.

Not all of these competitors compete in each of the markets that we do, however, we believe that each has the resources to do so. For instance, although many of our competitors have not, until recently, focused on snowmobile sales in Europe, many are now increasing their inventories and opening new subsidiaries in that region. We believe that significant barriers to entry currently exist in these businesses due to brand loyalty, long-standing dealer and distribution networks, limited engine sources, manufacturing and engineering expertise and high initial startup costs. In some cases, competitors offer similar products, with a smaller number of platforms than we do, but in other markets, like ATVs, our competitors have a broader product offering than we do.

Marine Engines. The marine engine market is extremely competitive, with several major international companies comprising the majority of the market. During Outboard Marine Corporation’s bankruptcy proceedings, many of its customers moved their business largely to Yamaha and Mercury. Since acquiring assets of Outboard Marine Corporation’s outboard engine business, we have been working to regain that company’s historical market share. Key to regaining market share has been regaining credibility with dealers and boat manufacturers by providing better service, expanding our product line and introducing new technologies.

Intellectual Property

We rely on a combination of patent, design, copyright, trade secret, and trademark laws to protect certain aspects of our business.

Over the past several years, we have worked aggressively to expand the proprietary position afforded by our patent portfolio, both through acquisitions and original patent filings. As of May 31, 2004, we owned or had rights to use more than 750 issued or pending U.S. patents and patent applications directed to engine technologies and other important product features and product designs. We also have related patents and patent applications in Canada, Europe, Japan and other jurisdictions. We plan to continue investing in this area as we improve existing technologies and develop new ones.

In addition to protecting our technological innovations, we rely on a combination of registered and unregistered trademark rights to protect our position as a branded company with strong name recognition. We use the registered trademarks Ski-Doo®, Sea-Doo®, Johnson®, Evinrude®, Lynx® and Rotax® in association with their respective product lines and related accessories. We have also historically used the Bombardier®™ trademark. We have entered into a license agreement with Bombardier which, among other things, enables us to continue to use certain marks owned by Bombardier (including the Bombardier®™ mark) which were not otherwise assigned to us in connection with the Transactions in association with our products and at our products’ dealerships. See “Certain Related Party Transactions—Arrangements with Bombardier.”

Monitoring the unauthorized use of our intellectual property is difficult, and the steps we have taken may not prevent unauthorized use by others. The failure to adequately build, maintain and enforce our intellectual property portfolio could impair the strength of our technology and our brands, and harm our competitive position.

Employees

As of January 31, 2004, we had approximately 7,500 employees. We believe we have a good working relationship with our employees, which has resulted in high productivity and low turnover in key production positions. Facilities in North America are non-unionized but we have established an employee relations committee at most of these facilities. Certain of our Canadian hourly employees are parties to a stability agreement which provides that employees classified as “permanent employees” as of December 2, 2002, may not be laid off except under specified circumstances. Additionally, these employees are entitled to receive a portion of their salary upon assembly line shutdown due to supply shortages. Our facilities in Austria, Finland, Sweden and Norway are unionized.

Properties

We lease our executive offices located in Saint-Bruno, Québec, Canada which comprises approximately 70,000 square feet. We own nine separate manufacturing facilities worldwide and we lease manufacturing facilities in Delavan, Wisconsin and Guang Dong, China. We also own or lease approximately 30 other sales, distribution, test and engineering facilities worldwide.

Each of our manufacturing facilities is set forth in the table below:

Manufacturing facilities	Approx. Size (sq. ft.)	Status	Products
Power Sports Facilities
Valcourt, Québec, Canada	935,600	Owned	Snowmobiles (Ski-Doo), personal watercraft, and ATVs
Gunskirchen, Austria	570,000	Owned	Rotax engines and engine components
Benton, Illinois, U.S.	380,000	Owned	Sport boats
Rovaniemi, Finland	60,000	Owned	Snowmobiles (Lynx)

Marine Engines Facilities
Sturtevant, Wisconsin, U.S.	450,000	Owned	Outboard engines, machining and assembling
Spruce Pine, North Carolina, U.S.	260,800	Owned	Lost foam casting of components for outboard engines
Juarez, Mexico	199,100	Owned	Small outboard engines, components, parts and accessories
Andrews, North Carolina, U.S.	148,800	Owned	Machining of gears and components
Dongguan City, Guangdong, China	119,300	Leased	Electronic components and small outboard engines
Delavan, Wisconsin, U.S.	40,000	Leased	Electronic, fuel injection and oiler components

Regulation

Our operations are subject to extensive federal, state, provincial, territorial, local and international environmental and safety laws and regulations relating to, among other things, the generation, storage, handling, emission, transportation, disposal and discharge of hazardous and non-hazardous substances and materials into the environment and employee health and safety. Permits are required for certain of our operations, which are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their laws and regulations, and violations may result in enforcement actions such as convictions, the payment of fines or the issuing of injunctions, or some combination of the foregoing. As the requirements of such laws and enforcement policies have generally become stricter in recent years, we are unable to predict the ultimate cost of compliance with environmental and health and safety laws and enforcement policies. We endeavor to ensure that our facilities comply with applicable environmental laws and regulations.

Laws and regulations relating mostly to engine gaseous emissions, sound levels, safety and construction standards or motorized recreational products are in place or will gradually be implemented in jurisdictions where our products are manufactured and sold. We believe our products comply with all existing legislative and regulatory requirements in the jurisdiction where they are manufactured or sold. Moreover, we are taking appropriate measures to ensure that our products will be compliant with anticipated more stringent regulations as they become effective from time to time.

Legal Proceedings

We are engaged in a business which exposes us to potential claims from the use of our products, many of which are motorized vehicles that may be operated at high speeds and in a careless or reckless manner. We have approximately 146 pending legal proceedings, 70% of which are in the United States. We vigorously defend all litigation to which we become subject, but there can be no assurance that we will be successful or that, if not successful, that our insurance will be sufficient to cover any resulting liability.

Approximately half of all pending litigation consists of product liability cases. The most common product liability lawsuits we face involve (i) allegations that our personal watercraft are defectively designed or lack adequate warnings, because they require power to steer, and operators sometimes let go of the throttle when attempting to avoid a collision (this is commonly referred to as the off-throttle steering issue), (ii) alleged fuel tank explosions for certain of our personal watercraft and (iii) crashes of ultralight airplanes which use Rotax engines. We have undertaken product recalls with respect to fuel tanks installed in certain of our personal watercraft products. To date, approximately 48 lawsuits have been filed alleging injuries resulting from a fuel tank explosion. Additional claims may be filed, and we cannot predict the amounts we will have to pay to defend, settle or, if we are unsuccessful, pay in respect of these claims. With respect to product liability claims that relate to events that occurred prior to the consummation of the Transactions, Bombardier has agreed under the purchase agreement to indemnify us for certain amounts. We have insurance with respect to any future claims in amounts determined by us to be appropriate, however, claims may arise in the future in excess of our indemnities and insurance coverage.

We are also subject to patent infringement claims or other claims involving our intellectual property. We currently have two U.S. patent infringement lawsuits outstanding against us. In 2001, Simmons, Inc. filed a complaint alleging that our snowmobile skis infringe a patent held by Simmons. We obtained summary judgment in our favor but that ruling was reversed on appeal and the case is scheduled for trial in September. In addition, in 2000, Boss Control, Inc. filed a claim alleging that our safety lanyards on our snowmobiles and personal watercraft infringe a patent held by Boss Control. We obtained summary judgment in our favor in April 2004 but the plaintiff has moved for reconsideration of that ruling. While we cannot predict with certainty the final outcome of these actions, we believe that their resolution will not materially affect our business. Additionally, if we are unsuccessful with respect to either of these matters, we may be enjoined from using the technology that is the subject of a patent or be required to obtain a license agreement on less advantageous terms. If enjoined, we will need to design around the patent we are alleged to be infringing, which could take substantial time and resources.

MANAGEMENT

Directors and Senior Management

Pursuant to a shareholders agreement among our Sponsors and our parent as part of the Transactions, affiliates of Bain Capital may designate five of our directors, Beaudier Group may designate three of our directors, Caisse de dépôt et placement du Québec may designate two of our directors, and three of our directors, independent of all shareholders, will be designated jointly by all of our Sponsors. The following table sets forth information about our directors and senior managers:

Name	Age	Position(s)
Laurent Beaudoin	66	Chairman of the Board
José Boisjoli	47	President and Chief Executive Officer
Louis Morin	47	Chief Financial Officer
Roch Lambert	41	Executive Vice President, Product Development, Sales and Marketing, North America
Alain Villemure	42	Executive Vice President, Manufacturing and Operations, North America and China
Michel Hade	46	Vice President, International Sales and Marketing
Yves Leduc	39	Vice President and General Manager, BRP-Rotax
Pierre Arsenault	40	Vice President, Strategy and Business Development
Jennifer Millson	44	Vice President, General Counsel and Secretary
Joshua Bekenstein	45	Director
Matthew Levin	38	Director
Luc Houle	47	Director
Pierre Beaudoin	42	Director
J.R. André Bombardier	61	Director
Jordan Hitch	37	Director
Mark Nunnelly	46	Director
Pierre Michaud	60	Director
Nicholas Nomicos	41	Director
Daniel J. O’Neill	52	Director
Jean Gaulin	62	Director
Carlos Mazzorin	63	Director

Set forth below is a brief description of the business experience of each of our directors and executive officers:

Laurent Beaudoin became our Chairman upon consummation of the Transactions. He is the Executive Chairman of the board of directors of Bombardier Inc., a position he assumed in 2003. From 1979 to 1999, Mr. Beaudoin served as Bombardier’s Chief Executive Officer and Chairman, and from 1993 to 2003, he was Chairman of Bombardier’s board and executive committee. Mr. Beaudoin also serves on the board of directors of the Championnat des Amériques 2003. He is a Fellow Chartered Accountant. Mr. Beaudoin holds a Bachelor of Arts degree from Sainte-Anne College and a Master of Commerce degree from the University of Sherbrooke. He has also received honorary doctorates from eight universities, and a number of business awards, including CEO of the Year (Financial Post), Canada’s Executive of the Year (International Chamber of Commerce) and membership status in the World Trade Hall of Fame (World Trade Institute).

José Boisjoli became our President and Chief Executive Officer upon consummation of the Transactions. He was previously President of Bombardier’s snowmobile, personal watercraft and ATV businesses, a position he had held since May 2001. From October 1998 to May 2001, he was President of Bombardier’s snowmobile and personal watercraft divisions. Mr. Boisjoli joined Bombardier in February 1989 where he started as Director of Purchasing and later held the positions of Vice President, Material and Vice President and General Manager for all of our North American operations. Mr. Boisjoli holds a Bachelor of Mechanical Engineering from the University of Sherbrooke.

Louis Morin became our Chief Financial Officer upon consummation of the Transactions. From June 2003 to then, he served as a financial consultant for Beaudier. Prior to that, Mr. Morin was Chief Financial Officer of Bombardier, where he worked since 1982. Mr. Morin holds a Master and Bachelor in Business Administration from the University of Montréal and is a Chartered Accountant. Mr. Morin served on the Accounting Standards Board of the Canadian Institute of Chartered Accountants for three years.

Roch Lambert became the Executive Vice President, Product Development, Sales and Marketing, North America, on January 1, 2004. He had been the Vice President and General Manager of Marine Engines with Bombardier since February 2001. Mr. Lambert joined Bombardier in 1994 and his responsibilities with the company have included Vice President, Operations and Vice President, Production. Mr. Lambert holds a Certificate of Business Administration from Laval University and a Bachelor of Mechanical Engineering from the Polytechnic School of Montréal.

Alain Villemure became Executive Vice President, Manufacturing Operations for North America, Mexico and China on January 1, 2004. He was previously Vice President, Manufacturing Operations for Bombardier’s snowmobile, personal watercraft and ATV businesses, a position he had held since 2001. Mr. Villemure joined Bombardier in 1995 as Director of Operations for the Utility Vehicles division in Granby. He became Plant Manager two years later. He was then transferred to the snowmobile and personal watercraft division as Vice President of Engineering. He holds a bachelors degree in Electrical Engineering from L’École de Technologie Supérieure of Québec University.

Michel Hade became our Vice President, International Sales and Marketing upon consummation of the Transactions. He had held this position at Bombardier since June 2000. Previously he worked at Bausch & Lomb Canada (1982–2000) where he rose from Sales Representative to President and General Manager. Mr. Hade holds a Bachelor of Industrial Relations from the University of Montréal (1979).

Yves Leduc became our Vice President and General Manager of BRP-Rotax on March 1, 2004. Previously, he was the Vice President of Material Management and Aircraft Engines at Bombardier-Rotax (2000-2004), the Vice President Strategic Planning and Business Development for Bombardier Recreational Products (1998-2000), and a Consultant with McKinsey & Company (1994-1998). Mr. Leduc has a J.D. degree from the University of Montreal and an LLM from Columbia University. He practiced law with the firm of Stikeman Elliott in Montreal from 1988-1994.

Pierre Arsenault became Vice President, Strategy and Business Development, on March 1, 2004. He was previously Vice President, Sales and Marketing - North America, for Bombardier’s snowmobile, personal watercraft and ATV businesses, a position he had held since September 1, 2002. Mr. Arsenault joined Bombardier in May 1995 as Director strategic planning and had held various positions in marketing, business development and as General Manager of Bombardier’s Neighborhood Electric vehicle business. He earned a bachelor degree in Mechanical Engineering from McGill University and a Master in Business Administration from the Harvard Business School.

Jennifer Millson became our Vice President, General Counsel and Secretary on January 1, 2004. She joined Bombardier Inc. in August 1998 as Vice President, Legal Services of the Bombardier Services group and was appointed Vice President, Legal Services of Bombardier Recreational Products in February 1999. Previously, Ms. Millson was a Senior Legal Counsel of TRW Inc. (1990-1997) and an associate with Thompson, Hine and Flory in Cleveland, Ohio (1985-1990). Ms. Millson has a J.D. degree from Georgetown University Law Center and a Bachelor of Arts degree from Miami University.

Joshua Bekenstein is a Managing Director at Bain Capital. Prior to joining Bain Capital, Mr. Bekenstein spent several years at Bain & Company where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a Director of several corporations, including Sealy, Shoppers Drug Mart, Waters Corporation, and Bright Horizons Family Solutions. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University.

Matthew Levin is a Managing Director at Bain Capital. Prior to joining Bain Capital, Mr. Levin was a consultant at Bain & Company where he consulted in the consumer products and manufacturing industries. He serves as a Director of several corporations, including KB Holdings, Inc., US Synthetic Corp., Nutraceutical International Corp. and Unisource. Mr. Levin received an M.B.A. from Harvard Business School where he was a Baker Scholar. He received a B.S. from the University of California at Berkeley.

Luc Houle is Senior Vice President, Investments, CDP Capital—Americas, a subsidiary of the Caisse de dépôt et placement du Québec, a position he has held since 1995. Mr. Houle joined the Caisse in 1985 and has held a variety of positions prior to his current appointment, including with CDP Capital—Private Equity and CDP Capital - World Markets. He sits on the advisory committees of Onex Partners LP and Blackstone. Mr. Houle has a Bachelor degree in Finance from the University of Sherbrooke.

Pierre Beaudoin is the President and Chief Operating Officer of Bombardier Aerospace, a position he has held since October 2001. He joined Bombardier in 1985 and helped organize the Marine Products division. In October 1990, he was named vice-president of Product Development for Sea-Doo/Ski-Doo. From June 1992 to January 1994, Mr. Beaudoin served as executive vice-president of the Sea-Doo/Ski-Doo division, and from January 1994 to April 1996, he assumed the role of its president, until he was appointed the President and Chief Operating Officer of Bombardier Recreational Products from 1996 until February 2001. He was President of Bombardier Business Aircraft from February 2001 to October 2001. Mr. Beaudoin studied Industrial Relations at McGill University in Montreal. He is the son of Chairman Laurent Beaudoin and the nephew of director J.R. André Bombardier.

J.R. André Bombardier is the Vice Chairman of Bombardier Inc., a position he has held since 1978. Mr. Bombardier joined Bombardier in 1969 as Vice President, Industrial Division, and then successively held the positions of Vice President, Research and Development, Ski-Doo Division; Assistant to the President in charge of new products, Vice President of marketing, Marine Products Division, and President of the Roski Ltd. Subsidiary, before taking the position he now holds. Mr. Bombardier has a Bachelor of Arts from the Séminaire de Sherbrooke as well as a Bachelor of Business from the University of Sherbrooke. He is also a graduate of the Harvard International Senior Managers Program. He is the brother-in-law of Chairman Laurent Beaudoin and the uncle of director Pierre Beaudoin.

Jordan Hitch is a Principal at Bain Capital. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Previously, Mr. Hitch worked for Nalco Chemical Co. as an Area Manager. Mr. Hitch received a M.B.A., with distinction, from the University of Chicago Graduate School of Business. He received a B.S. in Mechanical Engineering from Lehigh University.

Mark Nunnelly is a Managing Director at Bain Capital. Prior to joining Bain Capital, Mr. Nunnelley was a Partner of Bain & Company, where he managed client relationships in a number of areas, including manufacturing, consumer goods and information services. Mr. Nunnelley serves on the Board of Directors of Houghton Mifflin Company, Warner Music, and DoubleClick, Inc as well as a number of private companies and non-profit corporations. Mr. Nunnelley received an M.B.A., with Distinction, from Harvard Business School and received an A.B. from Centre College.

Pierre Michaud has been Chairman of the Board of Provigo Inc. since June, 1993. He held several positions, including President and Chairman of the Board, with Réno-Dépôt from 1969 until 2003, when he oversaw its successful merger with Groupe Rona. He has been Vice Chairman of the Board of Laurentian Bank of Canada since 2003. Mr. Michaud sits on the Board of Directors of Loblaw Companies Limited, Provigo Inc., Laurentian Trust of Canada Inc., Old Port of Montreal Corporation Inc. and Tremblant Advisory Board and is actively involved in such non-profit and charitable organizations as Fondation du CHUM, Québec Business Council and Ste-Justine Hospital Foundation.

Nicholas Nomicos is an Executive Vice President at Bain Capital. Prior to joining Bain Capital, Mr. Nomicos held several senior corporate and division management positions at Oak Industries Inc. where he headed the WDM business unit of Lasertron, a semiconductor laser manufacturer serving the telecommunications industry. Previously, Mr. Nomicos was a manager at Bain & Company. He serves as a Director of Modus Media International. Mr. Nomicos received an M.B.A. from Harvard Business School and a B.S.E., Phi Beta Kappa and magna cum laude, from Princeton University.

Daniel J. O’Neill is President and Chief Executive Officer of Molson Inc. He joined the Molson organization in April 1999, as Executive Vice-President and Chief Operating Officer, North American Brewing. In June 2000 he was appointed President and Chief Executive Officer. Mr. O’Neill’s career encompasses over 23 years of experience in the consumer products area. A native of Ottawa, Ontario, Mr. O’Neill graduated from Carleton University with a B.A. and from Queen’s University with an MBA. Mr. O’Neill also participated in the PMD course at Harvard Business School.

Carlos Mazzorin is Chairman and Chief Executive Officer for Magna Donnelly, a wholly owned subsidiary of Magna International. Mr. Mazzorin joined Magna Donnelly in January 2003 after 30 years at Ford Motor Company. At Ford he served as group vice president of Asia Pacific Operations, South America Operations and Global Purchasing and previous to that as group vice president of Ford of Mexico operations and Global Purchasing.

Jean Gaulin is retired as Chairman, President and Chief Executive Officer of Ultramar Diamond Shamrock as of January 1, 2002. In December 1996 following the merger of Ultramar Corporation and Diamond Shamrock, Inc., Mr. Gaulin was named Vice Chairman, President and Chief Operating Officer of Ultramar Diamond Shamrock. He was promoted to Chief Executive Officer January 1, 1999. In January 2000, Mr. Gaulin assumed the role of Chairman in addition to President and Chief Executive Officer. Mr. Gaulin also serves on the Board of Directors of Crane Co.; National Bank of Canada; National Bank Financial; Groupe St-Hubert Inc; Rona, Inc.; Corporation de l’École Polytechnique; the International Council of l’École des Hautes Etudes Commerciales and Saputo, Inc. Mr. Gaulin is a 1967 graduate of the University of Montreal École Polytechnique where he received a bachelor’s degree in chemical engineering and science. He also attended St. Jean Royal Military College.

Compensation and Other Arrangements with our Directors, Senior Management and Employees

The aggregate compensation for our directors and members of our administrative, supervisory or management bodies for the combined year ended January 31, 2004, including retention bonuses paid in connection with the Transactions and severance compensation, was $11,260,301.

The members of our board of directors are not separately compensated for their services as directors, other than reimbursement for out-of-pocket expenses incurred in connection with rendering such services.

On March 31, 2004, the board of directors of our parent approved a management share subscription agreement for our directors and officers and certain of our employees. Under the management share subscription agreement, the subscribers purchased 6,595,180 Class B common shares of our parent for an amount equal to their fair value. The net proceeds of $6.6 million were then transferred by our parent to us. The terms of the management subscription agreement provide our parent with the right to repurchase all or a portion of the subscription shares, and provide the subscribers with a right to sell to our parent all or a portion of their subscription shares, in each case, under certain corporate transactions or other circumstances. The call option and put option each expire on the occurrence of an initial public offering or upon a change in control.

On March 31, 2004, the board of directors of our parent approved a new stock option plan for our directors, officers and employees and provided for the grant of up to 19,785,540 options to certain participants. The options are exercisable into Class B common shares of our parent at an exercise price equal to the fair market value of the Class B shares on the date of grant, and are exercisable for a period of up to 10 years. One-third of the options granted vest in equal annual installments on each of the five annual anniversary dates of December 18, 2003. The remaining two-thirds become eligible to vest in equal annual installments on each of the five annual anniversary dates of December 18, 2003, and shall only vest upon certain performance measures being achieved upon either a change in control or an initial public offering.

Benefits Plans

We maintain non-contributory defined benefit plans that provide for pensions, other post-retirement and post-employment benefit plans for most of our employees in Canada, the U.S, Austria and Belgium. We also provide a defined contribution plan for our employees in the U.S.

Following the Transactions, new plans have been setup and registered with government authorities and ownership of certain plans has been transferred to us. Transition from Bombardier is now completed. As part of the Transactions, an agreement was reached with Bombardier with respect to Canadian pension plans, the purpose of which was to transfer a proportionate share of assets to fully fund liabilities assumed by us under our new plans as of December 18, 2003 on a funding basis. Government approval is still pending. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Pension and Employee Benefits.”

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our parent holds all of our outstanding capital stock, represented by one (1) common share and 50,000 Class A Redeemable Preferred Shares. Our parent’s authorized capital stock consists of Class A and B Common Shares and Class A and B Preference Shares.

Class A and Class B Common Shares. Class A Common Shares and Class B Common Shares are fully paid common equity of our parent. These shares will participate together in distributions upon liquidation after prior payment of the liquidation preference amount payable to holders of preference shares. Class A Common Shares carry voting rights. Class B Common Shares are non-voting, except as otherwise required by law. Class B Common Shares are convertible into Class A Common Shares upon certain events, including certain change in control transactions, on the third anniversary of an initial public offering or at any time thereafter in connection with a transfer to a non-affiliate, and immediately prior to any liquidation, dissolution or winding-up of our parent.

Class A Preference Shares. Class A Preference Shares are non-voting, non-participating and are not convertible into any other class of equity. Class A Preference Shares are redeemable at their original purchase price plus all accrued or declared but unpaid dividends (i) at any time at the option of our parent, (ii) upon a change of control, (iii) subject to approval by our parent’s and our financing sources, upon an initial public offering or, (iv) upon the sale by our parent or us of all or substantially all of its or our assets. Class A Preference Shares have a liquidation preference and carry a 6% cumulative dividend right which, at the option of our parent, may be paid in cash or in-kind. So long as any Class A Preference Shares are outstanding, our parent has agreed not to pay or declare dividends in respect of our Sponsors’ equity or repay or make any payments in respect of certain sponsor loans, unless concurrent with such repayment or other payment all Class A Preference Shares are redeemed, in each case unless the holders of preference shares receive concurrently, but in priority, the full redemption price to which they are then entitled (plus all accrued or declared but unpaid dividends). Upon liquidation, the holders of Class A Preference Shares will be entitled to receive an amount equal to the face amount of such shares plus any accrued or declared but unpaid dividends prior to any distributions to holders of Class A Common Shares, Class B Common Shares or Class B Preference Shares.

Class B Preference Shares. The Class B Preference Shares of our parent, currently an authorized but unissued class of preferred equity, will rank junior to the Class A Preference Shares if and when issued.

The following table provides certain information as of June 16, 2004 with respect to the beneficial ownership of the equity interests of our parent, J.A. Bombardier (J.A.B.) Inc. by (i) each holder known by us who beneficially owns 5% or more of the outstanding equity interests of our parent, (ii) each of the members of the board of directors of our parent, (iii) each of our named executive officers, and (iv) all of the members of the board of managers of our parent’s general partner and our executive officers as a group. Unless otherwise indicated in a footnote, the business address of each person is our corporate address.

	Common Shares				Preference Shares
Beneficial Owner	Class A Shares	Percentage Ownership Interest Class A Shares	Class B Shares	Percentage Ownership Interest Class B Shares	Class A Shares	Percentage Ownership Interest Class A Shares
Bain Capital Luxembourg Investments S.ar.l.(1)	152,299,950	50%	—	—	—	—
Beaudier Inc.(2)	63,965,979	21%	6,418,000	37.33%	—	—
Caisse de dépôt et placement du Québec(3)	45,689,985	15%	—	—	—	—
Jadier International Inc.(4)	14,214,662	4.67%	1,425,000	8.29%	—	—
Gestion J.I.C.A. Inc.(5)	14,214,662	4.67%	1,425,000	8.29%	—	—
Fonds Achbee Inc.(6)	14,214,662	4.67%	1,425,000	8.29%	—	—
Bombardier Inc.(7)	—	—	—	—	50,000	100%
All managers and executive officers as a group	—	—	6,495,180	37.79%	—	—

Total:	304,599,900	100%	17,188,180	100%	50,000	100%

(1)	The address of such stockholder is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199.
(2)	The address of such stockholder is 1000 de la Gauchetiere West, Suite 4310, Montréal, Québec H3B 4W5
(3)	The address of such stockholder is 1000 Place Jean-Paul Riopelle, Montréal, Québec H2Z 2B3
(4)	The address of such stockholder is c/o Beaudier Inc., 1000 de la Gauchetiere West, Suite 4310, Montréal, Québec H3B 4W5
(5)	The address of such stockholder is c/o Beaudier Inc., 1000 de la Gauchetiere West, Suite 4310, Montréal, Québec H3B 4W5
(6)	The address of such stockholder is c/o Beaudier Inc., 1000 de la Gauchetiere West, Suite 4310, Montréal, Québec H3B 4W5
(7)	The address of such stockholder is 800 Boulevard René-Lévesque West, Montréal, Québec H3B 1Y8

CERTAIN RELATED PARTY TRANSACTIONS

Arrangements with our Sponsors

In connection with the consummation of the Transactions, we entered into a shareholders agreement with our parent, our Sponsors and Bombardier. The shareholders agreement contains agreements among the parties with respect to us, our parent and subsidiaries that include the following provisions:

•	The parties agree to fix the initial number of members of the board of directors of our parent at 13 members and elect certain enumerated persons as the initial members of the board of directors of our parent.

•	Subject to their continued respective ownership of shares of our parent, our Sponsors may designate ten of the thirteen directors of our parent. Our Sponsors will also be entitled to collectively designate three independent members of the board of directors of our parent.

•	All decisions with respect to us, our parent and our respective subsidiaries will require the approval of at least a majority of the board of directors of our parent. In addition, special shareholder consent will be required for certain enumerated corporate actions.

•	The transfer of shares in our parent will be generally prohibited, subject to certain enumerated exceptions. In addition, any proposed transfer of shares for value will be generally subject to a right of first offer in favor of the other shareholders, pro rata in accordance with their shareholdings of Class A and Class B Common Shares. Furthermore, in the event that the right of first offer is not elected by the other shareholders, and a selling shareholder proceeds with a sale of shares of our parent to a third party, such sale shall be subject to tag-along rights in favor of the other shareholders, in an amount that is pro rata among those shareholders who elect to participate in the tag-along sale. Additionally, such a sale may be subject to drag-along rights under certain circumstances.

•	The issuance and sale by our parent of any shares, options, warrants or convertible securities will be subject to preemptive rights in favor of each holder of Class A and Class B Common Shares, pro rata in accordance with their shareholdings.

Any members of management who hold shares or options of our parent will be required to become a party to this agreement. In addition, simultaneous with the closing of the Transactions, we entered into a registration rights agreement with our Sponsors and our parent. Subject to specified restrictions, after an initial public offering of the common shares of our parent, and upon written request, our Sponsors may, individually or collectively, demand the registration of registrable securities having an anticipated net aggregate offering price of at least $10,000,000. Additionally, subject to certain exempted transactions, our Sponsors will have piggyback registration rights when our parent proposes to register any of its equity securities, whether in connection with an initial public offering or otherwise. The registration rights agreement contains customary indemnification provisions.

Management Agreement

Upon completion of the Transactions, we and our parent entered into a management agreement with affiliates of our Sponsors to provide management services. Pursuant to such agreement, affiliates of our Sponsors will receive an aggregate annual management fee of U.S. $2.25 million, and reimbursement for out-of-pocket expenses incurred in connection with the Transactions prior to the closing date and in connection with the provision of services pursuant to the agreement. In addition, pursuant to such agreement, affiliates of our Sponsors also received aggregate transaction fees of approximately $24.5 million, in connection with the services provided by such entities related to the Transactions. In addition, the management agreement provides that affiliates of our Sponsors will also receive fees in connection with certain subsequent financing and acquisition transactions (excluding an initial public offering). The management agreement includes customary indemnification provisions in favor of our Sponsors and their affiliates. The term of the management agreement runs until January 31, 2014.

Arrangements with Management

We have entered into employment agreements with some of our executive officers. See “Management—Compensation and Other Arrangements with our Directors, Senior Management and Employees.” In addition, some members of our management team have purchased Class B Common Shares. See “Security Ownership of Certain Beneficial Owners and Management.”

Arrangements with Bombardier

Prior to the consummation of the Transactions, we operated as the recreational products business of Bombardier within its operational and administrative infrastructure. Our chairman, Laurent Beaudoin, remains executive chairman and a significant equity holder of Bombardier. Mr. Beaudoin’s wife, Claire Bombardier Beaudoin, together with members of her family directly or indirectly control Bombardier. In connection with the Transactions, we entered into certain arrangements with Bombardier, including a trademark license agreement and floorplan and other financing arrangements. The trademark license agreement provides us with exclusive rights to certain trademarks currently used in our business but which Bombardier will continue to own, such as the Bombardier mark and cog-wheel design. The license is expected to be royalty-free and subject to certain conditions. The license will allow us to use “Bombardier” in our corporate name as long as the Beaudier Group maintains at least a 10% ownership interest in our parent. For a description of the floorplan and other financing arrangements, see “Description of Other Financing Arrangements.”

DESCRIPTION OF OUR SENIOR SECURED CREDIT FACILITY

General

In connection with the Transactions, we entered into a senior secured credit facility with a syndicate of banks and other institutional lenders. Set forth below is a summary of the terms of our senior secured credit facility. In this description, all references to “our company” refer only to Bombardier Recreational Products Inc. and not to any of our subsidiaries.

As of January 31, 2004, our senior secured credit facility provides for senior secured financing, consisting of:

•	A U.S.$280.0 million (approximately $371.4 million as of January 31, 2004) term loan facility with a maturity of seven years. The term loans are denominated in U.S. dollars and were drawn in full in connection with the consummation of the Transactions. Approximately U.S.$196.0 million (approximately $260.0 million as of January 31, 2004) of the term loans were borrowed by our company and approximately U.S.$84.0 million (approximately $111.4 million as of January 31, 2004) of the term loans were borrowed by one of our wholly-owned U.S. subsidiaries.

•	A $250.0 million revolving loan facility with a maturity of five years. After the closing date, up to $200.0 million of the revolving loan facility denominated in U.S.$, $ or Euros will be available to our company and up to $50.0 million of the revolving loan facility denominated in U.S.$ will be available to one of our wholly-owned U.S. subsidiaries. The revolving loan facility also includes (1) a Canadian and U.S. swingline loan sub-facility and (2) a Canadian and U.S. letter of credit sub-facility.

All borrowings under our senior secured credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Proceeds of the term loans, together with the other sources of funds described under “Use of Proceeds,” were used to finance the Transactions. Proceeds of revolving loans, swingline loans and letters of credit will be used to provide financing for working capital and general corporate purposes.

Interest and Fees

The interest rates per annum applicable to revolving and term loans under our senior secured credit facility are, at our option (1) in the case of U.S. dollar denominated loans, equal to either the U.S. prime rate, the U.S. base rate, or an adjusted LIBOR rate, (2) in the case of Canadian dollar denominated loans, equal to the Canadian prime rate, and (3) in the case of Euro denominated loans, equal to an adjusted EUROLIBOR rate, in each case plus an applicable margin. Canadian dollar denominated loans to our company under the revolving loan facility may also be made by means of acceptance and purchase of bankers’ acceptances.

On the last day of each calendar quarter we will be required to pay each lender a customary commitment fee in respect of any unused commitments under the revolving loan facility.

Amortization of Term Loans

Our senior secured credit facility requires scheduled amortization payments on the term loans in annual amounts equal to 1% of the original term loans, in semi-annual installments, beginning six-months after the closing for a period of six years, with the balance paid in four equal quarterly installments thereafter.

Prepayments

Subject to exceptions, our senior secured credit facility requires mandatory prepayments of the loans in amount equal to:

•	100% of the net cash proceeds from certain asset sales or other asset dispositions (including insurance proceeds) which are not reinvested by us within specified periods;

•	50% of the net cash proceeds from the issuance of equity securities;

•	100% of the net cash proceeds from the issuance of debt securities; and

•	50% of our annual consolidated excess cash flow.

Proceeds required to prepay the loans will be applied pro rata to the remaining scheduled amortization payments of the term loans, and then to any outstanding revolving loans (and to permanently reduce the corresponding commitments).

Prior to the fifth anniversary of the closing, all mandatory prepayments (other than resulting from asset sales and casualty proceeds) and scheduled repayments of the term loans will be limited in aggregate amount to 25% of the original principal amount of the term loans (with a catch-up payment following the fifth anniversary of the closing date).\

Voluntary prepayments of loans under our senior secured credit facility and voluntary reductions of revolving loan commitments are permitted, in whole or in part, in minimum amounts as set forth in the credit agreement.

Collateral and Guarantees

Our senior secured credit facility is guaranteed by our parent and all of our existing and future subsidiaries that can provide a full and unconditional guarantee, and will be secured by a first priority security interest in substantially all of our and their existing and future assets, and a first priority pledge of our capital stock and the capital stock of those subsidiaries, as well as intercompany notes issued by certain of our non-guarantor subsidiaries, and the capital stock of our non-guarantor subsidiaries, subject to certain exceptions agreed upon with our lenders and local law requirements.

Restrictive Covenants and Other Matters

Our senior secured credit facility requires that we comply on a quarterly basis with certain financial covenants, including:

•	a maximum total leverage ratio test of (i) 4.75x for February 1, 2004 through July 31, 2004, (ii) 4.50x for August 1, 2004 through October 31, 2005, (iii) 4.25x for November 1, 2005 through January 31, 2006, (iv) 4.00x for February 1, 2006 through July 31, 2006, (v) 3.75x for August 1, 2006 through January 31, 2007, (vi) 3.50x for February 1, 2007 through January 31, 2008, (vii) 3.25x for February 1, 2008 through January 31, 2009, and (viii) 3.00x for February 1, 2009 through January 31, 2011;

•	a minimum interest coverage ratio test of (i) 2.25x for February 1, 2004 through January 31, 2005, (ii) 2.50x for February 1, 2005 through January 31, 2009, and (iii) 2.75x for February 1, 2009 through January 31, 2011; and

•	minimum fixed charge coverage ratio test of (i) 1.00x for February 1, 2004 through January 31, 2006, (ii) 1.10x for February 1, 2006 through January 31, 2007, and (iii) 1.25x for February 1, 2007 through January 31, 2011.

In addition, our senior secured credit facility includes negative covenants, subject to certain exceptions, that restrict or limit our ability and the ability of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or contingent obligations, other than such indebtedness that is expressly permitted pursuant to the credit agreement governing the senior secured credit facility;

•	incur liens with respect to any of its property of any kind, other than liens that are expressly permitted by the credit agreement governing the senior secured credit facility, which include the liens related to the assets securing our obligations under the senior secured credit facility;

•	enter into any agreements prohibiting the creation or assumption of liens on our properties or assets, except pursuant to certain expressly authorized contracts;

•	enter into or engage in any business other than the business and operations carried on by us as of the effective date of the credit agreement governing the senior secured credit facility;

•	engage in mergers, acquisitions and other business combinations, or liquidate, wind-up or dissolve our business;

•	effect any disposition of our property or assets, including equity interests or other ownership interests of any entity;

•	enter into certain sale and leaseback transactions;

•	make capital expenditures in excess of (i) $114,000,000 for the fiscal year ended January 31, 2005, (ii) $129,000,000 for the fiscal year ended January 31, 2006, (iii) $122,000,000 for the fiscal year ended January 31, 2007, (iv) $124,000,000 for the fiscal year ended January 31, 2008, (v) $127,000,000 for the fiscal year ended January 31, 2009, (vi) $127,000,000 for the fiscal year ended January 31, 2010, and (vii) $127,000,000 for the fiscal year ended January 31, 2011;

•	make loans and investments, other than such loans and investments that are permitted under the credit agreement governing the senior secured credit facility, such as (i) cash equivalents, (ii) accounts receivable, chattel paper created, acquired or arising in the ordinary course of business, (iii) inventory, raw materials and general intangibles acquired in the ordinary course of business, (iv) investments between subsidiaries of our parent, (v) certain investments in the form of an intercompany loan, (vi) acquisitions of other companies engaged in businesses permitted by the credit agreement, solely with the common shares of our parent as consideration and (vii) investments in hedging agreements effected in accordance with the credit agreement;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	prepay, redeem or repurchase certain indebtedness (including the notes) or amend, supplement, waive or otherwise modify any of the provisions of any document relating to the notes in connection (i) the maturity of the notes, including the rate and the time of payment of interest, principal, premium, or any fees payable in connection with the notes, (ii) affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies, or (iii) the subordination provisions or otherwise any provision that materially adversely affects the interests of the senior creditors under the senior secured credit facility;

•	enter into any transaction, including any purchase, sales, lease or exchange of property or rendering of any service, with any affiliate, other than transactions otherwise permitted by the Credit Agreement and which are in the ordinary course of our business;

•	create, incur, assume, of suffer to exist any contingent obligations, other than certain expressly permitted contingent obligations, such as the guarantees under the senior secured credit facility and the notes; and

•	create, incur, assume, of suffer to exist any hedging arrangements, except in the ordinary course of business for non-speculative purposes and as required under the credit agreement.

Our senior secured credit facility contains customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness and other material agreements, events of bankruptcy, U.S., Canadian or other employee benefit plans, material judgments, actual or asserted failure of any guaranty or security document supporting our senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under our senior secured credit facility will be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facility and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” In this description, the word “Company” refers only to Bombardier Recreational Products Inc. and not to any of its subsidiaries, and references to “$” refer to Canadian dollars and all references to “U.S.$” refer to U.S. dollars.

The Company sold the old notes to Merrill Lynch & Co., UBS Investment Bank, Harris Nesbitt and RBC Capital Markets, who we collectively refer to as the initial purchasers, on December 18, 2003. The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Company issued the old notes and incurred the obligations to issue the exchange notes under an Indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). See “Transfer Restrictions.” The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company is subject to the provisions of the Canada Business Corporations Act (the “CBCA”), including those provisions governing trust indentures. However, the Company has made an application for exemption from these provisions in respect of the Notes and expects that such exemption will be obtained prior to the closing of the offering. If such relief is not obtained, the Company will be required to appoint a Canadian co-trustee under the Indenture and the Indenture will be subject to the other trust indenture provisions of the CBCA. These requirements, if applicable, will not require any material changes to the terms of the Indenture or the Notes.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as a holder of the Notes. Copies of the Indenture are available as set forth under the caption “Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

The Notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Debt of the Company;

•	are equal in right of payment to all existing and future senior subordinated Indebtedness of the Company;

•	are senior in right of payment to any future junior subordinated Indebtedness of the Company; and

•	are unconditionally guaranteed on a general unsecured senior subordinated basis by each Guarantor.

The Subsidiary Guarantees

The Notes are guaranteed by each Restricted Subsidiary of the Company that guarantees Indebtedness of the Company under Credit Agreement governing the Senior Credit Facilities.

The Subsidiary Guarantees of the Notes:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Guarantor Senior Debt of each Guarantor;

•	are equal in right of payment to all existing and future senior subordinated Indebtedness of each Guarantor; and

•	are senior in right of payment to any future junior subordinated Indebtedness of each Guarantor.

Assuming we had completed the offering of the Notes and applied the net proceeds as described in this offering memorandum under “Use of Proceeds,” As of January 31, 2004, the Company and the Guarantors would have had total Senior Debt and Guarantor Senior Debt of approximately $371.4 million, and an additional $250.0 million would have been available for borrowings under the revolving credit portion of the Senior Credit Facilities (excluding outstanding letters of credit of approximately $54.5 million). As indicated above and as discussed in detail below under the caption “Subordination,” payments on the Notes and under the Subsidiary Guarantees will be subordinated to the prior payment in full in cash or Cash Equivalents (other than (x) cash equivalents of the type referred to in clauses (5) and (6) of the definition thereof and (y) foreign currencies) of all Senior Debt and Guarantor Senior Debt. The Indenture will permit us and the Guarantors to incur additional Senior Debt and Guarantor Senior Debt.

As of the date of the Indenture, all of our subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described under the caption “Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.

Not all of our “Restricted Subsidiaries” will guarantee the Notes; none of the Non-Guarantor Restricted Subsidiaries will be a Guarantor. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables, lease obligations and intercompany indebtedness pledged to the lenders under the Senior Credit Facilities) of the Company’s Non-Guarantor Restricted Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any Non-Guarantor Restricted Subsidiary, such Subsidiary will pay the holders of its Indebtedness and its trade creditors before it will be able to distribute any of its assets to us. As of January 31, 2004, the Non-Guarantor Restricted Subsidiaries had approximately $1.3 million of debt outstanding to which the notes would have been structurally subordinated.

Principal, Maturity and Interest

The Indenture provides that the Company may issue Notes with an unlimited principal amount, subject to compliance with the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” of which U.S.$200.0 million will be issued in this offering. Any additional Notes that we issue in the future will be identical in all respects to the Notes that we are issuing now, except that any Notes issued in the future will have different issuance prices and issuance dates. The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. The Notes will mature on December 15, 2013.

Interest on the Notes accrues at the rate of 8 3/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2004. Interest on the exchange notes will accrue from June 15, 2004, the last interest payment date for the old notes.

The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding June 1 and December 1.

Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Solely for the purpose of providing the disclosure required by the Interest Act (Canada), the annual rate of interest that is equivalent to the rate payable on the Notes shall be the rate payable multiplied by the actual number of days in the year divided by 360.

Methods of Receiving Payments

If a Holder has given wire transfer instructions to the Company at least ten days prior to the applicable payment date, the Company will make all principal, premium, if any, and interest and additional interest, if any, payments on those Notes in accordance with those instructions. Otherwise, all payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar

The Trustee is initially the Paying Agent and Registrar with respect to the Notes. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption.

The registered Holder of a Note will be treated as the owner of it for all purposes under the Indenture except as required by law. Only registered Holders will have rights under the Indenture.

Subsidiary Guarantees

The Guarantors jointly and severally guarantee the Company’s obligations under the Notes on a senior subordinated basis. Each Subsidiary Guarantee is subordinated to the prior payment in full in cash or Cash Equivalents (other than (x) cash equivalents of the type referred to in clauses (5) and (6) of the definition thereof and (y) foreign currencies) of all Guarantor Senior Debt of that Guarantor. The subordination provisions applicable to the Subsidiary Guarantees are substantially similar to the subordination provisions applicable to the Notes as set forth under “Subordination.”

The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to seek to prevent that Subsidiary Guarantee from constituting (after giving effect to all Guarantor Senior Debt of the applicable Guarantor) a fraudulent conveyance or fraudulent transfer, or a violation of applicable financial tests under applicable federal, state, foreign, provincial or territorial law. See “Risk Factors—Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the notes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with clauses (1), (2) and (3) of the first paragraph under “Purchase at the Option of Holders—Asset Sales.”

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if the disposition is to the Company or another Guarantor or if such sale or other disposition complies with clauses (1), (2) and (3) of the first paragraph under “Purchase at the Option of Holders—Asset Sales”;

(2) in connection with any sale of all of the capital stock of such a Guarantor, if such sale complies with clauses (1), (2) and (3) of the first paragraph under “Purchase at the Option of Holders—Asset Sales”;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(4) upon the release or discharge of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor, securing Senior Debt of the Company and Guarantor Senior Debt of the other Guarantors.

Subordination

The payment of principal, premium, if any, interest, additional interest, if any, and any other Obligations on, or relating to, the Notes is subordinated to the prior payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (5) and (6) of the definition thereof and (y) foreign currencies) of all Senior Debt of the Company.

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (5) and (6) of the definition thereof and (y) foreign currencies) of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “Legal Defeasance and Covenant Defeasance” so long as the deposit of amounts therein satisfied the relevant conditions specified in the Indenture at the time of such deposit), in the event of any distribution to creditors of the Company:

(1) in a liquidation or dissolution of the Company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshalling of the Company’s assets and liabilities.

The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the Notes or acquire any of the Notes for cash or property or otherwise (except in Permitted Junior Securities or from the trust described under “Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Debt.

Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), (y) 179 days after the date the applicable Payment Blockage Notice is received or (z) the date that the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any action after the date of delivery of such initial Payment Blockage Notice, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice, that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

The Company must promptly notify holders of Senior Debt or their Representative if payment of the Notes is accelerated because of an Event of Default; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. Payments under the Subsidiary Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Guarantor Senior Debt of such Guarantor, including all Guarantor Senior Debt of such Guarantor incurred after the Issue Date, on the same basis as provided above with respect to subordination of payments on the Notes by the Company to the prior payment in full of Senior Debt of the Company. See “Risk Factors—Your right to receive payments on the Notes will be junior to our existing senior debt and the existing senior debt of our subsidiary guarantors and all of our and their future senior debt.”

Additional Amounts

All payments made by the Company under or with respect to the Notes or by any Guarantor under or with respect to its Subsidiary Guarantee will be made free and clear of and without withholding or deduction for or on account of any Taxes, unless the Company or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration of the law by the relevant Taxing Authority. If the Company or any Guarantor is required to withhold or deduct any amount for, or on account of, Taxes from any payment made under or with respect to the Notes or the Subsidiary Guarantees, the Company or such Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes, including Additional Amounts, after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes (to the extent any of the following exceptions apply, an “Excluded Holder”):

(1) with whom the Company or such Guarantor does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), at the time of making such payment;

(2) who is subject to the Taxes in question by reason of it being connected at any time with the jurisdiction imposing such Taxes otherwise than by the mere acquisition or holding of the Notes or the receipt of payments thereunder or the enforcement of its rights thereunder;

(3) who presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) the date on which the full amount payable has been received by the Trustee and notice to that effect has been given to the Holders of Notes by the Trustee, except to the extent that such Holder of Notes would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period;

(4) that is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or any applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, but only to the extent such Holder was legally able to comply with such requirement(s);

(5) that is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Notes directly (but only if there is no material cost or expense associated with transferring such Notes to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner); or

(6) any combination of the foregoing numbered clauses in this proviso.

The Company and any Guarantors will also:

(1) make such withholding or deduction in accordance with applicable law;

(2) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law; and

(3) furnish to the Trustee, or cause to be furnished to the Trustee, within 30 days after the date of the payment of any Taxes due under applicable law, certified copies of Tax receipts or other evidence of such payment by the Company or such Guarantor.

The Company and any Guarantors will, upon written request of any Holder of Notes (other than an Excluded Holder), reimburse each such Holder, for the amount of:

(1) any such Taxes so required to be withheld or deducted which are levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Notes or the Subsidiary Guarantees; and

(2) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1)

so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if the Taxes described in clauses (1) and (2) had not been imposed.

Unless the Company elects to redeem the Notes as set forth below under “—Tax Redemption,” at least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the Trustee an officers’ certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date. Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention will be considered to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company or a Guarantor will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the Notes, the Indenture governing the Notes, any Guarantee or any related document (“Documentary Taxes”).

The obligation to pay Additional Amounts (and any associated reimbursement) and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Notes, see “Certain Tax Considerations—Canadian Federal Income Tax Considerations.”

Tax Redemption

The Company may, at its option, redeem the Notes, in whole but not in part at any time upon not less than 30 nor more than 60 calendar days’ prior written notice, mailed by first class mail to each Holder of Notes at its last address appearing in the register maintained by the registrar of the Notes, at 100% of the principal amount, plus accrued and unpaid interest to the redemption date, if the Company or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or the Subsidiary Guarantees, any Additional Amounts in accordance with the provisions set forth under the caption “Additional Amounts” as a result of a change in, or amendment to, the laws or regulations (or rules promulgated thereunder) of any Taxing Jurisdiction, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rules (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that the Company or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Guarantor, not including substitution of the obligor under the Notes; and further provided that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 365 days after the Company or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, the Company’s or such Guarantor’s obligation to pay such Additional Amounts remains in effect.

Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the trustee (a) an officers’ certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

Optional Redemption

Except as set forth below or under “—Tax Redemption,” the Notes will not be redeemable at our option prior to December 15, 2008. Before December 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 120 days of the date of the closing of the Equity Offering.

Before December 15, 2008, the Company may also redeem these Notes, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days’ prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and additional interest thereon, if any, to, the date of redemption (the “Redemption Date”).

On or after December 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2008	104.188%
2009	102.792%
2010	101.396%
2011 and thereafter	100.000%

Mandatory Redemption

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Purchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company gives notice of redemption under the second paragraph under “—Optional Redemption,” the Company shall be obligated to make an offer (the “Change of Control Offer”) to purchase each Holder’s outstanding Notes. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and additional interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Indenture provides that, prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company shall:

(1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other such Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer; or

(2) obtain the requisite consents under the Senior Credit Facilities and all other such Senior Debt to permit the purchase of the Notes as provided below.

The Company is required first to comply with the covenant in the immediately preceding sentence before it is required to purchase Notes or to send the notice pursuant to the provisions described herein. The Company’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send the notice referred to in the second preceding paragraph as a result of a prohibition described in the first sentence of this paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described in clause (2), in each case under the caption “Events of Default.”

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of U.S.$1,000 or an integral multiple thereof.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company’s outstanding Senior Debt currently prohibits the Company from purchasing the Notes (subject to limited exceptions), and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See “—Subordination.”

The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the obligation of the Company to make the Change of Control Offer and the ability of a Holder of Notes to require the Company to purchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

If a Change of Control does occur, there can be no assurance that the Company will have the financial resources at the time of such Change of Control to make any required purchases of the Notes.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) in the event of an Asset Sale involving assets having a fair market value in excess of U.S.$5.0 million, such fair market value is determined by the Company’s chief financial officer and evidenced by an officers’ certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days following the receipt thereof;

(c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received since the date of the Indenture pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) U.S.$20.0 million and (ii) 2.0% of Total Tangible Assets at the time of receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(d) any assets described in clauses (3) or (4) of the following paragraph.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Senior Debt or Guarantor Senior Debt (and to correspondingly reduce commitments if the Senior Debt or Guarantor Senior Debt repaid is revolving credit borrowings);

(2) to acquire all or substantially all of the assets of, or all or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure in assets that are used or useable in a Permitted Business;

(4) to acquire other assets that are used or useable in a Permitted Business; and/or

(5) any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds U.S.$15.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each purchase of Notes pursuant to an Asset Sale Offer. If the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of U.S.$1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger,

amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (C), (D), (F), (G), (H), (I) and (K) of the next succeeding paragraph, provided that only 50% of the Restricted Payments permitted by clause (G) of the next succeeding paragraph will be excluded to the extent taxes of the Company were not deducted in computing Consolidated Net Income), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company (other than from a Restricted Subsidiary) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) an amount equal to the sum, for all Unrestricted Subsidiaries, of the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, plus

(e) 50% of the aggregate amount of cash dividends or distributions received from Unrestricted Subsidiaries after the Issue Date, to the extent such dividends or distributions were not included in Consolidated Net Income, plus

(f) 50% of the gain on the sale or other disposition of any Restricted Investment, to the extent not included in Consolidated Net Income.

The preceding provisions will not prohibit:

(A) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(B) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, following the consummation of an Initial Public Offering, the payment of dividends on the Company’s common stock or the payment to any direct or indirect parent corporation of the Company for the purpose of funding the payment of dividends by such direct or indirect parent corporation on its common stock, in each case in an amount of up to 6% per annum of the net cash proceeds received by the Company or contributed to the Company in an Initial Public Offering or any subsequent public offering of Qualified Capital Stock by the Company or any direct or indirect parent corporation of the Company;

(C) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of sale within 30 days (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(D) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(E) payments to any direct or indirect parent corporation of the Company for the purpose of permitting, and in an amount equal to the amount required to permit, such direct or indirect parent corporation’s redemption or repurchase of its Equity Interests or payments to permit the Company’s redemption or repurchase of its Equity Interests, in each case in connection with the repurchase provisions of employee, director, stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that all such redemptions or repurchases pursuant to this clause (E) shall not exceed U.S.$17.5 million in the aggregate since the Issue Date (which amount shall be increased (1) by the amount of any net cash proceeds received from the sale since the Issue Date of Equity Interests (other than Disqualified Stock) to members of the Company’s management team and directors that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (3)(b) of the preceding paragraph and (2) by the cash proceeds of any “key-man” life insurance policies that are used to make such redemptions or repurchases); and provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a redemption or repurchase of Capital Stock will not be deemed to constitute a Restricted Payment under the Indenture;

(F) the making of distributions, loans or advances to any direct or indirect parent corporation of the Company in an amount not to exceed U.S.$2.5 million per annum in order to permit such direct or indirect parent corporation of the Company to pay the ordinary operating expenses of such direct or indirect parent corporation of the Company (including, without limitation, directors’ fees, indemnification obligations, professional fees and expenses);

(G) to the extent applicable, payments to any direct or indirect parent corporation of the Company in respect of (1) federal income taxes for the tax periods for which a federal consolidated return is filed by such direct or indirect parent corporation of the Company for a consolidated group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical federal income taxes that the Company would have paid if the Company and its Restricted Subsidiaries filed a separate consolidated return with the Company as the parent, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate consolidated return had been filed, (2) state or provincial income tax for the tax periods for which a state or provincial combined, consolidated or unitary return is filed by such direct or indirect parent corporation of the Company for a combined, consolidated or unitary group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical state or provincial income taxes that the Company would have paid if the Company and its Restricted Subsidiaries had filed a separate combined, consolidated or unitary return taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate combined return had been filed and (3) capital stock, net worth, or other similar taxes (but for the avoidance of doubt, excluding any taxes based on net or gross income) payable by such direct or indirect parent corporation of the Company based on or attributable to or calculated with reference to its investment in or ownership of the Company and its Restricted Subsidiaries; provided, however, that in no event shall any such tax payment pursuant to this clause (G) exceed the amount of federal (or state or provincial, as the case may be) income tax or other relevant tax that is, at the time the Company makes such tax payments, actually due and payable by such direct or indirect parent corporation of the Company to the relevant taxing authorities or to become due and payable within 30 days of such payment by the Company; provided, further, that for purposes of this clause (G), payments made by an Unrestricted Subsidiary to a Restricted Subsidiary or the Company which are in turn distributed by such Restricted Subsidiary or the Company to any direct or indirect parent corporation of the Company shall be disregarded;

(H) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary issued after the Issue Date; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period;

(I) payments made by the Company or any Restricted Subsidiary in connection with the Transactions;

(J) the repurchase, redemption or other acquisition or retirement for value of subordinated Indebtedness with Excess Proceeds remaining after an Asset Sale Offer pursuant to the covenant described under the caption “Purchase at the Option of Holders—Asset Sales”;

(K) the repurchase of Capital Stock of the Company upon the surrender of such Capital Stock in satisfaction of all or a portion of the exercise price of a stock option granted under any stock option plan established by the Company for the benefit of its directors, employees or consultants; provided that no payment in cash or other property is made by the Company in connection therewith; and

(L) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (L), does not to exceed U.S.$25.0 million in the aggregate since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds U.S.$15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted

Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may issue preferred stock, if in each case the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and as otherwise provided in accordance with the provisions contained in the definition of “Fixed Charge Coverage Ratio”), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such Four-Quarter Period.

Notwithstanding any other provision of this covenant, in no event will any Non-Guarantor Restricted Subsidiary be permitted to incur Indebtedness under clauses (4), (14), (16) and (19) below in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in excess of U.S.$50.0 million.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Guarantor of Indebtedness pursuant to the Senior Credit Facilities in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder not to exceed U.S.$500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facilities pursuant to the covenant described under the caption “Purchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date, the Subsidiary Guarantees of such Notes, the Exchange Notes issued in exchange for such Notes (or in exchange for any additional Notes issued in accordance with the terms of the Indenture) and the Subsidiary Guarantees thereof;

(4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease or improvement in an aggregate principal amount outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities) not to exceed the greater of (a) U.S.$20.0 million or (b) 2.0% of Total Tangible Assets at the time of any incurrence thereof, including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4);

(5) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (17) or (19) of this paragraph;

(6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the obligee is not the Company or any Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by the Company in the ordinary course of business;

(8) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company, a Guarantor or a Non-Guarantor Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided in each such case that the amount thereof is included in Fixed Charges of the Company as accrued;

(10) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, in respect of workers’ compensation claims or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(13) Indebtedness supported by one or more letters of credit incurred under the Senior Credit Facilities in accordance with clause (1); provided the amount of Indebtedness permitted to be incurred under this clause (13) relating to any such letter of credit shall not exceed the amount of the letter of credit provided for therein; provided, further, upon any reduction, cancellation or termination of the applicable letter of credit, there shall be deemed to be an incurrence of Indebtedness under the Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter of credit or the stated amount of any letter of credit issued in replacement of such letter of credit;

(14) the incurrence of Indebtedness and/or the issuance of preferred stock by Non-Guarantor Restricted Subsidiaries of the Company, which together with the aggregate principal amount of Indebtedness incurred pursuant to this clause (14) and the aggregate liquidation value of all preferred stock issued pursuant to this clause (14), does not exceed U.S.$50.0 million at any time outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(16) Attributable Debt in an amount not to exceed U.S.$25.0 million at any one time outstanding;

(17) the incurrence by the Company or any Restricted Subsidiary of Indebtedness solely for working capital purposes pursuant to a facility which lends solely on a percentage of accounts receivables in an amount not to exceed the greater of (a) U.S.$75.0 million or (b) 7.5% of Total Tangible Assets at the time of any incurrence thereof, including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (17);

(18) the incurrence by a Securitization Entity of Non-Recourse Debt in connection with or pursuant to a Permitted Securitization Transaction; and

(19) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness, and/or the issuance by any Restricted Subsidiary of preferred stock, in an aggregate principal amount (or accreted value, as applicable) or aggregate liquidation value, as applicable, at any time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred or preferred stock issued pursuant to this clause (19), not to exceed U.S.$20.0 million at any one time outstanding.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. All borrowings outstanding on the Issue Date under the Senior Credit Facilities will be deemed to have been borrowed pursuant to clause (1) of the definition of “Permitted Debt.”

No Senior Subordinated Debt

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Guarantor Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment in respect to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Restricted Subsidiaries;

(b) make loans or advances to the Company or any of the Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than those contained in such Existing Indebtedness, as in effect on the Issue Date;

(2) the Indenture, the Notes and the Subsidiary Guarantees;

(3) the Senior Credit Facilities;

(4) applicable law;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

(8) asset sale agreements and stock sale agreements, including any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(11) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described under the caption “—Liens” that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14) Indebtedness incurred after the Issue Date in accordance with the terms of the Indenture; provided that the restrictions contained in the agreements governing such new Indebtedness are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, to the Holders of the Notes than those contained in the agreements governing Indebtedness on the Issue Date;

(15) any agreement or instrument placing contractual restrictions applicable only to a Securitization Entity effected in connection with, or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction;

(16) any agreement or instrument governing Indebtedness or preferred stock (whether or not outstanding) of Non-Guarantor Restricted Subsidiaries of the Company that was permitted by the Indenture to be incurred;

(17) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

The Company may not, directly or indirectly: (1) consolidate with, amalgamate with, or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof;

(2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default will have occurred and be continuing; and

(4) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, (a) be permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) will have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person unless the provisions of the preceding paragraph are complied with.

For purposes of this covenant, the sale, assignment, transfer, conveyance or other disposition (including by way of merger, amalgamation or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance or other disposition by the Company (other than by lease) of all or substantially all of the properties and assets of the Company, in accordance with this covenant, the successor Person formed by such consolidation or into which the Company is merged or with which the Company is amalgamated or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes. In the event of any such transfer (other than a transfer of less than all of the properties and assets of the Company), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger or amalgamation of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction;

(2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries; and

(3) any consolidation, amalgamation or merger between or among the Company and any of the Guarantors.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$10.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, any direct or indirect parent corporation of the Company, or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management;

(2) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction;

(3) any agreement or instrument as in effect as of the Issue Date or any amendment or replacement thereof or any transaction contemplated thereby (including pursuant to any amendment or replacement thereof) so long as any such amendment or replacement agreement or instrument is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Notes in any material respect than the original agreement or instrument as in effect on the Issue Date;

(4) payments to the Principals and their respective Affiliates made pursuant to any management, financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the board of directors of the Company or such Restricted Subsidiary in good faith;

(5) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith;

(6) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Holders of Notes in any material respect than any such agreement in effect on the Issue Date;

(7) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms that are not materially less favorable than those that would reasonably have been obtained at such time from an unaffiliated party;

(8) issuances or sales of Equity Interests of the Company (other than Disqualified Stock) to Affiliates of the Company otherwise permitted by the Indenture and the granting of registration rights in connection therewith;

(9) Restricted Payments and Permitted Investments that are permitted by the Indenture;

(10) transactions effected as part of a Permitted Securitization Transaction; and

(11) any agreement or instrument between the Company or any Restricted Subsidiary and any Affiliate thereof relating to floorplan financing and receivables factoring arrangements and any transactions contemplated thereby.

Notwithstanding any other provision of this covenant, any transaction, contract, agreement, understanding, loan, advance, guarantee, payment, sale, lease, transfer, disposition or purchase entered into between the Company or any of its Restricted Subsidiaries with or for the benefit of any Person, which at the time of the occurrence of, or entering into, of any of the foregoing was not an Affiliate, is not subject to the provisions of this covenant, notwithstanding the fact that after the occurrence of, or entering into, of any of the foregoing, such Person would be or would thereafter become an Affiliate.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described under the caption “—Restricted Payments” or Permitted Investments, as determined in good faith by the Board of Directors of the Company. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment or Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Limitations on Issuances of Guarantees of Indebtedness

The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee the payment of Indebtedness of the Company or any guarantor under the Senior Credit Facilities unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary which Guarantee of the Notes shall be subordinated to the Guarantee of the Senior Credit Facilities to the same extent as the Subsidiary Guarantees are subordinated to such Guarantor Senior Debt.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under the caption “Subsidiary Guarantees.” The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary (other than a Securitization Entity) to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company or its Restricted Subsidiaries taken as a whole.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the Holders of Notes and the Trustee, within the time periods specified in the Commission’s rules and regulations, all financial information that would be required to be contained in a report filed with or furnished to the Commission on Forms 20-F, 40-F or 6-K, as applicable, if the Company were required to file or furnish such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries would otherwise have been a Significant Restricted Subsidiary, then, to the extent permitted by applicable law, the financial information required by the preceding paragraph shall include condensed consolidating footnote data in the form required by the Commission with respect to the Unrestricted Subsidiaries of the Company.

In addition, following the consummation of the Exchange Offer, or upon the effectiveness of any Shelf Registration Statement, the Company will file with or furnish to the Commission a copy of all of the information and reports referred to in the first paragraph of this covenant for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Moreover, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following will constitute an Event of Default:

(1) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes to comply with any of the other covenants in the Indenture or the Notes;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes to comply with the provisions set forth under “Purchase at the Option of Holders—Change of Control” or “Purchase at the Option of Holders—Asset Sales”;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, at the final stated maturity of such Indebtedness (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates U.S.$15.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of U.S.$15.0 million (excluding amounts covered by an enforceable insurance policy issued by an insurer with a Best’s rating of at least B+, as to which the insurer has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable;

(7) any Subsidiary Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void and unenforceable or is found by a court of competent jurisdiction to be invalid, or any of the Guarantors denies its liability under its Subsidiary Guarantee, other than by reason of release of a Guarantor in accordance with the terms of the Indenture; and

(8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a “notice of acceleration” (the “Acceleration Notice”) and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit

Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by the Company and the Representative under the Senior Credit Facilities of such Acceleration Notice but only if such Event of Default is then continuing.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture (including rescinding any acceleration of the payment of the Notes) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2008, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Forthwith upon becoming aware of any Default or Event of Default, the Company will be required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any direct or indirect parent corporation of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and additional interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (including non-payment of other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events described under “Events of Default” and the limitations contained in clauses (3) and (4) of “Merger, Consolidation or Sale of Assets”) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest and additional interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(4) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(5) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(6) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(7) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(8) the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, in the case of Legal Defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and in the case of Covenant Defeasance, the trust funds will be subject to a valid first priority Lien to secure the Notes which is not subject to avoidance under any Bankruptcy Code;

(9) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(10) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect, as to all Notes issued thereunder, when:

(1) either

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver of Indenture

Except as provided in the next three succeeding paragraphs, the Indenture and the Notes may be amended or supplemented only with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or non-compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or premium on or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described under the caption “Purchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described under the caption “Purchase at the Option of Holders”);

(8) make any change in the preceding amendment and waiver provisions; or

(9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, or any Guarantor, with respect to its Subsidiary Guarantee or the Indenture, and the Trustee may amend or supplement the Indenture or the Notes or any Subsidiary Guarantee:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s, or any Guarantor’s, obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s, or such Guarantor’s, as the case may be, assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes, including providing for additional Subsidiary Guarantees, or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture (to the extent permitted by the Indenture); or

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Consent to Jurisdiction and Service of Process

The Company and each Guarantor will appoint Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any federal or state court located in the Borough of Manhattan in the City of New York and each of the parties will submit to the non-exclusive jurisdiction thereof.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Judgments

Since the majority of our assets are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control Purchase Price, offer price, redemption price or other amounts payable under the Notes, may not be collectible within United States.

We have been informed by Canadian counsel that the laws of the Provinces of Ontario, Alberta and Québec and the federal laws of Canada applicable therein permit an action or a motion to be brought before a court of competent jurisdiction in such Province (a “Canadian Court”) on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (“New York Court”) that is not impeachable as void or voidable under the laws of the State of New York (“New York Law”) for a sum certain in respect of the Indenture or the Notes if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the nonexclusive jurisdiction of the New York Court will be sufficient for that purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Provinces of Ontario and Alberta, as the case may be (or in the Province of Québec if the outcome of the decision of the New York Court is not manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec), (iii) such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws) or expropriatory or penal laws, (v) the action or motion to enforce such judgment is commenced within the applicable limitation period, (vi) in the Province of Québec, a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Québec, whether it has acquired the authority of a final judgment or not, or is not pending before a Québec authority, in the first instance, or has not been decided in a third country and the decision meets the necessary conditions for recognition in the Province of Québec, (vii) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense and (viii) in the Provinces of Ontario and Alberta, a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court in such jurisdiction or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the law of the relevant province. We have been advised by our Canadian counsel that they have no reason to believe, based upon public policy or order, as those terms are understood in international relations and under the laws of the Provinces of Ontario, Alberta and Québec and the federal laws of Canada applicable therein, as those terms are applied by a Canadian Court on the date hereof, for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Bombardier Recreational Products Inc., 1061 Parent Street, Saint-Bruno, Québec, Canada J3V 6P1, Attention: General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. For purposes of the Indenture, neither Bombardier Inc.

nor Bombardier Capital Inc. shall be deemed to be an Affiliate of the Company or any of its Subsidiaries for so long as Bain or Bain and Caisse are the Beneficial Owners of more of the total voting power of all classes of Voting Stock of the Company than is Beneficially Owned by Beaudier.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of (i) 1% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at December 15, 2008 (such redemption price being set forth in the fourth paragraph under the caption “—Optional Redemption”), plus (2) all required interest payments due on such Note through December 15, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points over (B) the principal amount of such Note.

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), other than sales, leases, conveyances, dispositions or licenses in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described under the caption “Purchase at the Option of Holders—Change of Control” and/or the provisions described under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under the caption “Purchase at the Option of Holders—Asset Sales”; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than U.S.$2.5 million; or (b) results in net proceeds to the Company and its Subsidiaries of less than U.S.$2.5 million;

(2) disposals or replacements of obsolete equipment in the ordinary course of business;

(3) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property or Equity Interests of any Restricted Subsidiary to one or more Restricted Subsidiaries in connection with Investments permitted by the covenant described under the caption “Certain Covenants—Restricted Payments”;

(4) a transfer of assets between or among the Company and/or its Restricted Subsidiaries;

(5) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

(6) a Restricted Payment, Permitted Investment or Permitted Lien that is permitted by the Indenture;

(7) the issuance by a Restricted Subsidiary of Disqualified Stock or preferred stock that is permitted by the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) sales of accounts receivable, chattel paper and related assets in receivables factoring arrangements and floorplan financing arrangements; and

(9) sales of accounts receivable, chattel paper and related assets of the type described in the definition of “Permitted Securitization Transaction” to a Securitization Entity for the fair market value thereof and transfers of accounts receivable, chattel paper and related assets of the type described in the definition of “Permitted Securitization Transactions” (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction.

“Attributable Debt” in respect of a Sale and Leaseback Transaction, as at the time of determination, means the present value (discounted at a rate equivalent to the rate of interest implicit in such lease, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bain” means Bain Capital Investors, LLC or any of its Affiliates.

“Bankruptcy Code” means (a) Title 11 of the United States Code, as amended, (b) the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or (c) any similar United States or Canadian federal, state or provincial law relating to bankruptcy, insolvency, winding up, liquidation reorganization, or the relief of debtors.

“Beaudier” means Beaudier Group or any of its Affiliates.

“Beaudier Group” means, on any date, any individual who is, or a combination of individuals who are, descendants (as determined in accordance with, and notwithstanding any other provision herein, the law of Québec) of, Joseph-Armand Bombardier, and the spouses, whether by marriage, civil union or common law relationship, of such individuals and each trust created solely for the benefit of any such individual or individuals, each of whom owns, directly or indirectly, through the Family Holding Companies or one or more Affiliates, an Equity Interest in the Company or in the Parent.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Caisse” means Caisse de dépôt et placement du Québec or any of its Affiliates.

“Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) Canadian or U.S. dollars and for purposes of the definition of “Permitted Investments” only, Euros and, in the case of a Subsidiary that is not a Domestic Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency or instrumentality thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

(3) marketable direct obligations issued by any state of the United States of America, the District of Columbia or any province or territory of Canada or any political subdivision of any such state, province or territory, as the case may be, or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); provided that, in the event that any such obligation is not rated by S&P or Moody’s, such obligation will have the highest rating from Dominion Bond Rating Service Limited (“DBRS”);

(4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or at least P-2 from Moody’s;

(5) overnight deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state, province or territory, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250.0 million;

(6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States and Canada to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(8) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance, exchange or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders or a Permitted Group;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of all classes of Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates or amalgamates with, or merges with or into, any Person, or any Person consolidates or amalgamates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for, or remains outstanding as, Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Permitted Group, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the total voting power of all classes of Voting Stock of the Company.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and the net effect of all payments made or received, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash write-offs of and impairment charges related to goodwill, intangibles and long-lived assets and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such items were deducted in computing such Consolidated Net Income; plus

(4) the benefit (or to the extent not already deducted in computing Consolidated Net Income, the loss) of fair value amounts ascribed to foreign currency hedging contracts in purchase accounting (or the deferred gain related to foreign currency hedging contracts terminated on or prior to the Issue Date) in the period in which the underlying contract is scheduled to be closed out; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than (i) items that were accrued in the ordinary course of business and (ii) the reversal of prior accruals and reserves in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom:

(1) gains and losses from Asset Sales (without regard to the U.S.$2.5 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

(2) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3) items classified as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP;

(4) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise;

(5) the net loss of any Person, other than a Restricted Subsidiary of the Company;

(6) the net income of any Person, that is not a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

(7) the cumulative effect of a change in accounting principles;

(8) non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction;

(9) costs and expenses incurred in connection with the Transactions;

(10) non-cash write-offs and impairment charges related to goodwill, intangibles and long-lived assets; and

(11) inventory purchase accounting adjustments made as a result of the Transactions and any other acquisition transaction.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or by the Principals.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such officers’ certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Non-Cash Consideration with a fair market value in excess of U.S.$15.0 million. A particular item of Designated Non-Cash Consideration shall no longer be considered to be outstanding to the extent it has been sold for cash or redeemed or paid in the case of non-cash consideration in the form of promissory notes or equity.

“Designated Preferred Stock” means preferred stock that is designated as Designated Preferred Stock, pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the second paragraph of the covenant entitled “Certain Covenants—Restricted Payments.”

“Designated Senior Debt” means:

(1) any Indebtedness under or in respect of the Senior Credit Facilities; and

(2) any other Senior Debt the principal amount of which is U.S.$25.0 million or more and that has been specifically designated by the Company in the instrument or agreement relating to the same as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any offering of Qualified Capital Stock of any direct or indirect parent corporation of the Company or the Company; provided that, in the event of any Equity Offering by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the first paragraph under the caption “Optional Redemption.”

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

“Family Holding Companies” means, collectively, Beaudier Inc., Jadier International Inc., Gestion J.I.C.A. Inc. and Fonds Achbee Inc., in each case for so long as such corporation continues to be used as a holding corporation for one or more members of the Beaudier Group and such members continue to beneficially hold, directly or indirectly, not less than 85% of the ownership interests in such corporation.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of the Consolidated Cash Flow of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to such date (the “Transaction Date”) to the Fixed Charges of such Person for the Four-Quarter Period.

In addition to and without limitation of the preceding paragraph, for purposes of this definition, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Debt) occurred on the first day of the Four-Quarter Period;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(4) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Fixed Charges for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of calculating the Fixed Charge Coverage Ratio prior to the expiration of the first Four-Quarter Period commencing after the Issue Date, such calculation shall be on the same pro forma basis as the pro forma financial statements that are presented in this prospectus.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received, if any, pursuant to Hedging Obligations, but excluding amortization or write-off of debt issuance costs; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests to the extent paid in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles in Canada as in effect on the Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor Senior Debt” means, with respect to any Guarantor:

(1) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations (including guarantees thereof) of such Guarantor, whether outstanding on the Issue Date or thereafter incurred;

(2) any other Indebtedness incurred by such Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to such Guarantor’s Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Guarantor Senior Debt will not include:

(1) any liability for federal, state, provincial, territorial, local or other taxes owed or owing by such Guarantor;

(2) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates of such Guarantor;

(3) any trade payables;

(4) that portion of any Indebtedness that is incurred by such Guarantor in violation of the Indenture; provided that, (x) as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (4) if the holder(s) of such Indebtedness or their Representative shall have received an officers’ certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture, or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate the provisions of the Indenture and (y) any revolving Indebtedness of such Guarantor under the Senior Credit Facilities incurred in violation of clause (1) of the definition of “Permitted Debt” at any time Indebtedness pursuant to a Permitted Securitization Transaction is outstanding shall not be excluded from Guarantor Senior Debt, so long as such Indebtedness was extended in good faith to such Guarantor;

(5) any Capital Lease Obligations; or

(6) such Guarantor’s Subsidiary Guarantee.

“Guarantors” means:

(1) each Restricted Subsidiary of the Company on the Issue Date that Guarantees Indebtedness under the Senior Credit Facilities; and

(2) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the net obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Indebtedness” means (without duplication), with respect to any specified Person, any indebtedness of such Person, whether or not secured or contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6) the net amount owing under Hedging Obligations; or

(7) Attributable Debt in respect of a Sale and Leaseback Transaction entered into by such Person,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, in the case of any other Indebtedness.

For the avoidance of doubt, representations, warranties, covenants, indemnities, reimbursement obligations and repurchase obligations of the Company or any Restricted Subsidiary and any Guarantees thereof incurred in connection with floorplan financing and receivables factoring arrangements shall not constitute Indebtedness for purposes of the Indenture.

“Initial Public Offering” means the first underwritten public offering of Qualified Capital Stock by any direct or indirect parent corporation of the Company or by the Company pursuant to a registration statement (other than a registration statement on Form F-4) filed with the Commission in accordance with the Securities Act or pursuant to a prospectus filed with the securities regulatory authority in any province of Canada for aggregate net cash proceeds of at least U.S.$65.0 million; provided that in the event the Initial Public Offering is consummated by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company shall have contributed to the common equity capital of the Company at least U.S.$65.0 million of the net cash proceeds of the Initial Public Offering.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under the caption “Certain Covenants—Restricted Payments.”

“Issue Date” means December 18, 2003.

“Lien” means, with respect to any asset, any mortgage or deed of trust, hypothecation, assignment, deposit, arrangement, easement, lien, pledge, charge, security interest, encumbrance or other security agreement of any kind or nature whatsoever on or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any Capital Lease Obligation, conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, other than debt under the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment established in accordance with GAAP in respect of the sale price of such asset or assets or against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Guarantor (including, without limitation, any Securitization Entity).

“Non-Recourse Debt” means indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, and in each case other than Standard Securitization Undertakings;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Credit Facilities or the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except in the case of Standard Securitization Undertakings.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at that rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent” means J.A. Bombardier (J.A.B.) Inc., a Canadian corporation and owner of all of the outstanding Capital Stock of the Company, or any other entity owning, directly or indirectly, a majority of the Voting Stock of the Company.

“Permitted Business” means (i) the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and (ii) businesses that are reasonably similar, ancillary or related to, or a reasonable extension or expansion of, the business conducted by the Company and its Restricted Subsidiaries on the Issue Date.

“Permitted Group” means any group of investors if deemed to be a “person” (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that (i) one or more Permitted Holders are party to such Stockholders Agreement, (ii) no single person (other than a Permitted Holder) is the direct or indirect Beneficial Owner (determined without reference to the Stockholders Agreement) of more than 50% of the Voting Stock of the Company and (iii) no single person (other than a Permitted Holder), directly or indirectly, has the right, pursuant to the Stockholders Agreement (as so amended, supplemented or modified) or otherwise, to designate more than one-half of the directors of the Board of Directors of the Company or any direct or indirect parent corporation of the Company.

“Permitted Holders” means one or more of Bain, Beaudier or Caisse, provided that Caisse shall not be a Permitted Holder unless Bain or Beaudier (or both taken together) owns, directly or indirectly, issued and outstanding Equity Interests of the Company having a greater percentage of the ordinary voting power of the then outstanding Voting Stock of the Company than does Caisse.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption “Purchase at the Option of Holders—Asset Sales” or (b) the sale of accounts receivable, chattel paper and related assets in receivables factoring arrangements;

(5) Investments existing on the Issue Date;

(6) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

(7) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(8) Investments in securities of trade creditors, licensees, suppliers or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, licensees, suppliers or customers;

(9) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(10) Guarantees otherwise permitted by the terms of the Indenture;

(11) Hedging Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ business and otherwise in compliance with the Indenture;

(12) any Investment by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other person, in each case in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note or an Equity Interest;

(13) Investments in a Permitted Business in an aggregate amount at any time outstanding not to exceed U.S.$10.0 million; and

(14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of (a) U.S.$40.0 million or (b) 4.0% of Total Tangible Assets.

“Permitted Junior Securities” means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Debt of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Company on the date of the Indenture, so long as:

(1) the effect of the use of this defined term in the subordination provisions contained in the Indenture is not to cause the Notes to be treated as part of:

(a) the same class of claims as the Senior Debt of the Company; or

(b) any class of claims pari passu with, or senior to, the Senior Debt of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and

(2) to the extent that any Senior Debt of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either:

(a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment; or

(b) such holders receive securities which constitute Senior Debt of the Company (which are guaranteed pursuant to guarantees constituting Guarantor Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money’s worth of any Senior Debt of the Company (and any related Guarantor Senior Debt of the Guarantors) not paid in full in cash.

“Permitted Liens” means:

(1) Liens on assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Senior Credit Facilities;

(2) Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5) judgment Liens not giving rise to an Event of Default;

(6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(7) any interest or title of a lessor under any Capital Lease Obligation;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(12) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(14) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(15) Liens to secure the performance of statutory obligations and Liens imposed by law, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(17) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(18) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (5) of the second paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” in order to refinance the Indebtedness secured by Liens existing on the date of the Indenture; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

(19) Liens on assets of the Company and its Restricted Subsidiaries to secure Senior Debt of the Company or Guarantor Senior Debt of a Guarantor, as the case may be, that was permitted by the Indenture to be incurred and Liens securing Indebtedness permitted by the Indenture to be incurred granted by a Non-Guarantor Restricted Subsidiary;

(20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(21) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed U.S.$10.0 million at any one time outstanding;

(22) Liens securing Indebtedness of Non-Guarantor Restricted Subsidiaries of the Company incurred in accordance with the Indenture;

(23) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

(24) Liens to secure Attributable Debt permitted by clause (16) of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(25) Liens created or deemed to exist by the establishment of trusts or other similar arrangements in connection with self insurance programs; and

(26) Liens incurred in connection with receivables factoring arrangements and floorplan financing arrangements.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premiums on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable costs and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securitization Transaction” means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means Bain, Beaudier and Caisse.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs and related adjustments that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition or Asset Sale and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date or

(ii) implemented or for which the steps necessary for implementation have been taken by the Company or the business that was the subject of any such Asset Acquisition or Asset Sale within six months before or after the date of the Asset Acquisition or Asset Sale and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs and related adjustments had been effected as of the beginning of such period.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“S&P” means Standard & Poor’s.

“Securitization Entity” means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, chattel paper and related assets of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Senior Credit Facilities” means one or more debt facilities from time to time in effect, including that certain Credit Agreement, dated as of December 18, 2003, by and among the Company, as Canadian borrower, BRP (USA) Inc., as revolver borrower, BRP Holding LP, as U.S. term borrower, Parent and the subsidiaries party thereto from time to time, as guarantors, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as global transaction coordinator, RBC Capital Markets, as Canadian transaction coordinator, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as joint book-runners and lead arrangers of the term loan facilities, BMO Nesbitt Burns Inc. and RBC Capital Markets, as joint book-runners and lead arrangers of the revolving loan facility, Bank of Montreal, as administrative agent, and the other agents and lenders from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Debt” means:

(1) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations (including guarantees thereof) of the Company, whether outstanding on the Issue Date or thereafter incurred;

(2) any other Indebtedness incurred by the Company or a Restricted Subsidiary, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, provincial, territorial, local or other taxes owed or owing by the Company;

(2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(3) any trade payables;

(4) that portion of any Indebtedness that is incurred in violation of the Indenture; provided, that (x) as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (4) if the holder(s) of such Indebtedness or their Representative shall have received an officers’ certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture, or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate the provisions of the Indenture and (y) any revolving Indebtedness under the Senior Credit Facilities incurred in violation of clause (1) of the definition of “Permitted Debt” at any time Indebtedness pursuant to a Permitted Securitization Transaction is outstanding shall not be excluded from Senior Debt, so long as such Indebtedness was extended in good faith to the Company;

(5) any Capital Lease Obligations; or

(6) the Notes.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, when taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” mean representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Securitization Transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means the stockholders agreement dated December 18, 2003, by and among the Principals, Parent and the other stockholders of Parent referred to therein, as in effect from time to time.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and\

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of any Taxing Authority.

“Taxing Authority” means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

“Taxing Jurisdiction” means Canada or any other jurisdiction in which the Company or any Guarantor or any successor of the Company or any Guarantor is organized or resident for tax purposes or conducts business, or from which or through which any payment is made, or any political subdivision thereof or therein.

“Total Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, less goodwill and other indefinite life intangibles and intangible assets, in each case as set forth on the Company’s most recent consolidated balance sheet. For purposes of calculating an amount pursuant to the Indenture which is determined as a percentage of Total Tangible Assets of the Company, such amount will be the U.S. dollar equivalent of such amount based on the noon buying rate as of the date of the most recent balance sheet used to calculate the percentage of Total Tangible Assets, and if such day is not a Business Day, the next succeeding Business Day.

“Transactions” means the transactions described under “The Transactions” in this prospectus to the extent contemplated hereby.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to December 15, 2008; provided, however, that if the period from such Redemption Date to December 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under the caption “Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors’ qualifying shares, (y) shares issued to foreign nationals to the extent required by applicable law and (z) Capital Stock or other ownership interests issued to a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF OTHER FINANCING ARRANGEMENTS

Floorplan Financing

We have agreements with various finance companies to provide floorplan financing to our dealers in North America, Australia and New Zealand to facilitate their purchase of our products. These agreements improve our liquidity by financing dealer purchases of products without requiring substantial use of our working capital. A significant percentage of our sales of snowmobiles, sport boats, personal watercraft, ATVs and outboard engines to dealers in North America are financed under such arrangements.

Generally, our floorplan financing arrangements work as follows: after conducting a credit review of a dealer, the financing company establishes a line of credit for such dealer on terms that we have helped to arrange. We may then begin to ship products to the dealer, up to the available credit line of the dealer and simultaneously delivering a copy of the dealer’s invoice to the financing company, which then pays us for the product on behalf of the dealer. As a sales incentive, we generally provide a “free floorplanning” period to our dealers during which we pay interest to the financing company for a limited period of time and thereafter, the dealer assumes responsibility for interest payments to the financing company.

The total amount of floorplan financing provided to dealers in North America, Australia and New Zealand during the combined year ended January 31, 2004, and the years ended January 31, 2003 and 2002 was $1.4 billion, $1.5 billion and $1.3 billion, respectively. The amount outstanding as of January 31, 2004, 2003 and 2002 was $760.4, $959.1 million and $702.8 million, respectively. Our portion of financing charges under the free floorplanning programs described above for the combined year ended January 31, 2004, and the years ended January 31, 2003 and 2002 was $29.2 million, $26.3 million and $25.6 million, respectively.

Bombardier Capital

Bombardier Capital has traditionally provided a significant portion of our North American floorplan financing. In connection with the Transactions, we amended and restated these agreements, which include one with respect to Canadian dealers and one with respect to U.S. dealers, each on substantially similar terms as set forth below.

Our floorplan financing arrangements with Bombardier Capital provide for aggregate financing up to a maximum of U.S.$750.0 million. The amount outstanding under these facilities as of January 31, 2004 was $740.8 million.

Interest. The rate we pay during the “free floorplanning” period is based on the prime rate plus a spread that varies by product. While the exclusivity agreement described below remains effective, Bombardier Capital will not raise the applicable spread with respect to any product without our consent.

Payment. Bombardier Capital will fund 100% of the dealer’s invoice cost directly to us. At our option, Bombardier Capital will either pay us on the last business day of each month for all invoices received during such month or will pay us one business day after its receipt of each invoice. In the event we choose the latter option, we will compensate Bombardier Capital for its additional financing costs on a monthly basis. Historically, we have been paid on a monthly basis, but we have elected to switch to the one business day option effective upon the closing of the Transactions.

Repurchase Obligations/Cap. In the event of a dealer default, we are obligated to repurchase new and unused products and products under an authorized demonstration or rental program if such products are repossessed by Bombardier Capital. The purchase price with respect to these repurchases is generally the unpaid balance on the original invoice.

Over the past three years, the average amount of power sports inventory repossessed was $8.0 million (or 32 bps of total sales). However, this may not continue to be the case. As such, we will cap our repurchase payments to Bombardier Capital on an annual basis at an amount equal to the greater of U.S.$25.0 million or 10% of the average amount of financing outstanding under such floorplanning agreements.

We have an option to limit our repurchase obligations to products returned during the two-year period after any product is shipped to a dealer. If we exercise the option, we expect that Bombardier Capital will simultaneously require dealers to begin repaying on a monthly basis some portion of the outstanding amount on a given product six months before our repurchase obligation expires. Currently, we do not impose a time limit and a matching curtailment program, but we may do so in the future.

Term. Our floorplan financing agreements with Bombardier Capital are terminable by either party on 180 days notice.

Exclusivity. In connection with the Transactions, we entered into a five-year mutual exclusivity arrangement with Bombardier Capital with respect to our North American floorplan financing. If we or Bombardier Capital breach this exclusivity arrangement or terminate the arrangement without cause, the breaching party will be liable for penalties equal to $12 million per year for the remainder of the exclusivity period.

Other Floorplan Arrangements

We also have floorplanning arrangements in place with Transamerica Commercial Finance Corporation and General Electric Commercial Distribution Finance to finance sales of outboard engines to dealers in North America and with GE Commercial Corporation (Australia) Pty Ltd to finance sales of outboard engines, personal watercraft and ATVs in Australia and New Zealand. The aggregate amount outstanding under these facilities as of January 31, 2004 was $19.6 million. Generally, the financial terms of these agreements are renegotiated annually.

Under the General Electric facilities for North America, General Electric must pay us within 15 days of receipt of an invoice. We are permitted to offer our dealers a free floorplanning period at our discretion. We are obligated to purchase new and unused products for the unpaid principal amount if repossessed within 12 months of delivery and for 85% of the unpaid principal amount if repossessed after 12 months but within 18 months of delivery. Our repurchase obligation in any one year under each facility is capped at the greater of $10.0 million and 12.5% of the average aggregate outstanding debt under the arrangement during such year. These facilities are terminable by either party on 30 days notice.

Under the Transamerica facilities, Transamerica must pay us within 20 days of receipt of an invoice. We are permitted to offer a free floorplanning period at our discretion. We are obligated to purchase new and unused products for the unpaid principal amount if repossessed within 18 months of delivery and for 85% of the unpaid principal amount if repossessed after 18 months but within 24 months of delivery. There is no annual cap on our repurchase obligation. These arrangements are terminable by either party on 30 days notice.

Under the General Electric facility for Australia and New Zealand, General Electric must pay us within 10 days of receipt of an invoice. We are permitted to offer our dealers several different free floorplan financing periods (depending on the interest rate charged). We are obligated to purchase new and unused products for the unpaid balance if repossessed within 12 months of delivery. The facility is terminable by either party on twelve months notice.

Receivables Factoring Programs

We have agreements in place with various finance companies, including Bombardier Capital, to provide receivables factoring as part of our plan to manage working capital. These factoring programs generally relate to receivables from sales of products for which floorplan financing is not available. Under these agreements, we typically receive the face value of the receivable less some negotiated discount. In some cases, we pay interest on behalf of the dealer to the financing source. In certain circumstances, we are required to repurchase receivables sold to the financing company for an amount equal to the total amount owed by the applicable customer. Each of our factoring agreements is typically terminable, by either party, upon short notice.

The total amount of receivables factoring worldwide during the combined year ended January 31, 2004, and the years ended January 31, 2003 and 2002, was $846.4, $705.1 million and $502.1 million, respectively. The amount outstanding as of January 31, 2004, 2003 and 2002 was $218.7, $210.6 million and $134.3 million, respectively. Related financing charges for the combined year ended January 31, 2004, and the years ended January 31, 2003 and 2002 were $6.3, $7.5 million and $8.3 million, respectively.

In addition, in connection with the Transactions, with respect to receivables originated in North America and not eligible for floorplan financing (primarily receivables from sales of utility vehicles to customers other than dealers, sales of outboard engines to original equipment manufacturers, and sales of ATVs to Deere & Company) and receivables originated in Scandinavia, we put in place a new 18-month factoring facility with Bombardier Capital for approximately U.S.$115.0 million of financing to replace an existing securitization facility for North American receivables and an existing Scandinavian factoring facility. We set up a bankruptcy-remote subsidiary to which we and certain of our subsidiaries will sell receivables originating in the United States, Canada and Scandinavia. The subsidiary then sells those receivables to Bombardier Capital for cash at an advance rate to be determined by the parties and for deferred compensation, to be paid upon collection of the receivables owed by the obligors.

BOOK-ENTRY, DELIVERY AND FORM

The exchange notes will be issued in the form of one or more fully registered notes in global form, referred to herein as global notes. Ownership of beneficial interests in a global note will be limited to persons who have accounts with the Depository Trust Company, or DTC, such persons being referred to herein as DTC participants, or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of DTC participants, with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the exchange notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee under the indenture governing the notes or any other paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit the DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by DTC participants to owners of beneficial interests in such global note held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC participants.

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such DTC participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

We understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others, referred to herein as indirect participants, such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee under the indenture governing the notes will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with the DTC’s rules and procedures in addition to those provided for under the indenture governing the notes.

MATERIAL TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

In General

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of the old notes pursuant to the exchange offer and the ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code, in other words, the first price at which a substantial amount of notes are sold to the public for cash. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

As used herein, “United States Holder” means a beneficial owner of the notes who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code,

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, was treated as a United States person prior to such date and has elected to continue to be treated as a United States person.

We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes pursuant to the exchange offer or the ownership or disposition of the notes or that any such position would not be sustained.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisors as to the tax consequences of the partnership owning and disposing of the notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

The Exchange

The exchange of the old notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the old notes and the same tax consequences to holders as the old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. All references to “notes” herein apply equally to the exchange notes and the old notes.

United States Holders

Interest

Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder’s method of tax accounting. In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to U.S. Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional interest pursuant to the registration rights provisions or the potential payment of a premium pursuant to the optional redemption or change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder. If we pay additional interest on the notes pursuant to the registration rights provisions or a premium pursuant to the optional redemption or change of control provisions, United States Holders will be required to recognize such amounts as income.

Market Discount

If a United States Holder acquires a note at a cost that is less than its principal amount, the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than .0025 multiplied by its principal amount multiplied by the number of complete years from the date of acquisition until maturity.

Under the market discount rules of the Code, a United States Holder is required to treat any gain on the disposition of a note as ordinary income to the extent of the accrued market discount that has not been previously included in income. Thus, principal payments and payments received upon the disposition of a note are treated as ordinary income to the extent of accrued market discount that has not been previously included in income. If a United States Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such holder may be required to include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value.

In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on the basis of a constant interest rate. This election is made on a note-by-note basis and is irrevocable.

With respect to market discount notes, a United States Holder may not be allowed to deduct a portion of the interest expense on any indebtedness incurred to purchase or to carry the notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all market discount debt instruments that a United States Holder acquires on or after the first day of the first taxable year to which the election applies and all market discount notes in subsequent years and is irrevocable without the consent of the IRS.

Amortizable Bond Premium

In general, if a United States Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the acquisition date, other than stated interest payments, such excess will constitute amortizable bond premium. A United States Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under such holder’s regular accounting method. The notes are subject to call provisions at our option at various times, as described in this prospectus under “Description of the Exchange Notes—Optional Redemption”. A United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date, in lieu of the stated maturity date, maximizes such holder’s yield on the notes. If a United States Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on disposition of the note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. United States Holders should consult their own tax advisors before making this election.

Sale or Other Taxable Disposition of the Notes

A United States Holder will recognize gain or loss on the sale, exchange, other than for exchange notes pursuant to the exchange offer, as discussed above, or a tax-free transaction, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition, less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income, and the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted basis in a note generally will be the United States Holder’s cost therefor, less any principal payments received by such holder and by the amount of amortizable bond premium, if any, taken into account in respect of the note, and increased by the amount of market discount, if any, previously including in income in respect of the note. This gain or loss generally will be a capital gain or loss, except as described under “Market Discount” above, and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss.

Backup Withholding

A United States Holder may be subject to a backup withholding tax of up to 30% upon the receipt of interest and principal payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders, including, among others, corporations and certain tax-exempt organizations, are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

Definition of Non-United States Holders

A non-United States Holder is a beneficial owner of the notes who is not a United States Holder.

Interest Payments

Interest paid to a non-United States Holder will not be subject to U.S. federal withholding tax of 30%, or, if applicable, a lower treaty rate, provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock,

•	such holder is not a controlled foreign corporation that is related to us through stock ownership,

•	such holder is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

•	either:

(1) the non-United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, generally on IRS Form W-8 BEN, or

(2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides us or our paying agent with a copy of such statement or

(3) the non-United States Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-United States Holder may be entitled to a reduction in, or exemption from, withholding tax on interest under a tax treaty between the United States and the non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-United States Holder must generally complete IRS Form W-8 BEN and claim the reduction or exemption on the form. In some cases, a non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Sale or Other Taxable Disposition of the Notes

A non-United States Holder will not generally be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-United States Holder may be subject to tax on such gain if the gain is effectively connected to a U.S. trade or business or, if an income tax treaty applies, attributable to a U.S. permanent establishment, as described below, or if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. federal income tax of 30%, or, if applicable, a lower treaty rate, on such gain.

United States Trade or Business

If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, or if an income tax treaty applies and the non-United States Holder maintains a U.S. “permanent establishment” to which the interest or gain is generally attributable, the non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply, assuming an appropriate certification is provided. A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. A non-United States Holder will not be considered to be engaged in a U.S. trade or business solely by reason of holding notes.

Backup Withholding and Information Reporting

Backup withholding will likely not apply to payments made by us or our paying agents, in their capacities as such, to a non-United States Holder of a note if the holder has provided the required certification that it is not a United States person as described above. However, certain information reporting may still apply with respect to interest payments even if certification is provided. Payments of the proceeds from a disposition by a non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting, but generally not backup withholding, may apply to those payments if the broker is:

•	a United States person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition by a non-United States Holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner has provided the required certification that it is not a United States person as described above.

Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if we or our agent, or other payor, knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to you if you are a U.S. Holder who purchases notes pursuant to the offering of the notes and, for the purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”), and at all relevant times, you are not and are not deemed to be resident in Canada, you hold debentures as capital property, you deal at arm’s length with us, and you do not use or hold and are not deemed or considered to use or hold the notes (or the exchange notes, as the case may be) in carrying on business in Canada. Special rules which are not discussed in this summary may apply to you if you are an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”), in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and our understanding of the current published administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or administrative practice, whether by legislative, governmental, administrative or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or considerations which may vary from the Canadian federal income tax considerations described herein.

This summary is of a general nature only and is not intended to be, nor should it be interpreted as, legal or tax advice to you, and no representation is made with respect to the Canadian income tax consequences to any particular person acquiring notes. You should therefore consult your own tax advisor with respect to the Canadian tax considerations relevant to you and your particular circumstances.

Under the Canadian Tax Act, payments by us to you of principal, interest and premium, if any, on the notes (or the exchange notes) will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable by you under the Canadian Tax Act solely as a consequence of your ownership, acquisition or disposition of notes (or the exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer which requests it in the letter of transmittal, for use in any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes, including any broker-dealers, against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange offer will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

INDEPENDENT AUDITORS

The audited balance sheets of Bombardier Recreational Products (a reportable segment of Bombardier Inc.) as at December 18, 2003 and January 31, 2003 and the statements of operations, changes in Bombardier Inc.’s net investments and cash flows for the 321-day period ended December 18, 2003 and for each of the years in the two year period ended January 31, 2003, and the audited consolidated balance sheet of Bombardier Recreational Products Inc. as at January 31, 2004 and the consolidated statements of operations, shareholders equity and cash flows for the 44-day period ended January 31, 2004, included in this prospectus have been audited by Ernst & Young LLP, Chartered Accountants, as stated in their report appearing in this prospectus.

AVAILABLE INFORMATION

This prospectus forms a part of a registration statement that we filed with the SEC on Form F-4 under the Securities Act in connection with the offering of the exchange notes. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the exchange notes. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

Under the terms of the indenture that governs the notes, we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any old notes or exchange notes are outstanding, we will furnish to the trustee and the holders of the old notes or exchange notes (i) all financial information that would be required to be contained in a filing with the SEC on Forms 20-F and 6-K, if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes our financial condition and results of operations and those of our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our independent auditors and (ii) all current reports that would be required to be filed with the SEC on Form 6-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability, unless the SEC will not accept such a filing and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any old notes or exchange notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and current reports. You may read and copy any document we file with the SEC at the SEC’s public reference room at the following address:

Public Reference Room

450 Fifth Street, N. W.

Room 1024

Washington, D. C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms.

Our SEC filings are also available at the SEC’s web site at http://www.sec.gov. You can also obtain a copy of any of our filings, at no cost, by writing to or telephoning us at the following address:

Bombardier Recreational Products Inc.

1061 Parent Street

Saint-Bruno, Québec

Canada J3V 6P1

Telephone: (450) 461-7706

Fax: (450) 461-7700

To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

Bombardier Recreational Products Inc.

INTERIM CONSOLIDATED BALANCE SHEETS

[Unaudited]

As at

[millions of Canadian dollars]

	Notes	April 30, 2004	January 31, 2004
ASSETS
Current assets
Cash		$152.5	$196.2
Receivables, net of allowance for doubtful accounts of $8.4 [January 31, 2004 – $4.3]		140.0	153.4
Inventories	5	378.4	351.8
Prepaid expenses		14.1	19.2
Deferred income taxes		76.5	69.7
Other current assets		75.8	93.1

Total current assets		837.3	883.4
Property, plant and equipment	6	485.0	497.9
Goodwill		90.8	92.5
Trademarks		151.1	151.1
Other intangible assets		87.5	90.7
Deferred income taxes		22.7	15.5
Other long-term assets, including restricted investments of $12.6 [January 31, 2004 – $12.6]	7	61.7	64.5

		$1,736.1	$1,795.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	8	$587.9	$640.3
Income taxes payable		10.6	9.0
Current portion of long-term debt		5.2	5.0
Other current liabilities		2.6	3.5
Deferred income taxes		—	0.3

Total current liabilities		606.3	658.1
Long-term debt		656.2	635.0
Deferred income taxes		16.0	17.5
Employee future benefits liability		124.7	121.9
Other long-term liabilities	14	28.4	30.9
Redeemable preferred shares		44.2	43.2

Total liabilities		1,475.8	1,506.6
Shareholder’s equity
Share capital	10	311.0	304.5
Contributed surplus	10	0.7	—
Deficit		(53.2)	(17.5)
Currency translation adjustment		1.8	2.0

		$1,736.1	$1,795.6

Contingencies	18

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Bombardier Recreational Products Inc.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

[Unaudited]

For the three-month periods ended April 30,

[millions of Canadian dollars]

	Notes	2004	2003
			[see note 2]
Revenues	4	$630.9	$515.8
Cost of sales	4	540.8	433.2

Gross profit		90.1	82.6

Operating expenses
Selling and marketing		40.5	45.4
Research and development	16	30.4	29.4
General and administrative		31.3	32.1

Total operating expenses		102.2	106.9

Operating loss		(12.1)	(24.3)
Interest expense and other	11	12.2	1.0
Accretion in carrying value of redeemable preferred shares		1.0	—
Unrealized foreign exchange loss on long-term debt		21.2	—

Loss before income taxes		(46.5)	(25.3)
Income tax recovery	12	10.8	8.8

Net loss		$(35.7)	$(16.5)

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Bombardier Recreational Products Inc.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited]

For the three-month periods ended April 30,

[millions of Canadian dollars]

	Notes	2004	2003
			[see note 2]
OPERATING ACTIVITIES
Net loss		$(35.7)	$(16.5)
Non-cash items:
Depreciation and amortization		30.3	26.5
Amortization of deferred financing costs		1.6	—
Employee stock compensation		0.7	—
Deferred income taxes		(15.1)	1.5
Gain on disposal of other assets		—	(2.6)
Accretion in carrying value of redeemable preferred shares		1.0	—
Unrealized foreign exchange loss on long-term debt		21.2	—
Net changes in non-cash working capital balances related to operations	13	(33.2)	(158.9)

Cash flows from operating activities		(29.2)	(150.0)

INVESTING ACTIVITIES
Additions to property, plant and equipment		(8.7)	(17.0)
Proceeds on disposal of other assets		—	4.5
Business acquisition		(6.4)	—
Other long-term assets		—	(1.5)

Cash flows from investing activities		(15.1)	(14.0)

FINANCING ACTIVITIES
Increase in stated capital		6.5	—
Net variation in advances (to) from related parties		—	23.8
Net contribution by Bombardier Inc.		—	129.0
Other liabilities		(2.7)	(2.8)

Cash flows from financing activities		3.8	150.0

Effect of exchange rate changes on cash		(3.2)	4.5

Net increase (decrease) in cash		(43.7)	(9.5)
Cash at beginning of period		196.2	28.7

Cash at end of period		$152.5	$19.2

Supplemental information
Cash paid for:
Interest		$2.0	$1.0
Income taxes		$5.2	$1.0

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Bombardier Recreational Products Inc.

INTERIM CONSOLIDATED STATEMENT OF DEFICIT

[Unaudited]

For the three-month periods ended April 30,

[millions of Canadian dollars]

2004
[see note 2]
Balance at beginning of period	$(17.5)
Net loss	(35.7)

Balance at end of period	$(53.2)

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003 [Tabular figures in millions of Canadian dollars, except for share amounts]

1.    NATURE OF OPERATIONS

Bombardier Recreational Products Inc. (“BRP”), is a wholly owned subsidiary of J. A. Bombardier Inc. (“J.A.B.”) and was incorporated under the laws of Canada. BRP is owned through J.A.B. by Bain Capital Luxembourg Investments S. ar. L (50%), La Caisse de Dépôt et Placement du Québec (15%) and Beaudier Inc., Jadier International Inc., Gestion J.I.C.A. Inc., Fonds Achbée Inc. collectively (“Beaudier group”) (35%), collectively (the “Sponsors”). BRP and its subsidiaries, collectively (the “Company”), through its Power Sports, Marine Engines and Utility Vehicles Segments, develops, manufactures and sells snowmobiles, watercrafts, all-terrain vehicles, outboard engines, sport boats, recreational and small aircraft engines, snow-grooming equipment and multi-purpose tracked vehicles (the “recreational products business”). The Company’s products are sold mainly through an international network of independent dealers, distributors and original equipment manufacturers. The Company manufactures its products primarily in North America and certain European countries.

On December 18, 2003, the Company acquired the recreational products business from Bombardier Inc. Prior to December 18, 2003, the recreational products business consisted primarily of a division within the Bombardier Inc. group of companies (“Bombardier”).

2.    SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation April 30, 2004

The accompanying unaudited interim consolidated financial statements for the three-month period ended April 30, 2004 include the accounts of BRP and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated on consolidation.

These interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) applicable to interim financial statements, and therefore, do not include all of the information and disclosures required by Canadian GAAP for complete financial statements. Accordingly, the accompanying financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the 44-day period ended January 31, 2004. In the opinion of Management, all adjustments necessary for a fair presentation are reflected in the interim consolidated financial statements. Such adjustments are of a normal and recurring nature. The interim consolidated financial statements follow the same accounting policies and methods in their application as the most recent annual consolidated financial statements, except for the following:

Deferred production costs

Manufacturing cost variances that are planned and are expected to be absorbed by the end of the annual period are deferred at interim reporting dates and included in inventory.

The results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year, as the Company has historically realized higher sales of snowmobiles in the third and fourth quarters of the fiscal year, higher sales of personal watercraft in the first and second quarters of the fiscal year and higher sales of utility vehicles in the third and fourth quarters of the fiscal year.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

2.    SIGNIFICANT ACCOUNTING POLICIES (continued)

As further described in note 19, these accounting principles differ in certain respects from those that would have been followed had these interim consolidated financial statements been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) applicable to interim consolidated financial statements and the related rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”).

Basis of presentation April 30, 2003

The comparative figures presented for the three-month period ended April 30, 2003 represent the results of operations and cash flows of Bombardier’s recreational products business on a carve out basis from Bombardier (the “predecessor business”), and are not necessarily indicative of the results of operations and cash flows that might have occurred had the recreational products business been financed as a stand alone business at that time. As a result of adjustments to the carrying value of assets and liabilities pursuant to the acquisition by the Company of the predecessor business, the results of operations and cash flows for these comparative figures may not be comparable to the three-month period ended April 30, 2004. The comparative interim financial information for the three-month period ended April 30, 2003 has been prepared in accordance with Canadian GAAP applicable to interim financial statements and follow the same accounting policies and methods in their application as the most recent annual financial statements of the predecessor business, except for the following:

Deferred production costs

Manufacturing cost variances that are planned and are expected to be absorbed by the end of the annual period are deferred at interim reporting dates and included in inventory.

For the three-month period ended April 30, 2003, there is no statement of deficit presented as prior to the acquisition of the predecessor business, Bombardier Inc.’s net investment was presented instead of shareholder’s equity.

3.    BUSINESS ACQUISITION

Acquisition of the recreational products business

On December 18, 2003, pursuant to a purchase agreement dated December 2, 2003, the Company purchased Bombardier’s recreational products business for a total consideration of $806.3 million. The net assets acquired are subject to a purchase price adjustment based on initial working capital amounts at closing and indemnification amounts related to income taxes due to Bombardier, which are included in other long-term liabilities. Any subsequent adjustment will result in an adjustment to the purchase price for accounting purposes. The total cost of the purchase was allocated to the assets acquired and liabilities assumed on the basis of their estimated fair values, as determined by preliminary independent valuations, using the purchase method of accounting. The initial valuation of the acquired assets and assumed liabilities could change by material amounts as a result of finalizing the valuations. The significant elements for which the fair values could be modified include intangible assets, goodwill, deferred income taxes, and other liabilities.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

4.    RELATED PARTY TRANSACTIONS

The Company is a party to various related party transactions carried out in the normal course of business. In addition to other related party transactions disclosed elsewhere in the interim consolidated financial statements, related party transactions are described below. All transactions are measured at their exchange amount.

a)    Transaction with sponsors

Upon completion of the business acquisition, the Company and J.A.B. entered into a management agreement with affiliates of the sponsors to provide management services. Pursuant to such agreement, affiliates of the Sponsors receive an aggregate annual management fee of U.S.$2.25 million. An amount of $0.8 million was incurred and paid during this period related to this agreement.

b)    Floorplan financing

Bombardier Capital Ltd. and Bombardier Capital Inc. (collectively “BC”), wholly owned subsidiaries of Bombardier, which has significant shareholders in common with the Company, have entered into a retail floorplan inventory financing agreement for retailers of the Company’s products.

The total amount of floorplan financing provided by BC for the three-month period ended April 30, 2004 was $308.1 million [$231.1 million for the three-month period ended April 30, 2003 – see note 2]. Outstanding floorplan financing between the Company’s dealers and BC as at April 30, 2004 was $798.9 million [$740.8 million as at January 31, 2004].

Furthermore, as a sales incentive, the Company generally provides a free floorplanning period to the dealers during which the Company pays interest to BC for a limited period of time. The Company’s portion of the financing charges under the floorplan financing agreement with BC for the three-month period ended April 30, 2004 was $7.2 million [$8.1 million for the three-month period ended April 30, 2003 – see note 2] which is classified as a reduction in revenues.

c)    Sales of receivables

BRP and certain of its subsidiaries, collectively (“the transferors”), entered into a receivable transfer arrangement (“the arrangement”) with Bombardier Capital Inc. (“BCI”) for a maximum of U.S.$115.0 million ($157.6 million), which expires in June 2005. Under this arrangement, BCI funds receivables subject to certain eligibility criteria for the Company’s U.S. and European subsidiaries. Pursuant to the arrangement, receivables are first transferred without recourse to BRP Receivables Funding, LLC (“BRFL”), a special purpose entity (“SPE”), controlled and consolidated by the Company but legally separate and distinct from it. Receivables transferred to BRFL are owned by it and not owned by the transferors of such receivables.

Pursuant to the arrangement, the transferors transfer receivables subject to certain criteria to the SPE for the purpose of legally isolating them from the Company and its creditors. Following the transfer of each receivable to BRFL, this latter will transfer and assign to BC, with recourse, an undivided interest in all of its right, title and interest in the transferred receivables in exchange for consideration comprising cash equal to 85%

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

4. RELATED PARTY TRANSACTIONS (continued)

of the amount of eligible receivables, an undivided 15% ownership interest in eligible receivables and an undivided 100% ownership interest in ineligible receivables transferred. Carrying values of receivables transferred approximate their fair values due to their short-term nature. In accordance with the arrangement, the transferors will assume certain servicing obligations as well as administration of collection with respect to all receivables transferred.

Certain of the Company’s subsidiaries, not party to the arrangement, transfer receivables directly to BC.

Total receivable transfers to BC during the three-month period ended April 30, 2004 were $119.3 million, [$165.0 for the three-month period ended April 30, 2003 – see note 2] of which $93.7 million were outstanding at April 30, 2004 [$130.1 million as at January 31, 2004]. The loss incurred by the Company in connection with transfers of receivables, which is classified with cost of sales, for the three-month period ended April 30, 2004 was $0.3 million [$0.5 million for the three-month period ended April 30, 2003 – see note 2]. The amount outstanding subject to repurchase as at April 30, 2004 amounted to $12.6 million [$9.4 million as at January 31, 2004].

The balance outstanding of all receivables held by the SPE amounted to $17.7 million as at April 30, 2004 [$18.3 million as at January 31, 2004]. As at April 30, 2004, an amount of $27.0 million [$40.5 million at January 31, 2004], representing the SPE’s retained interest in receivables transferred to BCI pursuant to the arrangement, was accounted for as investments on the Company’s balance sheet and included with other current assets, net of provision for loss of $0.8 million [$0.8 million at January 31, 2004]. Also, an amount of $6.5 million is owed to BCI with respect to collections on receivables transferred to BCI pursuant to the arrangement.

d)    Other

The Company is also renting equipment from BC. Rental expense of $0.5 million [$0.9 million for the three-month period ended April 30, 2003 – see note 2] is included in cost of sales on the consolidated statement of operations.

5.    INVENTORIES

	April 30, 2004	January 31, 2004
Raw materials and work in process	$120.9	$123.9
Finished products	159.5	135.1
Parts and accessories	98.0	92.8

	$378.4	$351.8

Included in inventories is an amount of $2.9 million [$9.3 million as at January 31, 2004], principally in parts and accessories, related to fair value increments recorded as part of the acquisition.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

6.    PROPERTY, PLANT AND EQUIPMENT

Depreciation of property, plant and equipment for the three-month period ended April 30, 2004 was $26.1 million [$25.0 million for the three-month period ended April 30, 2003—see note 2], of which $24.4 million and $1.7 million were included in cost of sales and operating expenses respectively [$22.0 million and $3.0 million respectively for the three-month period ended April 30, 2003—see note 2].

7.    OTHER LONG-TERM ASSETS

The unamortized deferred development costs as at April 30, 2004 were $7.9 million [$9.0 million as at January 31, 2004]. Amortization of development costs for the three-month period ended April 30, 2004 was $1.1 million [$0.7 million for the three-month period ended April 30, 2003].

8.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 30, 2004	January 31, 2004
Accounts payable	$262.5	$272.5
Accrued liabilities	72.5	81.5
Payroll related liabilities	56.3	59.7
Warranty provision	79.9	78.3
Sales promotions and incentive programs	56.2	56.9
Dealer holdback programs	22.9	30.6
Due to related parties [see notes 3 and 4]	6.5	22.6
Restructuring provision	19.8	24.6
Acquisition costs	5.0	6.4
Derivative financial liabilities	6.3	7.2

	$587.9	$640.3

The change in the Company’s accrued warranty provision for the three months ended April 30, 2004 is as follows:

April 30, 2004
Balance at beginning of period	$78.3
Expensed during the period	13.0
Change in estimate	0.7
Claims paid during the period	(13.0)
Effect of foreign currency exchange rate changes	0.9

Balance at end of period	$79.9

Restructuring Provision

Costs associated with certain restructuring activities related to the acquisition of the predecessor business on December 18, 2003 are recorded as a liability assumed as of the consummation date of the business

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

8.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

acquisition and are included in the cost of the acquired business. Below is a summary of the activity related to these restructuring costs recorded for the three-months ended April 30, 2004:

	Employee severance and relocation expenses	Facilities shutdown costs	Total
Balance at January 31, 2004	$17.6	$7.0	$24.6
Accrual utilized during the period	(5.0)	—	(5.0)
Effect of foreign currency exchange rate changes	0.2	—	0.2

Balance at April 30, 2004	$12.8	$7.0	$19.8

In connection with the acquisition of the recreational products business on December 18, 2003, management approved and initiated a plan to restructure the recreational products business, and recorded a related accrual of $24.8 million. The acquisition liabilities include incremental costs to terminate approximately 345 employees located in Canada, the U.S. and Austria, and costs to shut down manufacturing facilities, primarily in the Marine Engines segment located in the U.S. and relocate the Company’s head office. While the Company has completed its preliminary assessment of restructuring activities related to the business acquisition, its estimates of costs may be different from those actually incurred. Such differences could include penalties for contract cancellations and closure costs. Any such costs identified within one year of the acquisition date will require an adjustment to the liability and therefore will be recorded as part of the purchase price. Under the current plan, restructuring activities are expected to be completed by June 30, 2005.

9.    CREDIT FACILITY

As of April 30, 2004 the Company had issued letters of credit for an amount of $32.2 million [$54.5 million as at January 31, 2004] under its senior secured credit facilities.

10.    MANAGEMENT SHARE SUBSCRIPTION AGREEMENT AND STOCK OPTION PLAN

On March 31, 2004, the board of directors of J.A.B. approved a management share subscription agreement for directors, officers and certain employees of the Company (the “subscribers”) and a stock option plan for directors, officers and employees (“participants”) of the Company. Under the management share subscription agreement, the subscribers purchased 6,595,180 Class B common shares (the “subscription shares”) of J.A.B. for an amount equal to their fair value. The net proceeds of $6.5 million were then transferred by J.A.B. to the Company, and were accounted for by the Company as an increase in shareholder’s equity. The terms of the management subscription agreement provide J.A.B. with the right to repurchase all or a portion of the subscription shares (a “call option”), and provide the subscribers with a right to sell to J.A.B. all or a portion of their subscription shares (a “put option”), under certain circumstances. The call option and put option expires on the occurrence of an Initial Public Offering (“IPO”) by the Company or upon a change in control.

Also on March 31, 2004, the board of directors of J.A.B. approved a grant of 19,785,540 options. The options are exercisable into Class B common shares of J.A.B. at an exercise price equal to the fair market value

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

10.    MANAGEMENT SHARE SUBSCRIPTION AGREEMENT AND STOCK OPTION PLAN (continued)

of the Class B shares on the date of grant, and are exercisable for a period of up to 10 years. One-third of the options granted vest in equal annual installments on each of the five anniversary dates of December 18, 2003. The remaining two-thirds become eligible to vest in equal annual installments on each of the five anniversary dates of December 18, 2003, and shall only vest upon certain performance measures being achieved upon either a change in control or an IPO.

The Company records compensation expense using the fair value method, for these grants of stock options by J.A.B. that are expected to vest, over the expected vesting period of the option with a corresponding amount recorded as contributed surplus.

The estimated fair value of these options granted on March 31, 2004, which assumes that all performance measures will likely be achieved, is approximately $10.4 million of which $0.7 million has been recorded as compensation expense during the three months ended April 30, 2004. Fair value is estimated at the grant date based on a Black-Scholes option-pricing model using the following assumptions:

Risk-free interest rate	3.98%
Expected life	10 years
Expected volatility	35%
Dividend yield	0%

11.    INTEREST EXPENSE AND OTHER

	Three months ended April 30, 2004	Three months ended April 30, 2003
		[see note 2]
Interest on long-term debt	$9.9	$0.1
Amortization of deferred financing costs	1.6	—
Interest income	(0.8)	—
Other	1.5	0.9

	$12.2	$1.0

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

12.    INCOME TAXES

The reconciliation of income taxes computed at the Canadian statutory rates to income tax expense (recovery) was as follows:

	April 30, 2004		April 30, 2003
			[see note 2]
Income taxes calculated at statutory rates	$(14.6)	31.3%	$(8.4)	33.3%
Increase (decrease) resulting from:
Income tax rate differential of foreign subsidiaries	(2.7)	5.8	(1.6)	6.4
Effect of income tax rate changes	(0.2)	0.5	0.6	(2.4)
Tax benefits of losses and temporary differences not recognized	3.6	(7.7)	—	—
Recognition of previously unrecorded tax benefit	—	—	(0.1)	0.4
Tax-exempt items	2.7	(5.8)	(0.6)	2.4
Large corporation tax	0.4	(0.8)	—	—
Other	—	—	1.3	(5.1)

Income tax recovery	$(10.8)	23.3%	$(8.8)	35.0%

13.	SUPPLEMENTAL DISCLOSURE RELATED TO the CONSOLIDATED STATEMENT OF CASH FLOWS

The net changes in non-cash working capital balances related to operations were as follows:

	Three months ended April 30, 2004	Three months ended April 30, 2003
		[see note 2]
Receivables	$26.9	$(12.5)
Receivables of related parties	—	(17.5)
Inventories	(24.2)	(48.5)
Prepaid expenses	5.4	2.8
Other current assets	8.2	—
Accounts payable and accrued liabilities	(50.0)	(85.0)
Income taxes payable	2.2	(0.4)
Employee future benefits	3.1	2.2
Other	(4.8)	—

	$(33.2)	$(158.9)

Non-cash transactions

Variation in the amount of receivables transferred in exchange for investment in retained interests of transferred receivables of $13.5 million.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

14.    OTHER LONG-TERM LIABILITIES

	April 30, 2004	January 31, 2004
Due to related parties	$22.9	$22.7
Other	5.5	8.2

	$28.4	$30.9

15.    FINANCIAL INSTRUMENTS

Foreign exchange contracts

The majority of the Company’s foreign exchange contracts were designated as hedges for accounting purposes during the three-month period ended April 30, 2004. As a result, there is no recognition in the interim consolidated financial statements of unrealized gains or losses on such contracts.

16.    RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are presented net of research and development tax credits and other government assistance of $2.2 million and $3.9 million for the three-month periods ended April 30, 2004 and 2003, respectively.

17.    EMPLOYEE FUTURE BENEFITS

The components of the net benefit plan cost for the three-month period ended April 30:

	2004		2003
	Pension benefits	Other benefits	Pension benefits	Other benefits
Net benefit plan cost
Current service cost	$3.3	$0.3	$4.4	$0.1
Interest cost	3.0	0.3	4.2	0.2
Expected return on plan assets	(1.7)	—	(2.4)	—
Amortization of prior service costs	—	—	0.2	—
Amortization of net actuarial loss	—	—	0.5	—

Net benefit cost	$4.6	$0.6	$6.9	$0.3

18.    CONTINGENCIES

The Company is subject to the following (all amounts presented are undiscounted):

a)    Guarantees

In connection with the sale of certain products, the Company provides credit and residual value guarantees on sales to related parties. The maximum risk as at April 30, 2004 from these guarantees, maturing in

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

18.    CONTINGENCIES (continued)

different periods up to 2009, totalled $5.3 million [$5.3 million as at January 31, 2004]. In addition, in connection with a lease agreement, the Company provided a residual value guarantee totalling $2.4 million. The residual value guarantee is exercisable until January 2006.

b)    Litigation

The Company is subject to product liability claims in the normal course of business. With respect to product liability claims which arose prior to the acquisition of the predecessor business, Bombardier has agreed to indemnify the Company for certain amounts. On any product liability claim relating to injuries or damages occurring prior to December 18, 2003, Bombardier shares equally with the Company the first $250,000 per claim in case expenses (fees, settlements and judgments) and indemnifies the Company for any expenses in excess of $125,000 on such claims.

In addition, the Company has two patent infringement cases outstanding as well as one complaint for alleged infringement of a trademark. The Company also has various other cases outstanding mainly for commercial disputes with terminated dealers and minor disputes with customers.

The Company intends to vigorously defend its position in these matters. Management believes the Company has recorded adequate provisions to cover potential losses and amounts not recoverable under insurance coverage, if any, in relation to these legal actions. While the final outcome with respect to actions outstanding or pending as at April 30, 2004 cannot be predicted with certainty, it is management’s opinion that their resolution will not have material adverse effects on the Company’s financial position, results of operations, or cash flows.

19.    SEGMENT DISCLOSURE

The Company operates in the three reportable segments described below. Each reportable segment offers different products and services and requires different technology and marketing strategies.

The Power Sports segment designs, develops, manufactures and sells snowmobiles, watercraft, all-terrain vehicles, sport boats and Rotax engines. Power Sports products are sold mainly through an international network of independent dealers and distributors. The manufacturing plants are located primarily in Canada, the United States, Austria and Finland.

The Marine Engine segment designs, develops, manufactures and sells outboard engines available across three technologies: 2-stroke carburated, 2-stroke direct injection and 4-stroke technology. Marine Engine products are sold directly to boat builders or through an international network of independent dealers and distributors. The Marine Engine manufacturing plants are located primarily in the United States and Mexico.

The Utility Vehicles segment designs, develops, manufactures and sells tracked vehicles for alpine and nordic grooming, snowmobile trail grooming, sidewalk snow removal and rough terrain transport. Such vehicles are sold directly to ski hill operators, governments and through an independent distributor network. The Utility Vehicles manufacturing plant is located in Canada.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

19.    SEGMENT DISCLOSURE (continued)

The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies of the most recent annual consolidated financial statements of the Company. Management evaluates performance based on operating profit. Operating profit does not include allocated Corporate office charges for administrative functions as well as interest and income taxes. Intersegment services are accounted for at the exchange amount which management believes reflects current market prices as if the services were provided to third parties.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts

19.    SEGMENT DISCLOSURE (continued)

Net segment assets exclude cash, deferred income taxes, goodwill, dealer network and license agreement and are net of accounts payable and accrued liabilities.

	Consolidated		Power Sports		Marine Engine		Utility Vehicles
	April 2004 $	April 2003 $	April 2004 $	April 2003 $	April 2004 $	April 2003 $	April 2004 $	April 2003 $
External revenues	630.9	515.8	479.5	378.8	143.6	129.1	7.8	7.9
Intersegment revenues	—	—	3.9	4.1	7.5	6.5	—	—

Segment revenues	630.9	515.8	483.4	382.9	151.1	135.6	7.8	7.9

Cost of sales and operating expenses	606.7	509.4	450.1	371.4	158.5	138.1	9.5	10.5
Depreciation and amortization	29.8	26.5	23.9	19.8	5.8	6.5	0.1	0.2

	636.5	535.9	474.0	391.2	164.3	144.6	9.6	10.7

Segment operating profit (loss)	(5.6)	(20.1)	9.4	(8.3)	(13.2)	(9.0)	(1.8)	(2.8)
Corporate and other	6.0	4.2
Depreciation dealer network	0.5	—

Operating loss	(12.1)	(24.3)

Interest expense and other	12.2	1.0
Accretion in carrying value of redeemable preferred share	1.0	—
Unrealized foreign exchange loss on long-term debt	21.2	—

Loss before income taxes	(46.5)	(25.3)

	Consolidated		Power Sports		Marine Engine		Utility Vehicles
	April 2004 $	January 2004 $	April 2004 $	January 2004 $	April 2004 $	January 2004 $	April 2004 $	January 2004 $
Net segment assets	681.9	648.4	447.7	421.9	208.4	204.1	25.8	22.4
Net corporate office and other	64.5	73.1
Goodwill	90.8	92.5
Dealer network	45.5	46.1
License agreement	13.8	13.8
Accounts payable and accrued liabilities	587.9	640.3
Deferred income taxes	99.2	85.2
Cash	152.5	196.2

Total assets	1,736.1	1,795.6

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

20.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The interim consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in certain respects from US GAAP. The following tables present a summary of the material adjustments and additional disclosures to the Company’s financial statements that would be required in order to conform with US GAAP and the related rules and regulations adopted by the SEC.

Reconciliation of consolidated net loss and comprehensive loss

	For the three-month period ended April 30, 2004	For the three-month period ended April 30, 2003
		[see note 2]
Net loss under Canadian GAAP	$(35.7)	$(16.5)
Development costs (a)	1.1	(1.0)
Accretion in carrying value of redeemable Preferred shares (b)	1.0	—
Employee future benefits (c)	—	(0.1)
Foreign exchange contracts (d)	—	25.9
Software costs (e)	—	0.3

Total adjustments before the following:	2.1	25.1
Income tax expense (f)	0.3	8.1

Total adjustments	1.8	17.0

Net income (loss) under US GAAP	(33.9)	0.5
Minimum pension liability adjustment, net of tax of $1.0 million (c)	—	(5.1)
Change in currency translation adjustment	(0.2)	(2.4)
Unrealized losses on derivative financial instruments (d)	(24.4)	—

Comprehensive loss under US GAAP (g)	$(58.5)	$(7.0)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

20.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Reconciliation of consolidated balance sheet captions

	As at April 30, 2004			As at January 31, 2004
	Canadian GAAP	Adjustments	US GAAP	Canadian GAAP	Adjustments	US GAAP
Other current assets (d)	$75.8	$(10.9)	$64.9	$93.1	$—	$93.1
Long-term deferred income tax assets	22.7	2.0	24.7	15.5	2.3	17.8
Other long-term assets (a)	61.7	(7.9)	53.8	64.5	(9.0)	55.5
Accounts payable and accrued liabilities (d)	587.9	13.5	601.4	640.3	—	640.3
Deficit (b)	(53.2)	(4.9)		(17.5)	(6.2)
		(1.0)	(59.1)		(0.5)	(24.2)
Currency translation adjustment	1.8	(1.8)	—	2.0	(2.0)	—
Accumulated other comprehensive income: (g)
Currency translation adjustment	—	1.8		—	2.0
Unrealized losses on derivative financial instruments (d)	—	(24.4)	(22.6)	—	—	2.0
Redeemable preferred shares (b)	44.2	(44.2)	—	43.2	(43.2)	—
Mezzanine preferred shares (b)	—	44.2	44.2	—	43.2	43.2
Total assets	1,736.1	(16.8)	1,719.3	1,795.6	(6.7)	1,788.9

	Three-month period ended April 30, 2004			Three-month period ended April 30, 2003
	Canadian GAAP	Adjustments	US GAAP	Canadian GAAP	Adjustments	US GAAP
Cash flows from operating activities (a)	$(29.2)	$—	$(29.2)	$(150.0)	$(1.7)	$(151.7)
Cash flows from investing activities (a)	(15.1)	—	(15.1)	(14.0)	1.7	(12.3)

(a)    Development costs and in process research and development

Under Canadian GAAP, certain development costs are deferred and amortized if they meet certain criteria. Under US GAAP, these costs are expensed as incurred. In addition, under Canadian GAAP, development costs are classified as investing activities in the statement of cash flows whereas they are classified as operating activities in the statement of cash flows under US GAAP.

(b)    Redeemable preferred shares

Under Canadian GAAP preferred shares which are mandatorily redeemable by the Company upon the occurrence of certain future events that management considers to be likely are recorded as liabilities and are accreted to the redemption value at the estimated redemption date. Accretion of carrying value and unpaid dividends are included in net loss.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

20.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Under US GAAP, the redeemable preferred shares are recorded at fair value outside of equity, and the accretion of the carrying value and unpaid dividends are recorded as a capital transaction.

(c)    Employee future benefits

April 30, 2004

As part of the acquisition, Bombardier Inc. agreed to transfer a proportionate share of assets to fund the liabilities assumed by the Company under its new plans. As a result there were no unfunded accumulated benefit obligations as of April 30, 2004 and therefore no differences between Canadian GAAP and US GAAP.

April 30, 2003

Under Canadian GAAP, effective February 1, 2000, the predecessor adopted the new method of accounting for employee future benefits. In reporting the impact of the adoption of this method, the transitional obligation was accounted for as a charge to Bombardier Inc.’s net investment. Under US GAAP, the transitional pension obligation that arose on February 1, 1989, upon the adoption of Financial Accounting Standards Board Statement No. 87 is being amortized over 16 years.

Under US GAAP, an additional minimum pension liability is recorded for any excess of the unfunded accumulated benefit obligation over the recorded employee future benefits liability. An offsetting intangible asset is recorded equal to unrecognized prior service costs and transitional obligation, with any difference recorded in accumulated other comprehensive income.

(d)    Foreign exchange contracts

April 30, 2004

Under US GAAP, unrealized gain/loss on derivative financial instruments designated as hedges are recorded in comprehensive income.

April 30, 2003

Under Canadian GAAP, foreign exchange contracts entered into by the predecessor, to hedge foreign currency exposure met the criteria for hedge accounting. Under US GAAP, hedging activities and practices did not meet the documentation criteria necessary to apply hedge accounting under FAS 133 or firm commitment criteria under SFAS 52. Accordingly, changes in the fair value of forward exchange contracts are recorded in income under US GAAP.

(e)    Software costs

Under Canadian GAAP, costs incurred to enhance the service potential of computer software that extend its useful life may be capitalized. Under US GAAP, costs that extend the useful life absent any additional functionality are charged to expense as incurred.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

20.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(f)    Income taxes

The income taxes adjustment is reflecting the income tax effect on the adjustments between Canadian GAAP and US GAAP.

(g)    FAS 130 “Comprehensive Income”

U.S. GAAP establishes standards for reporting and display of comprehensive income (loss) and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Under U.S. GAAP, all components of comprehensive income must be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income shall be displayed in the financial statements where the components of other comprehensive income are reported.

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On December 18, 2003, the Company entered into a senior secured credit facility, and issued senior subordinated notes. The senior secured credit facility and the senior subordinated notes (the “Guaranteed Debt”) are fully and unconditionally guaranteed on a joint and several basis by certain of the Company’s subsidiaries (“Guarantor Subsidiaries”). The Guaranteed Debt is not guaranteed by Austrian Subsidiaries which produce RotaxTM engines, the Finland Subsidiaries which produce LynxTM and certain models of Ski-DooTM snowmobiles, all other non-domestic subsidiaries and certain immaterial domestic subsidiaries which are either intended to be used for foreign tax planning purposes or are prohibited by law from guaranteeing the Guaranteed Debt (collectively the “Non-Guarantor Subsidiaries”). The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheet as at April 30 and January 31, 2004 and the statements of operations and cash flows for the three-month period ended April 30, 2004 for Bombardier Recreational Products Inc. (the “Parent Company”) and on a combined basis for the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. Comparative information for the results of operations and cash flows of the predecessor business is presented for the three-month period ended April 30, 2003 [see note 2]. The supplemental condensed consolidating financial information reflects the investments of the Parent Company in the Guarantor Subsidiaries and Non-Guarantor Subsidiaries using the equity method. The Parent Company’s fair value increments, including applicable intangible assets, arising from the acquisition of Bombardier’s recreational products business have been pushed down to the applicable subsidiary columns.

On March 12, 2004, Bombardier (Mexico) S.A. de C.V., and Bombardier Recreational Products Japan Co. Ltd., both of which were Non-Guarantor Subsidiaries as at January 31, 2004, guaranteed the senior subordinated notes through supplemental indentures.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Balance Sheet as at April 30, 2004

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash	$20.2	$53.3	$79.0	$—	$152.5
Receivables	54.9	26.8	58.3		140.0
Inventories	165.9	119.9	106.7	(14.1)	378.4
Prepaid expenses	6.8	2.2	5.1	—	14.1
Deferred income taxes	18.0	48.6	4.6	5.3	76.5
Intercompany accounts	27.9	290.1	21.9	(339.9)	—
Other current assets	31.2	14.9	29.7	—	75.8

Total current assets	324.9	555.8	305.3	(348.7)	837.3
Property, plant and equipment	162.7	181.1	141.2	—	485.0
Goodwill	107.6	(96.3)	295.5	(216.0)	90.8
Trademarks	151.1	—	—	—	151.1
Other intangible assets	53.4	34.1	—	—	87.5
Deferred income taxes	20.4	0.4	1.9	—	22.7
Investments in affiliates	344.8	22.5	—	(367.3)	—
Other long-term assets	34.2	7.7	19.8	—	61.7

	$1,199.1	$705.3	$763.7	$(932.0)	$1,736.1

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$233.3	$201.2	$153.2	$0.2	$587.9
Income taxes payable	—	3.0	7.6	—	10.6
Current portion of long-term debt	2.7	1.2	1.3	—	5.2
Intercompany accounts	53.1	—	460.7	(513.8)	—
Other current liabilities	—	1.2	1.4	—	2.6
Deferred income taxes	—	—	—	—	—

Total current liabilities	289.1	206.6	624.2	(513.6)	606.3
Long-term debt	540.1	116.1	—	—	656.2
Deferred income taxes	—	15.8	0.2	—	16.0
Employee future benefits liability	51.8	1.6	71.3	—	124.7
Other long-term liabilities	15.4	7.5	5.5	—	28.4
Redeemable preferred shares	44.2	—	—	—	44.2

Total liabilities	940.6	347.6	701.2	(513.6)	1,475.8
Shareholder’s equity
Share capital	311.0	352.5	59.7	(412.2)	311.0
Contributed surplus	0.7	—	—	—	0.7
Deficit	(53.2)	3.6	2.9	(6.5)	(53.2)
Currency translation adjustment	—	1.6	(0.1)	0.3	1.8

	$1,199.1	$705.3	$763.7	$(932.0)	$1,736.1

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21. SUPPLEMENTAL	CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Balance Sheet as at January 31, 2004

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash	$56.9	$44.8	$94.5	$—	$196.2
Receivables	58.6	37.7	57.5	(0.4)	153.4
Inventories	153.4	115.3	89.9	(6.8)	351.8
Prepaid expenses	13.8	2.7	2.7	—	19.2
Deferred income taxes	16.9	47.9	2.2	2.7	69.7
Intercompany accounts	181.9	399.2	98.7	(679.8)	—
Other current assets	36.3	16.7	42.3	(2.2)	93.1

Total current assets	517.8	664.3	387.8	(686.5)	883.4
Property, plant and equipment	170.5	174.0	153.4	—	497.9
Goodwill	107.8	(96.6)	295.8	(214.5)	92.5
Trademarks	151.1	—	—	—	151.1
Other intangible assets	56.0	34.7	—	—	90.7
Deferred income taxes	12.5	0.6	2.4	—	15.5
Investments in affiliates	343.7	22.5	—	(366.2)	—
Other long-term assets	35.6	8.1	20.8	—	64.5

	$1,395.0	$807.6	$860.2	$(1,267.2)	$1,795.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$263.1	$199.0	$180.9	$(2.7)	$640.3
Income taxes payable	1.7	2.2	5.1	—	9.0
Current portion of long-term debt	2.6	1.1	1.3	—	5.0
Intercompany accounts	206.1	120.4	524.9	(851.4)	—
Other current liabilities	0.2	1.0	2.3	—	3.5
Deferred income taxes	—	—	0.3	—	0.3

Total current liabilities	473.7	323.7	714.8	(854.1)	658.1
Long-term debt	522.7	112.3	—	—	635.0
Deferred income taxes	—	17.3	0.2	—	17.5
Employee future benefits liability	50.2	1.0	70.7	—	121.9
Other long-term liabilities	18.2	7.2	5.5	—	30.9
Redeemable preferred shares	43.2	—	—	—	43.2

Total liabilities	1,108.0	461.5	791.2	(854.1)	1,506.6
Shareholder’s equity
Share capital	304.5	345.8	66.4	(412.2)	304.5
Deficit	(17.5)	(1.7)	2.3	(0.6)	(17.5)
Currency translation adjustment	—	2.0	0.3	(0.3)	2.0

	$1,395.0	$807.6	$860.2	$(1,267.2)	$1,795.6

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Operations

	For the three-month period ended April 30, 2004
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$371.2	$460.2	$234.6	$(435.1)	$630.9
Cost of sales	343.7	420.1	204.6	(427.6)	540.8

Gross profit	27.5	40.1	30.0	(7.5)	90.1

Operating expenses
Selling and marketing	10.5	26.3	3.7	—	40.5
Research and development	12.3	8.8	9.3	—	30.4
General and administrative	20.7	0.6	10.0	—	31.3

Total operating expenses	43.5	35.7	23.0	—	102.2

Operating profit (loss)	(16.0)	4.4	7.0	(7.5)	(12.1)
Interest expense and other	10.8	(4.7)	6.1	—	12.2
Accretion in carrying value of redeemable preferred shares	1.0	—	—	—	1.0
Unrealized foreign exchange loss on long-term debt	17.5	3.7	—	—	21.2
Share in earnings of equity accounted investees	1.2	—	—	(1.2)	—

Income (loss) before income taxes	(46.5)	5.4	0.9	(6.3)	(46.5)
Income tax expense (recovery)	(10.8)	0.1	0.3	(0.4)	(10.8)

Net income (loss)	$(35.7)	$5.3	$0.6	$(5.9)	$(35.7)

	For the three-month period ended April 30, 2003 [see note 2]
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$291.7	$366.0	$187.9	$(329.8)	$515.8
Cost of sales	246.8	341.6	168.8	(324.0)	433.2

Gross profit	44.9	24.4	19.1	(5.8)	82.6

Operating expenses
Selling and marketing	14.4	27.9	3.1	—	45.4
Research and development	13.1	8.9	7.4	—	29.4
General and administrative	16.3	10.0	5.8	—	32.1

Total operating expenses	43.8	46.8	16.3	—	106.9

Operating profit (loss)	1.1	(22.4)	2.8	(5.8)	(24.3)
Interest expense and other	—	0.4	0.6	—	1.0

Income (loss) before income taxes	1.1	(22.8)	2.2	(5.8)	(25.3)
Income tax expense (recovery)	0.8	(9.0)	1.4	(2.0)	(8.8)

Net income (loss)	$0.3	$(13.8)	$0.8	$(3.8)	$(16.5)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Cash Flows

	For the three-month period ended April 30, 2004
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net income (loss)	$(35.7)	$5.3	$0.6	$(5.9)	$(35.7)
Non-cash items:
Depreciation and amortization	13.5	6.9	9.9	—	30.3
Amortization of deferred financing costs	1.3	0.3	—	—	1.6
Employee stock compensation	0.7	—	—	—	0.7
Deferred income taxes	(8.8)	(1.0)	(2.4)	(2.9)	(15.1)
Accretion in carrying value of redeemable preferred shares	1.0	—	—	—	1.0
Unrealized gains on derivative financial instruments	17.5	3.7	—	—	21.2
Net changes in non-cash working capital balances related to operations	(27.1)	(9.0)	(6.0)	8.9	(33.2)

Cash flows from operating activities	(37.6)	6.2	2.1	0.1	(29.2)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(2.8)	(2.3)	(3.6)	—	(8.7)
Business acquisition	(6.4)	—	—	—	(6.4)

Cash flows from investing activities	(9.2)	(2.3)	(3.6)	—	(15.1)

FINANCING ACTIVITIES
Intercompany account	6.5	10.1	(16.2)	(0.4)	—
Increase in stated capital	6.5	—	—	—	6.5
Other liabilities	(2.7)	—	—	—	(2.7)

Cash flows from financing activities	10.3	10.1	(16.2)	(0.4)	3.8

Effect of exchange rate changes on cash	(0.2)	(5.5)	2.2	0.3	(3.2)

Net increase (decrease) in cash	(36.7)	8.5	(15.5)	—	(43.7)
Cash at beginning of period	56.9	44.8	94.5	—	196.2

Cash at end of period	$20.2	$53.3	$79.0	$—	$152.5

Supplemental information
Cash paid for:
Interest	1.8	0.2	—	—	2.0
Income taxes	3.8	0.2	1.2	—	5.2

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION [continued]

Condensed Consolidating Statement of Cash Flows

	For the three-month period ended April 30, 2003 [see note 2]
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net income (loss)	$0.3	$(13.8)	$0.8	$(3.8)	$(16.5)
Non-cash items:
Depreciation and amortization	11.2	7.4	7.9	—	26.5
Deferred income taxes	4.3	(0.8)	—	(2.0)	1.5
Gain on disposal of other assets	—	(2.6)	—	—	(2.6)
Net changes in non-cash working capital balances related to operations	(138.9)	(31.3)	5.5	5.8	(158.9)

Cash flows from operating activities	(123.1)	(41.1)	14.2	—	(150.0)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4.9)	(3.4)	(8.7)	—	(17.0)
Proceeds on disposal of other assets	—	4.5	—	—	4.5
Other long-term assets	—	—	(1.5)	—	(1.5)

Cash flows from investing activities	(4.9)	1.1	(10.2)	—	(14.0)

FINANCING ACTIVITIES
Net variation in advances (to) from related parties	—	41.1	(17.3)	—	23.8
Net contribution by Bombardier Inc.	129.0	—	—	—	129.0
Other liabilities	(2.8)	—	—	—	(2.8)

Cash flows from financing activities	126.2	41.1	(17.3)	—	150.0

Effect of exchange rate changes on cash	—	0.1	4.4	—	4.5

Net increase (decrease) in cash	(1.8)	1.2	(8.9)	—	(9.5)
Cash at beginning of period	(0.4)	2.4	26.7	—	28.7

Cash at end of period	$(2.2)	$3.6	$17.8	$—	$19.2

Supplemental information
Cash paid for:
Interest	—	0.4	0.6	—	1.0
Income taxes	—	0.5	0.5	—	1.0

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Summary of Differences Between Canadian and U.S. GAAP

As disclosed in note 20, the Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. As well, the supplemental condensed consolidating financial information has been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP and related rules and regulations by the SEC. Such differences are summarized below.

Reconciliation of Condensed Balance Sheet Captions as at April 30, 2004

		Parent			Non-Guarantor Subsidiaries
	Note	Canadian GAAP	Adjustments	U.S. GAAP	Canadian GAAP	Adjustments	U.S. GAAP
Other current assets	20 (d)	$31.2	$(10.9)	$20.3	$29.7	$—	$29.7
Long-term deferred income tax assets		20.4	0.1	20.5	1.9	1.9	3.8
Other long-term assets	20 (a)	34.2	(0.7)	33.5	19.8	(7.2)	12.6
Accounts payable and accrued liabilities	20 (d)	233.3	13.5	246.8	153.2	—	153.2
Deficit	20 (b)	(53.2)	0.4 (1.0)	(53.8)	2.9	(5.3 —)	(2.4)
Currency translation adjustment		—	—	—	(0.1)	0.1	—
Accumulated other comprehensive income:	20 (g)
Currency translation adjustment		—	—	—	—	(0.1)	(0.1)
Unrealized losses on derivative financial instruments	20 (d)	—	(24.4)	(24.4)	—	—	—
Redeemable preferred shares	20 (b)	44.2	(44.2)	—	—	—	—
Mezzanine preferred shares	20 (b)	—	44.2	44.2	—	—	—
Total assets		$1,199.1	(11.5)	$1,187.6	$763.7	$(5.3)	$758.4

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Reconciliation of Condensed Balance Sheet Captions as at January 31, 2004

			Parent				Non-Guarantor Subsidiaries
	Note		Canadian GAAP	Adjustments		U.S. GAAP	Canadian GAAP	Adjustments	U.S. GAAP
Long-term deferred income tax assets			$12.5	$0.1		$12.6	$2.4	$2.2	$4.6
Other long-term assets	20	(a)	35.6	(0.8)		34.8	20.8	(8.2)	12.6
Deficit	20	(b)	(17.5)	(0.2	)(0.5)	(18.2)	2.3	(6.0)	(3.7)
Currency translation adjustment			—	—		—	0.3	(0.3)	—
Accumulated other comprehensive income:	20	(g)
Currency translation adjustment			—	—		—	—	0.3	0.3
Redeemable preferred shares	20	(b)	43.2	(43.2)		—	—	—	—
Mezzanine preferred shares	20	(b)	—	43.2		43.2	—	—	—
Total assets			$1,395.0	$(0.7)		$1,394.3	$860.2	$(6.0)	$854.2

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited]

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Reconciliation of Condensed Statement of Operations and Other Comprehensive Income (loss)

		For the three-month period ended April 30, 2004
	Note	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss) under Canadian GAAP		$(35.7)	$5.3	$0.6	$(5.9)	$(35.7)
Development costs	20 (a)	0.1	—	1.0	—	1.1
Accretion in carrying value of redeemable Preferred shares	20 (b)	1.0	—	—	—	1.0

Total adjustments before the following:		1.1	—	1.0	—	2.1
Income tax expense	20 (f)	—	—	0.3	—	0.3

Total adjustments		1.1	—	0.7		1.8

Net income (loss) under US GAAP		(34.6)	5.3	1.3	(5.9)	(33.9)
Change in currency translation adjustment		—	(0.4)	(0.4)	0.6	(0.2)
Unrealized losses on derivative financial instruments	20 (d)	(24.4)	—	—		(24.4)

Comprehensive income (loss) under US GAAP	20 (g)	$(59.0)	$4.9	$0.9	$(5.3)	$(58.5)

		For the three-month period ended April 30, 2003 [see note2]
	Note	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss) under Canadian GAAP		$0.3	$(13.8)	$0.8	$(3.8)	$(16.5)
Development costs	20 (a)	0.1	—	(1.1)	—	(1.0)
Employee future benefits	20 (c)	(0.1)	—	—	—	(0.1)
Foreign exchange contracts	20 (d)	26.0	—	(0.1)		25.9
Software costs	20 (e)	0.3	—	—	—	0.3

Total adjustments before the following:		26.3	—	(1.2)	—	25.1
Income tax expense	20 (f)	8.4	—	(0.3)	—	8.1

Total adjustments		17.9	—	(0.9)	—	17.0

Net income (loss) under US GAAP		18.2	(13.8)	(0.1)	(3.8)	0.5
Change in currency translation adjustment		—	(0.7)	(1.7)	—	(2.4)
Minimum pension liability adjustments		(5.9)	0.1	0.7	—	(5.1)

Comprehensive income (loss) under US GAAP	20 (g)	$12.3	$(14.4)	$(1.1)	$(3.8)	$(7.0)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

[Unaudited}

For the three-month periods ended April 30, 2004 and 2003

[Tabular figures in millions of Canadian dollars, except for share amounts

21.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION [continued]

Reconciliation of Condensed Statement of Cash Flows for the Parent and Non-Guarantor subsidiaries

		For the three-month period ended April 30, 2004				For the three-month period ended April 30, 2003
		Parent		Non-Guarantor Subsidiaries		Parent		Non-Guarantor Subsidiaries
	Note	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Cash flows from operating activities	20 (a)	$(37.6)	$(37.6)	$2.1	$2.1	$(123.1)	$(123.1)	$14.2	$12.5
Cash flows from investing activities	20 (a)	(9.2)	(9.2)	(3.6)	(3.6)	(4.9)	(4.9)	(10.2)	(8.5)

22.    SUBSEQUENT EVENT

On July 23, 2004, BRP made the decision to sell the Utility Vehicles segment. The results of operations, cash flows and financial position of the Utility Vehicles segment have not been segregated and reported as discontinued operations in the unaudited interim consolidated financial statements as at April 30, 2004 and for the three-month period then ended as this decision occurred subsequent to the date of such statements.

On August 30, 2004, BRP sold its Utility Vehicles segment for a net cash consideration of approximately $40 million. The net assets sold are subject to a purchase price adjustment based on initial working capital amounts at closing as defined in the agreement. As part of the acquisition on December 18, 2003, the assets acquired and liabilities assumed in connection with the Utility Vehicles segment were accounted for at their estimated fair values.

AUDITORS’ REPORT

To the Directors of

Bombardier Recreational Products Inc.

We have audited the consolidated balance sheet of Bombardier Recreational Products Inc. [the “Company”] as at January 31, 2004 and the consolidated statements of operations, shareholder’s equity and cash flows for the 44-day period ended January 31, 2004. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2004 and the results of its operations and its cash flows for the 44-day period ended January 31, 2004 in accordance with Canadian generally accepted accounting principles.

Montréal, Canada,
May 21, 2004.	Chartered Accountants

Bombardier Recreational Products Inc.

CONSOLIDATED BALANCE SHEET

As at January 31,

[millions of Canadian dollars]

	Notes	2004
ASSETS	12, 13
Current assets
Cash		$196.2
Receivables, net of allowance for doubtful accounts of $4.3	4, 5	153.4
Inventories	6	351.8
Prepaid expenses		19.2
Deferred income taxes	19	69.7
Other current assets	7	93.1

Total current assets		883.4
Property, plant and equipment	8	497.9
Goodwill	2	92.5
Trademarks		151.1
Other intangible assets	9	90.7
Deferred income taxes	19	15.5
Other long-term assets, including restricted investments of $12.6	10	64.5

		$1,795.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	4, 11	$640.3
Income taxes payable		9.0
Current portion of long-term debt	13	5.0
Other short-term liabilities		3.5
Deferred income taxes		0.3

Total current liabilities		658.1
Long-term debt	13	635.0
Deferred income taxes	19	17.5
Employee future benefits liability	22	121.9
Redeemable preferred shares	14	43.2
Other long-term liabilities	15	30.9

Total liabilities		1,506.6
Shareholder’s equity
Share capital	16	304.5
Deficit		(17.5)
Currency translation adjustment	24	2.0

		$1,795.6

Commitments and contingencies	23

The accompanying notes are an integral part of these Consolidated Financial Statements.

On behalf of the Board:

Director                                 Director

Bombardier Recreational Products Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

For the

[millions of Canadian dollars]

	Notes	44-day period ended January 31, 2004
		[see note 3]
Revenues	4	$345.0
Cost of sales	4	318.5

Gross profit		26.5

Operating expenses
Selling and marketing		18.6
Research and development		13.3
General and administrative	4	7.9

Total operating expenses		39.8

Operating loss		(13.3)
Interest expense and other	18	6.4
Accretion in carrying value of redeemable preferred shares	14	0.5
Net loss on derivative financial instruments		4.5
Unrealized gain on foreign exchange		(1.3)

Loss before income taxes		(23.4)
Income tax recovery	19	(5.9)

Net loss		$(17.5)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Bombardier Recreational Products Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the

[millions of Canadian dollars]

	Notes	44-day period ended January 31, 2004
		[see note 3]
OPERATING ACTIVITIES
Net loss		$(17.5)
Non-cash items:
Depreciation and amortization		14.1
Amortization of deferred financing costs		0.8
Deferred income taxes		(9.2)
Accretion in carrying value of redeemable preferred shares	14	0.5
Unrealized gains on derivative financial instruments		(3.2)
Employee future liabilities	22	1.7
Net changes in non-cash working capital balances related to operations	20	92.4

Cash flows from operating activities		79.6

INVESTING ACTIVITIES
Business acquisition, net of cash acquired	2	(757.2)
Additions to property, plant and equipment		(21.0)

Cash flows from investing activities		(778.2)

FINANCING ACTIVITIES	20
Issuance of common share	16	304.5
Issuance of long-term debt		638.0
Repayment of long-term debt		(0.5)
Debt issuance costs		(46.1)

Cash flows from financing activities		895.9

Effect of exchange rate changes on cash		(1.1)

Net increase in cash		196.2
Cash at beginning of period		—

Cash at end of period		$196.2

Supplemental information
Cash paid for:
Interest		$2.6
Income taxes		$1.6

The accompanying notes are an integral part of these Consolidated Financial Statements.

Bombardier Recreational Products Inc.

CONSOLIDATED STATEMENT OF DEFICIT

For the

[millions of Canadian dollars]

44-day period ended January 31, 2004
[see note 3]
Balance at beginning of period	$—
Net loss	(17.5)

Balance at end of period	$(17.5)

The accompanying notes are an integral part of these Consolidated Financial Statements.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

1.    NATURE OF OPERATIONS

Bombardier Recreational Products Inc. (“BRP”), is a wholly owned subsidiary of J. A. Bombardier Inc. (“J.A.B.”) and was incorporated under the laws of Canada. BRP is owned through J.A.B. by Bain Capital Luxembourg Investments S. ar. L (50%), La Caisse de Dépôt et Placement du Québec (15%) and Beaudier Inc., Jadier International Inc., Gestion J.I.C.A. Inc., Fonds Achbée Inc. collectively (“Beaudier group”) (35%), collectively (the “Sponsors”). BRP and its subsidiaries, collectively (the “Company”), through its Power Sports, Marine Engines and Utility Vehicles Segments, develops, manufactures and sells snowmobiles, watercrafts, all-terrain vehicles, outboard engines, sport boats, recreational and small aircraft engines, snow-grooming equipment and multi-purpose tracked vehicles (the “recreational products business”). The Company’s products are sold mainly through an international network of independent dealers, distributors and original equipment manufacturers. The Company manufactures its products, primarily in North America and certain European countries.

As further described in note 2, on December 18, 2003, the Company acquired the recreational products business from Bombardier Inc. Prior to December 18, 2003, the recreational products business consisted primarily of a division within the Bombardier Inc. group of companies (“Bombardier”).

BRP, formally 4186516 Canada Inc., was incorporated on November 3, 2003, for the purpose of the acquisition of Bombardier’s recreational products business. During December 2003, substantially all assets and liabilities of Bombardier’s Canadian recreational products business were transferred to 4145321 Canada Inc., a company under control of Bombardier. On December 18, 2003, BRP acquired the shares of 4145321 Canada Inc., certain patents and trademarks from Bombardier, as well as the shares of the subsidiaries of Bombardier’s recreational products business. On the same date, 4145321 Canada Inc. was amalgamated with 4186516 Canada Inc. to form BRP.

2.    BUSINESS ACQUISITION

Acquisition of the recreational products business

Pursuant to a purchase agreement dated December 2, 2003, the Company purchased Bombardier’s recreational products business for a total consideration of $806.3 million. The net assets acquired are subject to a purchase price adjustment based on initial working capital amounts at closing and indemnification amounts related to income taxes due to Bombardier, which are included in other long-term liabilities. Any subsequent adjustment will result in an adjustment to the purchase price for accounting purposes. The total cost of the purchase was allocated to the assets acquired and liabilities assumed on the basis of their estimated fair values, as determined by preliminary independent valuations, using the purchase method of accounting. The initial valuation of the acquired assets and assumed liabilities could change by material amounts as a result of finalizing the valuations. The significant elements for which the fair values could be modified include intangible assets, goodwill, deferred income taxes, and other liabilities.

The results of operations of the recreational products business have been included in the consolidated financial statements from the date of acquisition on December 18, 2003.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

2.    BUSINESS ACQUISITIONS (continued)

The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed at the acquisition date, as well as total amounts given as consideration for the acquisition:

$
Receivables	183.1
Inventories	436.3
Prepaid expenses	6.1
Current deferred income tax assets	61.1
Current derivative financial assets	53.8
Property, plant and equipment[1]	503.3
Other long-term assets	21.9
Long-term deferred income tax assets	12.7
Intangibles assets [see note 9]:
Trademarks	151.1
Dealer network	46.3
Patents	32.1
License agreement	13.8
Accounts payable and accrued liabilities[2]	(623.8)
Income taxes payable	(6.6)
Current portion of long-term debt	(1.4)
Other short-term liabilities	(3.5)
Current deferred income tax liabilities	(0.6)
Long-term debt	(2.5)
Long-term deferred income tax liabilities	(17.4)
Employee future liabilities	(120.0)
Other long-term liabilities	(30.9)

Net assets acquired	714.9
Goodwill	91.4

Purchase price	806.3

Consideration given
Cash, net of cash acquired of $196.7[3]	713.3
50,000 Redeemable Class A Preferred Shares [see note 14]	42.7

756.0
Transaction costs[4]	50.3

Total consideration	806.3

[1]	Includes $14.5 million of assets held for sale, which consists primarily of land and buildings.
[2]	Includes $24.8 million and $3.0 million of costs associated with restructuring activities related to the acquisition [see note 11] and acquired derivative financial liabilities, respectively.
[3]	Includes an amount of $49.0 of cash received from Bombardier related to the working capital purchase price adjustment, in accordance with the terms of the purchase agreement.
[4]	Transaction costs are principally comprised of sponsors fees [see note 4] and professional fees.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

2.    BUSINESS ACQUISITIONS (continued)

In connection with the acquisition, the Company and Bombardier entered into a trademark license agreement, at no cost to the Company, expiring on December 31, 2008, with automatic consecutive five year renewal terms, conditional on the Beaudier Group continuing to be a direct or indirect shareholder of the Company, under which the Company licensed from Bombardier certain trademarks owned by Bombardier.

The goodwill recorded as a result of the acquisition is not deductible for tax purposes. For the Trademarks and other intangible assets of $243.3 million recorded on the acquisition, $74.0 million is deductible for tax purposes.

3.    SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the accounts of BRP and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated on consolidation. Although the Company was incorporated in November 2003, since there were no operations prior to the business acquisition described in note 2, these consolidated financial statements present the results of operations and cash flows of the Company for the 44-day period from December 19, 2003 to January 31, 2004.

The consolidated financial statements as at and for the 44-day period ended January 31, 2004 have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). As further described in note 26, these accounting principles differ in certain respects from those that would have been followed had these consolidated financial statements been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and the related rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”).

Use of estimates

The preparation of consolidated financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related amounts of revenues and expenses and disclosure of contingent assets and liabilities. Significant areas requiring the use of management estimates relate to the determination of fair value of assets acquired and liabilities assumed in the acquisition of the recreational products business, provisions for the restructuring of the acquired business, determination of pension and other employee benefits, net realizable value of inventory, promotion and incentive program accruals, provision for product warranty, reserves for environmental matters, the useful life of assets subject to amortization and evaluation of net recoverable amounts, fair value of goodwill and intangibles, provisions for income taxes, estimated redemption date of redeemable preferred shares, and the determination of the fair value of financial instruments. Actual results could differ from these estimates, and such differences could be material.

Translation of foreign currencies

Foreign operations are classified as self-sustaining or integrated.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

a)    Self-sustaining foreign operations

All assets and liabilities are translated at exchange rates in effect at year end. Revenues and expenses are translated at the average exchange rates for the period. Translation gains and losses are deferred and shown separately in shareholder’s equity.

b)    Accounts in foreign currencies and integrated foreign investees

Accounts in foreign currencies, including integrated foreign investees, are translated using the temporal method. Under this method, monetary balance sheet items are translated at the exchange rates in effect at year end and non-monetary items are translated at historical exchange rates. Revenues and expenses (other than depreciation and amortization, which are translated at the same exchange rates as the related assets) are translated at the exchange rates in effect on the transaction dates or at the average exchange rates of the period. Translation gains or losses are included in the consolidated statement of operations.

Allowance for doubtful accounts

The Company provides a reserve for doubtful accounts based on historical rates and trends. This reserve is adjusted periodically as information about specific accounts becomes available.

Sales of receivables

The Company sells receivables to third parties and related parties. Transfers of accounts receivables are recognized as sales when the Company is deemed to have surrendered control over these assets and consideration other than beneficial interest in the transferred assets was received. When the transfer is considered a sale, the Company derecognizes all assets sold, recognizes at fair value the assets received and the liabilities incurred and records a gain or loss on the sale. Such gain or loss depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. The retained interests presented in notes 4 (c) and 7 represent the difference between the carrying value of the receivables transferred and the proceeds received.

Retained interests are accounted for as investments in accordance with their substance and are included with other current assets on the consolidated balance sheet. When the carrying value exceeds the fair value of the retained interests accounted for as investments, and the decline in value is other than temporary, the retained interest is written down to the fair value in the same period. The excess of all cash flows attributable to the retained interest estimated at the date of transfer of the receivables over the initial investment is recognized as interest income over the life of the retained interest using the effective yield method.

Inventory valuation

Raw materials and work in process, finished products and parts and accessories are valued at the lower of cost (average cost or first-in, first-out) and replacement cost (raw materials) or net realizable value. The cost of work in process and finished products includes the cost of raw materials, direct labor and related manufacturing overhead.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Income taxes are provided for using the liability method. Under this method, deferred income tax assets and liabilities are determined based on all significant differences between the carrying amounts and tax bases of assets and liabilities using substantively enacted tax rates and laws expected to be in effect when the differences reverse.

Property, plant and equipment

Property, plant and equipment are recorded at cost and are depreciated on a straight line basis over the following estimated useful lives:

Equipment	2 to 15 years
Tooling	2 to 7 years
Buildings	10 to 40 years

Depreciation of assets under construction begins when they are ready for their intended use.

Pre-operating costs

Pre-operating costs are expensed as incurred.

Development costs

The Company capitalizes development costs on certain projects when specific criteria are met and their recovery is reasonably assured. Development costs are amortized from the beginning of commercial production based on the number of units to be delivered over a maximum period of five years. When the criteria which previously justified the deferral of costs is no longer met, the unamortized balance is reduced to its net recoverable amount by way of an additional current period amortization charge. Net recoverable amount is defined as each project’s estimated related future revenues, less estimated production, selling and administrative costs and any additional development costs to be incurred. Research costs are expensed as incurred.

Investments-restricted

Investments-restricted are recorded at cost and consist of securities with various maturities. Reductions in value, other than temporary, are recorded as a charge in the period in which they occur.

Deferred financing costs

Deferred financing costs are amortized on the effective yield basis over the duration of the related loans and are presented with interest expense and other on the consolidated statement of operations. The unamortized portion is presented in other long-term assets.

Goodwill and other intangible assets

Goodwill represents the difference between the purchase price, including acquisition costs, of businesses acquired and the fair value of the identifiable net assets acquired. Goodwill is tested for impairment

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

annually on the basis of its fair value, or more frequently if events or circumstances indicate that the asset might be impaired. If the carrying value of a reporting unit, including the allocated goodwill, exceeds its fair value, goodwill impairment is measured as the excess of the carrying amount of the reporting unit’s allocated goodwill over the implied fair value of the goodwill, based on the fair value of the assets and liabilities of the reporting unit. Fair value is determined using discounted expected future net cash flows.

Trademarks and the license agreement have an indefinite life and are not amortized to earnings but are assessed for impairment on an annual basis, or more frequently if events or circumstances indicate that the asset might be impaired by comparing carrying value to fair value, using discounted expected future net cash flows to determine fair value.

Patents and dealer networks, acquired as part of the business acquisition, are amortized on a straight-line basis over a period of 3 and 25 years respectively. Any potential impairment is calculated in the same manner as that disclosed under impairment of long-lived assets.

Employee future benefits

The cost of pension and other post-retirement benefits earned by employees under the Company’s defined benefit plans is actuarially determined using the projected benefit method and Management’s best estimate of expected plan investment performance, salary escalation, retirement ages of employees and health care costs. Plan obligations are determined based on expected future benefit payments discounted using current market interest rates and plan assets are presented at fair value. The net actuarial gains and losses over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized to income over the estimated average remaining service life of participants of approximately 20 years.

Redeemable preferred shares

Upon occurrence of certain future events, which the Company has determined to be likely to occur, redemption of the Company’s Class A Preferred Shares for cash would be mandatory [see note 14]. As a result, the estimated fair value of the Company’s obligation to redeem the Class A Preferred Shares (“Redeemable Preferred Shares”) is recorded as a liability on the date of issue. The carrying value of the redeemable preferred shares is accreted to its redemption value through charges to operations over the period up to their estimated redemption date based on the effective yield method.

The estimated redemption date is based on expectations as to when events triggering mandatory redemption are most likely to occur. Timing of the events could differ from estimates or may never occur. If the triggering events do not occur within a specified future period, the shares would never become mandatorily redeemable, and would accordingly be reclassified to equity on a prospective basis.

Revenue recognition

Revenues are recognized when title passes upon delivery of products to customers and collection is reasonably assured. Based on the historical experience of the recreational products operations, product returns, within the normal course of business or resulting from repossession under customer financing programs, have not

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

been material. The Company provides for estimated cash sales promotions and incentive program expenses, which are recognized as a reduction of revenues at the later of delivery of products to customers or the announcement of the sales promotion and incentive programs.

Sales promotions and incentive programs

Sales promotion and incentive programs include dealer and distributor rebates, volume discounts and retail financing programs. The Company generally provides for estimated sales promotion and incentive expenses at the later of revenue recognition or the announcement of sales promotion and incentive programs. Sales promotion and incentive expenses are estimated based on current programs and historical rates of the recreational products operations for each product line. Actual results may differ from these estimates if market conditions dictate the need to enhance or reduce sales promotion and incentive programs or if the customer usage rate varies from historical trends. Based on the historical experience of the Company’s predecessor, sales promotion and incentive expenses have been within expectations and differences have not been material.

Cash sales promotions and incentive programs are recorded as reduction of revenues and promotions and incentive programs consisting of free products or services are recorded as cost of sales.

Shipping and handling costs

The Company records shipping and handling costs as a component of cost of sales at the time the product is shipped.

Advertising costs

The Company expenses advertising costs as incurred. Total advertising expense amounted to $6.2 million for the 44-day period ended January 31, 2004.

Dealer holdback programs

The Company provides dealer incentive programs whereby at the time of shipment, the Company invoices an amount to the dealer that is reimbursable upon ultimate sale of the product. The Company records these amounts as a liability on the consolidated balance sheet.

Product warranties

The Company provides limited product warranties covering periods from six months to three years for primarily all product lines. However, in certain geographical markets, the Company provides longer warranties as determined by local regulations and market conditions. In addition, the Company provides certain extended product warranties. The Company’s standard warranties allows its customers to repair or replace defective products at the expense of the Company during such warranty period at no cost to the consumer. The warranty provision is established at the time of sale based on Management’s best estimate, using historical rates and trends. Adjustments to the warranty provision are made from time to time as actual claims materialize. Factors that could have an impact on the warranty accrual in any given year include the following: manufacturing

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

quality, shifts in product mix, changes in warranty coverage periods, snowfall and its impact on snowmobile usage, product recalls and any significant changes in sales volume.

Research and development credits

Research and development (R&D) tax credits are deducted from R&D expense for items of an operating nature and are deducted from the related assets for items of a capital nature.

Impairment of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets, to be held and used, including property, plant and equipment and intangibles subject to amortization, when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed using undiscounted future net cash flows that are directly associated with the asset’s use and eventual disposition. The amount of the impairment, if any, is measured as the difference between the carrying value and the fair value of the impaired assets and presented as an additional current period depreciation and amortization charge.

Environmental obligations

Liabilities are recorded when environmental claims or remedial efforts are probable, and the costs can be reasonably estimated. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to future revenue generation, are expensed.

Derivative financial instruments

The Company uses foreign exchange contracts to mitigate foreign currency risks and exposures.

The Company does not use derivative financial instruments for trading or speculative purposes. Forecasted foreign currency cash flows can only be hedged when significant characteristics and the expected terms of the forecasted foreign currency cash flows are identified and it is probable that these cash flows will occur. There is no recognition in the Consolidated Financial Statements of unrealized gains or losses on foreign exchange contracts designated as hedges of forecasted foreign currency cash flows until the anticipated transactions occur.

Gains or losses related to the derivative financial instruments designated as hedges are recorded in the same category as the hedged item.

Gains and losses associated with derivative financial instruments designated as hedges, which have been settled prior to maturity, are deferred on the consolidated balance sheet and recognized to income in the period in which the underlying hedged transaction is recognized to income, if the underlying transaction is still probable of occurring. Otherwise, these gains and losses are recognized immediately to income. In the event that a hedged item is settled prior to the termination of the corresponding derivative financial instrument or is no longer probable of occurring, any gain or loss on such derivative financial instrument is recognized to income immediately.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative financial instruments that give rise to a financial asset or financial liability, and are not designated as hedges, are recognized on the consolidated balance sheet at fair value as a derivative financial assets within other current assets, or as derivative financial liabilities within accounts payable and accrued liabilities with changes in fair value recognized in current income as gains or losses on derivative financial instruments.

Stock based compensation

The Company records compensation expense for grants of stock options issued by J.A.B. to directors, officers and employees of the Company using the fair value method over the vesting period of the option, with a corresponding amount as contributed surplus [see note 28].

4.    RELATED PARTY TRANSACTIONS

The Company is a party to various related party transactions carried out in the normal course of business. In addition to other related party transactions disclosed elsewhere in the Consolidated Financial Statements, related party transactions are described below. All transactions are measured at their exchange amount.

a)    Transactions with sponsors

Upon completion of the business acquisition, the Company and J.A.B. entered into a management agreement with affiliates of the sponsors to provide management services. Pursuant to such agreement, affiliates of the Sponsors receive an aggregate annual management fee of U.S.$2.25 million. An amount of $0.4 million was incurred and paid during this period related to this agreement.

Fees and expenses of $24.5 million were incurred in connection with the business acquisition [see note 2] and the related financing [see notes 12 and 13], of which $6.4 million were transactions costs and $18.1 million were deferred financing costs. As at January 31, 2004 all of these amounts were paid.

b)    Floorplan financing

Bombardier Capital Ltd. and Bombardier Capital Inc. (collectively “BC”), wholly owned subsidiaries of Bombardier, which has significant shareholders in common with the Company, have entered into a retail floorplan inventory financing agreement for retailers of the Company’s products.

The current maximum assets under management related to the inventory financing agreement is U.S.$750.0 million ($994.8 million) subject to increase as necessary or by agreement. The agreement is for a renewable period of five years. Under the agreement, BC acts as the exclusive provider of floorplan financing for the Company’s products in North America excluding outboard engine products.

In addition, the Company has a separate agreement with BC providing for the Company to repurchase floorplan inventory repossessed from defaulting dealers, which is capped at an amount equal to the greater of U.S.$25.0 million ($33.2 million) and 10% of the 12 month average amount of financing outstanding under the

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

4.    RELATED PARTY TRANSACTIONS (continued)

floorplan agreement. Any loss on the resale of repurchased products is the responsibility of the Company. No material losses have been incurred under this agreement during the period presented. The total amount of floorplan financing provided by BC for the 44-day period ended January 31, 2004 was $176.7 million. Outstanding floorplan financing between the Company’s dealers, including amounts outstanding prior to the transaction, and BC as at January 31, 2004 was $740.8 million.

Furthermore, as a sales incentive, the Company generally provides a free floorplanning period to the dealers during which the Company pays interest to BC for a limited period of time. The Company’s portion of the financing charges under the floorplan agreement for the 44-day period ended January 31, 2004 was $3.5 million which is classified as a reduction in revenues.

c)    Sales of receivables

BRP and certain of its subsidiaries (collectively “the transferors”), entered into a receivable transfer arrangement (“the arrangement”) with Bombardier Capital Inc. (“BCI”) for a maximum of U.S.$115.0 million ($152.5 million), which expires in June 2005. Under this arrangement, BCI funds receivables subject to certain eligibility criteria for the Company’s U.S. and European subsidiaries. Pursuant to the arrangement, receivables are first transferred without recourse to BRP Receivables Funding, LLC (“BRFL”), a special purpose entity (“SPE”), controlled and consolidated by the Company but legally separate and distinct from it. Receivables transferred to BRFL are owned by it and not owned by the transferors of such receivables.

Pursuant to the arrangement, the transferors transfer receivables subject to certain criteria to the SPE for the purpose of legally isolating them from the Company and its creditors. Following the transfer of each receivable to BRFL, this latter will transfer and assign to BC, with recourse, an undivided interest in all of its right, title and interest in the transferred receivables in exchange for consideration comprising cash equal to 85% of the amount of eligible receivables, an undivided 15% ownership interest in eligible receivables and an undivided 100% ownership interest in ineligible receivables transferred. Carrying values of receivables transferred approximate their fair values due to their short-term nature. In accordance with the arrangement, the transferors will assume certain servicing obligations as well as administration of collection with respect to all receivables transferred.

Certain of the Company’s subsidiaries, not party to the arrangement, transfer receivables directly to BC.

Total receivable transfers to BC during the 44-day period ended January 31, 2004 were $213.9 million, of which $130.1 million were outstanding at January 31, 2004. The loss incurred by the Company in connection with all transfers of receivables for the 44-day period ended January 31, 2004 amounted to $0.7 million and was classified with cost of sales. The receivables not party to the arrangement and sold are subject to the repurchase of new and unused products at the total unpaid principal balance due, in the event of dealer default. The amount outstanding subject to repurchase as at January 31, 2004 was $9.4 million, including amounts prior to the transaction.

The balance outstanding of all receivables held by the SPE amounted to $18.3 million as at January 31, 2004. As at January 31, 2004, an amount of $40.5 million, representing the SPE’s retained interest in receivables transferred to BCI pursuant to the arrangement, was accounted for as investments on the Company’s balance

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

4.    RELATED PARTY TRANSACTIONS (continued)

sheet and included with other current assets [see note 7], net of provision for loss of $0.8 million. Also, an amount of $22.0 million is owed to BCI with respect to collections on receivables transferred to BCI pursuant to the arrangement.

d)    Other

The Company sells snow-grooming equipment to BC, who in turn leases it to the ultimate customer [see note 23]. Total sales of snow-grooming equipment to BC for the period between December 19, 2003 and January 31, 2004 was $1.0 million.

The Company is also renting equipment from BC. Rental expense of $0.7 million is included in cost of sales on the consolidated statement of operations.

5.    RECEIVABLES

a)    Sales of receivables

In addition to the related party transactions disclosed in note 4 (c), the Company also sells receivables to third parties. The fair value of the receivables sold approximates their carrying value at the time of sale. The total amount of receivables sold to third parties for the 44-day period ended January 31, 2004 was $51.7 million. A portion of the amount of receivables sold are subject to the repurchase of new and unused products, in the event of dealer default, at the total unpaid principal balance due. The amount outstanding subject to repurchase as at January 31, 2004, including amounts outstanding prior to the transaction, totalled $48.2 million.

b)    Allowance for doubtful accounts

The change in the Company’s allowance for doubtful accounts for the 44-day period ended January 31, 2004 is as follows:

Balance at beginning of period	$4.0
Bad debt expense	0.4
Uncollectible accounts written-off, net of recovery	(0.1)

Balance at end of period	$4.3

6.    INVENTORIES

January 31, 2004
Raw materials and work in process	$123.9
Finished products	135.1
Parts and accessories	92.8

$351.8

Included in inventories is an amount of $9.3 million, principally in parts and accessories, related to fair value increments recorded as part of the acquisition.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

7.    OTHER CURRENT ASSETS

January 31, 2004
Investment in retained interests of transferred receivables [see note 4 (c)]	$40.5
Derivative financial assets [see note 21]	35.6
Assets held for sale	14.5
Other	2.5

$93.1

8.    PROPERTY, PLANT AND EQUIPMENT

	January 31, 2004
	Cost	Accumulated depreciation	Net book value
Equipment	$175.8	$5.4	$170.4
Tooling	109.5	5.4	104.1
Buildings	181.1	1.5	179.6
Land	43.8	—	43.8

	$510.2	$12.3	$497.9

Included in the above are assets under construction amounting to $6.7 million as at January 31, 2004. Depreciation of property, plant and equipment for the 44-day period ended January 31, 2004 was $12.3 million. Depreciation included in cost of sales and operating expenses are respectively $10.9 million and $1.4 million.

9.    OTHER INTANGIBLE ASSETS

	January 31, 2004
	Weighted average amortization period (years)	Cost	Accumulated amortization	Net book value
Intangible assets subject to amortization
Patents	3	$32.1	$1.3	$30.8
Dealer network	25	46.3	0.2	46.1

	16	78.4	1.5	76.9
Intangible assets not subject to amortization
License agreement	N/A	13.8	—	13.8

		$92.2	$1.5	$90.7

Amortization of patents and dealer network was $1.5 million for the 44-day period ended January 31, 2004.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

9.    OTHER INTANGIBLE ASSETS (continued)

The estimated aggregate amortization expenses for each of the next five successive fiscal years:

2005	$12.6
2006	12.6
2007	11.3
2008	1.9
2009	1.9

10.    OTHER LONG-TERM ASSETS

January 31, 2004
Development costs	$9.0
Investments – restricted [1]	12.6
Deferred financing costs	42.9

$64.5

[1]	Investments-restricted can only be used for severance payments and pension costs associated with Bombardier-Rotax GmbH & Co. KG pension plans, and are not available for general corporate use and are, therefore, classified as restricted long-term assets which are designated as held to maturity.

Amortization of development costs and deferred financing costs for the 44-day period ended January 31, 2004 were $0.3 million, and $0.8 million respectively.

11.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

January 31, 2004
Accounts payable	$272.5
Accrued liabilities	81.5
Payroll related liabilities	59.7
Warranty provision	78.3
Sales promotions and incentive programs	56.9
Dealer holdback programs	30.6
Due to related parties [see notes 2 and 4]	22.6
Restructuring provision	24.6
Acquisition costs	6.4
Derivative financial liabilities	7.2

$640.3

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

11.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

The change in the Company’s accrued warranty provision for the 44-day period ended January 31, 2004 is as follows:

Balance at beginning of period	$78.0
Expensed during the period	5.2
Change in estimate	0.3
Claims paid during the period	(5.4)
Effect of foreign currency exchange rate changes	0.2

Balance at end of period	$78.3

Restructuring Provision

Costs associated with certain restructuring activities related to the business acquisition [see note 2] are recorded as a liability assumed as of the consummation date of the business acquisition and are included in the cost of the acquired business. Below is a summary of the activity related to these restructuring costs recorded for the 44-day period ended January 31, 2004:

	Employee severance and relocation expenses	Facilities shutdown costs	Total
Restructuring accrual in connection with business acquisition	$17.8	$7.0	$24.8
Accrual utilized	(0.2)	—	(0.2)

Balance at January 31, 2004	$17.6	$7.0	$24.6

In connection with the acquisition, management approved and initiated a plan to restructure the recreational products business, and recorded a related accrual of $24.8 million. The acquisition liabilities include incremental costs to terminate approximately 345 employees located in Canada, the U.S. and Austria, and costs to shut down manufacturing facilities, primarily in the Marine Engines segment located in the U.S. and relocate the Company’s head office. While the Company has completed its preliminary assessment of restructuring activities related to the business acquisition, its estimates of costs may be different from those actually incurred. Such differences could include penalties for contract cancellations and closure costs. Any such costs identified within one year of the acquisition date will require an adjustment to the liability and therefore will be recorded as part of the purchase price. Under the current plan, restructuring activities are expected to be completed by June 30, 2005.

12.    CREDIT FACILITY

Under the senior secured credit facilities [see note 13], the Company can borrow up to $250.0 million (“available borrowings”) under a revolving credit facility (the “revolving facility”). Pursuant to the revolving facility, the Company may borrow up to $200.0 million of the available borrowings, which borrowings may be denominated, in Canadian dollars, in U.S. dollars or in Euros, and one of the Company’s wholly owned subsidiaries may borrow up to $50.0 million of the available borrowings, which borrowings will be denominated

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

12.    CREDIT FACILITY (continued)

in U.S dollars. Available borrowings can also be drawn in the form of letters of credit by the Company for an amount of $100.0 million in Canadian dollars, U.S dollars or Euros and by one of the Company’s wholly owned subsidiaries for an additional U.S. $20.0 million ($26.5 million). Interest on U.S. denominated loans is equal to either the U.S. prime rate, the U.S. base rate, or an adjusted London Interbanking Offered Rate (“LIBOR”) rate, in the case of Canadian dollar denominated loans, is equal to the Canadian prime rate and, in the case of Euro denominated loans, is equal to an adjusted EUROLIBOR rate, in each case plus an applicable margin. The revolving facility terminates on December 18, 2008. The revolving facility can be used for general corporate purposes and to fund working capital requirements.

The revolving facility is secured by all of the assets of the Company, certain of its subsidiaries and of J.A.B. and contains restrictions including the obligation to maintain certain financial ratios. The revolving facility requires that the Company comply on a quarterly basis with certain financial covenants, such as a maximum total leverage ratio test, a minimum interest coverage ratio test, and a minimum fixed charge coverage ratio test. In addition, the revolving facility restricts or limits the Company’s ability to make capital expenditures and incur additional indebtedness.

As of January 31, 2004 the Company had issued letters of credit for an amount of $54.5 million under the revolving facility, and the remaining amount available was unused.

13.    LONG-TERM DEBT

The Company’s long-term debt and average effective rates and maturities are as follows:

	Effective interest rate as at January 31, 2004	Maturity date	2004
Senior secured credit facilities (U.S. $280 million) (a)	6.0%	2010	$371.4
Senior subordinated notes (U.S. $200 million) (b)	8 3/8%	2013	265.3
Euro-denominated debt (Euro 0.8)	5.6%	2005	1.3
U.S.-denominated debt (U.S. $1.5)	2.0%	2008	2.0

			640.0
Current portion			(5.0)

Long-term portion			$635.0

a)    Senior Secured Credit Facilities:

On December 18, 2003, the Company entered into a credit agreement (the “credit agreement ”) with a syndicate of banks consisting of the revolving facility [see note 12] and the following:

i. U.S. $84 million ($111.4 million), secured U.S. term loan maturing December 18, 2010

ii. U.S. $196 million ($260.0 million), secured Canadian term loan maturing December 18, 2010

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

13.    LONG-TERM DEBT (continued)

The U.S. and Canadian term loans bear interest equal to either the U.S. prime rate [4.0% as at January 31, 2004], or LIBOR [1.13% as at January 31, 2004] plus applicable margin, semi-annual principal repayments of U.S. $1.4 million ($1.9 million) beginning June 30, 2004 and final quarterly principal repayments of U.S. $65.8 million ($87.3 million) beginning March 31, 2010 and ending December 31, 2010.

The credit agreement is secured by all of the assets of the Company, certain of its subsidiaries and of J.A.B. The credit agreement contains restrictions including the obligation to maintain certain financial ratios. The credit agreement requires that the Company comply on a quarterly basis with certain financial covenants, such as a maximum total leverage ratio test, a minimum interest coverage ratio test, and a minimum fixed charge coverage ratio test. In addition, the credit agreement facility restricts or limits the Company’s ability to make capital expenditures and incur additional indebtedness.

Subject to customary exceptions, any outstanding amount under the credit agreement may be subject to prepayments if certain secured assets or if any equity or debt is issued for net cash proceeds or 50% of the excess cash flow in any fiscal year (as defined in the credit agreement).

b)    Senior Subordinated Notes

On December 18, 2003 the Company issued U.S.$200 million ($265.3 million) of unsecured senior subordinated notes (the “notes”), maturing on December 15, 2013. Interest on the notes accrue at a rate of 8 3/8% per annum and is payable semi-annually beginning June 15, 2004. The notes rank junior, in right of payment, to all of the Company’s existing and future senior indebtedness, including indebtedness under the credit agreement, pari passu, in right of payment, with all existing and future senior subordinated indebtedness and senior, in right of payment, to all existing or future subordinated indebtedness. Pursuant to a registration rights agreement entered into on the date of issuance of the notes (the “registration rights agreement”), if (i) the Company fails to file a registration statement with the SEC with respect to the offer and exchange of the notes for replacement notes with terms substantially identical to, and evidencing the same continuing debt as, the notes on or prior to 195 days after the date of issuance of the notes, (ii) such registration statement is not declared effective on or prior to 270 days after of the date of issuance of the notes, (iii) such exchange offer is not consummated on or prior to 300 days after the date of issuance of the notes, or (iv) certain other events set forth in the registration rights agreement (each of (i), (ii), (iii) and (iv) being a “registration default”), the interest on the notes will increase by 0.25% per annum of the principal amount of the notes. Such additional interest may increase by an additional 0.25% per annum of the principal amount, up to a maximum of 1% per annum of the principal amount, for each 90-day period that a registration default is continuing until all such registration defaults have been cured.

On or after December 15, 2008, subject to certain terms of the indenture governing the notes, the notes are redeemable, in whole or in part, at the redemption prices set forth below (expressed as a percentage of the principal amount of the notes plus accrued and unpaid interest and additional interest thereon, if any, to the applicable redemption date), if during the 12 month period beginning on December 15 of the years as follows:

Redemption Price
2008	104.188%
2009	102.792%
2010	101.396%
2011 and thereafter	100.000%

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

13.    LONG-TERM DEBT (continued)

Before December 15, 2006, the Company may redeem, on one or more occasions, 35% of the aggregate principal amount of the notes at a redemption price of 108.375% of the principal amount, conditional on the occurrence of an equity offering and that at least 65% of the aggregate principal amount of the notes remains outstanding, and otherwise subject to the terms and conditions of the indenture governing the notes.

Before December 15, 2008, the Company may redeem the notes, as a whole, but not in part, upon the occurrence of a change of control (as defined in the indenture governing the notes) at a redemption price equal to 100% of the principal amount thereof plus an applicable premium as of, and accrued and unpaid interest and additional interest thereon, if any, to the date of redemption, and otherwise subject to the terms of the indenture governing the notes.

The repayment requirements on the long-term debt for the five years ended January 31 and thereafter, are as follows:

2005	$5.0
2006	3.7
2007	3.7
2008	3.7
2009	5.7
Thereafter	618.2

$640.0

14.    REDEEMABLE PREFERRED SHARES

On December 18, 2003, as part of the consideration given for the purchase of Bombardier’s recreational products business [see note 2], the Company issued 50,000 Class A Preferred Shares at $1,000 per share [see note 16]. Redemption of the Class A Preferred Shares is mandatory upon occurrence of certain future events that the Company considers likely to occur and as a result, the shares were initially recorded at their fair value of $42.7 as a long-term liability on the Company’s consolidated balance sheet. The carrying value of the liability is being accreted to its redemption value of $50 million plus unpaid dividends, at its estimated redemption date, through charges to income using an effective interest rate of 9 3/8%. Since an exact redemption date cannot be determined due to uncertainties regarding the timing of future redemption triggering events, management of the Company has estimated the accretion period to be five years from the date the redeemable preferred shares were issued. In addition, the carrying value of the preferred shares is increased for unpaid dividends through charges to income included with the accretion in carrying value of redeemable preferred shares in the consolidated statement of operations.

For the 44-day period ended January 31, 2004, the carrying value of the redeemable preferred shares was increased by $0.5 million relating to accretion charges.

The redemption value of the redeemable preferred shares as at January 31, 2004 was $50.3 million, including unpaid dividends.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

15.    OTHER LONG-TERM LIABILITIES

January 31, 2004
Due to related parties [see note 2]	$22.7
Other	8.2

$30.9

16.    CAPITAL STOCK

The authorized capital stock of the Company is as follows:

Classified as redeemable preferred shares in long-term liabilities

Unlimited number of Class A Preferred Shares, cumulative dividend per share of 6% per annum calculated on the redemption price of $1,000 per share plus any unpaid dividends for prior years, redeemable at the option of the Company or mandatory redemption on a direct or indirect change of control to a party other than the sponsors, sale of all or substantially all of the assets of the Company, or on the Company’s or J.A.B.’s initial public offering, at a price of $1,000 plus accrued dividends

Classified as equity

Unlimited number of Common Shares

Unlimited number of Class B Preferred Shares, rights and privileges to be determined by the board of directors of the Company prior to the issuance of any Class B Preferred Shares, provided that all Class B Preferred Shares will in all instances rank junior as to liquidation rights, dividend rights and redemption rights to the Class A Preferred Shares for so long as any Class A Preferred Shares are outstanding

Issued and outstanding	2004
1 Common Share	$304.5

On December 18, 2003, the Company issued 1 common share to its parent company for a total cash consideration of $304.5 million.

17.    RESEARCH AND DEVELOPMENT EXPENSES

R&D expenses of $13.3 million are presented net of R&D tax credits and other government assistance of $1.4 million for the 44-day period ended January 31, 2004.

18.    INTEREST EXPENSE AND OTHER

44-day period ended January 31, 2004
Interest on long-term debt	$5.4
Amortization of deferred financing costs	0.8
Other	0.2

$6.4

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

19.    INCOME TAXES

The reconciliation of income taxes computed at the Canadian statutory rates to income tax expense was as follows:

		44-day period ended January 31, 2004
Income taxes calculated at statutory rates	$(7.4)	31.8%
Increase (decrease) resulting from:
Manufacturing and processing credit	0.2	(0.7)
Income tax rate differential of foreign subsidiaries	0.6	(2.6)
Effect of income tax rate changes	0.1	(0.4)
Recognition of previously unrecorded tax benefit	(0.1)	0.2
Tax-exempt items	0.4	(1.7)
Large corporation tax	0.2	(0.8)
Other	0.1	(0.5)

Income tax recovery	$(5.9)	25.3%

Details of income tax recovery are as follows:

44-day period ended January 31, 2004
Current income tax expense	$3.3

Deferred income tax recovery
Temporary differences	(9.2)
Effect of income tax rate changes	0.1
Recognition of previously unrecorded tax benefits	(0.1)

(9.2)

Income tax recovery	$(5.9)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

19.    INCOME TAXES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax asset (liability) as at January 31, 2004 are as follows:

January 31, 2004
Accounts payable and accrued liabilities	$68.2
Loss carry-forwards	14.7
Accrued benefit liability	22.7
Inventories	8.8
Property, plant and equipment	(42.7)
Other current assets	(11.2)
Other long-term assets	11.9
Other intangible assets	(7.7)
Other current liabilities	2.2
Other long-term liabilities	0.6
Other	0.1
Prepaid expenses	1.3

68.9
Valuation allowance	(1.5)

Net amount	$67.4

Losses carried forward and other temporary differences, which are available to reduce future taxable income for which no related income tax benefits have been recognized, amounted to $4.5 million as at January 31, 2004 and have no specified expiry dates.

Deferred income taxes have not been provided for the undistributed earnings of foreign subsidiaries of approximately $28.9 million as of January 31, 2004. Management intends to reinvest those earnings for an indefinite period, except for distribution having an immaterial tax effect. If foreign subsidiaries earnings were distributed, taxes for the 44-day period ended January 31, 2004 would be increased by approximately $0.3 million.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

20.    SUPPLEMENTAL DISCLOSURE RELATED TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

The net changes in non-cash working capital balances related to operations were as follows:

44-day period ended January 31, 2004
Receivables	$(23.0)
Inventories	88.3
Prepaid expenses	(13.2)
Other current assets	35.6
Accounts payable and accrued liabilities	1.9
Income taxes payable	2.4
Other	0.4

$92.4

Non-cash transactions

Issuance of redeemable preferred shares in conjunction with the business acquisition at a fair value of $42.7 [see note 2].

Transfer of receivables in exchange of investment in retained interests of transferred receivables of $40.5 [see notes 4 (c) and 7].

21.    FINANCIAL INSTRUMENTS

Foreign exchange risks

The Company uses derivative financial instruments to manage foreign currency risks and exposures. The Company does not trade in derivatives for speculative purposes.

Foreign exchange contracts

None of the Company’s foreign exchange contracts were designated as hedges for accounting purposes. As a result, all such contracts were accounted for at fair value, with changes in fair value recognized in current income.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    FINANCIAL INSTRUMENTS (continued)

The following table sets out the significant notional amounts outstanding under foreign exchange contracts, the average contractual exchange rates and the settlement periods of these contracts.

	January 31, 2004
	Average rate	Notional amount		Canadian equivalent notional amount	Fair value favourable/ (unfavourable)
Sell contracts (sell currency / buy currency):
USD / CDN $
Less than 1 year	0.7108	USD	417.7	$588.0	$30.9
Between 1 and 2 years	0.7525	USD	194.0	257.4	(3.3)

USD / JPY
Less than 1 year	0.0095	USD	1.8	2.4	—

AUD / USD
Less than 1 year	1.4580	AUD	46.5	42.2	(3.7)

Buy contracts (buy currency / sell currency):
EURO / CDN $
Less than 1 year	0.6120	EURO	148.0	241.8	3.0
Between 1 and 2 years	0.6123	EURO	66.0	107.8	1.5

Fair value of financial instruments

Cash, receivables, investment in retained interest of transferred receivables, accounts payable and accrued liabilities

The carrying amounts reported on the consolidated balance sheet approximates their fair values of these items due to their short-term nature.

Restricted investments

The carrying amount of restricted investments approximates its fair value, which are estimated using public quotations, when available, or discounted cash flow analyses, using interest rates applicable for assets with similar terms.

Long-term debt and redeemable preferred shares

The fair values of long-term debt and redeemable preferred shares are determined by discounting the future contractual cash flows anticipated pursuant to the financial contracts in force using discount rates which represent the interest rates on loans of which the Company could avail itself for loans having similar terms and conditions. Long-term debt and redeemable preferred shares with a carrying value different than their fair value are as follows:

	Carrying Value	Fair Value
Senior subordinated notes	$265.3	$273.3
Redeemable preferred shares	43.2	44.5

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

21.    FINANCIAL INSTRUMENTS (continued)

Foreign exchange contracts

The fair values generally reflect the estimated amounts that the Company would receive upon the settlement of favourable contracts or be required to pay to terminate unfavourable contracts at the reporting dates. Investment dealers’ quotes or quotes from the Company’s bankers are available for all of the foreign exchange contracts. The fair values of the Company’s foreign exchange contracts as at January 31, 2004, were recognized on the consolidated balance sheet at fair value, with outstanding contracts in a favourable position classified as derivative financial assets, and the outstanding contracts in an unfavourable position classified as derivative financial liabilities.

Credit risk

In addition to the credit risk described elsewhere in these Consolidated Financial Statements, the Company is subject to risk related to derivative financial instruments, whereby counterparty failure would result in economic losses on favourable contracts. However, the counterparties to these derivative financial instruments are major financial institutions which the Company anticipates will satisfy their obligations under the contracts.

The Company considers that its credit risk associated with its receivables did not represent a significant concentration of credit risk at January 31, 2004, due to the large number of customers and their dispersion across many geographic areas.

22.    EMPLOYEE FUTURE BENEFITS

The Company maintains non-contributory defined benefits plans that provide for pensions, other post-retirement and post-employment benefits, and also makes contributions to defined contribution retirement plans.

Defined benefit plans

Before the acquisition, Bombardier was sponsoring several registered and non-registered defined benefit pension plans and other post-retirement and post-employment benefits plans for its employees. Certain BRP employees were part of Bombardier plans covering employees of multiple segments (“common plans”).

a)    Canadian employee future benefits

Effective December 18, 2003, the Company put in place defined benefit pension plans and other post-retirement benefit plans for its Canadian employees providing benefits that are substantially the same than the ones provided by Bombardier before the acquisition.

Since Canadian employees were part of Bombardier common plans, as part of the acquisition, an agreement was reached with Bombardier. The purpose of this agreement is to transfer a proportionate share of assets to fund the liabilities assumed by the Company under its new plans. The liabilities assumed by the Company relate only to the active Canadian employees (not the retirees) as of December 18, 2003 and cover past services with Bombardier for eligibility and determination of benefits. As part of the acquisition, Bombardier agreed to make a special one time contribution to these new plans in order to ensure that the contribution of Bombardier will provide accumulation of sufficient funds over the active Canadian employees’ remaining working careers for the new plans to be in position to pay pension benefits as they become due.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

22.    EMPLOYEE FUTURE BENEFITS (continued)

The one time contribution from Bombardier to the new plans is still pending, subject to approval by the Company and regulatory approval, if required. The Company’s proportionate share of pension assets is still invested in the Bombardier Trust funds and is credited with interest equal to the Bombardier Trust rate of return net of plan expenses from December 18, 2003 up to the actual transfer date. The Company required contributions payable from December 18, 2003 are held separately for each plan under a custody contract with Royal Trust. The Company had not yet deposited their contributions as at January 31, 2004.

b)    United States employee future benefits

Before the acquisition, employees in United States were part of Bombardier common plans. As part of the acquisition, an agreement was reached with Bombardier. The purpose of this agreement was to ensure that the Company did not assume liabilities for the active and retirees employees as of December 18, 2003 in connection with the defined benefit plan with the exception of the non-registered supplementary executive retirement plan for its executive employees where the Company assumed the liabilities.

Effective December 18, 2003, the Company put in place the non-registered supplementary executive retirement plan for its executive employees in United States.

In order to compensate for the fact that employees after the acquisition will not be a part of a defined benefit pension plan, the Company will modify its defined contribution plan to increase the Company’s contributions. The Company had not yet modified the defined contribution plan as of January 31, 2004.

c)    Other employee future benefits

Since BRP acquired the shares of the subsidiaries of Bombardier’s recreational products business, ownership of the defined benefit plans (both pension and other benefits plans) have been transferred to the Company.

The significant actuarial assumptions adopted to determine the Company’s projected benefit obligation are as follow (weighted-average assumptions as at January 31, 2004):

	January 31, 2004
	Pension benefits	Other benefits
Actuarial assumptions
Discount rate	5.66%	5.70%
Expected long-term rate of return on plan assets	6.76	—
Rate of compensation increase	3.89	3.92
Health care and other benefits cost trend	—	5.5

The health care costs were assumed to start at 13.0% in fiscal year 2004 and are expected to gradually decline by 0.75% per year to be at 5.5% in fiscal year 2015, remaining at that level thereafter. Other benefit costs were assumed to increase at the same rate as price inflation.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

22.    EMPLOYEE FUTURE BENEFITS (continued)

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One percentage point
	Increase	Decrease
Effect on total of service and interest cost	$0.2	$(0.2)
Effect on postretirement benefit obligation	1.3	(1.1)

The following tables provide a reconciliation of the changes in the Company’s plans’ projected benefit obligation and fair value of assets and a statement of the funded status as at December 31 (measurement date).

	January 31, 2004
	Pension benefits		Other benefits
Projected benefit obligation
Obligation at beginning of period	$204.2		$12.5
Current service cost	1.7		0.1
Interest cost	1.4		0.1
Actuarial loss	(1.7)		(0.2)
Benefits paid	(0.4)		—
Effect of foreign currency exchange rate changes	(0.1)		—

Projected benefit obligation at end of period	$205.1		$12.5

Plan assets [1]
Fair value at beginning of year	$96.7		$—
Expected return on plan assets	0.8		—
Employer contributions	1.5		—
Benefits paid	(0.4)		—
Actuarial loss	(1.3)		—

Fair value at end of period	$97.3		$—

Funded status
Plan deficit	$(107.8)		$(12.5)
Unrecognized amounts	(1.4	)(2)	(0.2)

Net recognized amount	$(109.2)		$(12.7)

[1]	Includes the transfer of the assets from Bombardier which is still pending, subject to approval by the Company and regulatory approval.
[2]	Includes $1.4 million of actuarial loss for the period ended January 31, 2004 and no prior service costs for the period ended January 31, 2004.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

22.    EMPLOYEE FUTURE BENEFITS (continued)

The following table provides the amounts recognized on the consolidated balance sheet as at:

	January 31, 2004
	Pension benefits	Other benefits
Amounts recognized
Accrued benefit asset	$—	$—
Accrued benefit liability	(109.2)	(12.7)

	$(109.2)	$(12.7)

The projected benefit obligation and fair value of plan assets for pension plans with projected benefit obligations in excess of plan assets were $202.0 million and $94.1 million respectively, as at January 31, 2004. The Company’s plans for post-retirement benefits other than pensions are all unfunded.

Included in the projected benefit obligation of $202.0 million is a projected benefit obligation of $70.3 million related to the Company’s subsidiary in Austria which is unfunded as required by Austrian laws. An amount of $12.6 million presented as investments [see note 10] has been restricted from use for general corporate purposes and will be used for certain future severance and pension payments.

The following table provides components of the net benefit plan cost for the 44-day period ended January 31, 2004:

	44-day period ended January 31, 2004
	Pension benefits	Other benefits
Net benefit plan cost
Current service cost	$1.7	$0.1
Interest cost	1.4	0.1
Expected return on plan assets	(0.8)	—
Amortization of prior service costs	—	—
Amortization of net actuarial loss	—	—

Net benefit plan cost	$2.3	$0.2

Defined contribution plans

Company contributions under defined contribution plans totaled $0.1 million for the 44-day period ended January 31, 2004.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

23.    COMMITMENTS AND CONTINGENCIES

In addition to the commitments and contingencies described elsewhere in these Consolidated Financial Statements, the Company is subject to the following (all amounts presented are undiscounted):

a)    Operating leases

The Company leases buildings and equipment under operating leases. The rent expense under all lease agreements, was $1.9 million for the 44-day period ended January 31, 2004. The related minimum lease payments and residual value guarantees (including $8.5 million to related parties) for the next five years are as follows:

	Buildings and equipment	Residual value guarantees	Total
2005	$12.4	$1.7	$14.1
2006	5.9	1.3	7.2
2007	2.8	0.2	3.0
2008	1.8	—	1.8
2009	1.7	—	1.7

	$24.6	$3.2	$27.8

b)    Floorplan financing

Under its dealer financing agreements with BC [see note 4] and certain third party financing companies, the Company may be required to repurchase new and unused products at the dealer’s total unpaid principal balance to the financing company, subject to preset limits, in the event of dealer default. Any loss on the resale of the repurchased products is the responsibility of the Company. No material losses have been incurred under these agreements by the Company or its predecessors. Outstanding floorplan financing between the Company’s dealers and the respective financing companies as at January 31, 2004, including amounts outstanding prior to the transaction, was $760.4 million.

c)    Sale of receivables

As disclosed in notes 4 and 5, the Company sells certain of its receivables. A portion of the receivables sold are subject to the repurchase of new and unused products at the total unpaid principal balance due, in the event of dealer default. Any loss on the resale of the repurchased products is the responsibility of the Company. No material losses have been incurred under these agreements by the Company or its predecessors. The amount outstanding subject to repurchase as at January 31, 2004 was $57.6 million, including amounts outstanding prior to the transaction.

d)    Purchase agreement

In the normal course of its business, the Company entered into a purchase agreement with a Japanese marine engine manufacturer whereby it must buy a certain number of units of marine engines with an annual minimum purchase requirement for each year through August 31, 2006. Using the purchase price paid during the period ended January 31, 2004, the minimum purchase commitment would be $7.6 million for each year for the next two years.

e)    Other guarantees

In connection with the sale of certain products, the Company provides credit and residual value guarantees on sales to related parties. The maximum risk as at January 31, 2004 from these guarantees, maturing in different periods up to 2009, totalled $5.3 million. In addition, in connection with a lease agreement, the Company provided a residual value guarantee totalling $2.4 million. The residual value guarantee is exercisable until January 2006.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

23.    COMMITMENTS AND CONTINGENCIES (continued)

f)    Litigation

The Company is subject to product liability claims in the normal course of business. With respect to product liability claims which arose prior to the business acquisition described in note 2, Bombardier has agreed to indemnify the Company for certain amounts. On any product liability claim relating to injuries or damages occurring prior to December 18, 2003, Bombardier shares equally with the Company the first $250,000 per claim in case of expenses (fees, settlements and judgments) and indemnifies the Company for any expenses in excess of $125,000 on such claims.

In addition, the Company has two patent infringement cases outstanding as well as one complaint for alleged infringement of a trademark. The Company also has various other cases outstanding mainly for commercial disputes with terminated dealers and minor disputes with customers.

The Company intends to vigorously defend its position in these matters. Management believes the Company has recorded adequate provisions to cover potential losses and amounts not recoverable under insurance coverage, if any, in relation to these legal actions. While the final outcome with respect to actions outstanding or pending as at January 31, 2004 cannot be predicted with certainty, it is management’s opinion that their resolution will not have material adverse effects on the Company’s financial position, results of operations, or cash flows.

24.    CURRENCY TRANSLATION ADJUSTMENT

Unrealized currency translation adjustments, which arise on the translation to Canadian dollars of assets and liabilities of the Company’s self-sustaining foreign operations, resulted in a net change in the currency translation adjustment of $2.0 million for the 44-day period ended January 31, 2004. The currency translation adjustment is presented as part of shareholder’s equity.

The 44-day period ended January 31, 2004 net change resulted primarily from the strengthening of the Euro against the Canadian dollar.

25.    SEGMENT DISCLOSURE

The Company operates in the three reportable segments described below. Each reportable segment offers different products and services and requires different technology and marketing strategies.

The Power Sports segment designs, develops, manufactures and sells snowmobiles, watercraft, all-terrain vehicles, sport boats and Rotax engines. Power Sports products are sold mainly through an international network of independent dealers and distributors. The manufacturing plants are located primarily in Canada, the United States, Austria and Finland.

The Marine Engine segment designs, develops, manufactures and sells outboard engines available across three technologies: 2-stroke carburated, 2-stroke direct injection and 4-stroke technology. Marine Engine products are sold directly to boat builders or through an international network of independent dealers and distributors. The Marine Engine manufacturing plants are located primarily in the United States and Mexico.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

25.    SEGMENT DISCLOSURE (continued)

The Utility Vehicles segment designs, develops, manufactures and sells tracked vehicles for alpine and nordic grooming, snowmobile trail grooming, sidewalk snow removal and rough terrain transport. Such vehicles are sold directly to ski hill operators, governments and through an independent distributor network. The Utility Vehicles manufacturing plant is located in Canada.

The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies. Management evaluates performance based on operating profit. Operating profit does not include allocated Corporate office charges for administrative functions as well as interest and income taxes. Intersegment services are accounted for at the exchange amount which management believes reflects current market prices as if the services were provided to third parties.

Net segment assets exclude cash, deferred income taxes, goodwill, dealer network and license agreement and are net of accounts payable and accrued liabilities.

	44-day period ended January 31, 2004
	Consolidated	Power Sports	Marine Engine	Utility Vehicles
	$	$	$	$
External revenues	345.0	273.7	59.8	11.5
Intersegment revenues	—	3.7	2.0	—

Segment revenues	345.0	277.4	61.8	11.5

Cost of sales and operating expenses	341.0	273.7	60.9	12.1
Depreciation and amortization	13.9	10.8	3.1	—

	354.9	284.5	64.0	12.1

Segment operating loss	(9.9)	(7.1)	(2.2)	(0.6)
Corporate and other	3.2
Depreciation dealer network	0.2

Operating loss	(13.3)

Interest expense and other	6.4
Accretion in carrying value of redeemable preferred share	0.5
Net loss on derivative financial instruments	4.5
Unrealized gain on foreign exchange	(1.3)

Income before income taxes	(23.4)

Net segment assets	648.4	421.9	204.1	22.4
Net corporate office and other	73.1
Goodwill	92.5
Dealer network	46.1
License agreement	13.8
Accounts payable and accrued liabilities	640.3
Deferred income taxes	85.2
Cash	196.2

Total assets	1,795.6

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

25.    SEGMENT DISCLOSURE (continued)

44-day period ended January 31, 2004
Additions to property, plant and equipment
Power Sports	$19.3
Marine Engine	1.6
Utility Vehicles	0.1
Corporate and other	—

$21.0

Geographic information:

	44-day period ended January 31, 2004	As at January 31, 2004
	Revenues	Property, plant and equipment and intangible assets
United States	$183.9	$207.1
Canada	49.3	470.3
Italy	17.3	—
Germany	12.5	—
Australia	12.1	0.3
Sweden	7.7	0.1
Spain	9.1	—
France	13.0	—
Finland	3.8	7.7
Norway	7.0	—
Japan	1.8	0.2
Austria	1.0	137.9
Other – Americas	7.9	6.2
Other	18.6	2.4

	$345.0	$832.2

26.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Consolidated Financial Statements have been prepared in accordance with Canadian GAAP which differs in certain respects from US GAAP. The following tables present a summary of the material adjustments and additional disclosures to the Company’s financial statements that would be required in order to conform with US GAAP and the related rules and regulations adopted by the SEC.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

26.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Reconciliation of consolidated net loss and comprehensive loss

For the 44-day period ended January 31, 2004
Net loss under Canadian GAAP	$(17.5)
Acquired development costs (a)	(9.3)
Reversal of amortization of development costs	0.3
Accretion in carrying value of redeemable Preferred shares (b)	0.5

Total adjustments before the following:	(8.5)
Income tax recovery (c)	2.3

Total adjustments	(6.2)

Net loss under US GAAP	(23.7)
Change in currency translation adjustment	(2.0)

Comprehensive loss under US GAAP (d)	$(25.7)

Reconciliation of consolidated balance sheet captions

	As at January 31, 2004
	Canadian GAAP	Adjustments		US GAAP
Long-term deferred income tax assets	$15.5	$2.3		$17.8
Other long-term assets (a)	64.5	(9.0)		55.5
Deficit (b)	(17.5)	(6.2 (0.5	) )	(24.2)
Currency translation adjustment	2.0	(2.0)		—
Accumulated other comprehensive income : (d)
Currency translation adjustment	—	2.0		2.0
Redeemable preferred shares (b)	43.2	(43.2)		—
Mezzanine preferred shares (b)	—	43.2		43.2
Total assets	1,795.6	(6.7)		1,788.9

(a)    Development costs and in process research and development

Under Canadian GAAP, certain development costs are deferred and amortized if they meet certain criteria. Under US GAAP, these costs are expensed as incurred.

Upon acquisition of the recreational products business, as described in note 2, development costs were recorded on the balance sheet at their fair market value. Under U.S. GAAP, the acquired development costs are recorded at their fair market value on the balance sheet as of the acquisition date and are expensed immediately following the acquisition. The Company’s appraisal valued in-process research at an immaterial amount, and therefore the acquisition of the recreational products business did not require the write-off of any in process research.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

26.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(b)    Redeemable preferred shares

Under Canadian GAAP preferred shares which are mandatorily redeemable by the Company upon the occurrence of certain future events that management considers to be likely are recorded as liabilities and are accreted to the redemption value at the estimated redemption date. Accretion of carrying value and unpaid dividends are included in net loss.

Under US GAAP, the redeemable preferred shares are recorded at fair value outside of equity, and the accretion of the carrying value and unpaid dividends are recorded as a capital transaction.

(c)    Income taxes

The income taxes adjustment is reflecting the income tax effect on the adjustments between Canadian GAAP and US GAAP.

(d)    FAS 130 “Comprehensive Income”

U.S. GAAP establishes standards for reporting and display of comprehensive income (loss) and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Under U.S. GAAP, all components of comprehensive income must be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income shall be displayed in the financial statements where the components of other comprehensive income are reported.

27.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

As described in note 13, on December 18, 2003, the Company entered into a senior secured credit facility, and issued senior subordinated notes. The senior secured credit facility and the senior subordinated notes (the “Guaranteed Debt”) are fully and unconditionally guaranteed on a joint and several basis by certain of the Company’s subsidiaries (“Guarantor Subsidiaries”). The Guaranteed Debt is not guaranteed by Austrian Subsidiaries which produce RotaxTM engines, the Finland Subsidiaries which produce LynxTM and certain models of Ski-DooTM snowmobiles, all other non-domestic subsidiaries and certain immaterial domestic subsidiaries which are either intended to be used for foreign tax planning purposes or are prohibited by law from guaranteeing the Guaranteed Debt (collectively the “Non-Guarantor Subsidiaries”). The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheet as at January 31, 2004 and the statements of operations and cash flows for the 44-day period then ended for Bombardier Recreational Products Inc. (the “Parent Company”), and on a combined basis for the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. The supplemental condensed consolidating financial information reflects the investments of the Parent Company in the Guarantor Subsidiaries and Non-Guarantor Subsidiaries using the equity method. The Parent Company’s fair value increments, including applicable intangible assets, arising from the business acquisition in note 2 have been pushed down to the applicable subsidiary columns.

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

27.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Balance Sheet as at January 31, 2004

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash	$56.9	$44.8	$94.5	$—	$196.2
Receivables	58.6	37.7	57.5	(0.4)	153.4
Inventories	153.4	115.3	89.9	(6.8)	351.8
Prepaid expenses	13.8	2.7	2.7	—	19.2
Deferred income taxes	16.9	47.9	2.2	2.7	69.7
Intercompany accounts	181.9	399.2	98.7	(679.8)	—
Other current assets	36.3	16.7	42.3	(2.2)	93.1

Total current assets	517.8	664.3	387.8	(686.5)	883.4
Property, plant and equipment	170.5	174.0	153.4	—	497.9
Goodwill	107.8	(96.6)	295.8	(214.5)	92.5
Trademarks	151.1	—	—	—	151.1
Other intangible assets	56.0	34.7	—	—	90.7
Deferred income taxes	12.5	0.6	2.4	—	15.5
Investments in affiliates	343.7	22.5	—	(366.2)	—
Other long-term assets	35.6	8.1	20.8	—	64.5

	$1,395.0	$807.6	$860.2	$(1,267.2)	$1,795.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$263.1	$199.0	$180.9	$(2.7)	$640.3
Income taxes payable	1.7	2.2	5.1	—	9.0
Current portion of long-term debt	2.6	1.1	1.3	—	5.0
Intercompany accounts	206.1	120.4	524.9	(851.4)	—
Other current liabilities	0.2	1.0	2.3	—	3.5
Deferred income taxes	—	—	0.3	—	0.3

Total current liabilities	473.7	323.7	714.8	(854.1)	658.1
Long-term debt	522.7	112.3	—	—	635.0
Deferred income taxes	—	17.3	0.2	—	17.5
Employee future benefits liability	50.2	1.0	70.7	—	121.9
Redeemable preferred shares	43.2	—	—	—	43.2
Other long-term liabilities	18.2	7.2	5.5	—	30.9

Total liabilities	1,108.0	461.5	791.2	(854.1)	1,506.6
Shareholder’s equity
Share capital	304.5	345.8	66.4	(412.2)	304.5
Deficit	(17.5)	(1.7)	2.3	(0.6)	(17.5)
Currency translation adjustment	—	2.0	0.3	(0.3)	2.0

	$1,395.0	$807.6	$860.2	$(1,267.2)	$1,795.6

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

27.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Operations

	For the 44-day period January 31, 2004
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$214.6	$209.8	$97.7	$(177.1)	$345.0
Cost of sales	214.5	183.0	88.8	(167.8)	318.5

Gross profit	0.1	26.8	8.9	(9.3)	26.5

Operating expenses
Selling and marketing	6.4	9.7	2.5	—	18.6
Research and development	8.7	0.5	4.1	—	13.3
General and administrative	3.5	7.5	(5.9)	2.8	7.9

Total operating expenses	18.6	17.7	0.7	2.8	39.8

Operating profit (loss)	(18.5)	9.1	8.2	(12.1)	(13.3)
Interest expense and other	5.2	(1.7)	2.9	—	6.4
Accretion in carrying value of redeemable preferred shares	0.5	—	—	—	0.5
Net loss on derivative financial instruments	3.3	1.2	—	—	4.5
Unrealized gain on foreign exchange	(1.1)	(0.2)	—	—	(1.3)
Share in earnings of equity accounted investees	(3.0)	—	—	3.0	—

Loss before income taxes	(23.4)	9.8	5.3	(15.1)	(23.4)
Income tax expense (recovery)	(5.9)	3.2	—	(3.2)	(5.9)

Net loss	$(17.5)	$6.6	$5.3	$(11.9)	$(17.5)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

27.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Cash Flows

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net income	$(17.5)	$6.6	$5.3	$(11.9)	$(17.5)
Non-cash items:
Depreciation and amortization	6.1	3.7	4.3	—	14.1
Amortization of deferred financing costs	0.7	0.1	—	—	0.8
Deferred income taxes	(9.2)	2.7	(1.1)	(1.6)	(9.2)
Accretion in carrying value of redeemable preferred shares	0.5	—	—	—	0.5
Unrealized gains on derivative financial instruments	(3.2)	—	—	—	(3.2)
Employee future liabilities	1.4	—	0.3	—	1.7
Net changes in non-cash working capital balances related to operations	82.7	18.0	(23.6)	15.3	92.4

Cash flows from operating activities	61.5	31.1	(14.8)	1.8	79.6

INVESTING ACTIVITIES
Business acquisition, net of cash acquired	(592.6)	(138.5)	(26.1)	—	(757.2)
Additions to property, plant and equipment	(11.6)	(1.7)	(7.7)	—	(21.0)
Investments in affiliates	(320.5)	(20.0)	—	340.5	—

Cash flows from investing activities	(924.7)	(160.2)	(33.8)	340.5	(778.2)

FINANCING ACTIVITIES
Intercompany account	128.6	(251.8)	125.0	(1.8)	—
Issuance of common share	304.5	320.5	20.0	(340.5)	304.5
Issuance of long-term debt	526.4	111.6	—	—	638.0
Repayment of long-term debt	—	—	(0.5)	—	(0.5)
Debt issuance costs	(38.0)	(8.1)	—	—	(46.1)

Cash flows from financing activities	921.5	172.2	144.5	(342.3)	895.9

Effect of exchange rate changes on cash	(1.3)	1.8	(1.6)	—	(1.1)

Net increase in cash	57.0	44.9	94.3	—	196.2
Cash at beginning of period	—	—	—	—	—

Cash at end of period	$57.0	$44.9	$94.3	$—	$196.2

Supplemental information
Cash paid for:
Interest	$1.7	$0.8	$0.1	$—	$2.6
Income taxes	$—	$—	$1.6	$—	$1.6

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

27.    SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Summary of Differences Between Canadian and U.S. GAAP

As disclosed in note 26, the Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. As well, the supplemental condensed consolidating financial information has been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP and related rules and regulations by the SEC. Such differences are summarized below.

Reconciliation of Condensed Balance Sheet Captions as at January 31, 2004

	Note		Parent			Non-Guarantor Subsidiaries
			Canadian GAAP	Adjustments	U.S. GAAP	Canadian GAAP	Adjustments	U.S. GAAP
Long-term deferred income tax assets			$12.5	$0.1	$12.6	$2.4	$2.2	$4.6
Other long-term assets	26	(a)	35.6	(0.8)	34.8	20.8	(8.2)	12.6
Deficit	26	(b)	(17.5)	(0.2)
				(0.5)	(18.2)	2.3	(6.0)	(3.7)
Currency translation adjustment	26	(b)	—	—	—	0.3	(0.3)	—
Accumulated other comprehensive income:	26	(c)
Currency translation adjustment			—	—	—	—	0.3	0.3
Redeemable preferred shares	26	(b)	43.2	(43.2)	—	—	—	—
Mezzanine preferred shares	26	(b)	—	43.2	43.2	—	—	—
Total assets			1,395.0	(0.7)	1,394.3	860.2	(6.0)	854.2

Reconciliation of Condensed Statement of Operations and Other Comprehensive Income (loss)

	Note		For the 44-day period January 31, 2004
			Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net income (loss) under Canadian GAAP			$(17.5)	$6.6	$5.3	$(11.9)	$(17.5)
Acquired development costs	26	(a)	(0.9)	—	(8.4)	—	(9.3)
Reversal of amortization of development costs	26	(a)	0.1	—	0.2	—	0.3
Accretion in carrying value of redeemable Preferred shares	26	(b)	0.5	—	—	—	0.5

Total adjustments before the following:			(0.3)	—	(8.2)	—	(8.5)
Income tax recovery			0.1	—	2.2	—	2.3

Total adjustments			(0.2)	—	(6.0)	—	(6.2)

Net income (loss) under US GAAP			(17.7)	6.6	(0.7)	(11.9)	(23.7)
Change in currency translation adjustment			—	(2.0)	(0.3)	0.3	(2.0)

Comprehensive income (loss) under US GAAP	26	(c)	$(17.7)	$4.6	$(1.0)	$(11.6)	$(25.7)

BOMBARDIER RECREATIONAL PRODUCTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the 44-day period ended January 31, 2004

[Tabular figures in millions of Canadian dollars, except for share amounts]

28.    SUBSEQUENT EVENT

a)    Subsidiary Guarantees

At the time of issuance, the senior subordinated notes (the “Notes”) were guaranteed by the Guarantor Subsidiaries. Subsequent to year-end, Bombardier (Mexico) S.A. de C.V., and Bombardier Recreational Products Japan Co. Ltd., both of which were Non-Guarantor Subsidiaries as at January 31, 2004, guaranteed the Notes through supplemental indentures dated as of March 12, 2004.

b)    Management Share Subscription Agreement and Stock Option Plan

On March 31, 2004, the board of directors of J.A.B. approved a management share subscription agreement for directors, officers and certain employees of the Company (the “subscribers”) and a stock option plan for directors, officers and employees (“participants”) of the Company. Under the management share subscription agreement, the subscribers purchased 6,595,180 Class B common shares (the “subscription shares”) of J.A.B. for an amount equal to their fair value. The net proceeds of $6.6 million were then transferred by J.A.B. to the Company, and were accounted for by the Company as an increase in shareholder’s equity. The terms of the management subscription agreement provide J.A.B. with the right to repurchase all or a portion of the subscription shares (a ”call option”), and provide the subscribers with a right to sell to J.A.B. all or a portion of their subscription shares (a “put option”), under certain circumstances. The call option and put option expires on the occurrence of an Initial Public Offering (“IPO”) by the Company or upon a change in control.

Also on March 31, 2004, the board of directors of J.A.B. approved a grant of 19,785,540 options. The options are exercisable into Class B common shares of J.A.B. at an exercise price equal to the fair market value of the Class B shares on the date of grant, and are exercisable for a period of up to 10 years. One-third of the options granted vest in equal annual installments on each of the five anniversary dates of December 18, 2003. The remaining two-thirds become eligible to vest in equal annual installments on each of the five anniversary dates of December 18, 2003, and shall only vest upon certain performance measures being achieved upon either a change in control or an IPO.

The Company will record compensation expense using the fair value method, for these grants of stock options by J.A.B. that are expected to vest, over the expected vesting period of the option with a corresponding amount recorded as contributed surplus.

The estimated fair value of these options granted on March 31, 2004, which assumes that all performance measures will likely be achieved, is approximately $10.4 million. Fair value is estimated at the grant date based on a Black-Scholes option-pricing model using the following assumptions:

Risk-free interest rate	3.98%
Expected life	10 years
Expected volatility	35%
Dividend yield	0%

c)    Interest rate swap

On February 19, 2004, in order to manage its exposure to interest rate risk, the Company entered into an interest rate swap on its term loan for a notional amount of U.S.$70 million in order to fix the interest rate. The swap involves the exchange of floating LIBOR rate for a fixed rate of 2.525%. Including the applicable margin on the U.S. terms loans of 3.0%, the effective interest rate on U.S.$70 million of the term loan will be 5.525%. The swap expires on February 9, 2007.

AUDITORS’ REPORT

To the Directors of

Bombardier Recreational Products Inc.

We have audited the balance sheets of Bombardier Recreational Products (a reportable segment of Bombardier Inc.) [“BRP”] as at December 18, 2003 and January 31, 2003 and the statements of operations, changes in Bombardier Inc.’s net investment and cash flows for the 321-day period ended December 18, 2003 and for each of the years in the two-year period ended January 31, 2003. These financial statements are the responsibility of BRP’s Management. Our responsibility is to express an opinion on these Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation.

In our opinion, these Financial Statements present fairly, in all material respects, the financial position of BRP as at December 18, 2003 and January 31, 2003 and the results of its operations and its cash flows for the 321-day period ended December 18, 2003 and for each of the years in the two-year period ended January 31, 2003 in accordance with Canadian generally accepted accounting principles.

As discussed in note 3, BRP changed its method of accounting for sales promotions and incentive programs. These Financial Statements include the effect of this change in accounting policy as well as additional disclosures.

BRP includes a division of Bombardier Inc. that has no separate legal status or existence.

Montréal, Canada

May 21, 2004.	Chartered Accountants

Bombardier Recreational Products

[see basis of presentation]

BALANCE SHEETS

As at

[millions of Canadian dollars]

	Notes	December 18, 2003	January 31, 2003
ASSETS
Current Assets
Cash		$140.2	$28.7
Receivables, net of allowance for doubtful accounts of $4.0 and $7.6 as at December 18, 2003 and January 31, 2003 respectively	4, 6	152.8	60.1
Due from and advances to related parties	4	34.9	73.3
Inventories	7	406.7	340.9
Prepaid expenses		12.8	13.3
Derivative financial assets	17	4.1	—
Deferred income taxes	15	70.3	69.7

Total current assets		821.8	586.0
Property, plant and equipment	8	424.4	464.2
Deferred income taxes	15	17.8	18.7
Other long-term assets, including restricted investments of $12.6 as at December 18, 2003 and January 31, 2003	9	64.5	66.0

		$1,328.5	$1,134.9

LIABILITIES AND BOMBARDIER INC.’S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities	10	$579.9	$613.8
Income taxes payable		3.8	3.7
Due to and advances from related parties	4	66.9	251.1
Current portion of long-term debt	11	1.4	1.7
Other short-term liabilities		2.9	3.0

Total current liabilities		654.9	873.3
Long-term debt	11	2.5	1.8
Deferred income taxes	15	14.6	7.3
Employee future benefits liability	18	71.1	72.1
Other long-term liabilities		7.6	10.2

Total liabilities		750.7	964.7

Bombardier Inc.’s net investment		577.8	170.2

		$1,328.5	$1,134.9

Commitments and contingencies	19

The accompanying notes are an integral part of these Financial Statements.

On behalf of the Board:

Director	Director

Bombardier Recreational Products

[see basis of presentation]

STATEMENTS OF OPERATIONS

For the

[millions of Canadian dollars]

	Notes	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Revenues	4	$2,147.1	$2,476.3	$2,020.0
Cost of sales	4	1,738.3	1,913.3	1,560.5

Gross profit		408.8	563.0	459.5

Operating expenses
Selling and marketing		147.2	166.3	136.4
Research and development	13	97.2	106.3	100.4
General and administrative	4	115.7	120.6	128.3

Total operating expenses		360.1	393.2	365.1

Operating profit		48.7	169.8	94.4
Net interest expense and other	14	3.2	4.9	4.1

Income before income taxes		45.5	164.9	90.3
Income tax expense	15	15.3	50.1	23.7

Net income		$30.2	$114.8	$66.6

The accompanying notes are an integral part of these Financial Statement.

Bombardier Recreational Products

[see basis of presentation]

STATEMENTS OF CASH FLOWS

For the

[millions of Canadian dollars]

	Notes	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
OPERATING ACTIVITIES
Net income		$30.2	$114.8	$66.6
Non-cash items:
Depreciation and amortization		91.6	97.4	69.8
Deferred income taxes	15	0.4	41.4	(54.4)
Loss (gain) on disposal of property, plant and equipment		1.0	(4.7)	(2.1)
Gain on disposal of other assets		(2.4)	—	—
Reduction in value of other assets		—	—	9.8
Unrealized gains on derivative financial instruments	17	(4.1)	—	—
Deferred foreign exchange gain on forward contracts	17	7.4	—	—
Net changes in non-cash working capital balances related to operations	16	(205.2)	(33.5)	88.2

Cash flows from operating activities		(81.1)	215.4	177.9

INVESTING ACTIVITIES
Additions to property, plant and equipment		(73.8)	(97.7)	(194.7)
Proceeds on disposal of property, plant and equipment		1.4	12.6	2.3
Proceeds on disposal of other assets		4.1	—	—
Business acquisition, net of cash acquired	5	—	—	(136.8)
Other long-term assets		(7.1)	(11.3)	(30.2)

Cash flows from investing activities		(75.4)	(96.4)	(359.4)

FINANCING ACTIVITIES
Net variation in advances (to) from related parties	4	(118.0)	16.0	228.0
Net distribution from (to) Bombardier Inc.		367.8	(140.7)	(32.4)
Issuance of long-term debt	11	2.0	—	—
Repayment of long-term debt		(1.6)	(3.3)	(3.0)
Other liabilities		(2.6)	9.8	0.1

Cash flows from financing activities		247.6	(118.2)	192.7

Effect of exchange rate changes on cash		20.4	10.9	(5.3)

Net increase in cash		111.5	11.7	5.9
Cash at beginning of period		28.7	17.0	11.1

Cash at end of period		$140.2	$28.7	$17.0

Supplemental information
Cash paid for:
Interest		$3.2	$4.9	$4.1
Income taxes		$5.4	$4.6	$22.1

The accompanying notes are an integral part of these Financial Statements.

Bombardier Recreational Products

[see basis of presentation]

STATEMENTS OF CHANGES IN BOMBARDIER INC.’S NET INVESTMENT

For the

[millions of Canadian dollars]

	Notes	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Balance at beginning of period		$170.2	$178.1	$142.3
Net income		30.2	114.8	66.6
Net change in currency translation adjustment	20	9.6	18.0	1.6
Net distribution from (to) Bombardier Inc.		367.8	(140.7)	(32.4)

Balance at end of period		$577.8	$170.2	$178.1

The accompanying notes are an integral part of these Financial Statements.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

1.    NATURE OF OPERATIONS

Bombardier Inc. (“Bombardier”) is a publicly traded company conducting business in the aerospace, transportation, recreational products and financing segments.

Bombardier Recreational Products (“BRP”) was a reportable segment of Bombardier. BRP through its Power Sports, Marine Engines and Utility Vehicles Segments, develops manufactures and sells snowmobiles, watercraft, all-terrain vehicles, outboard engines, sport boats, recreational and small aircraft engines, snow-grooming equipment and multi-purpose tracked vehicles. BRP’s products are sold mainly through an international network of independent dealers, distributors and original equipment manufacturers. BRP manufactures its products, primarily in North America and certain European countries.

2.    BASIS OF PRESENTATION

These Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The Financial Statements as at and for the 321-day period ended December 18, 2003 have been prepared in accordance with Canadian GAAP applicable to interim financial statements and follow the same accounting policies and methods in their application as the most recent annual Financial Statements except for the following:

Deferred production costs:

Manufacturing costs variances that are planned and are expected to be absorbed by the end of the annual period are deferred at interim reporting dates and included in inventory. The amount as at December 18, 2003 is $8.2 million, reducing the finished products.

All disclosures required for annual financial statements have been included in these Financial Statements as at and for the 321-day period ended December 18, 2003.

As further described in note 22, these accounting principles differ in certain respects from those that would have been followed had these Financial Statements been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and the related rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”). The Financial Statements present the historical financial position, results of operations and cash flows of BRP on a carve out basis from Bombardier. BRP’s operations include the recreational products activities carried out as a division of Bombardier as well as those carried out by the following wholly-owned subsidiaries of Bombardier:

Bombardier Recreational Products Australia Pty Limited	Australia
Bombardier-Rotax GmbH & Co. KG (partnership)	Austria
Bombardier Recreational Products Europe N.V.	Belgium
Bombardier Recreational Products Motores Da Amazonia Ltda.	Brazil
Bombardier Recreational Products Brazil Ltda.	Brazil
Bombardier Nordtrac Oy	Finland
Bombardier Recreational Products Asia Limited	Hong Kong
Bombardier Recreational Products Japan Co., Limited	Japan
Bombardier Mexico, S.A. de C.V.	Mexico
Bombardier Nordtrac AS	Norway
Bombardier Nordtrac Aktiebolag	Sweden
Bombardier Direct Corporation	United States
Bombardier Motor Corporation of America	United States

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

2.    BASIS OF PRESENTATION (continued)

All intercompany transactions and balances within BRP have been eliminated on consolidation. Debt or receivables with Bombardier that are evidenced by separate legal contracts or invoices are presented separately in due from and advances to related parties or due to and advances from related parties. Bombardier’s net investment comprises all other intercompany transactions including the accumulated earnings of BRP, contributions by, less distributions to Bombardier and currency translation adjustments. The assets of BRP are available for the debts, contingent liabilities and commitments of Bombardier, and not just for those liabilities presented in the accompanying balance sheets.

In the opinion of Management, these Financial Statements present fairly BRP’s financial position, results of operations and cash flows, including an allocated portion of Bombardier’s corporate office, employee benefit and income tax charges. However, they are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had BRP operated and been financed as a stand alone business or of the future financial position, results of operations and cash flows of BRP.

For purposes of preparing these Financial Statements, Management has made the following cost allocations:

Corporate office charges

Bombardier corporate office charges and other costs, including the costs of its human resource, legal, treasury, insurance, finance, internal audit, strategy and public affairs departments are allocated to its segments mainly based on each segment’s revenues. Management believes that this method provides a reasonable allocation of the costs attributable to BRP.

Employee future benefits

Bombardier sponsors several defined benefit registered and non-registered pension plans and other post-retirement benefit plans for its employees. Certain BRP employees are part of Bombardier plans covering employees of multiple segments (common plans). A portion of the costs of Bombardier’s common plans were allocated to BRP based on a pro-rata share of the plan obligations as at December 31, 2002, except for the amounts related to prior plan improvements specific to BRP employees, which were allocated entirely to BRP. Management believes that this method provides a reasonable allocation of the employee future benefits costs attributable to BRP operations.

Interest

Most of Bombardier’s capitalization requirements have historically been centralized through Bombardier’s head office treasury functions. Given that Bombardier did not specifically borrow to finance BRP’s operations, it is impracticable to distinguish the debt component of BRP’s capital structure. Additionally, as a result of this, no interest was allocated to property, plant and equipment. These Financial Statements assume BRP’s capitalization in the form of equity, and consequently do not include an allocation of Bombardier’s common interest costs.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

2.    BASIS OF PRESENTATION (continued)

Income taxes

Income taxes are calculated as if all of BRP operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction and giving effect to any tax sharing agreements with Bombardier.

3.    SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related amounts of revenues and expenses and, disclosure of contingent assets and liabilities. Significant areas requiring the use of management estimates relate to the determination of fair value of assets acquired and liabilities assumed in business combinations, determination of pension and other employee benefits, net realizable value of inventory, promotion and incentive program accruals, provision for product warranty, reserves for environmental matters, the useful life of assets subject to amortization and evaluation of net recoverable amounts, provisions for income taxes, and the determination of the fair value of financial instruments. Actual results could differ from these estimates, and such differences could be material.

Translation of foreign currencies

Foreign operations are classified as self-sustaining or integrated.

a)    Self-sustaining foreign operations

All assets and liabilities are translated at exchange rates in effect at year end. Revenues and expenses are translated at the average exchange rates for the period. The resulting net gains or losses are part of “Net change in currency translation adjustment” included in Bombardier Inc.’s net investment.

b)    Accounts in foreign currencies

Accounts in foreign currencies, including integrated foreign investees, are translated using the temporal method. Under this method, monetary balance sheet items are translated at the exchange rates in effect at year end and non-monetary items are translated at historical exchange rates. Revenues and expenses (other than depreciation and amortization, which are translated at the same exchange rates as the related assets) are translated at the exchange rates in effect on the transaction dates or at the average exchange rates of the period. Translation gains or losses are included in the statements of operations.

Allowance for doubtful accounts

BRP provides a reserve for doubtful accounts based on historical rates and trends. This reserve is adjusted periodically as information about specific accounts becomes available.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales of account receivables

BRP sells receivables to third parties and affiliated companies. Transfers of accounts receivables are recognized as sales when BRP is deemed to have surrendered control over these assets and consideration other than beneficial interest in the transferred assets was received by BRP. When the transfer is considered a sale, BRP derecognizes all assets sold, recognizes at fair value the assets received and the liabilities incurred and records a gain or loss on the sale. Such gain or loss depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. The retained interest presented in note 4 (c) represents the difference between the carrying value of the receivables transferred to an affiliated company and the proceeds received.

Retained interests are accounted for as investments in accordance with their substance and are included with due from and advances to related parties on the balance sheets. When the carrying value exceeds the fair value of the retained interests accounted for as investments, and the decline in value is other than temporary, the retained interest is written down to the fair value in the same period. The excess of all cash flows attributable to the retained interest estimated at the date of transfer of the receivables over the initial investment is recognized as interest income over the life of the retained interest using the effective yield method.

Inventory valuation

Raw materials and work in process, finished products and parts and accessories are valued at the lower of cost (specific cost, average cost or first-in, first-out) and replacement cost (raw materials) or net realizable value. The cost of work in process and finished products includes the cost of raw materials, direct labor and related manufacturing overhead.

Income taxes

Income taxes are provided for using the liability method. Under this method, deferred income tax assets and liabilities are determined based on all significant differences between the carrying amounts and tax bases of assets and liabilities using substantively enacted tax rates and laws expected to be in effect when the differences reverse.

Property, plant and equipment

Property, plant and equipment are recorded at cost and are depreciated on a straight-line basis over the following estimated useful lives:

Equipment	2 to 15 years
Buildings	10 to 40 years
Tooling	2 to 7 years

Depreciation of assets under construction begins when they are ready for their intended use.

Pre-operating costs

Pre-operating costs are expensed as incurred.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

Development costs

BRP capitalizes development costs on certain projects, mainly for the development of engines, when specific criteria are met and their recovery is reasonably assured. Development costs are amortized from the beginning of commercial production based on the number of units to be delivered over a maximum period of five years. When the criteria which previously justified the deferral of costs is no longer met, the unamortized balance is reduced to its net recoverable amount by way of an additional current period amortization charge. Net recoverable amount is defined as each project’s estimated related future revenues, less estimated production, selling and administrative costs and any additional development costs to be incurred. Research costs are expensed as incurred.

Investments-restricted

Investments-restricted are recorded at cost and consist of securities with various maturities. Reductions in value, other than temporary, are recorded as a charge in the period in which they occur.

Employee future benefits

The cost of pension and other post-retirement benefits earned by employees under Bombardier common plans and separate BRP plans is actuarially determined using the projected benefit method and Management’s best estimate of expected plan investment performance, salary escalation, retirement ages of employees and health care costs. Plan obligations are determined based on expected future benefit payments discounted using current market interest rates and plan assets are presented at fair value. The net actuarial gains and losses over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized to income over the estimated average remaining service life of participants of approximately 16 years.

Patent rights

Patent rights are recorded at cost and are amortized over their estimated useful lives on a straight-line basis over four years. Management assesses the fair value of the patent rights on an annual basis for impairment, in the same manner as disclosed under impairment of long-lived assets.

Revenue recognition

Revenues are recognized when title passes upon delivery of products to customers and collection is reasonably assured. Product returns, within the normal course of business or resulting from repossession under BRP’s customer financing programs, have not been material. BRP provides for estimated cash sales promotions and incentive program expenses, which are recognized as a reduction of revenues at the latter of delivery of products to customers or the announcement of sales promotion and incentive programs.

Sales promotions and incentive programs

BRP prospectively adopted, for sales promotions and incentive programs initiated after February 1, 2002, the requirements of Emerging Issues Task Force (EITF) Issue 01-09 published in November 2001 by the Financial Accounting Standards Board in the United States.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales promotion and incentive programs include dealer and distributor rebates, volume discounts and retail financing programs. Under the new method, BRP generally provides for estimated sales promotion and incentive expenses at the later of revenue recognition or the announcement of sales promotion and incentive programs. Sales promotion and incentive expenses are estimated based on current programs and historical rates for each product line. Actual results may differ from these estimates if market conditions dictate the need to enhance or reduce sales promotion and incentive programs or if the customer usage rate varies from historical trends. Based on the historical experience of BRP, sales promotion and incentive expenses have been within expectations and differences have not been material.

Prior to fiscal year 2003, these sales promotions and incentive programs were provided for at the time that Management determined that the sales promotions and incentive programs were necessary, which was generally before the announcement to customers. Had BRP provided for its sales promotion and incentive programs under its current method, the impact on fiscal years 2003 and 2002 results of operations would have been a decrease in net income of $13.6 million and an increase in net income of $0.8 million respectively. The impact on Bombardier Inc.’s net investment as at February 1, 2001 would have been an increase of $12.8 million.

Cash sales promotions and incentive programs are recorded as reduction of revenues and promotions and incentive programs consisting of free products or services are recorded as cost of sales.

Shipping and handling costs

BRP records shipping and handling costs as a component of cost of sales at the time the product is shipped.

Advertising costs

BRP expenses advertising costs as incurred. Total advertising expense amounted to $69.7 million, $82.7 million, and $70.2 million for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002, respectively.

Dealer holdback programs

BRP provides dealer incentive programs whereby at the time of shipment, BRP invoices an amount to the dealer that is reimbursable upon ultimate sale of the product. BRP records these amounts as a liability on the balance sheets.

Product warranties

BRP provides limited product warranties covering periods from six months to three years for primarily all product lines. However, in certain geographical markets, BRP provides longer warranties as determined by local regulations and market conditions. In addition, BRP provides certain extended product warranties. BRP’s standard warranties allows its customers to repair or replace defective products at the expense of BRP during such warranty period at no cost to the consumer. The warranty provision is established at the time of sale based on Management’s best estimate, using historical rates and trends. Adjustments to the warranty provision are

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

3.    SIGNIFICANT ACCOUNTING POLICIES (continued)

made from time to time as actual claims materialize. Factors that could have an impact on the warranty accrual in any given year include the following: manufacturing quality, shifts in product mix, changes in warranty coverage periods, snowfall and its impact on snowmobile usage, product recalls and any significant changes in sales volume.

Research and development credits

Research and development (R&D) tax credits are deducted from R&D expense for items of an operating nature and are deducted from the related assets for items of a capital nature.

Stock-based compensation and other stock-based payments

Effective February 1, 2002, BRP prospectively adopted the new accounting recommendations published by the Accounting Standards Board relating to stock-based compensation and other stock-based compensation made in exchange for goods and services. The adoption of the new recommendations had no effect on the statements of operations, financial position and cash flows of BRP.

Under Bombardier share option plans, options are granted to key employees and directors to purchase Class B Shares (Subordinate Voting). BRP employees participate in the share option plan for key employees. The issuance of options to BRP employees does not give rise to compensation expense in BRP’s statements of operations. BRP discloses pro forma net income using the fair value based method (see note 12).

BRP’s contributions to the employee share purchase plan of Bombardier are accounted for in the same manner as the related employee payroll costs.

Impairment of long-lived assets

BRP periodically evaluates the carrying value of long-lived assets, to be held and used, including property, plant and equipment and patent rights subject to amortization, when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed using undiscounted future net cash flows that are directly associated with the asset’s use and eventual disposition. The amount of the impairment, if any, is measured as the difference between the carrying value and the fair value of the impaired assets and presented as an additional current period depreciation and amortization charge.

Environmental obligations

Liabilities are recorded when environmental claims or remedial efforts are probable, and the costs can be reasonably estimated. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to future revenue generation, are expensed.

Derivative financial instruments

Bombardier enters into foreign exchange contracts on behalf of BRP to mitigate foreign currency risks and exposures in connection with future transactions of BRP. These foreign exchange contracts are presented in these Financial Statements as if BRP was the counterparty. Gains and losses on foreign exchange contracts are deferred and included in the measurement of the related foreign currency transactions.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

4.    RELATED PARTY TRANSACTIONS

BRP is a party to various related party transactions carried out in the normal course of business. In addition to other related party transactions disclosed elsewhere in the Financial Statements, related party transactions are described below. All transactions are measured at their exchange amount. The method used for parent company allocations is described in note 2.

a)     Parent company allocations

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Allocation of corporate office charges	$12.6	$11.3	$12.1
Allocation of employee future benefits costs	21.1	16.3	11.2

	$33.7	$27.6	$23.3

Corporate office charges are included in general and administrative expenses. Employee future benefits costs are allocated to the same line items as the respective salary expense.

b)    Intercompany transactions

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Insurance charges	$6.8	$6.5	$6.3
Fees in connection with floorplan financing	23.6	25.8	25.5
Loss in connection with sales of receivables	2.4	5.3	5.9
Rental expense	2.5	4.1	2.8
Other	0.9	0.9	0.6

	$36.2	$42.6	$41.1

•	Bombardier negotiates and enters into insurance contracts with insurers with respect to various risks. It then charges BRP for its portion of these costs. These amounts are mainly included in general and administrative expenses.

•	Bombardier Capital (BC) provides floorplan financing in connection with the sale of BRP products. BRP pays financing charges as a sales incentive for a pre-determined period on behalf of some of its customers to BC. These sales incentives include interest and other costs and are presented as a reduction of revenues. In the event of dealer default, BC may require BRP to repurchase new and unused products at the total unpaid principal balance due to BC. Any loss on the resale of the repurchased products is the responsibility of BRP. No material losses have been incurred under this agreement during the periods presented. The total amount of floorplan financing provided was $1.2 billion for the 321-day period ended December 18, 2003 ($1.5 billion for the year ended January 31, 2003 and $1.3 billion for the year ended January 31, 2002). The amounts outstanding as at December 18, 2003 and at January 31, 2003 were $761.3 million and $928.1 million, respectively.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

4.    RELATED PARTY TRANSACTIONS (continued)

•	The total amount of receivables sold was $379.8 million for the 321-day period ended December 18, 2003 ($555.1 million for the year ended January 31, 2003 and $373.3 million for the year ended January 31, 2002) of which the amounts outstanding as at December 18, 2003 and January 31, 2003 were $74.1 million and $147.0 million, respectively. A portion of the amount of receivables sold are subject to the repurchase of new and unused products at the total unpaid principal balance due to BC, in the event of dealer default. The amount outstanding subject to repurchase as at December 18, 2003 and January 31, 2003 totalled $74.1 million and $87.6 million, respectively. The loss in connection with sales of receivables are included in the cost of sales.

•	BRP is also renting a building from Bombardier Trust and equipment from BC. The rental expense is included in general and administrative for the building and in cost of sales for the equipment expenses on the statements of operations.

c)    Due from and advances to related parties

	December 18, 2003	January 31, 2003
Advances – Affiliated	$—	$37.5
Investment in retained interest in sales of transferred receivables	—	24.4
Other	34.9	11.4

	$34.9	$73.3

The advances include only the advances provided under separate legal agreements with wholly-owned subsidiaries of Bombardier. They are repayable on demand and the weighted average interest rates was 3.2% as at January 31, 2003.

Other amounts due from and advances to related parties are generally provided in connection with normal business operations and are generally short-term in nature.

d)    Due to and advances from related parties

	December 18, 2003	January 31, 2003
Advances – Parent	$—	$34.5
Advances – Affiliated	59.7	195.6
Other	7.2	21.0

	$66.9	$251.1

Advances from parent and affiliated companies include the advances received under separate legal agreements with wholly-owned subsidiaries of Bombardier and are not representative of the total funding provided by Bombardier. While these advances were generally provided for investment and working capital purposes, they are included in current liabilities in accordance with the terms of these agreements. The variation in these advances is presented under Financing activities in the statements of cash flows.

The weighted average interest rates on the advances from parent and affiliated companies were 1.7% as at December 18, 2003 and January 31, 2003.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

4.    RELATED PARTY TRANSACTIONS (continued)

Other amounts due to and advances from related parties are generally provided in connection with normal business operations and are generally short-term in nature.

e)    Treasury function

Bombardier performs centralized treasury functions whereby cash balances are generally transferred on a daily basis to Bombardier. Bombardier issued letters of credit on behalf of BRP totalling $54.5 as at December 18, 2003 ($35.5 million as at January 31, 2003). Bombardier’s bank and bond indebtedness is procured on an unsecured basis with negative pledge prohibitions that do not permit an encumbrance of its assets.

f)    Sales of snow grooming equipment

BRP sells snow grooming equipment to BC, who in turn leases it to the ultimate customer [see note 19]. Total sales of snow grooming equipment to BC for the 321-day period ended December 18, 2003 and for fiscal years 2003 and 2002 were $15.3 million, $19.7 million and $25.1 million, respectively.

5.    BUSINESS ACQUISITIONS

Outboard Marine Corporation

On March 9, 2001, BRP acquired most of the net assets of the U.S. operations of Outboard Marine Corporation (OMC) for a cash consideration of US$53.8 million ($83.3 million), before acquisition costs of $3.8 million. These assets included the Johnson and Evinrude outboard marine engine brands and Ficht fuel-injection technology. During fiscal year 2002, BRP also acquired, for a cash consideration of $34.3 million, certain net assets relating to a portion of the international business of OMC and net assets in relation to a research and development center for a cash consideration of $15.4 million.

These acquisitions have been recorded under the purchase method of accounting and the related operating results are combined as of the respective acquisition dates.

Total net assets acquired at fair value
Receivables	$10.0
Inventories	88.4
Property, plant and equipment	112.0

210.4
Accounts payable and accrued liabilities	(73.6)

Purchase consideration	$136.8

6.    RECEIVABLES

a)    Sales of receivables

In addition to the intercompany transactions disclosed in note 4, BRP also sells receivables to third parties. The fair value of the receivables sold approximates their carrying value at the time of sale. The total

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

6.    RECEIVABLES (continued)

amount of receivables sold to third parties was $201.0 million for the 321-day period ended December 18, 2003 ($150.0 million and $128.8 million for the years ended January 31, 2003 and January 31, 2002, respectively). The amounts outstanding as at December 18, 2003 and January 31, 2003 were $53.8 million and $63.6 million, respectively. A portion of the amount of receivables sold are subject to the repurchase of new and unused products, in the event of dealer default, at the total unpaid principal balance due. The amount outstanding subject to repurchase as at December 18, 2003 totaled $20.8 million and $33.1 million as at January 31, 2003.

b)    Allowance for doubtful accounts

The change in BRP’s allowance for doubtful accounts is as follows:

	321-day period ended December 18, 2003	Year ended January 31, 2003
Balance at beginning of period	$7.6	$10.1
Bad debt expense	3.2	0.1
Uncollectible accounts written-off, net of recovery	(6.2)	(1.6)
Change in estimate	—	(0.8)
Effect of foreign currency exchange rate changes	(0.6)	(0.2)

Balance at end of period	$4.0	$7.6

7.    INVENTORIES

	December 18, 2003	January 31, 2003
Raw materials and work in process	$167.0	$141.0
Finished products	152.7	113.0
Parts and accessories	87.0	86.9

	$406.7	$340.9

8.    PROPERTY, PLANT AND EQUIPMENT

	December 18, 2003			January 31, 2003
	Cost	Accumulated depreciation	Net book value	Cost	Accumulated depreciation	Net book value
Equipment	$494.7	$320.0	$174.7	$528.7	$314.2	$214.5
Tooling	214.9	116.8	98.1	199.9	97.5	102.4
Buildings	206.8	84.5	122.3	198.6	80.0	118.6
Land	29.3	—	29.3	28.7	—	28.7

	$945.7	$521.3	$424.4	$955.9	$491.7	$464.2

Included in the above are assets under construction amounting to $11.6 million as at December 18, 2003 ($10.9 million as at January 31, 2003). Depreciation of property, plant and equipment for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002 was $86.4 million, $91.6 million and $66.6 million, respectively.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

9.    OTHER LONG-TERM ASSETS

	December 18, 2003	January 31, 2003
Development costs	$40.3	$37.9
Investments – restricted [1]	12.6	12.6
Patent rights	6.2	8.9
Accrued benefit asset	1.2	2.8
Other	4.2	3.8

	$64.5	$66.0

[1]	Investments can only be used for severance payments and pension costs associated with Bombardier-Rotax GmbH & Co. KG pension plans, and are not available for general corporate use and are, therefore, classified as restricted long-term assets which are designated as held to maturity.

Amortization of development costs for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002 was $2.5 million, $2.7 million and $2.2 million, respectively. Amortization of patent rights for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002 was $2.7 million, $3.1 million and nil, respectively.

10.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 18, 2003	January 31, 2003
Accounts payable	$295.2	$338.7
Accrued liabilities	67.0	61.7
Payroll related liabilities	54.3	58.5
Warranty provision	78.0	72.1
Sales promotions and incentive programs	51.8	48.8
Dealer holdback programs	26.2	34.0
Deferred foreign exchange gain on forward contracts [note 17]	7.4	—

	$579.9	$613.8

The change in BRP’s accrued warranty provision is as follows:

	321-day period ended December 18, 2003	Year ended January 31, 2003
Balance at beginning of period	$72.1	$104.2
Expensed during the period	36.1	41.6
Change in estimate	15.2	(31.3)
Claims paid during the period	(41.1)	(46.6)
Effect of foreign currency exchange rate changes	(4.3)	4.2

Provision at end of period	$78.0	$72.1

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

11.    LONG-TERM DEBT

BRP’s long-term debt and average rates and maturities are as follows:

	December 18, 2003		January 31, 2003
	$	Average Rate	$	Average Rate
Euro-denominated debt	1.9	5.2%	3.5	5.0%
U.S. denominated debt	2.0	2.0%	—	—

	3.9		3.5
Current portion	(1.4)		(1.7)

Long-term portion	2.5		1.8

The repayment requirements on the long-term debt for the next five years ended January 31, are as follows:

$
2004 (from December 19, 2003 to January 31, 2005)	1.4
Thereafter 2008	2.5

3.9

12.    SHARE-BASED PLANS

Employee share purchase plan

Under the Employee Share Purchase Plan of Bombardier, employees of BRP may set aside funds through payroll deductions up to a maximum of 20% of their base salary to a yearly maximum of $30,000 per employee. BRP’s contributions to the plan are paid to Bombardier at an amount equal to 20% of the employees’ contributions and are expensed as incurred in the same manner as the related employee payroll costs. The contributions are used to purchase Bombardier’s Class B Shares (Subordinate Voting) in the open market. BRP’s contributions to the plan for the 321-day period ended December 18, 2003 amounted to $0.9 million ($1.4 million for the year ended January 31, 2003 and $1.5 million for the year ended January 31, 2002).

Share option plans

Under Bombardier share option plans, options were granted to key employees and directors to purchase Class B Shares (Subordinate Voting) of Bombardier. The exercise price is equal to the average of the closing prices on the stock exchange during the five trading days preceding the date on which the option was granted. These options vest at 25% per year during a period commencing two years following the grant date. The options terminate no later than 10 years after the grant date.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

12.    SHARE-BASED PLANS (continued)

The summarized information on options issued and outstanding and exercisable with respect to BRP employees as at December 18, 2003 is as follows:

Issued and outstanding				Exercisable
Exercise price range	Number of options	Average remaining life (years)	Average exercise price	Number of options	Average exercise price
$0 to $5	366,666	2.01	4.75	366,666	4.75
$6 to $10	1,266,000	4.75	9.48	856,125	9.01
$11 to $15	367,500	8.14	14.38	10,000	11.00
$16 to $20	848,000	6.82	19.31	136,750	18.84
$21 to $25	269,250	7.17	23.02	9,813	24.84

	3,117,416			1,379,354

The number of options has varied as follows:

	December 18, 2003		January 31, 2003
	Number of options	Average exercise price	Number of options	Average exercise price
Balance at beginning of period	3,336,416	$13.22	3,152,666	$12.75
Granted	—	—	395,000	14.58
Transferred from (to) another reportable segment of Bombardier	—	—	(78,750)	13.37
Exercised	—	—	(80,000)	2.64
Cancelled	(219,000)	14.24	(52,500)	14.83

Balance at end of period	3,117,416	13.15	3,336,416	$13.22

Options exercisable at end of period	1,379,354	8.98	1,531,604	$8.86

There were no options granted during the 321-day period ended December 18, 2003.

The weighted average grant date fair value of options granted during the year ended January 31, 2003, amounted to $5.13 per option. The fair value of each option granted was determined using the Black-Scholes option pricing model and the following weighted average assumptions:

Risk-free interest rate	5.43%
Expected life	6 years
Expected volatility in the market price of the shares	28.3%
Expected dividend yield	0.90%

If the share options granted in the year January 31, 2003 under the plan had been accounted for based on the fair value method using the Black-Scholes option pricing model, net income for the 321-day period ended December 18, 2003 would have decreased by $0.6 million. The pro forma figures do not give effect to the stock options granted prior to February 1, 2003.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

13.    RESEARCH AND DEVELOPMENT EXPENSES

R&D expenses are presented net of R&D tax credits and other government assistance of $13.7 million, $16.8 million and $12.7 million for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002, respectively.

14.    NET INTEREST EXPENSE AND OTHER

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Interest on long-term debt	$0.2	$0.1	$0.3
Advances from related parties	2.7	4.4	4.7
Other	0.3	0.4	(0.9)

	$3.2	$4.9	$4.1

15.    INCOME TAXES

The reconciliation of income taxes computed at the Canadian statutory rates to income tax expense was as follows:

	321-day period ended December 18, 2003		Year ended January 31, 2003		Year ended January 31, 2002
	$	%	$	%	$	%
Income taxes calculated at statutory rates	15.1	33.2	58.0	35.2	33.6	37.2
Increase (decrease) resulting from:
Manufacturing and processing credit	(0.5)		(2.9)		(3.4)
Income tax rates differential of foreign subsidiaries	(3.3)		0.6		(3.6)
Non-recognition of tax benefits related to foreign subsidiaries losses and temporary differences	0.3		0.8		1.4
Recognition of previously unrecorded tax benefits	—		(0.9)		—
Tax-exempt items	2.1		(2.6)		(1.0)
Other	1.6		(2.9)		(3.3)

Income tax expense	15.3	33.6	50.1	30.4	23.7	26.2

Details of income tax expense are as follows:

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Current income tax expense	$14.9	$8.7	$78.1

Deferred income tax expense (recovery)
Temporary differences	0.1	42.2	(54.8)
Effect of income tax rate changes	0.3	0.1	0.4
Recognition of previously unrecorded tax benefits	—	(0.9)	—

	0.4	41.4	(54.4)

Income tax expense	$15.3	$50.1	$23.7

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

15.    INCOME TAXES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of BRP’s deferred income tax asset (liability) as at December 18, 2003 and as at January 31, 2003 are as follows:

	December 18, 2003	January 31, 2003
Warranty and other provisions	$55.5	$56.6
Loss carry-forwards	22.7	28.0
Accrued benefit liability	9.7	14.6
Inventories	14.8	19.1
Property, plant and equipment	(23.4)	(35.5)
Other long-term assets	(3.0)	5.0
Other	(1.2)	(5.4)

	75.1	82.4
Valuation allowance	(1.6)	(1.3)

Net amount	$73.5	$81.1

Income taxes payable by separate tax-paying legal entities have been presented as a liability in the balance sheets. Income taxes payable with respect to other components which were not separate tax paying legal entities have been included in Bombardier Inc.’s net investment or due to and advances from related parties.

Losses carried forward and other temporary differences, which are available to reduce future taxable income for which no related income tax benefits have been recognized, amounted to $5.4 million as at December 18, 2003 ($3.4 million as at January 31, 2003, $3.7 million as at January 31, 2002,) and have no specified expiry dates.

Undistributed earnings of BRP’s foreign operations are considered to be indefinitely reinvested and, accordingly, no provision for income taxes has been provided thereon. Upon distribution of these earnings in the form of dividends or otherwise to Bombardier, BRP may be subject to withholding taxes.

Deferred income taxes have not been provided for the undistributed earnings of foreign subsidiaries as of December 18, 2003 and January 31, 2003 because such earnings will either not be subject to any such taxes or intended to be indefinitely reinvested in those operations. It is not practicable to estimate the amount of the unrecognized deferred tax liabilities for these undistributed earnings.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

16.    SUPPLEMENTAL DISCLOSURE TO THE STATEMENTS OF CASH FLOWS

The net changes in non-cash working capital balances related to operations were as follows:

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
Receivables	$(92.0)	$(5.3)	$(19.6)
Due (to) from related parties	(14.6)	(59.5)	52.2
Inventories	(76.9)	45.4	(34.8)
Prepaid expenses	(0.3)	(1.4)	(4.3)
Accounts payable and accrued liabilities	(21.9)	(18.4)	114.4
Income taxes payable	0.1	2.8	(20.3)
Employee future benefits	0.4	2.9	0.6

	$(205.2)	$(33.5)	$88.2

Non-cash transactions

Transfer of receivables in exchange of investment in retained interests of transferred receivables of $24.4 for the year ended January 31, 2003 [see note 4 (c)].

17.    FINANCIAL INSTRUMENTS

Foreign exchange risks

BRP uses derivative financial instruments to manage foreign currency risks and exposures. BRP does not trade in derivatives for speculative purposes.

Foreign exchange contracts

Bombardier entered into foreign exchange contracts on behalf of BRP to hedge future cash flows of BRP, in various currencies whereby it sells or buys specific amounts of currencies at predetermined dates and exchange rates. These contracts are matched with anticipated operational cash flows in various currencies, the amounts of which are estimated based on orders from customers, current conditions in BRP’s markets and past experience.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

17.    FINANCIAL INSTRUMENTS (continued)

The following table sets out the significant notional amounts outstanding under foreign exchange contracts, the average contractual exchange rates and the settlement periods of these contracts.

	December 18, 2003		January 31, 2003		January 31, 2002
	Average rate	Notional amount	Average rate	Notional amount	Average rate	Notional amount
Sell contracts (sell currency / buy currency):
USD / CDN $
Less than 1 year	1.47	$176.5	1.58	$334.0	1.51	$244.0
Between 1 and 2 years	—	—	—	—	1.58	280.0

CDN $ / EURO
Less than 1 year	0.64	$20.4	—	—	—	—

NOK / EURO
Less than 1 year	0.12	$35.3	0.12	$75.9	—	—

AUD / USD
Less than 1 year	0.68	$40.5	—	—	—	—
Between 1 and 2 years	0.67	$6.0	—	—	—	—

Buy contracts (buy currency / sell currency):
USD / CDN $
Less than 1 year	1.32	$15.0	—	—	—	—

Bombardier, on behalf of BRP entered into “buy” forward exchange contracts following management’s decision during September 2003 to postpone from the fourth quarter of fiscal year 2004, a portion of the planned units of watercraft’s production until the first quarter of fiscal year 2005. These “buy” forward exchange contracts were taken by BRP to hedge currency risk resulting from certain “sell” forward exchange contracts outstanding as at September 30, 2003, which were originally taken by BRP to hedge the expected future operational net cash flows associated with a portion of the planned watercraft’s production of the fourth quarter of fiscal year 2004.

As at September 30, 2003, BRP terminated designating as effective certain “sell” forward exchange contracts since they were related to the decision of postponing a portion of the watercraft’s production from the fourth quarter of fiscal year 2004 to the first quarter of fiscal year 2005. In connection with the termination of this hedging relationship, the hedge accounting related to those “sell” forward exchange contracts was not applied subsequently. However, as at September 30, 2003 BRP marked-to-market those “sell” forward exchange contracts that were designated in relation with the portion of the postponed watercraft’s production on their balance sheet creating derivative financial assets of $7.4 million. As at September 30, 2003 the gain related to the derivative financial assets of $7.4 million was recorded as a deferred foreign exchange gain. The deferred foreign gain of $7.4 million is included in the accounts payable and accrued liabilities [note 10]. The deferred foreign exchange gain will be deferred until the expected future operational cash flows of the postponed watercraft’s production will be realized in the first quarter of fiscal year 2005.

As at December 18, 2003 the outstanding “buy” and “sell” foreign exchange contracts for which hedging accounting did not apply since September 30, 2003, were marked-to-market. The above derivative financial instruments was recorded as an asset and was included as current assets on the balance sheet.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

17.    FINANCIAL INSTRUMENTS (continued)

Fair value of financial instruments

Cash, receivables, due from and advances to related parties, accounts payable and accrued liabilities, income taxes payable and due to and advances from related parties

The carrying amounts reported on the balance sheets approximate the fair values of these items due to their short-term nature.

Restricted investments

The carrying amount of restricted investments approximates its fair value, which are estimated using public quotations, when available, or discounted cash flow analyses, using interest rates applicable for assets with similar terms.

Long-term debt

The fair values of long-term debt are determined by discounting the future contractual cash flows anticipated pursuant to the financial contracts in force using discount rates which represent the interest rates on loans of which BRP could avail itself for loans having similar terms and conditions. The carrying amount of long-term debt approximates their fair value.

Foreign exchange contracts

The fair values generally reflect the estimated amounts that BRP would receive upon the settlement of favourable contracts or be required to pay to terminate unfavourable contracts at the reporting dates. Investment dealers’ quotes or quotes from BRP’s bankers are available for all of the foreign exchange contracts.

	December 18, 2003	January 31, 2003	January 31, 2002
Fair values of foreign exchange contracts
Favourable	$25.9	$11.2	$0.9
Unfavourable	$3.0	$0.1	$21.5

An amount of $4.6 million is included in accounts payable and accrued liabilities as at December 18, 2003, resulting from the operational cash flows in various currencies being hedged [nil as at January 31, 2003 and 2002].

An amount of $4.1 million is included in current assets on the balance sheet as at December 18, 2003, representing the fair value of the derivative financial asset not designated as hedges.

Credit risk

In addition to the credit risk described elsewhere in these Financial Statements, Bombardier is subject to risk related to the off-balance sheet nature of derivative financial instruments, whereby counterparty failure would result in economic losses on favourable contracts. However, the counterparties to these derivative financial instruments are major financial institutions which Bombardier anticipates will satisfy their obligations under the contracts.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

17.    FINANCIAL INSTRUMENTS (continued)

BRP considers that its credit risk associated with its receivables did not represent a significant concentration of credit risk at December 18, 2003 and January31, 2003, due to the large number of customers and their dispersion across many geographic areas.

18.    EMPLOYEE FUTURE BENEFITS

BRP maintains non-contributory defined benefits plans that provide for pension, other post-retirement and post-employment benefits, and also makes contributions to defined contribution retirement plans.

Defined benefits plans

The significant actuarial assumptions adopted to determine BRP’s projected benefit obligation are as follow (weighted-average assumptions as at the December 18, 2003 and December 31, 2002 for the year ended January 31 2003):

	December 18, 2003		January 31, 2003		January 31, 2002
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Actuarial assumptions
Discount rate	5.84%	6.00%	6.25%	6.50%	6.39%	6.50%
Expected long-term rate of return on plan assets	7.36%	—	7.85%	—	7.92%	—
Rate of compensation increase	3.89%	4.00%	4.07%	4.25%	4.12%	4.25%
Health care and other benefits cost trend	—	5.50%	—	5.50%	—	5.50%

The health care costs were assumed to increase to 9.5% in fiscal year 2005 and are expected to gradually decline to 5.5% in fiscal year 2007, remaining at that level thereafter. Other benefit costs were assumed to increase at the same rate as price inflation.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

18.    EMPLOYEE FUTURE BENEFITS (continued)

The following tables provide a reconciliation of the changes in BRP’s plans’ projected benefit obligation and fair value of assets and a statement of the funded status as at December 31 (measurement date). The information for Bombardier common plans has been allocated to BRP based on a pro-rata of the plan obligation as at December 31, 2002, except for the amounts related to prior plan improvements specific to BRP employees which were allocated entirely to BRP:

	December 18, 2003		January 31, 2003
	Pension benefits	Other benefits	Pension benefits	Other benefits
Projected benefit obligation
Obligation at beginning of period	$268.0	$7.8	$202.6	$5.4
Current service cost	17.5	0.5	13.2	0.4
Interest cost	16.5	0.6	15.4	0.5
Plan amendments	—	—	16.2	—
Actuarial loss	12.7	3.3	17.8	1.7
Benefits paid	(11.0)	(0.2)	(6.7)	(0.2)
Effect of foreign currency exchange rate changes	(2.1)	—	9.5	—

Projected benefit obligation at end of period	$301.6	$12.0	$268.0	$7.8

Plan assets
Fair value at beginning of period	$104.0	$—	$104.2	$—
Actual return on plan assets	5.7	—	(11.8)	—
Employer contributions	26.9	—	18.6	—
Benefits paid	(11.0)	—	(6.7)	—
Effect of foreign currency exchange rate changes	(0.9)	—	(0.3)	—

Fair value at end of period	$124.7	$—	$104.0	$—

Funded status
Plan deficit	$(176.9)	$(12.0)	$(164.0)	$(7.8)
Unrecognized amounts	112.9 [1]	6.1	99.6 [1]	2.9

Net recognized amount	$(64.0)	$(5.9)	$(64.4)	$(4.9)

[1]	Includes $96.6 million of actuarial loss for the 321-day period ended December 18, 2003 ($82.2 million for fiscal year 2003) and $16.3 million of prior service costs for the 321-day period ended December 18, 2003 ($17.4 million for fiscal year 2003).

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

18.    EMPLOYEE FUTURE BENEFITS (continued)

The following table provides the amounts recognized on the balance sheets as at:

	December 18, 2003		January 31, 2003
	Pension benefits	Other benefits	Pension benefits	Other benefits
Amounts recognized
Accrued benefit asset	$1.2	$—	$2.8	$—
Accrued benefit liability	(65.2)	(5.9)	(67.2)	(4.9)

	(64.0)	(5.9)	$(64.4)	$(4.9)

The projected benefit obligation and fair value of plan assets for pension plans with projected benefit obligations in excess of plan assets were $301.6 million and $124.7 million respectively, as at December 18, 2003 ($267.9 million and $103.9 million as at January 31, 2003 respectively). BRP’s plans for post-retirement benefits other than pensions are all unfunded.

The following table provides components of the net benefit plan cost for the 321-day period ended December 18, 2003 and for the years ended January 31:

	321-day period ended December 18, 2003		Year ended January 31, 2003		Year ended January 31, 2002
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Net benefit plan cost
Current service cost	$15.9	$0.4	$13.2	$0.4	$10.8	$0.3
Interest cost	15.1	0.6	15.4	0.5	12.4	0.4
Expected return on plan assets	(8.8)	—	(9.7)	—	(8.9)	—
Amortization of prior service costs	1.0	—	1.2	—	0.2	—
Amortization of net actuarial loss	1.8	0.2	0.9	0.1	—	—

Net benefit plan cost	$25.0	$1.2	$21.0	$1.0	$14.5	$0.7

Defined contribution plans

BRP’s contributions under defined contribution plans totaled $2.0 million, $2.7 million and $2.0 million for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002, respectively.

19.    COMMITMENTS AND CONTINGENCIES

In addition to the commitments and contingencies described elsewhere in these Financial Statements, BRP is subject to the following (all amounts presented are undiscounted):

a)    Operating leases

BRP leases buildings and equipment under operating leases. The rent expense under all lease agreements, including intercompany transactions disclosed in note 4 (b), was $17.3 million, $19.7 million and

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

19.    COMMITMENTS AND CONTINGENCIES (continued)

$18.5 million for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002, respectively. The related minimum lease payments and residual value guarantees (including $8.9 million to related parties) for the next five years are as follows:

	Buildings and equipment	Residual value guarantees	Total
2005 (from December 19, 2003 to January 31, 2005)	$15.0	$2.0	$17.0
2006	5.9	1.3	7.2
2007	2.8	0.2	3.0
2008	1.8	—	1.8
2009	1.7	—	1.7

	$27.2	$3.5	$30.7

b)    Floor Financing

In addition to the floorplan financing described in note 4 (b), BRP has other floorplan financing agreements with third parties. Similar conditions of repurchase for new and unused products at the dealer’s total unpaid principal balance to the financing company, in the event of dealer default, apply to these agreements. Any loss on the resale of the repurchased products is the responsibility of BRP. No material losses have been incurred under these agreements by BRP. Outstanding floorplan financing between BRP’s dealers and the respective financing companies as at December 18, 2003 and as at January 31, 2003 totaled $35.8 million and $31.0 million, respectively.

c)    Sale of receivables

As disclosed in notes 4 and 5, BRP sells certain of its receivables. A portion of the receivables sold are subject to the repurchase of new and unused products at the total unpaid principal balance due, in the event of dealer default. Any loss on the resale of the repurchased products is the responsibility of BRP. No material losses have been incurred under these agreements by BRP. The amounts outstanding subject to repurchase as at December 18, 2003 and January 31, 2003 were $94.9 million and $120.7 million, respectively.

d)    Purchase agreement

In the normal course of its business, the Company entered into a purchase agreement with a Japanese marine engine manufacturer whereby it must buy a certain number of units of marine engines with an annual minimum purchase requirement for each year through August 31, 2006. Using the purchase price paid during the period ended December 18, 2003, the minimum purchase commitment would be $7.6 million for each year for the next two years.

e)    Other guarantees

In connection with the sale of certain products, BRP provides credit and residual value guarantees on sales to affiliated companies. The maximum risk as at December 18, 2003 from these guarantees, maturing in different periods up to 2009, totalled $5.3 million. In addition, in connection with a lease agreement, BRP provided a residual value guarantee totalling $2.4 million. The residual value guarantee is exercisable between December 2003 and January 2006.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

19.    COMMITMENTS AND CONTINGENCIES (continued)

f)    Litigation

BRP is subject to product liability claims in the normal course of business. Any potential BRP liability regarding product liability claims is limited to a maximum of $250,000 per claim [$100,000 prior to June 30, 2000], and any excess liability is covered by Bombardier up to a certain amount and insurance companies under Bombardier policies for the rest, excluding punitive damages, which are generally not insurable.

In addition, BRP has two patent infringement cases outstanding as well as one complaint for alleged infringement of a trademark. BRP also has various other cases outstanding mainly for commercial disputes with terminated dealers and minor disputes with customers.

BRP intends to vigorously defend its position in these matters. Management believes BRP has recorded adequate provisions to cover potential losses and amounts not recoverable under insurance coverage, if any, in relation to these legal actions. While the final outcome with respect to actions outstanding or pending as at December 18, 2003 cannot be predicted with certainty, it is Management’s opinion that their resolution will not have material adverse effects on BRP’s financial position, results of operations, or cash flows.

20.    CURRENCY TRANSLATION ADJUSTMENT

Unrealized currency translation adjustments, which arise on the translation to Canadian dollars of assets and liabilities of BRP’s self-sustaining foreign operations, resulted in a net change in the currency translation adjustment of $9.6 million, $18.0 million and $1.6 million for the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and January 31, 2002, respectively. The currency translation adjustment is presented as part of Bombardier Inc.’s net investment.

The 321-day period ended December 18, 2003 and the year ended January 31, 2003 net change resulted primarily from the strengthening of the Euro against the Canadian dollar and the year ended January 2002 net change resulted primarily from the strengthening of the U.S. dollar against the Canadian dollar.

21.    SEGMENT DISCLOSURE

BRP operates in the three reportable segments described below. Each reportable segment offers different products and services and requires different technology and marketing strategies.

The Power Sports segment designs, develops, manufactures and sells snowmobiles, watercraft, all-terrain vehicles, sport boats and Rotax engines. Power Sports products are sold mainly through an international network of independent dealers and distributors. The manufacturing plants are located primarily in Canada, the United States, Austria and Finland.

The Marine Engine segment designs, develops, manufactures and sells outboard engines available across three technologies: 2-stroke carburated, 2-stroke direct injection and 4-stroke technology. Marine Engine products are sold directly to boat builders or through an international network of independent dealers and distributors. The Marine Engine manufacturing plants are located primarily in the United States and Mexico.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

21.    SEGMENT DISCLOSURE (continued)

The Utility Vehicles segment designs, develops, manufactures and sells tracked vehicles for alpine and nordic grooming, snowmobile trail grooming, sidewalk snow removal and rough terrain transport. Such vehicles are sold directly to ski hill operators, governments and through an independent distributor network. The Utility Vehicles manufacturing plant is located in Canada.

The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies, except for employee future benefits. The cost of employee future benefits allocated to each reportable segment is based on a percentage of payroll which approximates the current service cost component. Management evaluates performance based on operating profit. Operating profit does not include allocated Corporate office charges for administrative functions as well as interest and income taxes. Intersegment services are accounted for at the exchange amount which management believes reflects current market prices as if the services were provided to third parties.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

21.    SEGMENT DISCLOSURE (continued)

Net segment assets exclude cash, due from and advances to related parties related to financing activities, deferred income taxes and accrued benefit asset, and are net of accounts payable and accrued liabilities and other accrued benefit liability.

	Combined			Power Sports			Marine Engine			Utility Vehicles
	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
	$	$	$	$	$	$	$	$	$	$	$	$
External revenues	2,147.1	2,476.3	2,020.0	1,593.1	1,819.9	1,638.8	482.5	563.5	289.4	71.5	92.9	91.8
Intersegment revenues	—	—	—	18.0	14.1	6.8	15.5	16.4	3.9	0.2		—

Segment revenues	2,147.1	2,476.3	2,020.0	1,611.1	1,834.0	1,645.6	498.0	579.9	293.3	71.7	92.9	91.8

Cost of sales and operating expenses	1,976.7	2,180.1	1,838.9	1,450.1	1,579.5	1,477.4	493.3	541.0	285.5	67.0	90.1	86.7
Depreciation and amortization	91.6	97.4	69.8	71.1	71.5	57.4	19.6	24.8	11.2	0.9	1.1	1.2

	2,068.3	2,277.5	1,908.7	1,521.2	1,651.0	1,534.8	512.9	565.8	296.7	67.9	91.2	87.9

Segment operating profit (loss)	78.8	198.8	111.3	89.9	183.0	110.8	(14.9)	14.1	(3.4)	3.8	1.7	3.9
Corporate and other	30.1	29.0	16.9

Operating profit	48.7	169.8	94.4

Net interest expense and other	3.2	4.9	4.1

Income before income taxes	45.5	164.9	90.3

Net segment assets	488.3	321.2	326.9	280.3	107.7	163.4	190.2	193.4	134.4	17.8	20.1	29.1
Net corporate office assets and other	21.0	25.4	17.0
Due from and advances to related parties	11.0	57.4	28.0
Accounts payable and accrued liabilities	579.9	613.8	605.7
Deferred income taxes	88.1	88.4	133.1
Cash	140.2	28.7	17.0

Total assets	1,328.5	1,134.9	1,127.7

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

21.    SEGMENT DISCLOSURE (continued)

	Additions to property, plant and equipment
	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
	$	$	$
Power Sports	61.6	75.7	97.5
Marine Engine	11.5	20.9	94.9
Utility Vehicles	0.6	0.4	0.5
Corporate and other	0.1	0.7	1.8

	73.8	97.7	194.7

Geographic information:

	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002	321-day period ended December 18, 2003	Year ended January 31, 2003	Year ended January 31, 2002
		Revenues		Property, plant and equipment and patent rights
United States	$1,228.8	$1,449.9	$1,219.9	$165.1	$200.2	$223.7
Canada	385.0	431.4	324.3	130.8	132.8	125.6
Italy	92.1	114.2	110.8	—	—	—
Germany	44.4	69.9	60.0	—	—	—
Australia	44.5	48.6	23.4	0.3	0.3	0.3
Sweden	42.3	45.9	31.1	0.1	—	—
Spain	33.2	42.9	24.6	—	—	—
France	35.4	37.4	23.5	—	—	—
Finland	35.6	33.0	21.0	7.7	6.4	5.9
Norway	25.8	32.6	23.9	—	—	—
Japan	20.6	19.6	23.0	0.3	0.3	0.3
Austria	15.0	19.2	13.4	118.9	123.6	88.4
Other – Americas	42.8	47.7	38.9	6.1	7.0	9.0
Other	101.6	84.0	82.2	1.3	2.5	3.1

	$2,147.1	$2,476.3	$2,020.0	$430.6	$473.1	$456.3

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

22.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Financial Statements have been prepared in accordance with Canadian GAAP which differs in certain respects from US GAAP. The following tables present a summary of the material adjustments and additional disclosures to BRP’s financial statements that would be required in order to conform with US GAAP and the related rules regulations adopted by the SEC.

Statements of income and comprehensive income	321-day period ended December 18, 2003	January 31, 2003	January 31, 2002
Net income in accordance with Canadian GAAP	$30.2	$114.8	$66.6
Development costs (a)	(2.2)	(5.9)	(7.3)
Employee future benefits (b)	(0.4)	(0.9)	(0.5)
Foreign exchange contracts (c)	12.3	31.7	(13.1)
Software costs (d)	1.2	1.4	1.5

Total adjustments before the following:	10.9	26.3	(19.4)
Income tax expense (recovery) (f)	3.3	8.3	(6.2)

Total adjustments	7.6	18.0	(13.2)

Net income in accordance with US GAAP	37.8	132.8	53.4
Minimum pension liability adjustment, net of tax of $6.1 million (2003-$6.1 million, 2002-$6.1 million) (b)	(14.2)	(12.5)	(13.0)
Change in currency translation adjustment	9.3	14.5	1.6

Comprehensive income in accordance with US GAAP	$32.9	$134.8	$42.0

	December 18, 2003		January 31, 2003
Balance sheets	CDN GAAP	US GAAP	CDN GAAP	US GAAP
Property, plant and equipment (d) (e)	$424.4	$433.0	$464.2	$472.0
Derivative financial assets (c)	4.1	27.5	—	11.2
Long-term deferred income tax assets (f)	17.8	28.4	18.7	31.8
Other long-term assets (a)(b)	64.5	50.0	66.0	51.3
Long-term debt (e)	2.5	11.1	1.8	10.8
Employee future benefits liability (b)	71.1	149.6	72.1	127.4
Other long-term liabilities (c)	7.6	7.6	10.2	10.3
Long-term deferred income tax liabilities (f)	14.6	2.2	7.3	—
Bombardier Inc.’s net investment	577.8	546.4	170.2	140.8
Accumulated Other Comprehensive Income :
Minimum pension liability	—	(39.9)	—	(25.7)
Currency translation adjustment	—	24.7	—	15.4

Total assets under US GAAP amounted to $1,357 million and $1,152 million as at December 18, 2003 and as at January 31, 2003, respectively.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

22.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

The following table provides the details of the adjustments on the balance sheets for which more than one adjustment was required in order to conform with US GAAP:

	Increase (decrease)
Adjustments under US GAAP on the balance sheets	December 18, 2003	January 31, 2003
Property, plant and equipment
Software costs (d)	$—	$(1.0)
Sale of property, plant and equipment (e)	8.6	8.8

	$8.6	$7.8

Other long-term assets
Development costs (a)	$(40.3)	$(37.9)
Employee future benefits (b)	25.8	23.2

	$(14.5)	$(14.7)

	December 18, 2003		January 31, 2003		January 31, 2002
Statements of cash flows	CDN GAAP	US GAAP	CDN GAAP	US GAAP	CDN GAAP	US GAAP
Cash flows from operating activities (a) (d)	$(81.1)	$(85.8)	$215.4	$206.9	$177.9	$168.4
Cash flows from investing activities (a) (d) (e)	(75.4)	(70.7)	(96.4)	(87.9)	(359.4)	(357.5)
Cash flows from financing activities (e)	$247.6	$247.6	$(118.2)	$(118.2)	$192.7	$200.3

(a)    Development costs

Under Canadian GAAP, certain development costs are deferred and amortized as they meet certain criteria. Under US GAAP, these costs are expensed as incurred. In addition, under Canadian GAAP, development costs are classified as investing activities in the statement of cash flows, whereas they are classified as operating activities in the statement of cash flows under US GAAP.

(b)    Employee future benefits

Under Canadian GAAP, effective February 1, 2000, BRP adopted the new method of accounting for employee future benefits. In reporting the impact of the adoption of this method, the transitional obligation was accounted for as a charge to Bombardier’s net investment. Under US GAAP, the transitional pension obligation that arose on February 1, 1989, upon the adoption of Financial Accounting Standards Board Statement No. 87, is being amortized over 16 years.

Under US GAAP, an additional minimum pension liability is recorded for any excess of the unfunded accumulated benefit obligation over the recorded employee future benefits liability. An offsetting intangible asset is recorded equal to the unrecognized prior service costs and transitional obligation, with any difference recorded in accumulated other comprehensive income.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

22.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

The significant actuarial assumptions used to determine BRP’s projected benefit obligation are the same under Canadian GAAP and US GAAP. These assumptions are disclosed in note 18.

The reconciliation of the changes in BRP’s plans’ projected benefit obligation and fair value of assets are the same under Canadian GAAP and US GAAP and are disclosed in note 18.

The statement of the funded status under US GAAP as at December 31 (measurement date) is included in the following table:

	321-day period ended December 18, 2003		January 31, 2003
	Pension benefits	Other benefits	Pension benefits	Other benefits
Funded status
Plan deficit	$(176.8)	$(12.0)	$(164.0)	$(7.8)
Unrecognized amounts	118.1 [1]	6.5	105.0 [1]	3.3

Net recognized amount	$(58.7)	$(5.5)	$(59.0)	$(4.5)

[1]	Includes $96.0 million of actuarial loss for the 321-day period ended December 18, 2003 ($81.3 million for fiscal year 2003), $23.3 million of prior service costs for the 321-days period ended December 18, 2003 ($25.1 million for fiscal year 2003) and $(1.2) million of unrecognized net transitional pension obligation for the 321-day period ended December 18, 2003 ($(1.4) million for fiscal year 2003).

The following table provides the amounts recognized on the interim balance sheets as at:

	December 18, 2003		January 31, 2003
	Pension benefits	Other benefits	Pension benefits	Other benefits
Amounts recognized
Accrued benefit asset	$5.1	$—	$1.8	$—
Additional minimum pension liability	(80.3)	—	(62.2)	—
Intangible pension asset	21.9	—	24.2	—
Accrued benefit liability	(63.8)	(5.5)	(60.7)	(4.5)
Accumulated other comprehensive income	58.4	—	37.9	—

	$(58.7)	$(5.5)	$(59.0)	$(4.5)

The accumulated benefit obligations and fair value of plan assets for pension plans with accumulated benefit obligation in excess of plan assets were $301.6 million and $124.7 million respectively as at December 18, 2003 ($267.9 million and $103.9 million as at January 31, 2003 respectively).

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

22.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

A one-percentage-point change in assumed health care cost trend rates would have no material impact on other benefits cost.

The following table provides components of the net benefit plan cost for the 321-day period ended December 18, 2003 and for the years ended January 31:

	321-day period ended December 18, 2003		January 31, 2003		January 31, 2002
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Net benefit plan cost
Current service cost	$16.0	$0.5	$13.2	$0.4	$10.8	$0.3
Interest cost	15.1	0.6	15.4	0.5	12.4	0.4
Expected return on plan assets	(8.8)	—	(9.7)	—	(8.9)	—
Amortization of transition obligation	(0.2)	—	(0.2)	—	(0.2)	—
Amortization of prior service costs	1.6	—	1.9	—	0.9	—
Amortization of net actuarial loss	1.7	0.1	1.3	0.1	—	—

Net benefit plan cost	$25.4	$1.2	$21.9	$1.0	$15.0	$0.7

(c)    Foreign exchange contracts

Under Canadian GAAP, BRP’s forward exchange contracts entered into to hedge foreign currency exposure meet the criteria to apply hedge accounting. Under US GAAP, BRP’s hedging activities and practices do not meet the documentation criteria necessary to apply hedge accounting under SFAS 133 or the firm commitment criteria under SFAS 52. Accordingly, changes in the fair value of forward exchange contracts are recorded in income under US GAAP.

(d)    Software costs

Under Canadian GAAP, costs incurred to enhance the service potential of computer software that extend its useful life may be capitalized. Under US GAAP, costs that extend the useful life absent any additional functionality are charged to expense as incurred.

(e)    Sale of property, plant and equipment

A transfer of property, plant and equipment accounted for as a sale under Canadian GAAP did not meet the criteria of SFAS 98 to be recognized as a sale under US GAAP, as a result of continuous involvement during the year ended January 31, 2002. This transaction was treated as a financing transaction under US GAAP and had no impact on the statement of income.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

22.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(f)    Income Taxes

The income taxes adjustment is reflecting the income taxes effect on the adjustments between Canadian and US GAAP.

(g)    Share-based plans

Under US GAAP, the requirement to disclose pro-forma net income was adopted earlier and gives effect to the stock options granted prior to February 1, 2002.

If the share options granted under the plan had been accounted for based on the fair value method, net income would have been impacted as follows:

	December 18, 2003	January 31, 2003	January 31, 2002
Net income in accordance with US GAAP	$37.8	$132.8	$53.4
Less: Stock-based compensation using fair value based method	2.7	2.9	2.8

Pro forma net income in accordance with US GAAP	$35.1	$129.9	$50.6

There were no options granted during the 321-day period ended December 18, 2003.

The weighted average grant date fair value of options granted during the years ended January 31, 2003 and 2002 amounted to $5.13 and $6.63, respectively.

The fair value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	321-day period ended December 18, 2003	January 31, 2003	January 31, 2002
Risk-free interest rates	5.43%	5.43%	5.25%
Expected volatility	28.3%	28.3%	25.8%
Dividend yield	0.90%	0.90%	0.90%
Expected life of options (years)	6	6	6

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On December 18, 2003, our Successor [see note 24] entered into a senior secured credit facility, and issued senior subordinated notes. The senior secured credit facility and the senior subordinated notes (the “Guaranteed Debt”) are fully and unconditionally guaranteed on a joint and several basis by certain of our Successor’s subsidiaries (“Guarantor Subsidiaries”). The Guaranteed Debt is not guaranteed by our Successor’s Austrian Subsidiaries which produce RotaxTM engines, our Successor’s Finland Subsidiaries which produce LynxTM and certain models of Ski-DooTM snowmobiles, all other non-domestic subsidiaries and certain immaterial domestic subsidiaries of our Successor which are either intended to be used for foreign tax planning purposes or are prohibited by law from guaranteeing the Guaranteed Debt (collectively the “Non-Guarantor Subsidiaries”).

The condensed consolidating financial information for the Company (the “Predecessor Business”) is presented pursuant to Article 3-10(d) of Regulation S-X, since the operations of the Company consists of substantially all of our Successor’s operations. Prior to the acquisition, as disclosed in note 24, and the issuance of the Guaranteed Debt on December 18, 2003, the parent company of our Successor, the Guaranteed Subsidiaries of our Successor and the Non-Guarantor Subsidiaries of our Successor did not legally exist, as all operations of the Company were within Bombardier. For purposes of presenting the following supplemental condensed consolidating financial information, amounts were allocated to the parent company, the Guaranteed Subsidiaries and the Non-Guarantor Subsidiaries assuming that they did exist for the periods presented and assuming that the operations of the Predecessor Business were allocated to these subsidiaries under the same assumptions as those allocations actually applied by our Successor Company.

The following condensed consolidating financial information as at December 18, 2003 and January 31, 2003 and for the 321-day period ended December 18, 2003 and for each of the years in the two-year period ended January 31, 2003, show the balance sheets and the statements of operations and cash flows for the parent company and on a combined basis for the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. The supplemental condensed consolidating financial information reflects the investments of the parent company in the Guarantor Subsidiaries and Non-Guarantor Subsidiaries using the equity method.

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

The following condensed consolidating financial information as at December 18, 2003 and January 31, 2003 and for the 321-day period ended December 18, 2003 and for each of the years in the two-year period ended January 31, 2003, show the balance sheets and the statements of operations and cash flows for the parent company and on a combined basis for the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. The supplemental condensed consolidating financial information reflects the investments of the parent company in the Guarantor Subsidiaries and Non-Guarantor Subsidiaries using the equity method.

Condensed Consolidating Balance Sheet

	December 18, 2003					January 31, 2003
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash	$61.6	$12.0	$66.6	$—	$140.2	$(0.4)	$2.4	$26.7	$—	$28.7
Receivables	43.3	54.3	55.2	—	152.8	10.2	20.6	29.3	—	60.1
Due from and advances to related parties	—	0.5	46.0	(11.6)	34.9	—	12.1	92.5	(31.3)	73.3
Inventories	210.0	117.0	101.2	(21.5)	406.7	142.7	129.2	85.5	(16.5)	340.9
Prepaid expenses	4.1	5.7	3.0	—	12.8	2.7	7.9	2.7	—	13.3
Derivative financial assets	4.1	—	—	—	4.1	—	—	—	—	—
Deferred income taxes	18.5	42.2	2.6	7.0	70.3	21.5	38.6	3.2	6.4	69.7

Total current assets	341.6	231.7	274.6	(26.1)	821.8	176.7	210.8	239.9	(41.4)	586.0
Property, plant and equipment	124.6	165.4	134.4	—	424.4	124.0	199.9	140.3	—	464.2
Deferred income taxes	—	14.0	3.8	—	17.8	—	11.0	7.7	—	18.7
Other long-term assets	7.7	4.8	52.0	—	64.5	11.4	5.5	49.1	—	66.0

	$473.9	$415.9	$464.8	$(26.1)	$1,328.5	$312.1	$427.2	$437.0	$(41.4)	$1,134.9

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Balance Sheet

	December 18, 2003					January 31, 2003
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$247.7	$186.8	$145.4	$—	$579.9	$266.7	$206.7	$140.4	$—	$613.8
Income taxes payable	—	1.3	2.5	—	3.8	—	0.2	3.5	—	3.7
Due to and advances from related parties	18.8	47.9	11.8	(11.6)	66.9	51.3	197.1	34.0	(31.3)	251.1
Current portion of long-term debt	—	—	1.4	—	1.4	—	—	1.7	—	1.7
Other short-term liabilities	2.9	—	—	—	2.9	3.0	—	—	—	3.0

Total current liabilities	269.4	236.0	161.1	(11.6)	654.9	321.0	404.0	179.6	(31.3)	873.3
Long-term debt	—	2.0	0.5	—	2.5	—	—	1.8	—	1.8
Deferred income taxes	3.1	1.5	10.0	—	14.6	0.2	—	7.1	—	7.3
Employee future benefits liability	11.3	3.3	56.5	—	71.1	18.3	0.8	53.0	—	72.1
Other long-term liabilities	2.9	—	4.7	—	7.6	5.9	—	4.3	—	10.2

Total liabilities	286.7	242.8	232.8	(11.6)	750.7	345.4	404.8	245.8	(31.3)	964.7
Bombardier Inc.’s net investment	187.2	173.1	232.0	(14.5)	577.8	(33.3)	22.4	191.2	(10.1)	170.2

	$473.9	$415.9	$464.8	$(26.1)	$1,328.5	$312.1	$427.2	$437.0	$(41.4)	$1,134.9

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Operations

	321-day period ended December 18, 2003					Year Ended January 31, 2003					Year Ended January 31, 2002
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated
Revenues	$1,308.4	$1,374.5	$700.8	$(1,236.6)	$2,147.1	$1,421.2	$1,696.5	$758.6	$(1,400.0)	$2,476.3	$1,286.9	$1,361.2	$552.1	$(1,180.2)	$2,020.0
Cost of sales	1,125.1	1,241.0	602.8	(1,230.6)	1,738.3	1,156.3	1,508.4	651.7	(1,403.1)	1,913.3	1,071.5	1,212.6	451.0	(1,174.6)	1,560.5

Gross profit	183.3	133.5	98.0	(6.0)	408.8	264.9	188.1	106.9	3.1	563.0	215.4	148.6	101.1	(5.6)	459.5

Operating expenses
Selling and marketing	40.2	95.8	11.2	—	147.2	71.5	80.9	13.9	—	166.3	34.7	92.0	9.7	—	136.4
Research and development	44.2	29.8	23.2	—	97.2	40.3	38.3	27.7	—	106.3	42.3	30.1	28.0	—	100.4
General and administrative	58.0	38.9	18.8	—	115.7	64.2	36.0	20.4	—	120.6	69.4	25.8	33.1	—	128.3

Total operating expenses	142.4	164.5	53.2	—	360.1	176.0	155.2	62.0	—	393.2	146.4	147.9	70.8	—	365.1

Operating profit	40.9	(31.0)	44.8	(6.0)	48.7	88.9	32.9	44.9	3.1	169.8	69.0	0.7	30.3	(5.6)	94.4
Net interest expense and other	(0.5)	1.0	2.7	—	3.2	0.1	2.9	1.9	—	4.9	—	3.3	0.8	—	4.1

Income (loss) before income taxes	41.4	(32.0)	42.1	(6.0)	45.5	88.8	30.0	43.0	3.1	164.9	69.0	(2.6)	29.5	(5.6)	90.3
Income tax expense (recovery)	12.8	(9.7)	13.3	(1.1)	15.3	28.5	9.1	11.3	1.2	50.1	22.6	(4.3)	8.5	(3.1)	23.7

Net income (loss)	$28.6	$(22.3)	$28.8	$(4.9)	$30.2	$60.3	$20.9	$31.7	$1.9	$114.8	$46.4	$1.7	$21.0	$(2.5)	$66.6

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Cash Flows

	321-day period ended December 18, 2003					Year Ended January 31, 2003					Year Ended January 31, 2002
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated
OPERATING ACTIVITIES
Net income (loss)	$28.6	$(22.3)	$28.8	$(4.9)	$30.2	$60.3	$20.9	$31.7	$1.9	$114.8	$46.4	$1.7	$21.0	$(2.5)	$66.6
Non-cash items:
Depreciation and amortization	38.5	22.8	30.3	—	91.6	37.8	29.1	30.5	—	97.4	33.6	16.5	19.7	—	69.8
Deferred income taxes	6.1	(10.1)	5.5	(1.1)	0.4	12.0	27.3	1.6	0.5	41.4	(0.9)	(48.3)	(2.1)	(3.1)	(54.4)
Loss (gain) on disposal of property, plant and equipment	0.8	0.1	0.1	—	1.0	0.1	(4.8)	—	—	(4.7)	—	(0.8)	(1.3)	—	(2.1)
Gain on disposal of other assets	—	(2.4)	—	—	(2.4)	—	—	—	—	—	—	—	—	—	—
Reduction in value of other assets	—	—	—	—	—	—	—	—	—	—	—		9.8	—	9.8
Unrealized gains on derivative financial instruments	(4.1)	—	—	—	(4.1)	—	—	—	—	—	—	—	—	—	—
Deferred foreign exchange gain on forward contracts	7.4	—	—	—	7.4	—	—	—	—	—	—	—	—	—	—
Net changes in non-cash working capital balances related to operations	(165.0)	(70.9)	24.7	6.0	(205.2)	54.1	(101.8)	16.6	(2.4)	(33.5)	(7.3)	111.8	(21.9)	5.6	88.2

Cash flows from operating activities	(87.7)	(82.8)	89.4	—	(81.1)	164.3	(29.3)	80.4	—	215.4	71.8	80.9	25.2	—	177.9

INVESTING ACTIVITIES
Additions to property, plant and equipment	(37.3)	(12.0)	(24.5)	—	(73.8)	(33.4)	(21.7)	(42.6)	—	(97.7)	(50.1)	(96.6)	(48.0)	—	(194.7)
Proceeds on disposal of property, plant and equipment	0.2	0.3	0.9	—	1.4	1.7	10.7	0.2	—	12.6	—	0.8	1.5	—	2.3
Proceeds on disposal of other assets	—	4.1	—	—	4.1	—	—	—	—	—	—	—	—	—	—
Business acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	(136.8)	—	—	(136.8)
Other long-term assets	(2.4)	—	(4.7)	—	(7.1)	(12.5)	9.1	(7.9)	—	(11.3)	(1.1)	—	(29.1)	—	(30.2)

Cash flows from investing activities	(39.5)	(7.6)	(28.3)	—	(75.4)	(44.2)	(1.9)	(50.3)	—	(96.4)	(51.2)	(232.6)	(75.6)	—	(359.4)

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Condensed Consolidating Statement of Cash Flows

	321-day period ended December 18, 2003					Year Ended January 31, 2003					Year Ended January 31, 2002
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated
FINANCING ACTIVITIES
Net variation in advances (to) from related parties	$—	$(73.2)	$(44.8)	$—	$(118.0)	$—	$21.9	$(5.9)	$—	$16.0	$—	$155.2	$72.8	$—	$228.0
Net distribution from (to) Bombardier Inc.	191.9	167.3	8.6	—	367.8	(125.1)	2.8	(18.4)	—	(140.7)	(23.6)	—	(8.8)	—	(32.4)
Issuance of long-term debt	—	2.0	—	—	2.0	—	—	—	—	—	—	—	—	—	—
Repayment of long-term debt	—	—	(1.6)	—	(1.6)	—	—	(3.3)	—	(3.3)	—	—	(3.0)	—	(3.0)
Other liabilities	(3.0)	—	0.4	—	(2.6)	8.9	—	0.9	—	9.8	—	—	0.1	—	0.1

Cash flows from financing activities	188.9	96.1	(37.4)	—	247.6	(116.2)	24.7	(26.7)	—	(118.2)	(23.6)	155.2	61.1	—	192.7

Effect of exchange rate changes on cash	0.3	3.9	16.2	—	20.4	—	2.7	8.2	—	10.9	—	(1.3)	(4.0)	—	(5.3)

Net increase in cash	62.0	9.6	39.9	—	111.5	3.9	(3.8)	11.6	—	11.7	(3.0)	2.2	6.7	—	5.9
Cash at beginning of period	(0.4)	2.4	26.7	—	28.7	(4.3)	6.2	15.1	—	17.0	(1.3)	4.0	8.4	—	11.1

Cash at end of period	$61.6	$12.0	$66.6	$—	$140.2	$(0.4)	$2.4	$26.7	$—	$28.7	$(4.3)	$6.2	$15.1	$—	$17.0

Supplemental information
Cash paid for:
Interest	$(0.5)	$1.0	$2.7	$—	$3.2	$0.1	$2.9	$1.9	$—	$4.9	$—	$3.3	$0.8	$—	$4.1
Income taxes	$—	$0.3	$5.1	$—	$5.4	$—	$1.8	$2.8	$—	$4.6	$—	$0.1	$22.0	$—	$22.1

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Summary of Differences Between Canadian and U.S. GAAP

As disclosed in note 22, the Financial Statements have been prepared in accordance with Canadian GAAP. As well, the supplemental condensed consolidating financial information has been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP and related rules and regulations by the SEC. Such differences are summarized below.

Reconciliation of Condensed Balance Sheet Captions

			321-day period ended December 18, 2003						Year Ended January 31, 2003
			Parent		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Parent		Guarantor Subsidiaries		Non-Guarantor Subsidiaries
	Note		Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Property, plant and equipment	22	(d)(e)	$124.6	$124.6	$165.4	$165.4	$134.4	$143.0	$124.0	$123.0	$199.9	$199.9	$140.3	$149.1
Derivative financial assets	22	(c)	4.1	27.8	—	—	—	(0.3)	—	11.2	—	—	—	—
Long-term deferred income tax assets	22	(f)	—	5.0	14.0	14.9	3.8	7.8	—	4.3	11.0	12.4	7.7	15.1
Other long-term assets	22	(a)(b)	7.7	32.6	4.8	4.8	52.0	12.6	11.4	33.6	5.5	5.2	49.1	12.5
Long-term debt	22	(e)	—	—	2.0	2.0	0.5	9.1	—	—	—	—	1.8	10.8
Employee future benefits liability	22	(b)	11.3	85.9	3.3	5.6	56.5	58.1	18.3	64.4	0.8	4.0	53.0	59.0
Other long-term liabilities	22	(c)	2.9	2.9	—	—	4.7	4.7	5.9	5.9	—	—	4.3	4.4
Long-term deferred income tax liabilities	22	(f)	3.1	—	1.5	2.2	10.0	—	0.2	—	—	—	7.1	—
Bombardier Inc.’s net investment			187.2	209.9	173.1	163.5	232.0	187.5	(33.3)	(19.2)	22.4	22.1	191.2	148.0
Accumulated other comprehensive income:
Minimum pension liability			—	(39.9)	—	—	—	—	—	(22.3)	—	(0.5)	—	(2.9)
Currency translation adjustment			—	—	—	7.6	—	17.1	—	—	—	(2.3)	—	17.7
Total assets			473.9	527.5	415.9	416.8	464.8	437.7	312.1	348.8	427.2	428.3	437.0	416.6

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

The following table provides the details of the adjustments on the balance sheets for which more than one adjustment was required in order to conform with US GAAP:

		Increase (decrease)
		321-day period ended December 18, 2003			Year Ended January 31, 2003
	Note	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries
Adjustments under US GAAP on the balance sheets
Property, plant and equipment
Software costs (d)		$—	$—	$—	$(1.0)	$—	$—
Sale of property, plant and equipment (e)		—	—	8.6	—	—	8.8

		$—	$—	$8.6	$(1.0)	$—	$8.8

Other long-term assets
Development costs (a)		$(0.9)	$—	$(39.4)	$(1.3)	$—	$(36.6)
Employee future benefits (b)		25.8	—	—	23.5	(0.3)	—

		$24.9	$—	$(39.4)	$22.2	$(0.3)	$(36.6)

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Reconciliation of Condensed Statement of Operations and Other Comprehensive Income (loss)

			321-day period ended December 18, 2003					Year Ended January 31, 2003					Year Ended January 31, 2002
	Note		Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimi- nations	Consoli- dated
Net income (loss) under Canadian GAAP			$28.6	$(22.3)	$28.8	$(4.9)	$30.2	$60.3	$20.9	$31.7	$1.9	$114.8	$46.4	$1.7	$21.0	$(2.5)	$66.6
Development costs	22	(a)	0.5	—	(2.7)	—	(2.2)	0.3	—	(6.2)	—	(5.9)	(0.1)	—	(7.2)	—	(7.3)
Employee future benefits	22	(b)	(0.6)	0.1	0.1	—	(0.4)	(0.9)	—	—	—	(0.9)	(0.5)	—	—	—	(0.5)
Foreign exchange contracts	22	(c)	12.5	—	(0.2)	—	12.3	31.6	—	0.1	—	31.7	(25.8)	—	12.7	—	(13.1)
Software costs	22	(d)	1.2	—	—	—	1.2	1.4	—	—	—	1.4	1.5	—	—	—	1.5

Total adjustments before the following:			13.6	0.1	(2.8)	—	10.9	32.4	—	(6.1)	—	26.3	(24.9)	—	5.5	—	(19.4)
Income tax expense	22	(f)	4.2	—	(0.9)	—	3.3	10.6	—	(2.3)	—	8.3	(8.3)	—	2.1	—	(6.2)

Total adjustments			9.4	0.1	(1.9)	—	7.6	21.8	—	(3.8)	—	18.0	(16.6)	—	3.4	—	(13.2)

Net income (loss) under US GAAP			38.0	(22.2)	26.9	(4.9)	37.8	82.1	20.9	27.9	1.9	132.8	29.8	1.7	24.4	(2.5)	53.4
Minimum pension liability adjustment	22	(b)	(17.6)	0.5	2.9	—	(14.2)	(9.2)	(0.4)	(2.9)	—	(12.5)	(13.0)	—	—	—	(13.0)
Change in currency translation adjustment			—	9.9	(0.6)	—	9.3	—	(3.3)	17.8	—	14.5	—	3.6	(2.0)	—	1.6

Comprehensive income (loss) under US GAAP			$20.4	$(11.8)	$29.2	$(4.9)	$32.9	$72.9	$17.2	$42.8	$1.9	$134.8	$16.8	$5.3	$22.4	$(2.5)	$42.0

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

23.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION (continued)

Reconciliation of Condensed Statement of Cash Flows Categories for the Parent and Non-Guarantors Subsidiaries

			321-day period ended December 18, 2003				Year Ended January 31, 2003				Year Ended January 31, 2002
			Parent		Non-Guarantor Subsidiaries		Parent		Non-Guarantor Subsidiaries		Parent		Non-Guarantor Subsidiaries
	Note		Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Cash flow from operating activities	22	(a)(d)	$(87.7)	$(87.7)	$89.4	$84.7	$164.3	$163.8	$80.4	$72.4	$71.8	$70.8	$25.2	$16.7
Cash flow from investing activities	22	(a)(d)	(39.5)	(39.5)	(28.3)	(23.6)	(44.2)	(43.7)	(50.3)	(42.3)	(51.2)	(50.2)	(75.6)	(74.7)
Cash flow from financing activities	22	(e)	188.9	188.9	37.4	37.4	(116.2)	(116.2)	(26.7)	(26.7)	(23.6)	(23.6)	61.1	68.7

BOMBARDIER RECREATIONAL PRODUCTS

NOTES TO FINANCIAL STATEMENTS—(Continued)

For the 321-day period ended December 18, 2003 and for the years ended January 31, 2003 and 2002

[Tabular figures in millions of Canadian dollars, except for option amounts]

24.    SUBSEQUENT EVENTS

Business acquisition

Pursuant to a purchase agreement dated December 2, 2003, on December 18, 2003, Bombardier Recreational Products Inc. (“the Successor”) acquired BRP for a total consideration of $806.3 million.

Details of the transaction have not been reflected in the Financial Statements for the 321-day period ended December 18, 2003 as this transaction occurred subsequent to the date of these.

Restructuring plan

Subsequent to December 18, 2003, in connection with the business acquisition disclosed above, Management decided to pursue certain restructuring activities for which the related plan has been preliminary assessed. The restructuring activities involve employee severance and relocation expenses, facilities shut down and consolidation costs.

25.    COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

[BRP LOGO]

Bombardier Recreational Products Inc.

8 3/8% Senior Subordinated Notes due 2013

PROSPECTUS

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Managers, Members, Directors and Officers

Canadian Registrants

Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set forth above.

Bombardier Recreational Products Inc.

In accordance with the CBCA, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that the company may indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the company or other entity; and that the company may advance monies to such individual for the costs, charges and expenses of any such proceeding provided such individual agrees in advance, in writing, to repay monies if the individual does not (1) act honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, have reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws also provide that the company may not indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, unless the individual (1) acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; and that the company must seek the approval of a court to indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, or advance monies in respect of an action by or on behalf of the company or other entity to procure a judgment in its favor, to which such individual is made a party because of the individual’s association with the company or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual (1) acts honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, has reasonable grounds for believing that his or her conduct was lawful; and that a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, is entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the company or other entity, if the individual seeking indemnity (1) was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws further provide that the company may purchase and maintain insurance for the benefit of a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against any liability incurred by the individual in the individual’s capacity as a director or officer of the company or in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the request of the company.

The company’s policy of directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims based upon any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted as directors and officers of the company, including liabilities arising under the Securities Act, and also reimburses the company for payments made pursuant to the indemnity provisions under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

4186524 Canada Inc.

In accordance with the CBCA, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that the company may indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the company or other entity; and that the company may advance monies to such individual for the costs, charges and expenses of any such proceeding provided such individual agrees in advance, in writing, to repay monies if the individual does not (1) act honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, have reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws also provide that the company may not indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, unless the individual (1) acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; and that the company must seek the approval of a court to indemnify a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, or advance monies in respect of an action by or on behalf of the company or other entity to procure a judgment in its favor, to which such individual is made a party because of the individual’s association with the company or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual (1) acts honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, has reasonable grounds for believing that his or her conduct was lawful; and that a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, is entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the company or other entity, if the individual seeking indemnity (1) was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted honestly and in good faith with a view to the best interests of the company or other entity for which the individual acted as a director of officer or in a similar capacity at the request of the company, as the case may be, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

The company’s by-laws further provide that the company may purchase and maintain insurance for the benefit of a director or officer of the company, a former director or officer of the company or any individual who acts or acted at the request of the company as a director or officer or in a similar capacity, of another entity, against any liability incurred by the individual in the individual’s capacity as a director or officer of the company or in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the request of the company.

Nova Scotia Registrant

Under the Companies Act of Nova Scotia, a company must indemnify every director, manager, secretary, treasurer and other officer or servant of the company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses that any such director, manager, secretary, treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including travel expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the members over all other claims. No director or other officer of the company shall, in the absence of any dishonesty on the part of the director or such other officer, be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

BRP Nova Scotia ULC

In accordance with the Companies Act of Nova Scotia, the company’s articles of association, a copy of which is filed as an exhibit to this registration statement, provide that the company must indemnify every director or officer, former director of officer, or person who acts or acted at the request of the company, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the shareholders over all other claims.

The company’s articles of association also provide that no director or officer, former director of officer, or person who acts or acted at the request of the company, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

Delaware Registrants

Under Section 145 of the Delaware General Corporation Law, or DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnification is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Under the DGCL, a corporation also may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Under the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Under the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

BRP US Inc.

In accordance with Section 145 the DGCL, the corporation’s certificate of incorporation, a copy of which is filed as an exhibit to this registration statement, provides that the corporation must indemnify each person who at any time is or shall have been a director, officer, employee or agent of the corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, join venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent authorized under Section 145 of the DGCL; and that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

BRP Holdings (USA) Inc.

In accordance with Section 145 of the DGCL, the corporation’s certificate of incorporation, a copy of which is filed as an exhibit to this registration statement, provides that the corporation must, to the maximum extent permitted from time to time under law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person; and that such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure o the benefit of the heirs and legal representatives of such person; and that any person seeking indemnification under this provision shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established; and that any repeal or modification of the foregoing provisions shall not adversely affect any right or protection of the directors or officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

BRP Holding LP

In accordance with the Delaware Revised Uniform Limited Partnership Act, the partnership’s certificate of limited partnership and partnership agreement, a copy of which is filed as an exhibit to this registration statement, do not provide for indemnification.

BRP LLC

In accordance with the Delaware Limited Liability Company Act, the company’s limited liability company agreement, a copy of which is filed as an exhibit to this registration statement, provides that the company must indemnify, defend and hold harmless each member and any director, officer, partner, stockholder, controlling person or employee of any member, each manager and any person serving at the request of the company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing persons being referred to collectively as “Indemnified Persons” and individually as “Indemnified Person”) from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the company and from the liabilities or obligations of the company imposed on such Indemnified Person by virtue of such Indemnified Person’s position with the company, including reasonable attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Person, indemnification under this section shall be available only if (1) either the Indemnified Person, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (2) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the Indemnified Person; provided, further, however, that the indemnification under this section shall be recoverable only from the assets of the company and not from any assets of the member; and that unless the Board determines in good faith that the Indemnified Person is unlikely to be entitled to indemnification under this section the company shall pay or reimburse reasonable attorney’s fees of an Indemnified Person as incurred, provided that such Indemnified Person executes an undertaking, with appropriate security if requested by the Board, to repay the amount so paid or reimbursed in the event that final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under this section; and that the company may pay for insurance covering liability of the Indemnified Person for negligence in operation of the affairs of the company; and that any person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the business of the company shall be entitled to the benefits of this section as an “Indemnified Person” with respect thereto, regardless of whether such person continues to be with the definition of “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder.

Barbadian Registrants

Under the Companies Act of Barbados, a company, except in respect of an action by or on behalf of a company or body corporate to obtain a judgment in its favor, may indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his legal representatives, against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of that company or body corporate, provided that the director or officer to be so indemnified acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful; and with the approval of the court may indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor in respect of an action by or on behalf of the company or body corporate to obtain a judgment in its favor and to which he is made a party by reason of being or having been a director or an officer of the company or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action, if he acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful.

Notwithstanding the above mentioned indemnification provisions, a company under the Companies Act of Barbados must indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of the company or body corporate, if the person seeking indemnity was substantially successful on the merits in his defense of the action or proceeding, acted honestly and in good faith with a view to the best interests of the company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty had reasonable grounds for believing that his conduct was lawful, and is fairly and reasonably entitled to indemnity.

BRP (Barbados) Inc.

In accordance with the Companies Act of Barbados, the company’s by-laws, a copy of which is filed as an exhibit to this registration statement, provide that, except in respect of an action by or on behalf of the company to obtain a judgment in its favor, the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that (1) he acted honestly and in good faith with a view to the best interests of the company and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; and that, with the approval of the court, in respect of an action by or on behalf of the company to obtain a judgment in favor of the company, the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a director of the company or body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any action or proceeding, provided that (1) he acted honestly and in good faith with a view to the best interests of the company and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; and that the company must indemnify a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a director of the company or body corporate, against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that (1) he was substantially successful on the merits in his defense of the action or proceeding, (2) he acted honestly and in good faith with a view to the best interests of the company and (3) he is fairly and reasonably entitled to indemnity.

The company’s by-laws also provide that the company may insure or obtain third-party insurance for the benefit of a director or officer of the company; a former director or officer of the company; a person who acts or acted at the request of the company as a director or officer of a body corporate of which the company is or was a shareholder or creditor; and the personal representatives of each; against any liability incurred by him in his capacity of a director or officer of the company for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Luxembourg Registrants

Under the laws of Luxembourg, a company is not required to indemnify, or prohibited from indemnifying, its directors and officers for any liability in respect of negligence, default, breach of duty or breach of trust in relation to the company.

BRP (Luxembourg) 1 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 2 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 3 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 4 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

BRP (Luxembourg) 5 S.ar.l.

In accordance with the laws of Luxembourg, the Articles of the company’s Constitution de Societe, a copy of which is filed as an exhibit to this registration statement, provide that the company’s managers assume, by reason of their mandate, no personal liability in relation to any commitment validly made by them in the name of the company, provided such commitment is in compliance with the articles of the company as well as the applicable provisions of the law.

Mexican Registrant

Under Mexican law, a corporation must indemnify an officer or director against any liabilities or expenses resulting from actions taken within the scope of his authority.

Bombardier Mexico S.A. de C.V.

There are no additional indemnification provisions in the bylaws of the company, a copy of which is filed as an exhibit to this registration statement.

Australian Registrant

Under the Companies Act 2001 of Australia, a company must not (1) exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company; (2) indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any liability incurred as an officer or auditor of the company owed to the company or a related body corporate, for a pecuniary penalty order under section 1317G or a compensation order under section 1317H or owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith; or (3) indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2), in defending or resisting criminal proceedings in which the person is found guilty, in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order, or in connection with proceedings for relief to the person under the Companies Act 2001 in which the Court denies the relief. Subsection (2) does not apply to legal costs. For the purpose of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

BRP Australia Pty Ltd.

In accordance with the Companies Act 2001 of Australia, the company’s constitution, a copy of which is filed as an exhibit to this registration statement, provides that the company indemnify, to the extent permitted by law and subject to the restrictions of Section 199A of the Corporations Law of Australia, every person who is or has been an officer, director or secretary of the company or a subsidiary against (1) any liability (other than a liability for legal costs) incurred by that person as such an officer, director or secretary of the company or a subsidiary and (2) reasonable legal costs incurred in defending an action for a liability incurred by that person as such an officer, director or secretary of the company or a subsidiary.

Japanese Registrant

Under the laws of Japan, any director or corporate auditor of a company may (1) demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him, (2) demand reimbursement from the company for any defrayed expenses considered necessary for the management of the affairs of such company entrusted to him, (3) require the company to perform in his place an obligation necessary for the management of the affairs entrusted to him if he has assumed such obligation or, if such obligation is not due, to furnish adequate security and (4) demand compensation from the company for damage he sustains, without any fault on his part, through the management of the affairs entrusted to him. A company may not refuse a demand from a corporate auditor referred to in subsections (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

BRP Japan Co. Ltd.

There are no additional indemnification provisions in the company’s articles of incorporation, a copy of which is filed as an exhibit to this registration statement.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Purchase Agreement between Bombardier Inc. as Vendor and 4186516 Canada Inc. as Purchaser, dated as of December 2, 2003

3.1*	Articles of Incorporation of Bombardier Recreational Products Inc.

3.2*	Bylaws of Bombardier Recreational Products Inc.

3.3*	Articles of Incorporation of 4186524 Canada Inc.

3.4*	Bylaws of 4186524 Canada Inc.

3.5*	Certificate of Registration and Articles of Association of BRP Nova Scotia ULC

3.6*	Certificate of Incorporation of BRP US Inc., including all amendments thereto

3.7*	Bylaws of BRP US Inc.

3.8*	Certificate of Incorporation of BRP Holdings (USA) Inc., including all amendments thereto

3.9*	Bylaws of BRP Holdings (USA) Inc.

3.10*	Certificate of Limited Partnership of BRP Holding LP

3.11*	Agreement of Limited Partnership of BRP Holding LP, dated as of December 4, 2003

3.12*	Certificate of Formation of BRP LLC

3.13*	Limited Liability Company Agreement of BRP LLC, dated as of December 5, 2003

3.14*	Articles of Incorporation of BRP (Barbados) Inc., including all amendments thereto

3.15*	Bylaws of BRP (Barbados) Inc.

3.16*	Deed of Incorporation of BRP (Luxembourg) 1 S.ar.l.

3.17*	Deed of Incorporation of BRP (Luxembourg) 2 S.ar.l.

3.18*	Deed of Incorporation of BRP (Luxembourg) 3 S.ar.l.

3.19*	Deed of Incorporation of BRP (Luxembourg) 4 S.ar.l.

3.20*	Deed of Incorporation of BRP (Luxembourg) 5 S.ar.l.

3.21	Articles of Incorporation and Bylaws of BRP Mexico S.A. de C.V., including all amendments thereto

3.22*	Articles of Incorporation and Bylaws of BRP Australia Pty Ltd., including all amendments thereto

3.23*	Articles of Incorporation of BRP Japan Ltd., including all amendments thereto

4.1*	Indenture with respect to the 8 3/8% Senior Subordinated Notes due 2013 between Bombardier Recreational Products Inc., the Guarantors listed on the signature pages thereto and U.S. Bank, National Association as Trustee, dated December 18, 2003

4.2*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier (Mexico) S.A. de C.V., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

4.3*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier Recreational Products Australia Pty Ltd., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

*	Previously filed.

Exhibit No.		Description

4.4	*	Supplemental Indenture, dated as of March 12, 2004, among Bombardier Recreational Products Japan Co. Ltd., Bombardier Recreational Products Inc., the Other Guarantors and U.S. Bank, National Association as Trustee

4.5	*	Form of 8 3/8% Senior Subordinated Notes due 2013 (included in Exhibit 4.1)

5.1		Opinion of Ropes & Gray LLP regarding the validity of the exchange notes

10.1	*	Purchase Agreement among Bombardier Recreational Products Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Initial Purchasers named therein, dated December 11, 2003

10.2	*	Joinder Agreement signed by 4186524 Canada Inc., 4145321 Canada Inc., BRP Nova Scotia ULC, Bombardier Motor Corporation of America, BRP (USA) Inc., BRP Holding LP, BRP LLC, BRP (Barbados) Inc., BRP (Luxembourg) 1 S.ar.l., BRP (Luxembourg) 2 S.ar.l., BRP (Luxembourg) 3 S.ar.l., BRP (Luxembourg) 4 S.ar.l., BRP (Luxembourg) 5 S.ar.l., dated as of December 18, 2003

10.3	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier (Mexico) S.A. de C.V

10.4	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier Recreational Products Japan Co. Ltd.

10.5	*	Joinder Agreement, dated as of March 12, 2004, executed by Bombardier Recreational Products Australia Pty Ltd.

10.6	*	Registration Rights Agreement by and among Bombardier Recreational Products Inc., the Guarantors named therein and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated December 18, 2003

10.7	*	Credit Agreement dated as of December 18, 2003, among Bombardier Recreational Products Inc., BRP (USA) Inc., BRP Holding LP, J.A. Bombardier (J.A.B.) Inc. and the other Guarantors named therein, The Lenders Named Therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Global Transaction Coordinator, Royal Bank of Canada, as Canadian Transaction Coordinator, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as Joint Book Runners and Lead Arrangers of the Term Facilities, BMO Nesbitt Burns Inc. and Royal Bank of Canada as Joint Book Runners and Lead Arrangers of the Revolving Facilities, Bank of Montreal, as Administrative Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Royal Bank of Canada as Co-Syndication Agents, General Electric Capital Corporation, as Documentation Agent

10.8	*	U.S. Security Agreement by BRP (USA) Inc., as U.S. Revolving Borrower and BRP Holding LP, as U.S. Term Borrower, the Guarantors named therein and Bank of Montreal, as Administrative Agent, dated as of December 18, 2003

10.9	*	Canadian Security Agreement by Bombardier Recreational Products Inc., as Canadian Borrower, the Guarantors named therein and Bank of Montreal, as Administrative Agent, dated as of December 18, 2003

10.10		License Agreement dated December 18, 2003 between Bombardier Inc., as Trade-mark Owner, and 4145321 Canada Inc., as Licensee

10.11		Second Amended and Restated Wholesale Financing Agreement, dated as of December 18, 2003, by and between Bombardier Motor Corporation of America and Bombardier Capital Inc.

10.12		Amended and Restated Wholesale Financing Agreement, dated as of December 18, 2003, by and between 6090851 Canada Inc. and Bombardier Capital Inc.

10.13		Purchase Agreement, dated as of December 18, 2003, among Bombardier Motor Corporation of America, Bombardier Nordtrac AB, Bombardier Nordtrac AS and Bombardier-Nordtrac OY and Bombardier Recreational Products Inc. and BRP Receivables Funding, LLC.

*	Previously filed.

Exhibit No.		Description

10.14		Receivables Purchase Agreement, dated as of December 18, 2003, among BRP Receivables Funding, LLC and Bombardier Capital Inc. and Bombardier Motor Corporation of America, Bombardier Nordtrac AB, Bombardier Nordtrac AS and Bombardier-Nordtrac OY and Bombardier Recreational Products Inc.

10.15	*	J. A. Bombardier (J.A.B.) Inc. Management Option Plan, dated March 31, 2004

10.16		Unanimous Shareholders Agreement among J. A. Bombardier (J.A.B.) Inc., Bombardier Recreational Products Inc., and the shareholders of J. A. Bombardier (J.A.B.) Inc., dated as of December 18, 2003.

10.17		Management Agreement among J. A. Bombardier (J.A.B.) Inc., Bombardier Recreational Products Inc., Beaudier Inc., Bain Capital Partners, LLC and Caisse de dépôt et placement du Québec, dated as of December 18, 2003.

12.1		Computation of Ratio of Earnings to Fixed Charges

21.1	*	Subsidiaries of Bombardier Recreational Products Inc.

23.1		Consent of Ropes & Gray LLP (see Exhibit 5.1.)

23.2		Consent of Ernst & Young LLP

24.1		Powers of Attorney (see signature pages of the Registration Statement)

25.1	*	Statement on Form T-1 as to the Eligibility of the Trustee.

99.1		Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

*	Previously filed.

Item 22. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph (a)(4) of Item 512 of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act of Rule 3-19 of Item 512 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BOMBARDIER RECREATIONAL PRODUCTS INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer (Principal Financial and Accounting Officer)	September 3, 2004

* Laurent Beaudoin	Chairman of the Board	September 3, 2004

* Joshua Bekenstein	Director	September 3, 2004

* Matthew Levin	Director	September 3, 2004

* Luc Houle	Director	September 3, 2004

* Pierre Beaudoin	Director	September 3, 2004

Signature	Title	Date
* J.R. André Bombardier	Director	September 3, 2004

* Jordan Hitch	Director	September 3, 2004

* Mark Nunnelly	Director	September 3, 2004

* Pierre Michaud	Director	September 3, 2004

* Nicholas Nomicos	Director	September 3, 2004

Daniel J. O’Neill	Director

Jean Gaulin	Director

Carlos Mazzorin	Director

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

4186524 CANADA INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

* Laurent Beaudoin	Director	September 3, 2004

* Joshua Bekenstein	Director	September 3, 2004

* Matthew Levin	Director	September 3, 2004

* Luc Houle	Director	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP NOVA SCOTIA ULC

*
Laurent Beaudoin
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Laurent Beaudoin	President and Director (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Treasurer and Director (Principal Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP US INC.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President and Director (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer (Principal Financial and Accounting Officer)	September 3, 2004

* Roch Lambert	Director	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP HOLDINGS (USA) INC.

*
Roch Lambert
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	President and Chairman of the Board (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

* Jacques Lévesque	Director	September 3, 2004

* Matthew Levin	Director	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP HOLDING LP

By: Bombardier Recreational Products Inc., its General Partner

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President of Bombardier Recreational Products Inc., its general partner (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Chief Financial Officer of Bombardier Recreational Products Inc., its general partner (Principal Financial and Accounting Officer)	September 3, 2004

* Laurent Beaudoin	Chairman of the Board of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Joshua Bekenstein	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Matthew Levin	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

Signature	Title	Date
* Luc Houle	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Pierre Beaudoin	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* J.R. André Bombardier	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Jordan Hitch	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Mark Nunnelly	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Pierre Michaud	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

* Nicholas Nomicos	Director of Bombardier Recreational Products Inc., its General Partner	September 3, 2004

Daniel J. O’Neill	Director of Bombardier Recreational Products Inc., its General Partner

Jean Gaulin	Director of Bombardier Recreational Products Inc., its General Partner

Carlos Mazzorin	Director of Bombardier Recreational Products Inc., its General Partner

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP LLC

*
Roch Lambert
Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	Manager	September 3, 2004

* Jacques Lévesque	Manager	September 3, 2004

* Matthew Levin	Manager	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (BARBADOS) INC.

*
Roch Lambert
President

POWER OF ATTORNEY

The undersigned directors and officers of BRP (Barbados) Inc., hereby appoint José Boisjoli and Louis Morin, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form F-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Roch Lambert	President (Principal Executive Financial and Accounting Officer)	September 3, 2004

* Andrew C. Ferreira	Director	September 3, 2004

* Trevor A. Carmichael	Director	September 3, 2004

* Matthew Levin	Director	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (LUXEMBOURG) 1 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (LUXEMBOURG) 2 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (LUXEMBOURG) 3 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (LUXEMBOURG) 4 S.AR.L.

*
Jacques Lévesque
Sole Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Sole Manager (Principal Executive, Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP (LUXEMBOURG) 5 S.AR.L.

*
Jacques Lévesque
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Jacques Lévesque	Director	September 3, 2004

* Olivier Vander Borght	Assistant Manager and Director (Principal Executive Officer)	September 3, 2004

* Bart Vandenborre	Manager and Director (Principal Financial and Accounting Officer)	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP MEXICO S.A. DE C.V.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	President (Principal Executive Officer)	September 3, 2004

* Gilles Blais	Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

* Roch Lambert	Director	September 3, 2004

*/s/ JOSÉ BOISJOLI José Boisjoli Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ JOSÉ BOISJOLI José Boisjoli President	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP AUSTRALIA PTY LTD.

/s/ JOSÉ BOISJOLI
José Boisjoli
President

POWER OF ATTORNEY

The undersigned directors and officers of BRP Australia Pty Ltd., hereby appoint José Boisjoli and Louis Morin, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form F-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	Director	September 3, 2004

* Roch Lambert	Director	September 3, 2004

* John Pegg	Director	September 3, 2004

* Michel Hade	Director	September 3, 2004

/S/ DAVID PETER HEYES David Peter Heyes	Principal Executive Officer	September 3, 2004

/S/ HERVE TURGEON Herve Turgeon	Principal Financial and Accounting Officer	September 3, 2004

*/s/ JOSÉ BOISJOLI José Boisjoli Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ JOSÉ BOISJOLI José Boisjoli President	Authorized Representative in the United States	September 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on September 3, 2004.

BRP JAPAN LTD.

/s/ JOSÉ BOISJOLI
José Boisjoli
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ JOSÉ BOISJOLI José Boisjoli	Director (Principal Executive Officer)	September 3, 2004

/s/ LOUIS MORIN Louis Morin	Statutory Auditor (Principal Financial and Accounting Officer)	September 3, 2004

* Michel Hade	Director	September 3, 2004

* Kiyoshi Nobuhara	Director	September 3, 2004

*/s/ LOUIS MORIN Louis Morin Attorney-in-Fact		September 3, 2004

BRP US Inc.

By:	/s/ LOUIS MORIN Louis Morin Chief Financial Officer	Authorized Representative in the United States	September 3, 2004